As filed with the Securities and Exchange Commission on May 18, 2017

Registration No. 333-205893

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3
TO
FORM S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

MVP REIT II, INC.
(Exact Name of Registrant as Specified in its Governing Instruments)

8880 West Sunset Road, Suite 240
Las Vegas, Nevada 89148
702-534-5577
(Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

Michael V. Shustek
MVP REIT II, Inc.
8880 West Sunset Road, Suite 240
Las Vegas, Nevada 89148
702-534-5577
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Hillel T. Cohn
David M. Lynn
Ben Chung
Morrison & Foerster LLP
707 Wilshire Boulevard
Los Angeles, California 90017
(213) 892-5500

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer ☐		Accelerated filer ☐

Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☒

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

Explanatory note:

This Post-Effective Amendment No. 3 consists of the following:

1.	The Registrant's prospectus dated May 18, 2017 (the "Prospectus"), which supersedes and replaces the Registrant's previous prospectus dated April 6, 2016 and all supplements to that prospectus;

2.	Supplement No. 1 to the Prospectus dated May 18, 2017, which will be delivered as an unattached document along with the Prospectus;

3.	Part II; and

4.	Signatures, included herewith.

This registration statement on Form S-11 (reg. no. 333-205893) for the issuer's primary offering and dividend reinvestment plan offering was first declared effective by the SEC staff on October 22, 2015. On April 26, 2017, the issuer filed post-effective amendment no. 2 to Form S-11 to de-register the unsold shares in the primary offering. This post-effective amendment no. 3 to Form S-11 amends the issuer's registration statement to make it a dividend reinvestment plan only registration statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 18, 2017
PROSPECTUS
$50,000,000 Maximum Offering
Pursuant to the Dividend Reinvestment Plan

MVP REIT II, Inc. is a Maryland corporation that intends to invest in a portfolio of parking facilities located throughout the United States and Canada. We will focus our investments primarily on parking lots, parking garages and other parking structures. To a lesser extent, we may also invest in properties other than parking facilities. We are externally managed by MVP Realty Advisors, LLC, an affiliate of our sponsor, MVP Capital Partners II, LLC.  We have elected to qualify as a real estate investment trust, or REIT, commencing with the taxable year ending December 31, 2016.  Pursuant to our initial public offering, which closed in March 2017, we issued approximately 2,487,945 shares of common stock for total proceeds of approximately $61.0 million, less offering costs. As of December 31, 2016, we had acquired, along with affiliated entities, 17 properties of which our share of the aggregate purchase price total $51.8 million, plus closing costs.

We continue to offer up to $50 million in shares of common stock for issuance pursuant to a distribution reinvestment plan (the "DRIP") under which common stock holders may elect to have their distributions reinvested in additional shares of common stock at $25.00 per share. This price may change, from time to time, based upon changes in estimated value per share and other factors our board of directors deems relevant.
We are an "emerging growth company" under the federal securities laws and will be subject to reduced public company reporting requirements. Investing in our common stock is speculative and involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. See "Risk Factors" beginning on page 21 to read about the risks you should consider before buying our shares. These risks include the following:

•
Shares of our common stock are illiquid. No public market currently exists for our shares, and our charter does not require us to liquidate our assets or list our shares on an exchange by any specified date, or at all. If you own shares of our common stock, it will be difficult for you to sell your shares, and if you are able to sell your shares, you will likely sell them at a substantial discount.

•	We set the initial offering price of our shares arbitrarily. It is unrelated to the book or net value of our assets or to our expected operating income.

•
We have a limited operating history, and we have not identified all of the investments we will make. Other than the investments described in this prospectus, you will not be able to evaluate our investments before they are acquired.

•
If we are unable to raise substantial funds then we may not be able to accomplish our business objectives and the poor performance of a single investment may materially adversely affect our overall investment performance.

•
Because we intend to invest primarily in parking facilities, a decrease in demand for such properties generally would likely have a greater adverse effect on our revenues than if we owned a more diversified real estate portfolio.

•
We depend upon our advisor and its affiliates and their key personnel to select investments and conduct our operations and this offering. Adverse changes in the financial condition of our advisor or our relationship with our advisor or its key personnel could adversely affect us.

•
There are substantial conflicts of interest regarding compensation, investment opportunities and management resources among our advisor, our sponsor, our affiliated selling agent and us. Our agreements with our affiliates were not determined on an arm's-length basis and may require us to pay more than we would if we exclusively dealt with third parties.

•
Our charter permits us to pay distributions from any source, including from offering proceeds, borrowings, sales of assets or waivers and deferrals of fees otherwise owed to our advisor. As a result, the amount of distributions paid at any time may not reflect the performance of our properties or our cash flow from operations. Any distributions paid from sources other than cash flow from operations may reduce the amount of capital we can invest in our targeted assets and, accordingly, may negatively impact your investment.

•	We may incur substantial debt, which will increase our risk and may reduce our distributions.

•	Failure to qualify for and maintain our status as a REIT would adversely affect our ability to make distributions to our stockholders.

•	We intend to utilize the extended transition period available to emerging growth companies which may delay the adoption of new or revised accounting pronouncements.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense. This prospectus is not an offer to sell our common stock and we are not soliciting an offer to buy our common stock in any state where the offer or sale is not permitted. The use of forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in this program is not permitted.

	Price to Public	Selling Commissions Paid By Us(1)	Selling Commissions Paid by Sponsor(1)	Net Proceeds (Before Expenses)(1)
Distribution Reinvestment Plan Per Share	$25.00	—	—	$25.00
Total Maximum for Distribution Reinvestment Plan	$50,000,000	—	—	$50,000,000

(1)
Proceeds are calculated before deducting issuer costs other than selling commissions. These issuer costs consist of, among others, expenses of our organization, due diligence expenses, legal, accounting, printing, filing fees, escrow fees, and other offering-related expenses.

The date of this prospectus is May 18, 2017

SUITABILITY STANDARDS
The shares we are offering through this prospectus are suitable only as a long-term investment for persons of adequate financial means and who have no need for liquidity in this investment. Because there is no public market for our shares, it may be difficult for you to sell your shares. On a limited basis, you may be able to have your shares repurchased through our share repurchase program, and in the future we may also consider various forms of additional liquidity. You should not buy our shares if you need to sell them immediately or if you will need to sell them quickly in the future.
In consideration of these factors, we have established suitability standards for initial stockholders and subsequent purchasers of our shares. These suitability standards require that a purchaser of our shares have either:

•	a net worth (excluding the value of an investor's home, furnishings and automobiles) of at least $250,000; or

•	a gross annual income of at least $70,000 and a net worth (excluding the value of an investor's home, furnishings and automobiles) of at least $70,000.
In addition to the general suitability requirements described above that apply to all investors, the states below have established additional suitability standards. Shares will only be sold to investors in these states who also meet their state's specific suitability standards.

•	Alabama: Investors must have a liquid net worth of at least 10 times their investment in this program and its affiliates.

•
Idaho: Investors must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Idaho investor's total investment in us shall not exceed 10% of his or her liquid net worth. Liquid net worth is defined as that portion of net worth consisting of cash, cash equivalents and readily marketable securities.

•
Iowa: Investors must have either (a) a minimum net worth of $300,000 (exclusive of home, auto and furnishings) or (b) a minimum annual income of $ 70,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition the total investment shall not exceed 10% of the Iowa investor's liquid net worth. "Liquid net worth" for purposes of this investment shall consist of cash, cash equivalents and readily marketable securities.

•
Kansas: Investors may not invest more than ten percent (10%) of his or her liquid net worth in shares of us, our affiliates, and in other non-traded real estate investment trusts. Liquid net worth is defined as that portion of the purchaser's total net worth that is comprised of cash, cash equivalents and readily marketable securities as determined in conformity with Generally Accepted Accounting Principles.

•
Kentucky: Investors must have either (a) a minimum annual gross income of $70,000 and a minimum net worth of at least $70,000 or (b) a minimum net worth of at least $250,000. In addition, no Kentucky investor shall invest, in aggregate, more than 10% of his or her liquid net worth in us or our affiliates' non-publicly traded real estate investment trusts. "Liquid net worth" shall be defined as that portion of a person's net worth (total assets, exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

•
Maine: The Maine Office of Securities recommends that an investor's aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

•
Massachusetts: Investors must have either (a) a liquid net worth of $250,000 and annual gross income of $70,000 or (b) a minimum liquid net worth of $500,000. In addition, a Massachusetts investor's total investment in this offering and in other illiquid direct participation programs shall not exceed 10% of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

•	Missouri: Investors must not invest more than ten percent (10%) of their liquid net worth in our securities.

•
Nebraska: Investors who are not "accredited investors" within the meaning of the Federal securities laws must limit their aggregate investment in our shares and the securities of other non-publicly traded REITs to 10% of such investor's net worth (exclusive of home, home furnishings, and automobiles).

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•
New Jersey: Investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor's investment in us, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.

•
New Mexico: Investors may not invest, and we may not accept from an investor more than ten percent (10%) of that investor's liquid net worth in shares of us, our affiliates, and in other non-traded real estate investment trusts. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents, and readily marketable securities.

•	North Dakota: Investors must have a net worth of at least ten times their investment in our securities.

•
Ohio. Investors shall not invest more than 10% of their liquid net worth in the issuer, affiliates of the issuer and in any other non-traded real estate investment programs. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

•
Oregon: An Oregon investor's maximum investment in us and our affiliates may not exceed 10% of the investor's liquid net worth. "Liquid net worth" is defined as that portion of an investor's net worth consisting of cash, cash equivalents and readily marketable securities.

•
Pennsylvania: Investors must not invest more than ten percent (10%) of their net worth in our securities. Because the minimum closing amount is less than $50,000,000, Pennsylvania investors are cautioned to carefully evaluate the program's ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of program subscriptions. Notwithstanding our $2 million minimum offering amount for other jurisdictions, we will not sell any shares to Pennsylvania investors unless we raise a minimum of $25 million in gross offering proceeds (including sales made to residents of other jurisdictions). See "Plan of Distribution – Special Notice to Pennsylvania Investors."

•
Tennessee: Investors may not invest more than ten percent (10%) of their liquid net worth (exclusive of home, home furnishings, and automobiles) in this offering. In addition, it is recommended that a Tennessee investor's aggregate investment in this offering and in similar direct participation program investments not exceed 10% of their liquid net worth (exclusive of home, home furnishings, and automobiles).

•
Vermont: Accredited investors in Vermont, as defined in 17 C.F.R. § 230.501, may invest freely in this offering. In addition to the suitability standards described above, non-accredited Vermont investors may not purchase an amount in this offering that exceeds 10% of the investor's liquid net worth. For these purposes, "liquid net worth" is defined as an investor's total assets (not including home, home furnishings, or automobiles) minus total liabilities.

In the case of sales to fiduciary accounts (such as an individual retirement account, or IRA, Keogh plan or pension or profit sharing plan), these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares of our common stock or by the beneficiary of the account.
These suitability standards are intended to help ensure that, given the long-term nature of an investment in our shares, our investment objectives and the relative illiquidity of our shares, our shares are an appropriate investment for persons who become stockholders. Notwithstanding these investor suitability standards, potential investors should note that investing in our shares involves a high degree of risk and should consider all the information contained in this prospectus, including the "Risk Factors" section contained herein, in determining whether an investment in our shares is appropriate.
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Our sponsor, those selling shares on our behalf, including our affiliated selling agent and other non-affiliated selling agents, and registered investment advisors recommending the purchase of shares must make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each stockholder based on information provided by the stockholder regarding the stockholder's financial situation and investment objectives and based on information indirectly obtained by a prospective stockholder through such stockholder's investment adviser, financial adviser or bank acting as a fiduciary. Relevant information for this purpose includes age, investment objectives, investment experience, income, net worth, financial situation, and other investments of prospective stockholders, as well as any other pertinent factors. Each person selling shares on our behalf shall maintain records of the information used to determine that an investment in shares of our common stock is suitable and appropriate for a stockholder for at least six years.
IMPORTANT INFORMATION ABOUT THIS PROSPECTUS
Please carefully read the information in this prospectus and any accompanying prospectus supplements, which we refer to collectively as the prospectus. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described herein under "Additional Information."
The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website, www.sec.gov, or at the SEC public reference room mentioned under the heading "Additional Information."

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QUESTIONS AND ANSWERS ABOUT THIS OFFERING
The following questions and answers about this offering highlight material information regarding us and this offering that is not otherwise addressed in the "Prospectus Summary" section of this prospectus. You should read this entire prospectus, including the section entitled "Risk Factors," before deciding to purchase our shares. The use of the terms "MVP REIT II, Inc.," the "company," "we," "us" or "our" in this prospectus refer to MVP REIT II, Inc. and our subsidiaries, including our operating partnership, unless the context indicates otherwise.

Q:	What is MVP REIT II, Inc.?

A:
MVP REIT II, Inc. is a Maryland corporation incorporated on May 4, 2015. Our investment strategy is to focus primarily on investments in parking facilities, including parking lots, parking garages and other parking structures throughout the United States and Canada. To a lesser extent, we may also invest in properties other than parking facilities. We are externally managed by our advisor, MVP Realty Advisors, LLC, an affiliate of our sponsor, MVP Capital Partners II, LLC. We have elected qualify as a real estate investment trust, or REIT, commencing with the taxable year ended December 31, 2016.

Our mailing address is 8880 West Sunset Road, Suite 240, Las Vegas, Nevada 89148. Our telephone number is (702) 534-5577, our fax number is (858) 369-7958 and our email address is sales@mvpreits.com. We also maintain a website at www.mvpreitii.com at which there is additional information about us and our affiliates, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

Q:	What is a real estate investment trust, or REIT?

A:	In general, a REIT is an entity that:

•	combines the capital of many investors to acquire or provide financing for a portfolio of real estate investments under professional management;

•
is able to qualify as a "real estate investment trust" for U.S. federal income tax purposes and, therefore, generally is not subject to federal corporate income taxes on its net income or gains distributed to stockholders, substantially eliminating the "double taxation" (i.e., taxation at both the corporate and stockholder levels) that generally results from investments in a corporation; and

•	distributes at least 90% of its annual REIT taxable income (determined without regard to the dividends-paid deduction and excluding net capital gain) as dividends to its stockholders.
In this prospectus, we refer to an entity that qualifies to be taxed as a real estate investment trust for U.S. federal income tax purposes as a REIT. We have elected to qualify as a REIT commencing with the taxable year ended December 31, 2016.

Q:	What is the status of your initial public offering?

Type	Number of Shares - Common	Value
Issuance of common stock	2,254,253	56,356,000
DRIP shares	18,311	--
Dividend shares	29,264	--
Distributions	--	(274,000)
Deferred offering costs	--	(1,086,000)
Contribution from Advisor		1,147,000

Total	2,301,828	$56,143,000
A:
Our Registration Statement on Form S-11 (reg. no. 333-205893) for our primary offering and dividend reinvestment plan offering was first declared effective by the SEC staff on October 22, 2015.  We offered up to $500,000,000 in shares of our common stock to the public in the primary offering at $25.00 per share and up to $50,000,000 in shares of our common stock pursuant to the distribution reinvestment plan at $25.00 per share.   The initial public offering, with respect to the primary offering, terminated in March 2017.  We issued approximately 2,487,945 shares of common stock for a total of approximately $61.0 million, less offering costs. We continue to offer up to $50 million in shares of common stock for issuance pursuant to the DRIP under which common stock holders may elect to have their distributions reinvested in additional shares of common stock at a current price of $25.00 per share.

As of December 31, 2016, we had 2,301,828 shares of common stock issued and outstanding for a total of approximately $56.1 million, less offering costs.

The following is a table of summary of offering proceeds from inception through December 31, 2016:

From October 22, 2015 through December 31, 2016, we incurred organization and offering costs in connection with the issuance and distribution of the registered securities of approximately $1.1 million, which were paid to unrelated parties by the sponsor.  From October 22, 2015 through December 31, 2016, the net proceeds to us from our offering, after deducting the total expenses and deferred offering costs incurred and paid by us as described above, were $56.1 million.  A majority of these proceeds were used to make investments in parking facilities, and our portion of the purchase price for these parking facilities was approximately $51.8 million. In addition, a portion of these proceeds were used to make cash distributions of approximately $274,000 to our stockholders.  The ratio of the costs of raising capital to the capital raised is approximately 2.0%.

Q:	Do you currently own any assets?

A:
As of December 31, 2016, we held, along with affiliated entities, 17 properties of which the Company's share of the aggregate purchase price total $51.8 million, plus closing costs.  These acquisitions were funded by our initial public offering, through the issuance of our capital stock and financing. For more information regarding our investments, please see "Investment Strategy."

Q:	What is the purpose of the offering of shares pursuant to our distribution reinvestment plan?

A:
Our distribution reinvestment plan is designed to offer our existing stockholders a simple and convenient way to invest their cash distributions in additional shares of our common stock without paying any selling commissions, fees or service charges. We expect to use substantially all of the net proceeds from the sale of shares under our distribution reinvestment plan for general corporate purposes, including, but not limited to, investment in real estate and real estate related assets, payment of fees and other costs, repayment of debt, and funding for our share repurchase program.

Q:	How are my distributions reinvested?

A:
If you choose to participate in our distribution reinvestment plan, we will apply distributions on the shares of stock registered in your name to purchase additional shares for you directly from us. The allocation of shares of our common stock among participants may result in the ownership of fractional shares. The distributions paid on shares acquired through our distribution reinvestment plan will continue to be reinvested unless you elect to have them paid in cash by changing your investment option.

Q:	What is the purchase price of shares in the distribution reinvestment plan?

A:
Shares of our common stock issued pursuant to our distribution reinvestment plan are being offered at a current price of $25.00 per share; provided, however, our board of directors may, in its sole discretion, from time to time, change this price based upon changes in our estimated value per share and other factors our board of directors deems relevant.

Q:	Who is eligible to participate in the distribution reinvestment plan?

A:
You are eligible to participate in our distribution reinvestment plan if you are a holder of record of shares of our common stock. In addition, we have established suitability standards for all stockholders, including subsequent transferees, which you must satisfy in order to participate in our distribution reinvestment plan. See "Suitability Standards." If your shares are held of record by a broker or nominee, to enroll in our distribution reinvestment plan, you will need to arrange for that entity to transfer ownership of the shares to you. We may refuse participation in our distribution reinvestment plan to stockholders residing in states where shares offered pursuant to our distribution reinvestment plan are neither registered under applicable securities laws nor exempt from registration.

Q:	How do I enroll in the distribution reinvestment plan?

A:
Eligible persons may become a participant in our distribution reinvestment plan at any time by checking the appropriate box on the distribution form attached as Appendix C to this prospectus. Additional enrollment forms may be obtained at any time by calling MVP REIT II, Inc. at (702) 534-5577 or writing MVP Realty Advisors, LLC, 8880 West Sunset Road, Suite 240, Las Vegas, Nevada 89148, attention: Investor Relations.

Your participation in our distribution reinvestment plan will begin with the first distribution payment after your signed distribution change form is received, provided such form is received on or before 10 days prior to the record date established for that distribution. If your distribution change form is received after the record date for any distribution and before payment of that distribution, the distribution will be paid to you in cash and reinvestment of your distributions will not begin until the next distribution payment date.

You will remain a participant of our distribution reinvestment plan until you deliver to us written notice of your desire to terminate your participation (described more fully below under "How do I terminate participation in the distribution reinvestment plan?").

Q:	Who administers the distribution reinvestment plan for participants?

A:
Our distribution reinvestment plan will be administered directly by us or one of our affiliates, but a different entity may act as distribution reinvestment plan administrator in the future. Our distribution reinvestment plan administrator will keep all records of your distribution reinvestment plan accounts and send statements of your account to you.

Q:	When will shares be purchased under the distribution reinvestment plan?

A:
Shares will be purchased for you under our distribution reinvestment plan on the date on which common stock distributions are paid. We intend to pay distributions monthly and will ordinarily be on or about the 10h day of each month, but may be changed to quarterly in our sole discretion. If the aggregate amount of distributions to participants exceeds the amount required to purchase all shares of our common stock then available for purchase, we will purchase all available shares of our common stock and will return all remaining distributions to the participants. We will allocate the purchased shares of our common stock among the participants based on the portion of the aggregate distributions received on behalf of each participant, as reflected in our records.

Q:	Who will assume the costs of administering the distribution reinvestment plan?

A:
Purchases under our distribution reinvestment plan will not be subject to selling commissions, dealer manager fees or due diligence reimbursements. All costs of administration of our distribution reinvestment plan will be borne by us.

Q:	When will I receive reports about my investments under the distribution reinvestment plan?

A:
You will receive a statement of your account within 90 days after the end of the fiscal year. The statements will contain a report of all transactions with respect to your account since the last statement, including information with respect to the distributions reinvested during the year, the number of shares purchased during the year, the per share purchase price for such shares and the total number of shares purchased on your behalf pursuant to our distribution reinvestment plan. In addition, tax information with respect to income earned on shares issued pursuant to our distribution reinvestment plan for the year will be included in the account statements. In addition, we will provide to each participant an individualized report at the time of each distribution payment showing the number of shares owned prior to the current distribution, the amount of the current distribution and the number of shares owned after the current distribution.

Q:	How do I terminate participation in the distribution reinvestment plan?

A:
You may terminate participation in our distribution reinvestment plan at any time, upon 10 days' written notice, without penalty by delivering to us a written notice of such termination. Any such withdrawal will be effective only with respect to distributions paid more than 30 days after receipt of such written notice. Participants who terminate their participation in our distribution reinvestment plan may thereafter rejoin our distribution reinvestment plan by notifying us and completing all necessary forms and otherwise as required by the Company.

Upon a stockholder's termination of participation in our distribution reinvestment plan for any reason, distributions will be distributed to the stockholder in cash.

Q:	Can the company terminate my participation in the distribution reinvestment plan?

A:
Our board of directors may terminate your individual participation in our distribution reinvestment plan at any time by notice to you if continued participation will, in the opinion of the board of directors, jeopardize our status as a REIT under the Internal Revenue Code.

If we terminate your participation in our distribution reinvestment plan or you terminate your participation in our distribution reinvestment plan, we will update our stock records to include the number of whole shares in your distribution reinvestment plan account. For any fractional shares of stock in your distribution reinvestment plan account, our distribution reinvestment plan administrator will send you a check in payment for any fractional shares in your account.

Q:	Can the distribution reinvestment plan be amended, suspended or terminated?

A:
Our board of directors may, in its sole discretion, terminate our distribution reinvestment plan or amend any aspect of our distribution reinvestment plan without the consent of distribution reinvestment plan participants or other stockholders, provided that written notice of any material amendment is sent to distribution reinvestment plan participants at least 10 days prior to the effective date of that amendment and provided that we may not amend our distribution reinvestment plan to terminate a participant's right to withdraw from our distribution reinvestment plan.

If our distribution reinvestment plan is terminated, we will update our stock records to include the number of whole shares in your distribution reinvestment plan account. For any fractional shares of stock in your distribution reinvestment plan account, our distribution reinvestment plan administrator will send you a check in payment for any fractional shares in your account.

Q:	What are the federal income tax consequences of participation in the distribution reinvestment plan?

A:
The following discussion summarizes the principal federal income tax consequences, under current law, of participation in our distribution reinvestment plan. It does not address all potentially relevant federal income tax matters, including consequences peculiar to persons subject to special provisions of federal income tax law (such as tax-exempt organizations, insurance companies, financial institutions, broker dealers and non-U.S. persons). No IRS ruling has been issued or requested regarding our distribution reinvestment plan. The following discussion is for your general information only, and you must consult your own tax advisor to determine the particular tax consequences (including the effects of any changes in law) that may result from your participation in our distribution reinvestment plan and the disposition of any shares purchased pursuant to our distribution reinvestment plan.

Reinvested Distributions. Stockholders subject to federal income taxation who elect to participate in our distribution reinvestment plan will incur a tax liability for distributions allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions reinvested pursuant to our distribution reinvestment plan. Specifically, distribution reinvestment plan participants will be treated as if they received the distribution and then applied such distribution to purchase shares in our distribution reinvestment plan. To the extent that a stockholder purchases shares through our distribution reinvestment plan at a discount to fair market value, the stockholder will be treated for tax purposes as receiving an additional distribution equal to the amount of such discount. A participant will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend or as a "qualified dividend." In such case, such designated portion of the distribution will be taxed as a capital gain. To the extent that we make a distribution in excess of our current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in your common stock, and any distribution in excess of such basis will be taxable as a gain realized from the sale of your common stock. Any income with respect to the distribution reinvestment plan will be included in a participant's net investment income for purposes of the new Medicare tax, discussed under the heading "U.S. Federal Income Tax Considerations."

   Withholding. In the case of participating stockholders whose distributions are subject to withholding of federal income tax, distributions will be reinvested less the amount of tax required to be withheld.

Q:	How will the shares purchased through the distribution reinvestment plan be recorded on the company's books?

A:
All shares of our common stock that you purchase through the reinvestment of distributions are recorded in your name on our books. No stock certificates will be issued because we do not issue stock certificates. The number of shares you hold in our distribution reinvestment plan will be shown on your statement of account.

Q:	How may I sell shares acquired under the distribution reinvestment plan?

A:
There is no public trading market for the common shares and we have no current intention to list the common shares on any national securities exchange in the near future. As a result, if you wish to sell your shares, you may not be able to do so promptly, or at all, or you may only be able to sell them at a substantial discount from the price you paid. In general, although there is no current public market for the common shares, you may sell your shares to any buyer that meets the applicable suitability standards, subject to any restrictions set forth in our charter or that we may impose on the sale of shares to protect our status as a REIT. See "Suitability Standards" and "Description of Capital Stock."  We have adopted a share repurchase program, as discussed under "Description of Capital Stock," which may provide limited liquidity for some of our stockholders.

Your transfer of shares will terminate participation in our distribution reinvestment plan with respect to such transferred shares as of the first day of the month in which such transfer is effective, unless the transferee of such shares in connection with such transfer demonstrates to us that such transferee meets the requirements for participation hereunder, including the suitability standards set forth in this prospectus, and affirmatively elects participation by delivering an executed distribution change form or other instrument required by us.

Q:	What are the voting rights of shares acquired under the distribution reinvestment plan?

A:
Shares in your distribution reinvestment plan account will be voted as you direct. As a stockholder, you will receive a proxy card in connection with any annual or special meeting of stockholders. This proxy will apply to all shares registered in your name, including all shares credited to your distribution reinvestment plan account. You may also vote your shares, including those in your distribution reinvestment plan account, in person at any annual or special meeting of stockholders.

Q:	Are there any special restrictions on the ownership of shares?

A:
Yes. Our charter, subject to certain exceptions, authorizes our board of directors to take such actions as are necessary and desirable to preserve our qualification as a REIT and limits any person to beneficial or constructive ownership of no more than a specified percentage of the number or value, whichever is more restrictive, of the outstanding shares of our stock. Specifically, our charter generally prohibits a person from beneficially or constructively owning more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% in value or number of shares, whichever is more restrictive, of the aggregate of our outstanding shares of common stock, unless waived, prospectively or retroactively, by our board of directors. The ownership limit may have the effect of precluding a change in control of us by a third party, even if such change in control would be in the best interests of our stockholders (and even if such change in control would not reasonably jeopardize our REIT status).

Q:	What are some of the risks involved in investing in this offering?

A:
Investment in our common shares involves a high degree of risk. You should carefully review the "Risk Factors" section of this prospectus, which contains a detailed discussion of the material risks that you should consider before you decide to participate in the distribution reinvestment plan. Some of the more significant risks relating to an investment in our shares include:

•
Shares of our common stock are illiquid. No public market currently exists for our shares, and our charter does not require us to liquidate our assets or list our shares on an exchange by any specified date, or at all. If you own shares of our common stock, it will be difficult for you to sell your shares, and if you are able to sell your shares, you will likely sell them at a substantial discount.

•	We set the initial offering price of our shares arbitrarily. It is unrelated to the book or net value of our assets or to our expected operating income.

•
We have a limited operating history, and we have not identified all of the investments we will make. Other than the investments described in this prospectus, you will not be able to evaluate our investments before they are acquired.

•
If we are unable to raise substantial funds then we may not be able to accomplish our business objectives and the poor performance of a single investment may materially adversely affect our overall investment performance.

•
Because we intend to invest primarily in parking facilities, a decrease in demand for such properties generally would likely have a greater adverse effect on our revenues than if we owned a more diversified real estate portfolio.

•
We depend upon our advisor and its affiliates and their key personnel to select investments and conduct our operations and this offering. Adverse changes in the financial condition of our advisor or our relationship with our advisor or its key personnel could adversely affect us.

•
There are substantial conflicts of interest regarding compensation, investment opportunities and management resources among our advisor, our sponsor, our affiliated selling agent and us. Our agreements with our affiliates were not determined on an arm's-length basis and may require us to pay more than we would if we exclusively dealt with third parties.

•
Our charter permits us to pay distributions from any source, including from offering proceeds, borrowings, sales of assets or waivers and deferrals of fees otherwise owed to our advisor. As a result, the amount of distributions paid at any time may not reflect the performance of our properties or our cash flow from operations. Any distributions paid from sources other than cash flow from operations may reduce the amount of capital we can invest in our targeted assets and, accordingly, may negatively impact your investment.

•	We may incur substantial debt, which will increase our risk and may reduce our distributions.

•	Failure to qualify for and maintain our status as a REIT would adversely affect our ability to make distributions to our stockholders.

•	We intend to utilize the extended transition period available to emerging growth companies which may delay the adoption of new or revised accounting pronouncements.

Q:	Who can help answer my questions about the offering?

A:	If you have more questions about the offering, or if you would like additional copies of this prospectus, you should contact your registered representative, visit www.sec.gov, or contact:

MVP Realty Advisors, LLC
8880 West Sunset Road, Suite 240
Las Vegas, Nevada 89148
Attn: Investor Relations
(702) 534-5577

PROSPECTUS SUMMARY
This prospectus summary highlights material information regarding our business and this offering that is not otherwise addressed in the "Questions and Answers About this Offering" section of this prospectus and is contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the "Risk Factors" section before making a decision to invest in our common stock. The use of the words "we," "us" or "our" refers to MVP REIT II, Inc. and our subsidiaries, including our operating partnership, except where the context otherwise requires. References to "shares" and "our common stock" refer to the shares of common stock offered in this offering. MVP REIT II, Inc.
MVP REIT II, Inc. is a Maryland corporation that intends to invest in a portfolio of parking facilities located throughout the United States and Canada. We will focus our investments primarily on parking lots, parking garages and other parking structures. To a lesser extent, we may also invest in properties other than parking facilities. We are externally managed by MVP Realty Advisors, LLC, an affiliate of our sponsor, MVP Capital Partners II, LLC. We have elected to qualify as a real estate investment trust, or REIT, commencing with the taxable year ended December 31, 2016.  As of December 31, 2016, we had acquired, along with affiliated entities, 17 properties of which our share of the aggregate purchase price total $51.8 million, plus closing costs.

Investment Objectives
Our primary investment objectives are to:

•	preserve, protect and return your capital contribution;

•	provide periodic distributions once we have acquired a substantial portfolio of investments; and

•	realize growth in the value of our investments.
We cannot assure you that we will attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, our advisor has substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets. Our board of directors will review our investment policies at least annually to determine whether our investment policies continue to be in the best interests of our stockholders.
Our charter does not require that we consummate a transaction to provide liquidity to stockholders on any certain date or at all; therefore, we may continue indefinitely. As a result you should purchase shares of our common stock only as a long-term investment, and you must be prepared to hold your shares for an indefinite length of time. See the "Investment Objectives, Strategy and Policies" section of this prospectus for a more complete description of our investment policies and charter-imposed investment restrictions.
Investment Strategy
Our investment strategy will focus primarily on parking lots, parking garages and other parking structures throughout the United States and Canada. To a lesser extent, we may also invest in properties other than parking facilities. No more than 10% of the proceeds of our initial public offering will be used for investment in Canadian properties.
Parking Facilities
The primary focus of our investment strategy will be on parking facilities, including parking lots, parking garages and other parking structures throughout the United States and Canada.

We believe parking facilities possess attractive characteristics not found in other commercial real estate investments, such as:

•	generally can be leased to any number of parking operators, which gives the property owner flexibility and pricing power;

•	if a tenant that operates a facility terminates a lease, replacement operators can generally be found quickly, minimizing any dark period;

•	generally, no leasing commissions;

•	generally, no tenant improvement requirements;

•	during the recent recession, parking revenues remained resilient;

•	relatively low capital expenditures; and

•	opportunity for geographic diversification.

Moreover, we believe the REIT industry is evolving, with more REITs moving towards specializing in particular types of properties or property location rather than building a diversified portfolio of a variety of property types and locations. As a result, we believe that focusing our portfolio on parking facilities would enhance stockholder value through specialization that could distinguish us from other REITs in the marketplace. We also believe that our parking-focused investment strategy will enhance the value of our portfolio upon a sale, merger or listing of our shares on a national securities exchange at the time that our board of directors determines to pursue a transaction that would provide liquidity to our stockholders, or a liquidity event.
Other Real Property Investments
We may also seek to invest in properties other than parking facilities. We may also enter into various leases for these properties. The terms and conditions of any lease we enter into with our tenants may vary substantially. However, we expect that our leases will be the type customarily used between landlords and tenants in the geographic area where the property is located.
Investment Criteria
We will focus on acquiring properties that meet the following criteria:

•	properties that generate current cash flow;

•	properties that are located in populated metropolitan areas; and

•	while we may acquire properties that require renovation, we will only do so if we anticipate the properties will produce income within 12 months of our acquisition.
The foregoing criteria are guidelines and our advisor and board of directors may vary from these guidelines to acquire properties which they believe represent value opportunities.
Our advisor has substantial discretion with respect to the selection of specific properties. Our board of directors has delegated to our advisor the authority to make certain decisions regarding our investments consistent with the investment guidelines and borrowing policies approved by our board of directors and subject to the limitations in our charter, advisory agreement, and the direction and oversight of our board of directors. There is no limitation on the number, size or type of properties that we may acquire or on the percentage of net offering proceeds that may be invested in any particular property type or single property. The number and mix of properties will depend upon real estate market conditions and other circumstances existing at the time of  acquisition and the amount of proceeds raised in our initial public offering. Moreover, depending upon real estate market conditions, economic changes and other developments, our board of directors may change our targeted investment focus or supplement that focus to include other targeted investments from time to time without stockholder consent. See "Risk Factors—Risks Related to an Investment in Us—We may change our targeted investments and investment guidelines without stockholder consent."
Borrowing Policy
We intend to employ borrowings in order to provide more funds available for investment. Our intended targeted debt level following the investment of the proceeds of our initial public offering is no more than 50% of the loan to value of our portfolio of assets. Our charter precludes us from borrowing more than the limit set forth in the North American Securities Administrators Association's Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted on May 7, 2007, which we refer to as the NASAA REIT Guidelines, of 300% of our net assets, unless a majority of our independent directors approve any borrowing in excess of 300% of our net assets and the justification for such excess borrowing is disclosed to our stockholders in our next quarterly report. Net assets for purposes of this calculation are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities. The preceding calculation is generally expected to approximate 75% of the aggregate cost of our assets before non-cash reserves and depreciation. We may borrow in excess of these amounts if such excess is approved by a majority of the independent directors and disclosed to stockholders in our next quarterly report, along with an explanation for such excess. In such event, we will review our debt levels at that time and take action to reduce any such excess as soon as practicable. We do not intend to exceed our charter's leverage limit except in the early stages of our operations when the costs of our investments are most likely to exceed our net offering proceeds. Our aggregate borrowings, secured and unsecured, will be reviewed by the board of directors at least quarterly.

Summary of Risk Factors
Investing in our common stock involves a high degree of risk. You should carefully review the "Risk Factors" section of this prospectus, which contains a detailed discussion of the material risks that you should consider before you invest in our shares. Some of the more significant risks relating to an investment in our shares include:

•
Shares of our common stock are illiquid. No public market currently exists for our shares, and our charter does not require us to liquidate our assets or list our shares on an exchange by any specified date, or at all. It will be difficult for you to sell your shares, and if you are able to sell your shares, you will likely sell them at a substantial discount.

•	We set the initial offering price of our shares arbitrarily. It is unrelated to the book or net value of our assets or to our expected operating income.

•
We have a limited operating history, and we have not identified all of the investments we will make.  Other than the investments identified in this prospectus, you will not be able to evaluate our investments before they are acquired.

•
If we are unable to raise substantial funds then we may not be able to accomplish our business objectives and the poor performance of a single investment may materially adversely affect our overall investment performance.

•
Because we intend to invest primarily in parking facilities, a decrease in demand for such properties generally would likely have a greater adverse effect on our revenues than if we owned a more diversified real estate portfolio.

•
We depend upon our advisor and its affiliates and their key personnel to select investments and conduct our operations and this offering. Adverse changes in the financial condition of our advisor or our relationship with our advisor or its key personnel could adversely affect us.

•
There are substantial conflicts of interest regarding compensation, investment opportunities and management resources among our advisor, our sponsor, our affiliated selling agent and us. Our agreements with our affiliates were not determined on an arm's-length basis and may require us to pay more than we would if we exclusively dealt with third parties.

•
Our charter permits us to pay distributions from any source, including from offering proceeds, borrowings, sales of assets or waivers and deferrals of fees otherwise owed to our advisor. As a result, the amount of distributions paid at any time may not reflect the performance of our properties or our cash flow from operations. Any distributions paid from sources other than cash flow from operations may reduce the amount of capital we can invest in our targeted assets and, accordingly, may negatively impact your investment.

•
Investments in properties or other real estate investments outside the United States subject us to additional risks, including foreign currency risks and risks related to compliance with foreign laws, which may adversely affect revenues, distributions and our REIT status.

•	We may incur substantial debt, which will increase our risk and may reduce our distributions.

•	Failure to qualify for and maintain our status as a REIT would adversely affect our ability to make distributions to our stockholders.
Our Board of Directors
We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors has ultimate responsibility for our operations, corporate governance, compliance and disclosure. We have five members on our board of directors, a majority of which are independent of us, our advisor and our affiliates. Our charter requires that a majority of our directors be independent. A majority of our independent directors are required to review and approve all matters the board believes may involve a conflict of interest between us and our sponsor or affiliates. Our directors are elected annually by our stockholders.

Our Advisor
We are managed by MVP Realty Advisors, LLC, which we refer to as our advisor. MVP Realty Advisors, LLC was formed as a Nevada limited liability company on February 23, 2012. Our advisor's principal is Michael V. Shustek, our Chairman and Chief Executive Officer. For additional information about Mr. Shustek, see "Management." Most of the employees of our advisor are associated with Vestin Mortgage, LLC, which manages Vestin Realty Mortgage I, Inc., or VRM I, and Vestin Realty Mortgage II, Inc., or VRM II, two Nasdaq-listed companies engaged primarily in the business of investing in (1) loans secured by commercial real estate and (2) real estate management companies. VRM I and VRM II own 40% and 60% of the outstanding membership interests in our advisor and sponsor, respectively. We contract with our advisor to manage our day-to-day operations. Our advisor has substantial discretion with respect to decisions regarding the selection, negotiation, financing and disposition of our investments, subject to the limitations in our charter and the direction and oversight of our board of directors. Our advisor also provides asset management, marketing, investor relations and other administrative services on our behalf. Our advisor also provides these services to, and serves as advisor for, MVP REIT, Inc., or MVP REIT, which has an investment strategy substantially similar to ours.  Pursuant to its initial public offering, which closed in September 2015, MVP REIT issued 10,856,323 shares of its common stock for which it received net proceeds of approximately $97.3 million. As of December 31, 2016, MVP REIT held, along with affiliated entities, 30 properties with an aggregate purchase price totaling $142.4 million, of which MVP REIT's portion was $122.4 million, plus closing costs.
Our advisor performs its duties and responsibilities as our fiduciary under an advisory agreement. The advisory agreement has a one-year term but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of our advisor and our board of directors.
Our Sponsor
Our sponsor, MVP Capital Partners II, LLC, or MVPCP II, is a Nevada limited liability company. We refer to MVPCP II as our sponsor. MVPCP II is managed by Vestin Mortgage, LLC. VRM I and VRM II own 40% and 60% of the outstanding membership interests in MVPCP II, respectively.
Our Operating Partnership
We intend to own all of our investments through MVP REIT II Operating Partnership, L.P., which we refer to as our operating partnership, or its subsidiaries. We are the sole general partner of our operating partnership, and MVP REIT II Holdings, LLC, our wholly owned subsidiary, is the sole limited partner of our operating partnership.
Our Affiliates
Various affiliates of ours are involved in our operations. MVP American Securities, LLC, or MVP American Securities, which is a broker-dealer and member of the Financial Industry Regulatory Authority, Inc., or FINRA, was our affiliated selling agent for our initial public offering. MVP American Securities is owned and managed by MS MVP Holdings, LLC, which is owned and managed by Mr. Shustek. Additionally, while we do not intend to engage our advisor or its affiliates to provide property management services for our real properties, our board of directors, including a majority of our independent directors, may do so in the future. We refer to our advisor and affiliates of our advisor each as an "MVP affiliate" and collectively as "MVP affiliates."
Employees
We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us. We rely on employees of our advisor and its affiliates, subject to the supervision of our board of directors, to manage our day-to-day activities, implement our investment strategy and provide management, acquisition, advisory and administrative services.

Our Structure
The following chart shows the relationship among MVP affiliates, Mr. Shustek and our company as of the date of this prospectus.

Michael V. Shustek
97%
Vestin Mortgage, LLC
Manager
100%
10.8%
Manager
Manager
MS MVP Holdings, LLC
Vestin Realty Mortgage I, Inc.
40%
MVP Capital Partners II, LLC
Sponsor
Vestin Realty Mortgage II, Inc.(3)
18.3%
100%
60%
40%
60%
MVP American Securities, LLC
Affiliated Selling Agent
MVP Realty Advisors, LLC
Advisor
Common Stock(1)
Selling Agreement
Advisory Agreement
Public Stockholders
Common Stock
MVP REIT II, Inc.
REIT
General Partner
100%
MVP REIT II Holdings, LLC
MVP REIT II Operating Partnership, LP(2)
Operating Partnership
Limited Partnership Interest

(1)	Our sponsor has invested $200,000 in us through the purchase of 8,000 shares of our common stock at $25.00 per share. Our sponsor must maintain this investment for as long as MVPCP II is our sponsor.
(2)
We are the sole general partner of our operating partnership. As we accept subscriptions for our shares, we will transfer substantially all of the net offering proceeds to our operating partnership in exchange for partnership interests.

(3)	VRM II purchased 5,000 shares in our initial public offering.

Conflicts of Interest
Our advisor and its affiliates will experience conflicts of interest in connection with the management of our business. Some of the material conflicts that our advisor and its affiliates will face include the following:

•
Our sponsor's real estate professionals acting on behalf of our advisor must determine which investment opportunities to recommend to us and other affiliates which have investment objectives similar to our initial public offering and are also seeking investment opportunities.

•	Our sponsor's real estate professionals acting on behalf of our advisor must allocate their time among us, our sponsor's business and other programs and activities in which they are involved.

•
Our advisor and its affiliates will receive fees in connection with transactions involving the purchase, management and sale of our assets regardless of the quality or performance of the asset acquired or the services provided. This fee structure may cause our advisor to recommend borrowing funds in order to acquire assets or to fail to negotiate the best price for the assets we acquire.

•	The terms of the advisory agreement (including the substantial fees our advisor and its affiliates will receive thereunder) were not negotiated at arm's length.

•
While we do not intend to engage our advisor or its affiliates to provide property management services for our real properties, our board of directors may do so in the future. Such property manager may be an affiliate of our advisor and, as a result, may benefit from a determination by our advisor to retain our assets while our stockholders may be better served by the sale or disposition of our assets.

•
Our affiliated selling agent, MVP American Securities, may receive substantial fees for acting as our affiliated selling agent. Because MVP American Securities is an affiliate, its due diligence review and investigation of us and the prospectus cannot be considered an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer.

Economic Dependency
Under various agreements, we have engaged or will engage our advisor and its affiliates to provide certain services that are essential to our operations, including asset management services, supervision of the management and leasing of properties, asset acquisition and disposition decisions, the sale of our shares available for issue, as well as other administrative responsibilities including accounting services and investor relations. As a result of these relationships, we are dependent upon our advisor and its affiliates. In the event that these companies are unable to provide us with their respective services, we will be required to find alternative providers of these services.

Concentration

We had six parking tenants as of December 31, 2016.  One tenant, Standard Parking + ("SP+"), represented a concentration for the year ended December 31, 2016, in regards to parking base rental revenue.  During the year ended December 31, 2016, SP+ accounted for 42%, of the parking base rental revenue.  Below is a table that summarizes base parking rent by tenant:

Parking Tenant	% of Total
SP +	42.44%
ABM	27.96%
Interstate Parking	12.82%
Premier Parking	10.92%
Riverside Parking	4.49%
iPark Services	1.37%
Grand Total	100.00%
Competition
Outside of affiliates, we are unaware of any REITs in the United States or Canada that invest predominantly in parking facilities; we nevertheless have significant competition with respect to our acquisition of real property. Our competitors include other REITs, owners and managers of parking facilities, private investment funds, hedge funds, and other investors, many of which have significantly greater resources than us. We may not be able to compete successfully for investments. In addition, the number of entities and the amount of funds competing for suitable investments may increase. If we pay higher prices for investments our returns will be lower and the value of our assets may not increase or may decrease significantly below the amount we paid for such assets.
Any parking facilities we acquire or invest in will face intense competition, which may adversely affect rental and fee income. We believe that competition in parking facility operations is intense. The relatively low cost of entry has led to a strongly competitive, fragmented market consisting of competitors ranging from single facility operators to large regional and national multi-facility operators, including several public companies. In addition, any parking facilities we acquire may compete with building owners that provide on-site paid parking. Many of the competitors have more experience than we do in owning and operating parking facilities. Moreover, some of our competitors will have greater capital resources, greater cash reserves, less demanding rules governing distributions to stockholders and a greater ability to borrow funds. Competition for investments may reduce the number of suitable investment opportunities available to us, may increase acquisition costs and may reduce demand for parking facilities, all of which may adversely affect our operating results.

Compensation to Our Advisor and Affiliates
Our advisor and its affiliates received compensation, fees and expense reimbursement in connection with our initial public offering (which ended in March 2017), and will continue to receive compensation, fees and expense reimbursements for services related to the investment and management of our assets, subject to the review and approval of our independent directors. Certain fees and expense reimbursements for services will be paid by us while other fees and expense reimbursements for services will be paid by third parties. The most significant items of compensation are included in the following tables. This table assumes no discounts, waived fees or commissions. See "Management Compensation" for a more detailed explanation of the fees and expenses payable to our affiliates.

Type of Fee and Recipient	Description of Amount
Organizational and Offering Stage

Selling Commissions—Selling Agents
Our sponsor or its affiliates (other than MVP REIT II, Inc.) will pay selling commissions of up to 6.5% of gross offering proceeds from the sale of shares in our initial public offering   (which ended in March 2017) without any right to seek reimbursement from our company.

Selling commissions will not be paid in connection with shares sold pursuant to our DRIP.

Due Diligence Fee—Selling Agents	Our sponsor may pay non-affiliated selling agents a one-time fee separately negotiated with each selling agent for due diligence expenses without any right to seek reimbursement from our company.

Selling Agent Expenses
Our sponsor and its affiliates may make additional payments or reimbursements to or on behalf of registered representatives or wholesalers for training and education meeting attendance, sponsorship fees for seminars and similar costs, and other payments in an amount up to 2.5% of gross offering proceeds without any right to seek reimbursement from our company.

Other Organization and Offering Expenses	We will not reimburse our advisor and its affiliates for organization and offering expenses they incur on our behalf in connection with our initial public offering.

Type of Fee and Recipient	Description of Amount
Acquisition and Development Stage

Acquisition Fee—Advisor	2.25% of the purchase price of any real estate investment that is not acquired from an affiliate.

Acquisition Expenses—Advisor	We will reimburse our advisor for actual expenses paid or incurred in connection with the selection or acquisition of an investment, whether or not we ultimately acquire the investment.

Operational Stage

Asset Management Fee—Advisor or its affiliates
A monthly asset management fee equal to one-twelfth of 1.0% of the cost of our assets at the end of each month, without deduction for depreciation, bad debts or other non-cash reserves. Following the Valuation Date, the asset management fee will be based on the lower of (i) the aggregate of the value of our assets and (ii) their historical cost, both without deduction for depreciation, bad debts or other non-cash reserves.

Operating Expenses—Advisor or its affiliates
We will reimburse the advisor's costs of providing administrative services, subject to the limitation that we will not reimburse the advisor for any amount by which our operating expenses, at the end of the four preceding fiscal quarters (commencing after the quarter in which we make our first investment), exceed the greater of (a) 2.0% of average invested assets and (b) 25.0% of net income, unless the excess amount is approved by a majority of our independent directors.

We will not reimburse the advisor for personnel costs in connection with services for which the advisor receives a separate fee, such as an acquisition fee or disposition fee, or for the salaries and benefits paid to our executive officers. In addition, we will not reimburse the advisor for rent or depreciation, utilities, capital equipment or other costs of its own administrative items.

Liquidity Stage

Disposition Fee—Advisor or its affiliates
For substantial assistance in connection with the sale of real property, as determined by our independent directors, we will pay our advisor or its affiliate the lesser of (i) 3.0% of the contract sale price of the real property sold or (ii) 50% of the brokerage commission paid. Prior to the occurrence

Type of Fee and Recipient	Description of Amount

of a liquidity event, such as a listing of our common stock on a national securities exchange, the disposition fee will accrue upon the sale of real property, but will become payable only after our stockholders have received (or are deemed to have received), in the aggregate, total returns on the then outstanding shares of our common stock equal to the invested capital attributable to those shares plus a 6.0% cumulative, non-compounded, annual pre-tax return on such invested capital. The amount paid, when added to real estate or brokerage fees and commissions paid to unaffiliated parties, may not exceed the lesser of the competitive real estate commission or an amount equal to 6.0% of the contract sales price.

Subordinated Performance Fee—Advisor
After investors have received a return of their net capital invested and a 6% annual cumulative, non-compounded return, then our advisor will be entitled to receive 15% of the remaining proceeds. We cannot assure you that we will provide this 6% return, which we have disclosed solely as a measure for our advisor's incentive compensation. We will pay a subordinated performance fee under only one of the following events: (i) if our shares are listed on a national securities exchange; (ii) if our assets are sold or liquidated; (iii) upon a merger, share exchange, reorganization or other transaction pursuant to which our investors receive cash or publicly-traded securities in exchange for their shares; or (iv) upon termination of the advisory agreement.

Prior Investment Programs
The section of this prospectus entitled "Prior Performance Summary" contains a discussion of the programs sponsored by our sponsor and its affiliates. The prior performance of our affiliates' previous real estate programs may not be indicative of our ultimate performance and, thus, you should not assume that you will experience financial performance and returns comparable to those experienced by investors in these prior programs.
Income Taxes
We will conduct our operations to qualify as a REIT under Sections 856 to 860 of the Internal Revenue Code of 1986, as amended, or the Code. A REIT is generally not subject to federal income tax on that portion of its REIT taxable income which is distributed to its stockholders, provided that at least 90% of REIT taxable income is distributed and provided that certain other requirements are met. REIT taxable income may substantially exceed or be less than net income as determined based on generally accepted accounting principles, or GAAP, because, differences in GAAP and REIT taxable net income consist primarily of allowances for loan losses or doubtful account, write-downs on real estate held for sale, amortization of deferred financing cost, capital gains and losses, and deferred income.

Estimated Use of Proceeds
The proceeds raised pursuant to our distribution reinvestment plan will be used for general corporate purposes, including, but not limited to, investment in real estate and real estate related assets, payment of fees and other costs, repayment of debt and funding for our share repurchase program. We cannot predict with any certainty how much distribution reinvestment plan proceeds will be used for any of these purposes, and we have no basis for estimating the number of shares that will be sold pursuant to our distribution reinvestment plan. No selling commissions or dealer manager fees are payable on shares sold under our distribution reinvestment plan, and we expect any other offering expenses to be nominal.
Distributions
We intend to qualify as a real estate investment trust, or a REIT, for federal income tax purposes. To qualify as a REIT, we are required to distribute 90% of our annual REIT taxable income to our stockholders (which is computed without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant. See "Material U.S. Federal Income Tax Considerations—Taxation of Our Company."
On January 22, 2016, our board of directors announced that a monthly cash distribution of $0.0625 per share and a monthly stock dividend of $0.0625 per share, based on a purchase price of $25.00 per common share, is payable to stockholders of record as of January 24, 2016. The initial cash distribution and stock dividend were paid on February 10, 2016. We intend to pay cash distributions and stock dividends monthly on the 10th day of each calendar month. There can be no assurance that distributions and dividends will continue to be paid at this rate, or at all. The initial cash distributions were paid from offering proceeds rather than funds from operations and therefore may represent a return of capital. Our board of directors may at any time change the distribution and dividend rate or suspend payment of distributions and dividends if it determines that such action is in the best interest of us and our stockholders.
Generally, our policy will be that cash distributions will be paid from modified funds from operations; however, we may also pay distributions from sources other than cash flow from operations, including the sale of assets, borrowings or offering proceeds. We have no limits on the amounts we may pay from such sources. We may also pay distributions in shares of our common stock. If we continue to pay distributions from sources other than our cash flow from operations, the funds available to us for investments would be reduced and your share value may be diluted. We may be forced to cease paying distributions if our cash flow and other resources are insufficient to sustain such payments. We expect that our board of directors will continue to authorize, and we will declare, distributions based on a record date on the 24th of each month, and we expect to pay distributions on the 10th day of the following month (or the next business day if the 10th is not a business day), monthly in arrears.
If we do not have sufficient cash flow from operations to make required distributions, we may need to borrow funds, request that our advisor, in its discretion, defer its receipt of fees and reimbursements of expenses or, to the extent necessary, utilize offering proceeds in order to make cash distributions. At the end of each calendar quarter, we will provide notice to our stockholders identifying the source or sources of the distribution payments made in the quarter then ended. If we pay distributions from sources other than cash flow from operations, we will have less funds available for investments and your overall return will be reduced. If the aggregate amount of cash distributions in any given year exceeds the amount of our current and accumulated earnings and profits, a stockholder's share of such excess amount (i) first will be a return on capital, reducing such stockholder's tax basis in its stock, but not below zero, and (ii) thereafter, will result in gain from the sale or exchange of such stock to the extent such share of such excess amount exceeds such basis.

Distribution Reinvestment Plan
You may reinvest distributions you receive from us in our shares by participating in our distribution reinvestment plan, or DRIP. You may enroll in the DRIP by checking the appropriate box on the distribution form attached to this prospectus as Appendix C. You may also withdraw at any time, without penalty, by delivering written notice to us.
Participants will acquire DRIP shares at a fixed price of $25.00 per share until (i) all such shares registered in the offering are issued, (ii) the offering terminates and we elect to deregister any unsold shares under the DRIP, or (iii) our board decides to change the purchase price for DRIP shares or terminate the DRIP for any reason. Commencing on the Valuation Date, if our DRIP is ongoing, we will adjust the price of shares offered in the DRIP to equal our NAV per share. We will update our NAV per share at least annually following the Valuation Date and further adjust the per share price in our DRIP accordingly. We have allocated $50,000,000 in shares for issuance under the DRIP.
We may amend, suspend or terminate the DRIP for any reason, except that we may not amend the DRIP to eliminate a participant's ability to withdraw from the DRIP, without first providing 10 days prior written notice to participants. Among other things, we may amend the plan to offer shares at prices different from those described above for the purpose of ensuring our dividends are not "preferential" for incomes tax purposes. See "Material Federal Income Tax Considerations—Distribution Requirements" below. Please see Appendix B: Form of Distribution Reinvestment Plan for all of the terms of the DRIP.

Share Repurchase Program
Our board of directors has adopted a share repurchase program, or SRP, to repurchase shares of our common stock upon the request of a stockholder at a price equal to or at a discount from the purchase price paid for the shares being repurchased. Unless the shares are being repurchased in connection with a stockholder's death or disability (which, for the purposes of the SRP, is as defined in the Code), we may not repurchase shares unless you have held the shares for at least two years. In the event that we declare and pay stock dividends rather than cash distributions, stockholders may request repurchase of the shares received one year after issuance.
Unless shares of our common stock are being repurchased in connection with a stockholder's death or disability, the purchase price for shares repurchased under our SRP will be as set forth below until our Valuation Date, which will be a date not later than May 29, 2018, which is 150 days following the second anniversary of the date that we satisfied the minimum offering requirement. Prior to the Valuation Date, and unless the shares are being repurchased in connection with a stockholder's death or disability, we will initially repurchase shares at a price equal to, or at a discount from, the purchase price you paid for the shares being repurchased as follows:

Share Purchase Anniversary	Repurchase Price as a Percentage of Purchase Price
Less than 2 years	No Repurchase Allowed
After 2 years	95.0%
After 3 years	97.0%
In addition, the purchase price per share will be adjusted for any stock combinations, splits, recapitalizations and the like with respect to the shares of common stock and reduced by the aggregate amount of net sale or refinance proceeds per share, if any, distributed to the stockholder prior to the repurchase date.
Shares repurchased in connection with a stockholder's death or disability will be repurchased at a price per share equal to 100% of the amount the stockholder paid for each share, or, once we have established an estimated NAV per share, 100% of such amount, as determined by our board of directors, subject to any special distributions previously made to our stockholders. A stockholder must have beneficially held the shares, for at least two years prior to offering them for sale to us through our SRP, unless the shares are being repurchased in connection with a stockholder's death, disability, or certain other exigent circumstances. Our board of directors reserves the right, in its sole discretion, at any time and from time to time, to waive the two-year holding period requirement in the event of the death or disability of a stockholder, other involuntary exigent circumstances such as bankruptcy, or a mandatory distribution requirement under a stockholder's IRA. Shares repurchased in connection with a stockholder's other exigent circumstances, such as bankruptcy, within two years from the purchase date, will be repurchased at a price per share equal to the price per share we would pay had the stockholder held the shares for two years from the purchase date, and at all other times in accordance with the provisions above.

After the Valuation Date, unless the shares are being repurchased in connection with a stockholder's death or disability as described above, we will repurchase shares under our share repurchase program at a price equal to, or at a discount from, our most recent estimated NAV per share as of the applicable repurchase date as follows (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock):

Share Purchase Anniversary	Repurchase Price as a Percentage of NAV per share
Less than 2 years	No Repurchase Allowed
After 2 years	95.0%
After 3 years	97.0%
After 5 years	100.0%

For purposes of determining the time period a stockholder requesting repurchase has held each share, the time period begins as of the date the stockholder acquired the share; provided, that shares purchased pursuant to our DRIP by the stockholder requesting repurchase will be deemed to have been acquired on the same date as the initial share to which the DRIP shares relate. At any time the repurchase price is determined by any method other than the net asset value of the shares, if we have sold or financed a property and have made one or more special distributions to our stockholders of all or a portion of the net proceeds from such sales or financings, the per share repurchase price will be reduced by the net sale proceeds per share distributed to investors prior to the repurchase date. Our board of directors will, in its sole discretion, determine which distributions, if any, constitute a special distribution. While our board of directors does not have specific criteria for determining a special distribution, we expect that a special distribution will only occur upon the sale or financing of a property and the subsequent distribution of the net sale proceeds. Upon receipt of a request for repurchase, we will conduct a Uniform Commercial Code search to ensure that no liens are held against the shares. We will not repurchase any shares subject to a lien. Any costs in conducting the Uniform Commercial Code search will be borne by us.
We are not obligated to repurchase shares of common stock under the SRP. The number of shares to be repurchased during any calendar year is limited to the lesser of (i) 5% of the weighted average number of shares outstanding during the prior calendar year, and (ii) those repurchases that could be funded from the net proceeds of the sale of shares under the DRIP in the prior calendar year plus such additional funds as may be reserved for that purpose by our board of directors; provided, however, that the above volume limitations shall not apply to repurchases requested in connection with the death or qualifying disability of a stockholder. In the event that we do not have sufficient funds available to repurchase all of the shares for which repurchase requests have been submitted in any quarter, we will repurchase the shares on a pro rata basis on the repurchase date. Our share repurchase program provides stockholders only a limited ability to have their shares repurchased shares for cash until a secondary market develops for our shares, at which time the program would terminate. No such market presently exists, and we cannot assure you that any market for your shares will ever develop. The SRP will be terminated if our shares become listed for trading on a national securities exchange or if our board of directors determines that it is in the company's best interest to terminate the SRP.
To have your shares repurchased, you or your representative must submit a written request to our advisor. If your testamentary estate or heirs are requesting a repurchase without discount from the repurchase value, the written notice must be received within a year after your death. For all other repurchases, if you want your shares repurchased, you must submit a written request form provided by us and stating the number of shares you want repurchased. Written requests must be received by us at least 15 days prior to the end of the applicable quarter.
Repurchase requests made in connection with a stockholder's death or disability will be satisfied within 15 days following our receipt of such repurchase request or as soon as practicable thereafter. Except for repurchase requests made in connection with the death or disability of a stockholder, we will repurchase shares as of March 31, June 30, September 30, and December 31 of each year. Each stockholder whose repurchase request is approved will receive the repurchase payment approximately 30 days following the end of the applicable quarter, effective as of the last day of such quarter. We refer to the last day of such quarter as the repurchase date.
If funds available for the SRP are not sufficient to accommodate all requests, shares will be repurchased as follows: (i) first, repurchases due to the death of a stockholder, on the basis of the date of the request for repurchase; (ii) next, in the discretion of our board of directors, repurchases because of other involuntary exigent circumstances, such as bankruptcy; (iii) next, repurchases of shares held by stockholders subject to a mandatory distribution requirement under the stockholder's IRA; and (iv) finally, all other repurchase requests based upon the postmark of receipt. If your repurchase request is not honored during a repurchase period, you will be required to resubmit the request to have it considered in a subsequent repurchase period.

Our board of directors may, in its sole discretion, terminate, suspend or amend the SRP upon 30 days' written notice without stockholder approval if it determines that the funds available to fund the SRP are needed for other business or operational purposes or that amendment, suspension or termination of the SRP is in the best interest of our stockholders. Among other things, we may amend the plan to repurchase shares at prices different from those described above for the purpose of ensuring our dividends are not "preferential" for incomes tax purposes. See "Material Federal Income Tax Considerations—Distribution Requirements" below. Any notice of a termination, suspension or amendment of the SRP will be made via a report on Form 8-K filed with the SEC at least 30 days prior to the effective date of such termination, suspension or amendment. Our board of directors may also limit the amounts available for repurchase at any time in its sole discretion. Notwithstanding the foregoing, the SRP will terminate if the shares of our common stock are listed on a national securities exchange or a secondary trading market develops. As of December 31, 2016, no shares have been redeemed.

Liquidity
Our charter does not require our board of directors to pursue a liquidity event. Due to the uncertainties of market conditions in the future, we believe setting finite dates for possible, but uncertain, liquidity events may result in actions not necessarily in the best interests or within the expectations of our stockholders. We expect that our board of directors, in the exercise of its fiduciary duty to our stockholders, will determine to pursue a liquidity event when it believes that then-current market conditions are favorable for a liquidity event, and that such a transaction is in the best interests of our stockholders. A liquidity event could include (1) the sale of all or substantially all of our assets; (2) the sale or a merger in a transaction that would provide our stockholders with cash and/or securities of a publicly traded company, which may be an affiliate; or (3) the listing of our common stock on a national securities exchange. Our board of directors does not anticipate evaluating a transaction providing liquidity for our stockholders until the second quarter of 2017, subject to then prevailing market conditions. In making the decision to apply for a listing of our shares on a national securities exchange, our board will consider whether listing our shares on a national securities exchange or liquidating our assets will result in greater value for our stockholders. There can be no assurance as to if and when a suitable liquidity transaction will be achievable. See also "Risk Factors—Risks Related to an Investment in Us—Our board of directors does not anticipate evaluating a transaction providing liquidity for our stockholders until the second quarter of 2017. There can be no assurance that we will effect a liquidity event within such time or at all. If we do not successfully implement a liquidity transaction, you may have to hold your investment for an indefinite period."
Investment Company Act Considerations
We intend to conduct our operations so that neither we, nor our operating partnership or the subsidiaries of our operating partnership, are required to register as investment companies under the Investment Company Act of 1940, as amended, or the Investment Company Act.
Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. We are organized as a holding company that conducts its businesses primarily through our operating partnership and its subsidiaries. We believe neither we nor our operating partnership nor the subsidiaries will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor our operating partnership nor the subsidiaries will engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership's wholly owned or majority-owned subsidiaries, we and our operating partnership will be primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring real property.

Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer's total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term "investment securities," among other things, are (i) U.S. government securities and (ii) securities issued by majority-owned subsidiaries that are (a) not themselves investment companies and (b) not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act relating to private investment companies. We believe that we, our operating partnership and the subsidiaries of our operating partnership will each comply with the 40% test as we have invested in real property, rather than in securities, through our wholly and majority-owned subsidiaries. As our subsidiaries will be investing either solely or primarily in real property, they would be outside of the definition of "investment company" under Section 3(a)(1)(C) of the Investment Company Act. As we are organized as a holding company that conducts its businesses primarily through our operating partnership, which in turn is a holding company conducting its business of investing in real property through wholly-owned or majority-owned subsidiaries. We monitor our holdings to ensure continuing and ongoing compliance with the 40% test.
Even if the value of investment securities held by one of our subsidiaries were to exceed 40% of the value of its total assets, we expect that subsidiary to be able to rely on the exception from the definition of an investment company under Section 3(c)(5)(C) of the Investment Company Act, which is available for entities "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate." Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires each of our subsidiaries relying on this exception to invest at least 55% of its portfolio in "mortgage and other liens on and interests in real estate," which we refer to as "qualifying real estate assets," and maintain at least 80% of its assets in qualifying real estate assets or other real estate-related assets. The remaining 20% of the portfolio can consist of miscellaneous assets.
For purposes of the exclusions provided by Sections 3(c)(5)(C), we will classify our investments based in large measure on no-action letters issued by the SEC staff and other SEC interpretive guidance and, in the absence of SEC Guidance, on our view of what constitutes a qualifying real estate asset and a real estate related asset. Although we intend to monitor our portfolio periodically and prior to each investment acquisition and disposition, there can be no assurance that we will be able to maintain this exclusion for each of these subsidiaries. It is not certain whether or to what extent the SEC or its staff in the future may modify its interpretive guidance to narrow the ability of issuers to rely on the exemption from registration provided by Section 3(c)(5)(C). Any such future guidance may affect our ability to rely on this exception.

Although we intend to monitor our portfolio periodically and prior to each investment acquisition and disposition, there can be no assurance that we, our operating partnership or our subsidiaries will be able to maintain this exemption from registration for the company and each of its subsidiaries. If the SEC or its staff does not agree with our determinations, we may be required to adjust our activities or those of our subsidiaries.
In the event that we, or our operating partnership, were to acquire assets that could make either entity fall within the definition of investment company under Section 3(a)(1)(C) of the Investment Company Act, we believe that we would still qualify for the exception from the definition of "investment company" provided by Section 3(c)(6). Although the SEC or its staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, qualifying real estate assets owned by wholly owned or majority-owned subsidiaries of our operating partnership.

Qualification for this exemption will limit our ability to make certain investments. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon such tests and/or exceptions, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.
Emerging Growth Company Status
In April 2012, President Obama signed into law the Jumpstart Our Business Startups Act, or the JOBS Act. We are an "emerging growth company," as defined in the JOBS Act, and we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We have not made a decision as to whether to take advantage of any or all of the exemptions available to us under the JOBS Act. If we do take advantage of any of these exemptions, we do not know if some investors will find our common stock less attractive as a result.
In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of such extended transition period. Since we will not be required to comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies, our financial statements may not be comparable to the financial statements of companies that comply with public company effective dates. If we were to subsequently elect to instead comply with these public company effective dates, such election would be irrevocable pursuant to Section 107 of the JOBS Act.
We could remain an "emerging growth company" for up to five years, or until the earliest of (1) the last day of the first fiscal year in which our annual gross revenues equals or exceeds $1 billion, (2) December 31 of the fiscal year that we become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

RISK FACTORS
An investment in our shares involves significant risks. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing shares. The risks discussed in this prospectus could adversely affect our business, operating results, prospects and financial condition. The occurrence of any of the following risks could cause the value of our shares to decline and could cause you to lose all or part of your investment. The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business.
Risks Related to an Investment in Us
Shares of our common stock are illiquid. No public market currently exists for our shares, and our charter does not require us to liquidate our assets or list our shares on an exchange by any specified date, or at all. It will be difficult for you to sell your shares, and if you are able to sell your shares, you will likely sell them at a substantial discount.
There is no current public market for our shares, and our charter does not require us to liquidate our assets or list our shares on an exchange by any specified date, or at all. Our charter limits your ability to transfer or sell your shares unless the prospective stockholder meets the applicable suitability and minimum purchase standards. Our charter also prohibits the ownership of more than 9.8% in value of the aggregate of our outstanding capital stock or more than 9.8% in value or number, whichever is more restrictive, of the aggregate of our outstanding common stock unless exempted prospectively or retroactively by our board of directors. These restrictions may inhibit large investors from desiring to purchase your shares. Moreover, our share repurchase program includes numerous restrictions that limit your ability to sell your shares to us, and our board of directors may amend, suspend or terminate our share repurchase program without stockholder approval upon 30 days' written prior notice. We describe these restrictions in "Description of Capital Stock—Share Repurchase Program." It will be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you will likely have to sell them at a substantial discount to their public offering price. It is also likely that your shares would not be accepted as the primary collateral for a loan. You should purchase our shares only as a long-term investment because of their illiquid nature.
You will not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative.
We have not yet acquired or identified all of the investments that we may make. Additionally, we will not provide you with information to evaluate our investments prior to our acquisition of the investments. We seek to invest substantially all of the offering proceeds available for investment from our initial public offering in the acquisition of or investment in interests in real estate properties. However, because you will be unable to evaluate the economic merit of specific real estate assets before we invest in them, you will have to rely entirely on the ability of our advisor to select suitable and successful investment opportunities. These factors increase the risk that your investment may not generate positive returns.

Our board of directors does not anticipate evaluating a transaction providing liquidity for our stockholders until the second quarter of 2017, subject to then prevailing market conditions. There can be no assurance that we will affect a liquidity event. If we do not successfully implement a liquidity transaction, a stockholder may have to hold his or her investment for an indefinite period.

In the future, our board of directors may consider various forms of liquidity, each of which is referred to as a liquidity event, including, but not limited to: (1) the sale of all or substantially all of our assets; (2) the sale or a merger in a transaction that would provide our stockholders with cash and/or securities of a publicly traded company, which may be an affiliate; or (3) the listing of our common stock on a national securities exchange. We expect that our board of directors will evaluate liquidity alternatives no earlier than the second quarter of 2017, subject to then prevailing market conditions. There can be no assurance that we will cause a liquidity event to occur. If we do not pursue a liquidity transaction, our shares of common stock may continue to be illiquid and stockholders may, for an indefinite period of time, be unable to convert their investments to cash easily and could suffer losses on their investments.
We have a limited operating history which makes our future performance difficult to predict.
We commenced operations on December 30, 2015 and have a limited operating history. You should not assume that our performance will be similar to the past performance of other real estate investment programs sponsored by our sponsor or the parent of our sponsor. Our limited operating history increases the risk and uncertainty that you face in making an investment in our shares.

We have experienced losses in the past, and we may experience additional losses in the future.

Historically, we have experienced net losses (calculated in accordance with accounting principles generally accepted in the United States of America) and we may not be profitable or realize growth in the value of our investments. Many of our losses can be attributed to start-up costs, depreciation and amortization, as well as acquisition expenses incurred in connection with purchasing properties or making other investments.

Our cash distributions are not guaranteed and may fluctuate.

Although we intend to pay distributions on the shares of our common stock on a monthly basis, there is no guarantee that we will be able to pay the full amount of the distribution, or at all.  In determining whether to authorize a distribution or make such distribution and the amount, our directors will consider all relevant factors, including the amount of cash available for distribution, capital expenditure and reserve requirements and general operational requirements. We cannot assure you that we will consistently be able to generate sufficient available cash flow to fund distributions on our shares nor can we assure you that sufficient cash will be available to make distributions to you. With limited prior operations, we cannot predict the amount of distributions you may receive and we may be unable to pay, maintain or increase distributions over time. Our inability to acquire additional properties or make real estate-related investments or operate profitably may have a negative effect on our ability to generate sufficient cash flow from operations to pay distributions on our shares.

We have paid, and may continue to pay, our distributions from sources other than cash flow from operations, which has reduced the funds available for the acquisition of properties and may reduce our stockholders' overall return.

As of December 31, 2016, we have paid all of our cash distributions from proceeds from issuance of our common stock in the offering or under our distribution reinvestment plan. Our organization documents permit us to pay distributions from any source, including offering proceeds, borrowings, or sales of assets. We have not placed a cap on the use of offering or other proceeds to fund distributions. Our distribution policy is to fund the payment of regular distributions to our stockholders from cash flow from our operations.  However, we may not generate sufficient cash flow from operations to fund distributions.  Therefore, we may need to continue to utilize proceeds from the sale of securities, borrow funds or request that our advisor, in its discretion, defer its receipt of fees and reimbursement of expenses in order to make cash distributions. We can give no assurance that we will be able to pay distributions solely from our funds from operations in the future. If we continue to pay distributions from sources other than our cash flow from operations, we will have fewer funds available for investments and stockholder overall return may be reduced.

Because we have paid, and may continue to pay, our cash distributions from sources other than cash flow from operations, such distributions may not reflect the current performance of our real property investments or our current operating cash flows, and may constitute a return of capital or taxable gain from the sale or exchange of property.

Our long-term strategy is to fund the payment of monthly distributions to our stockholders entirely from our funds from operations. However, during the early stages of our operations, we have utilized offering proceeds to make cash distributions. Because the amount we pay out in distributions may exceed our cash flow from operations, the amount of distributions paid at any given time may not reflect the current performance our real property investments or our current cash flow from operations. To the extent distributions exceed cash flow from operations, distributions may be treated as a return of capital (rather than a return on capital) and could reduce a stockholder's basis in our stock. A reduction in a stockholder's basis in our stock could result in the stockholder recognizing more gain upon the disposition of his or her shares, which in turn could result in greater taxable income to such stockholder.
We may be unable to build a large, diversified portfolio of properties and the poor performance of a single investment could materially adversely affect our overall investment performance if we are unable to raise sufficient capital.

As of December 31, 2016, we raised approximately $56.4 million from the issuance and sale of shares of our common stock in our initial public offering, which ended in March 2016. We continue to seek to raise additional capital, including through the offer and sale of our preferred stock and warrants to acquire our common stock, in private placements solely to persons who meet the definition of an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended. Although we continue to seek to expand our portfolio of investments, the number of investments we may make may be limited by the amount raised in our stock offerings. If we are unable to raise significant additional proceeds, we will be thinly capitalized and may not be able to diversify our portfolio in terms of the numbers of investments we own and the areas in which our investments or the properties underlying our investments are located. Failure to build a diversified portfolio increases the likelihood that any single investment's poor performance would materially affect our overall investment performance. Our inability to raise substantial funds would also increase our fixed operating expenses as a percentage of gross income. Each of these factors could have an adverse effect on our financial condition and ability to make distributions to our stockholders.

We depend upon our advisor to find suitable investments. If it is unable to do so, we may not be able to achieve our investment objectives or pay distributions.

Our ability to achieve our investment objectives and to pay distributions depends upon the performance of our advisor in the acquisition of our investments, including the determination of any financing arrangements. Our advisor's personnel have only limited experience in making direct investments in real estate. Stockholders will have no opportunity to evaluate the economic merits or the terms of our investments and must rely entirely on the management abilities of our advisor and the oversight of our board of directors. We cannot assure stockholders that our advisor will be successful in obtaining suitable investments on financially attractive terms or that, if our advisor makes investments on our behalf, our objectives will be achieved.

Our sponsor and its other affiliated entities, including MVP REIT, Inc., also rely on our advisor's real estate, finance and securities professionals, including Mr. Shustek, to identify investment opportunities. To the extent that our advisor's real estate, finance and securities professionals face competing demands upon their time in instances when we have capital ready for investment, we may face delays in execution of our investment strategy. Delays we encounter in the selection and acquisition of income-producing assets would likely limit our ability to pay distributions to our stockholders and lower their overall returns.

We may change our targeted investments and investment guidelines without stockholder consent.

Our board of directors may change our targeted investments and investment guidelines at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in our prospectus. Pursuant to SEC rules, we may be required to file post-effective amendments to this registration statement to disclose any material change to investors, such as changes to our targeted investments and investment guidelines. Changes to our investment guidelines must be approved by our board of directors, including a majority of our independent directors. A change in our targeted investments or investment guidelines may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect the value of shares of our common stock and our ability to make distributions to stockholders.

Any adverse changes in our advisor's financial health or our relationship with our advisor or its affiliates could hinder our operating performance and the return on your investment.

We have engaged our advisor to manage our operations and our portfolio of real property investments. Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of our advisor and its affiliates as well as our advisor's real estate, finance and securities professionals in the identification and acquisition of investments, the determination of any financing arrangements, the management of our assets and operation of our day-to-day activities. We also depend upon Vestin Realty Mortgage I, Inc. and Vestin Realty Mortgage II, Inc., the owners of our advisor, to continue to support and fund our costs and expenses. Any adverse changes in our advisor's financial condition or our relationship with our advisor, its owners or its other affiliates could hinder our advisor's ability to successfully manage our operations and our portfolio of investments.

The loss of key real estate, finance and securities professionals at our sponsor could delay or hinder implementation of our investment strategies, which could limit our ability to make distributions and decrease the value of a stockholder's investment.

Our success depends to a significant degree upon the contributions of Michael V. Shustek, who could be difficult to replace. We do not intend to maintain key person life insurance on any person. We believe that our future success depends, in large part, upon our sponsor and its affiliates' ability to retain highly skilled managerial, operational and marketing professionals. Competition for such professionals is intense, and our sponsor and its affiliates may be unsuccessful in attracting and retaining such skilled individuals. If our sponsor loses or is unable to obtain the services of highly skilled professionals, our ability to implement our investment strategies could be delayed or hindered, and the value of a stockholder's investment may decline.

We are not required to disclose an estimated net asset value, or NAV, per share of our common stock until May 2018 and the purchase price paid for our shares of common stock may be higher than such estimated NAV. The estimated NAV per share may not be an accurate reflection of the fair value of our assets and liabilities and likely will not represent the amount of net proceeds that would result if we were liquidated or dissolved.

To assist members of FINRA and their associated persons that participate in our primary offering, pursuant to FINRA Conduct Rules, we intend to have our advisor prepare an annual report of the per share estimated value of our shares of common stock, the method by which it was developed and the date of the data used to develop the estimated values. For this purpose, we intend to use the price paid to acquire a common share in our primary offering as our estimated per share value until 150 days following the second anniversary of the date we satisfied the minimum offering requirement in the primary offering. This approach to valuing our shares may bear little relationship and will likely exceed what you might receive for your shares if you tried to sell them or if we liquidated our portfolio. We expect to disclose an estimated per share value of our shares no later than May 29, 2018, which is 150 days following the second anniversary of the date we satisfied the minimum offering requirement in the primary offering, or the Valuation Date, although we may determine to provide an estimated per share value based upon a valuation earlier than presently anticipated.

Although our initial price of $25.00 per share represents the price at which investors purchased shares in our primary offering, this price and any subsequent estimated per share values are likely to differ from the price at which a stockholder could resell the shares because: (i) there is no public trading market for our shares at this time; (ii) the price does not reflect and will not reflect, the fair value of our assets as we acquire them, nor does it represent the amount of net proceeds that would result from an immediate liquidation of those assets, because the amount of proceeds available for investment from our offering is net of acquisition fees and costs; (iii) the estimated per share value does not take into account how market fluctuations affect the value of our investments, including how the current conditions in the financial and real estate markets may affect the values of our investments; and (iv) the estimated per share value does not take into account how developments related to individual assets may increase or decrease the value of our portfolio.

Currently there are no SEC, federal or state rules that establish requirements concerning the methodology to employ in determining an estimated per share value. When determining the estimated value per share on the Valuation Date and annually thereafter, our advisor, or another firm we choose for that purpose, will estimate the value of our shares based upon the fair value of our assets less the fair value of our liabilities under market conditions existing at the time of the valuation. We will obtain independent third party appraisals for our properties and will value our other assets in a manner we deem most suitable under the circumstances, which will include an independent appraisal or valuation. Our independent directors will be responsible for the oversight of the valuation process, including approval of the engagement of any third parties to assist in the valuation of assets, liabilities and unconsolidated investments. We anticipate that any property appraiser we engage will be a member of the Appraisal Institute with the MAI designation or such other professional valuation designation appropriate for the type and geographic locations of the assets being valued and will provide a written opinion, which will include a description of the reviews undertaken and the basis for such opinion. Any such appraisal will be provided to a participating dealer upon request. The valuations are estimates and consequently should not be viewed as an accurate reflection of the fair value of our investments nor will they represent the amount of net proceeds that would result from an immediate sale of our assets.

Commencing on the Valuation Date, we will base the repurchase prices for shares of our common stock at a price equal to our NAV per share. Our NAV will be based upon subjective judgments, assumptions and opinions about future events, and may not be accurate. As a result, our NAV per share may not reflect the amount that you might receive for your shares in a market transaction.

Commencing on the Valuation Date, we will base the repurchase prices for shares of our common stock on our NAV per share. Our advisor will be responsible for calculating our NAV no less frequently than annually. Our NAV will be calculated by estimating the market value of our assets and liabilities, many of which may be illiquid. Our board of directors will review our advisor's NAV calculation. In connection with our NAV calculation, we expect that an independent valuation expert will appraise our portfolio and that our advisor will review each appraisal. Our advisor will also determine the valuation of our portfolio and will compare each appraisal to its own determinations. If in our advisor's opinion the appraisals are materially higher or lower than our advisor's determinations of value, our advisor will discuss the appraisals with the independent valuation expert. If our advisor determines that the appraisals are still materially higher or lower than its valuations, a valuation committee, comprised of our independent directors, will review the appraisals and valuations, and make a final determination of value. Although the valuations of our portfolio will be approved by our board of directors, the valuations may not be precise because the valuation methodologies used to value a portfolio involve subjective judgments, assumptions and opinions about future events. Any resulting disparity may benefit existing stockholders or new purchasers of our shares of common stock.

A stockholder's ability to have his or her common shares repurchased is limited under our share repurchase program, and if a stockholder is unable to have his or her common shares repurchased, it may be at a price that is less than the price the stockholder paid for the common shares and the then-current market value of the common shares.

Our share repurchase program, or SRP, contains significant restrictions and limitations. For example, stockholders must generally hold their shares for a minimum of two years before they can participate in our SRP. Further, we presently intend to limit the number of shares to be repurchased during any calendar quarter to not more than 5% of the weighted average of the number of shares of our common stock outstanding on December 31st of the prior calendar year. Repurchases will be funded solely from the net proceeds from the sale of shares under the DRIP in the prior calendar. Our board of directors may also limit the amounts available for repurchase at any time in its sole discretion. In addition, our board of directors may, in its sole discretion, amend, suspend, or terminate the SRP at any time upon 30 days prior notice. Therefore, a stockholder may not have the opportunity to make a repurchase request prior to any potential termination of our SRP.

As a result of these limitations, the repurchase price a stockholder may receive upon any such repurchase may not be indicative of the price our stockholders would receive if our common shares were actively traded or if we were liquidated, and a stockholder should not assume that he or she will be able to sell all or any portion of his or her common shares back to us pursuant to our SRP or to third parties at a price that reflects the then current market value of the common shares or at all.

Future interest rate increases in response to inflation may inhibit our ability to conduct our business and acquire or dispose of real property at attractive prices and a stockholder's overall return may be reduced.

We will be exposed to inflation risk with respect to income from any leases on real property as these may constitute a source of our cash flows from operations. High inflation may in the future tighten credit and increase prices. Further, if interest rates rise, such as during an inflationary period, the cost of acquisition capital to purchasers may also rise, which could adversely impact our ability to dispose of our assets at attractive sales prices. Should we be required to acquire, hold or dispose of our assets during a period of inflation, our overall return may be reduced.

Disruptions in the financial markets and difficult economic conditions could adversely impact the real estate market, which could hinder our ability to implement our business strategy and generate returns to stockholders.

We intend to acquire a portfolio of real property investments. We may also acquire other companies with assets consisting of real property investments. Economic conditions greatly increase the risks of these investments. Revenues on the properties and other assets in which we have invested could decrease, making it more difficult for us to collect rents which would likely have a negative impact on the value of our investment.

Government intervention may limit our ability to continue to implement certain strategies or manage certain risks.

The pervasive and fundamental disruptions that the global financial markets have and may continue to undergo have led to extensive and unprecedented governmental intervention. Such intervention has in certain cases been implemented on an "emergency" basis, suddenly and substantially eliminating market participants' ability to continue to implement certain strategies or manage the risk of their outstanding positions. It is impossible to predict what, if any, additional interim or permanent governmental restrictions may be imposed on the markets and the effect of such restrictions on us and our results of operations.

We disclose funds from operations, or FFO, a non-GAAP financial measure, in communications with investors, including documents filed with the SEC; however, FFO is not equivalent to our net income or loss as determined under GAAP, and our computation of FFO may not be comparable to other REITs.

One of our objectives is to provide cash distributions to our stockholders from cash generated by our operations determined under U.S. GAAP. Cash generated from operations is not equivalent to our net income from continuing operations as determined under U.S. GAAP. One non-U.S. GAAP supplemental performance measure that we consider due to the certain unique operating characteristics of real estate companies is known as funds from operations, or "FFO." The National Association of Real Estate Investment Trusts, or "NAREIT," an industry trade group, promulgated this measure which it believes more accurately reflects the operating performance of a REIT. As defined by NAREIT, FFO means net income computed in accordance with U.S. GAAP, excluding gains or losses from sales of property, plus depreciation and amortization on real property and after adjustments for unconsolidated partnerships and joint ventures in which we hold an interest. In addition, NAREIT has recently clarified its computation of FFO, which includes adding back real estate impairment charges for all periods presented, however, under U.S. GAAP, impairment charges reduce net income. While impairment charges are added back in the calculation of FFO, we caution that due to the fact that impairments to the value of any property are typically based on estimated future undiscounted cash flows compared to current carrying value, declines in the undiscounted cash flows which led to the impairment charges reflect declines in property operating performance which may be permanent.

The calculation of FFO may vary from entity to entity since capitalization and expense policies tend to vary from entity to entity. Items that are capitalized do not impact FFO whereas items that are expensed reduce FFO. Consequently, our presentation of FFO may not be comparable to other similarly titled measures presented by other REITs. FFO does not represent cash flows from operations as defined by U.S. GAAP, it is not indicative of cash available to fund all cash flow needs nor is it indicative of liquidity, including our ability to pay distributions, and should not be considered as an alternative to net income, as determined in accordance with U.S. GAAP, for purposes of evaluating our operating performance. Management uses the calculation of FFO for several reasons. We use FFO to compare our operating performance to that of other REITs. Additionally, we compute FFO as part of our acquisition process to determine whether a proposed investment will satisfy our investment objectives.

 The historical cost accounting rules used for real estate assets require, among other things, straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or is requested or required by lessees for operational purposes. We believe that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical cost accounting for depreciation may be less informative than FFO. We believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, provides a more complete understanding of our operating performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs.

However, FFO should not be construed to be equivalent to or a substitute for the current U.S. GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the performance of real estate under U.S. GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-U.S. GAAP FFO measures and the adjustments to U.S. GAAP in calculating FFO. Furthermore, FFO is not indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations calculated in accordance with U.S. GAAP, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders.

FFO should be reviewed in conjunction with other U.S. GAAP measurements as an indication of our performance. The exclusion of impairments limits the usefulness of FFO as a historical operating performance measure since an impairment indicates that the property's operating performance may have been permanently affected. FFO is not a useful measure in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO.

We face risks associated with security breaches through cyber-attacks, cyber intrusions or otherwise, as well as other significant disruptions of our information technology networks and related systems.

We will face risks associated with security breaches, whether through cyber-attacks or cyber intrusions over the Internet, malware, computer viruses, attachments to e-mails, persons inside our organization or persons with access to systems inside our organization, and other significant disruptions of our information technology, or IT, networks and related systems. The risk of a security breach or disruption, particularly through cyber-attack or cyber intrusion, including by computer hackers, foreign governments and cyber terrorists, has generally increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased. Our IT networks and related systems are essential to the operation of our business and our ability to perform day-to-day operations, and, in some cases, may be critical to the operations of certain of our tenants. There can be no assurance that our efforts to maintain the security and integrity of these types of IT networks and related systems will be effective or that attempted security breaches or disruptions would not be successful or damaging. A security breach or other significant disruption involving our IT networks and related systems could adversely impact our financial condition, results of operations, cash flows, and our ability to satisfy our debt service obligations and to pay distributions to our stockholders.

Risks Related to Our Investments
We may acquire properties in parts of the United States and Canada where we do not have extensive experience.
We intend to explore acquisitions of properties throughout the United States and Canada. We may not possess familiarity with the dynamics and prevailing conditions of any geographic market we enter, which could adversely affect our ability to successfully expand into or operate within those markets. For example, markets may have different insurance practices, reimbursement rates and local real estate, zoning and development regulations than those with which we are familiar. We may find ourselves more dependent on third parties in new markets because our distance could hinder our ability to directly and efficiently identify suitable investments or manage properties in distant markets. We may not be successful in identifying suitable properties or other assets which meet our acquisition or development criteria or in consummating acquisitions or investments on satisfactory terms or at all for a number of reasons, including, among other things, unsatisfactory results of our due diligence investigations, failure to obtain financing on acceptable terms for the acquisition or development and our misjudgment of the value of the opportunities. We may also be unable to successfully integrate the operations of acquired properties, maintain consistent standards, controls, policies and procedures, or realize the anticipated benefits of the acquisitions within the anticipated timeframe or at all. If we are unsuccessful in expanding into new markets, it could adversely affect our business, financial condition and results of operations and our ability to make distributions to our stockholders.
Our revenues will be significantly influenced by demand for parking facilities generally, and a decrease in such demand would likely have a greater adverse effect on our revenues than if we owned a more diversified real estate portfolio.
We have decided that the focus for our portfolio of investments and acquisitions will be parking facilities. Based on our current investment strategy to focus on parking facilities, including parking lots, parking garages and other parking structures, a decrease in the demand for parking facilities, or other developments adversely affecting such sectors of the property market, including emergency safety measures, natural disasters and acts of terrorism, would likely have a more pronounced effect on our financial performance than if we owned a more diversified real estate portfolio. Adverse developments affecting such sectors of the property market could have a material, adverse effect on the value of our properties as well as our revenues and our distributions to stockholders.
Any parking facilities we acquire or invest in will face intense competition, which may adversely affect rental and fee income.
We believe that competition in parking facility operations is intense. The relatively low cost of entry has led to a strongly competitive, fragmented market consisting of competitors ranging from single facility operators to large regional and national multi-facility operators, including several public companies. In addition, any parking facilities we acquire may compete with building owners that provide on-site paid parking. Many of the competitors have more experience than we do in owning and operating parking facilities. Moreover, some of our competitors will have greater capital resources, greater cash reserves, less demanding rules governing distributions to stockholders and a greater ability to borrow funds. Competition for investments may reduce the number of suitable investment opportunities available to us, may increase acquisition costs and may reduce demand for parking facilities, all of which may adversely affect our operating results. Additionally, an economic slowdown in a particular market could have a negative effect on our parking fee revenues.

If competitors build new facilities that compete with our facilities or offer space at rates below the rates we charge, our lessees may lose potential or existing customers and may be pressured to discount their rates to retain business and to reduce rents paid to us. As a result, our ability to make distributions to you may be impaired. In addition, increased competition for customers may require us to make capital improvements to facilities that we would not otherwise make, which could reduce cash available for distribution to our stockholders.
Our leases expose us to certain risks.
We expect to net lease our parking facilities to lessees that will either offer parking services to the public or provide parking to their employees. We will rely upon the lessee to manage and conduct the daily operations of the facilities. In addition, under a net lease arrangement, the lessee is generally responsible for taxes and fees at a leased location. The loss or renewal on less favorable terms of a substantial number of leases, or a breach or other failure to perform by a lessee under a lease, could have a material adverse effect on our business, financial condition and results of operations. A material reduction in the rental income associated with the leases (or an increase in anticipated expenses to the extent we are responsible for such expenses) also could have a material adverse effect on our business, financial condition and results of operations.

Changes in national, regional or local economic, demographic or real estate market conditions may adversely affect our results of operations and returns to our investors.
We will be subject to risks incident to the ownership of real estate related assets including: changes in national, regional or local economic, demographic or real estate market conditions; changes in supply of, or demand for, similar properties in an area; and changes in government rules, regulations and fiscal policies, including changes in tax, real estate, environmental and zoning laws. Additionally, we are unable to predict future changes in national, regional or local economic, demographic or real estate market conditions. For example, a recession or rise in interest rates could make it more difficult for us to lease real properties or dispose of them. These conditions, or others we cannot predict, may adversely affect our results of operations, cash flow and returns to our investors.
The value of each property is affected significantly by its ability to generate cash flow and net income, which in turn depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to the property. Many expenditures associated with properties (such as operating expenses and capital expenditures) cannot be reduced when there is a reduction in income from the properties. These factors may have a material adverse effect the value that we can realize from assets we own or acquire.
Our investments in real estate will be subject to the risks typically associated with real estate.
We invest directly in real estate. We will not know whether the values of properties that we own directly will remain at the levels existing on the dates of acquisition. If the values of properties we own drop, our risk will increase because of the lower value of the real estate. In this manner, real estate values could impact the value of our real estate investments. Therefore, our investments will be subject to the risks typically associated with real estate.
The value of real estate may be adversely affected by a number of risks, including:

•	natural disasters such as hurricanes, earthquakes and floods;

•	acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001;

•	adverse changes in national and local economic and real estate conditions;

•	an oversupply of (or a reduction in demand for) space in the areas where particular properties are located and the attractiveness of particular properties to prospective tenants;

•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws;

•	costs of remediation and liabilities associated with environmental conditions affecting properties; and

•	the potential for uninsured or underinsured property losses.
We have no established investment criteria limiting the geographic concentration of our investments in real estate. If our investments are concentrated in an area that experiences adverse economic conditions, our investments may lose value and we may experience losses.
Our real estate investments may be concentrated in one or few geographic locations. As a result, properties may be overly concentrated in certain geographic areas, and we may experience losses as a result. A worsening of economic conditions in the geographic area in which our investments may be concentrated could have an adverse effect on our business.
Competition with third parties in acquiring and operating our investments may reduce our profitability and the return on your investment.
We have significant competition with respect to our acquisition of assets with many other companies, including other REITs, owners and managers of parking facilities, private investment funds, hedge funds, and other investors, many of which have greater resources than us. We may not be able to compete successfully for investments. In addition, the number of entities and the amount of funds competing for suitable investments may increase. If we pay higher prices for investments our returns will be lower and the value of our assets may not increase or may decrease significantly below the amount we paid for such assets. If such events occur, you may experience a lower return on your investment.
We will compete with numerous other persons or seeking to attract tenants to real property we acquire. These persons or entities may have greater experience and financial strength than us. There is no assurance that we will be able to attract tenants on favorable terms, if at all. For example, our competitors may be willing to offer space at rental rates below our rates, causing us to lose existing or potential tenants and pressuring us to reduce our rental rates to retain existing tenants or convince new tenants to lease space at our properties. Each of these factors could adversely affect our results of operations, financial condition, value of our investments and ability to pay distributions to you.

Changes in supply of or demand for similar real properties in a particular area may increase the price of real properties we seek to purchase and decrease the price of real properties when we seek to sell them.
The real estate industry is subject to market forces. We are unable to predict certain market changes including changes in supply of, or demand for, similar real properties in a particular area. Any potential purchase of an overpriced asset could decrease our rate of return on these investments and result in lower operating results and overall returns to our stockholders.
Our operating expenses may increase in the future and, to the extent such increases cannot be passed on to tenants, our cash flow and our operating results would decrease.
Operating expenses, such as expenses for fuel, utilities, labor and insurance, are not fixed and may increase in the future. There is no guarantee that we will be able to pass such increases on to tenants of real property we own. To the extent such increases cannot be passed on to tenants, any such increase would cause our cash flow and our operating results to decrease.
Real property that incurs a vacancy could be difficult to sell or re-lease.
Real property may incur a vacancy either by the continued default of a tenant under its lease or the expiration of a lease. Additionally, the recent economic downturn in the United States may lead to increased defaults by tenants. Certain of the real properties we may acquire may have some level of vacancy at the time of closing. If the vacancy continues for a long period of time, we may suffer reduced revenues resulting in lower cash distributions to stockholders. In addition, the resale value of the real property could be diminished because the market value may depend principally upon the value of the leases of such real property.
Real property will be subject to property taxes that may increase in the future, which could adversely affect our cash flow.
Real property is subject to real and personal property taxes that may increase as tax rates change and as real property is assessed or reassessed by taxing authorities. We anticipate that certain of our leases will generally provide that the property taxes, or increases in property taxes, are charged to the lessees as an expense related to the real property that they occupy, while other leases will generally provide that we are responsible for such taxes. In any case, we are ultimately responsible for payment of the taxes to the applicable government authorities. If real property taxes increase, tenants may be unable to make the required tax payments, ultimately requiring us to pay the taxes even if otherwise stated under the terms of the lease. If we fail to pay any such taxes, the applicable taxing authority may place a lien on the real property and the real property may be subject to a tax sale. In addition, we will generally be responsible for real property taxes related to any vacant space.
Uninsured losses or premiums for insurance coverage relating to real property may adversely affect your returns.
Our real properties may incur casualty losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Risks associated with potential terrorism acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders sometimes require property owners to purchase specific coverage against terrorism as a condition for providing mortgage loans. These policies may not be available at a reasonable cost, if at all, which could inhibit our ability to finance or refinance real property we may hold. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. Changes in the cost or availability of insurance could expose us to uninsured casualty losses. In the event that any of our real property incurs a casualty loss which is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, we cannot assure you that funding will be available to us for repair or reconstruction of damaged real property in the future.

Actions of joint venture partners could negatively impact our performance.
We may enter into joint ventures with third parties, including with entities that are affiliated with our advisor. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present with a direct investment in real estate, including, for example:

•	the possibility that our venture partner or co-tenant in an investment might become bankrupt or fail to fund their required capital contributions;

•	that the venture partner or co-tenant may at any time have economic or business interests or goals which are, or which become, inconsistent with our business interests or goals;

•	that such venture partner or co-tenant may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives;

•	the possibility that we may incur liabilities as a result of an action taken by such venture partner;

•
that disputes between us and a venture partner may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our business;

•
the possibility that if we have a right of first refusal or buy/sell right to buy out a co-venturer, co-owner or partner, we may be unable to finance such a buy-out if it becomes exercisable or we may be required to purchase such interest at a time when it would not otherwise be in our best interest to do so; or

•	the possibility that we may not be able to sell our interest in the joint venture if we desire to exit the joint venture.
Under certain joint venture arrangements, neither party has the power to control the joint venture, potentially resulting in an impasse in decision-making, which might have a negative influence on the joint venture and decrease potential returns to you. In addition, to the extent that our venture partner or co-tenant is an affiliate of our advisor, certain conflicts of interest will exist.

Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.

From time to time, we may seek to acquire multiple properties in a single transaction. Portfolio acquisitions are more complex and expensive than single property acquisitions, and the risk that a multiple-property acquisition does not close may be greater than in a single-property acquisition. Portfolio acquisitions may also result in us owning investments in geographically dispersed markets, placing additional demands on our ability to manage the properties in the portfolio. In addition, a seller may require that a group of properties be purchased as a package even though we may not want to purchase one or more properties in the portfolio. In these situations, if we are unable to identify another person or entity to acquire the unwanted properties, we may be required to operate or attempt to dispose of these properties. To acquire multiple properties in a single transaction we may be required to accumulate a large amount of cash. We would expect the returns that we earn on such cash to be less than the ultimate returns on real property, therefore accumulating such cash could reduce our funds available for distributions. Any of the foregoing events may have an adverse effect on our operations.
Costs of complying with governmental laws and regulations related to environmental protection and human health and safety may be high.
All real property investments and the operations conducted in connection with such investments are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. Some of these laws and regulations may impose joint and several liabilities on customers, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal.
Under various federal, state and local environmental laws, a current or previous owner or operator of real property may be liable for the cost of removing or remediating hazardous or toxic substances on such real property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell, rent or pledge such real property as collateral for future borrowings. Environmental laws also may impose restrictions on the manner in which real property may be used or businesses may be operated. Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. Additionally, tenant operations, the existing condition of land when we buy it, operations in the vicinity of our real property, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our real property. There are also various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply and which may subject us to liability in the form of fines or damages for noncompliance. In connection with the acquisition and ownership of real property, we may be exposed to such costs in connection with such regulations. The cost of defending against environmental claims, of any damages or fines we must pay, of compliance with environmental regulatory requirements or of remediating any contaminated real property could materially and adversely affect our business, lower the value of our assets or results of operations and, consequently, lower the amounts available for distribution to you.

Real property investments may contain or develop harmful mold or suffer from other indoor air quality issues, which could lead to liability for adverse health effects or property damage or cost for remediation.
When excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Indoor air quality issues can also stem from inadequate ventilation, chemical contamination from indoor or outdoor sources, and other biological contaminants such as pollen, viruses and bacteria. Indoor exposure to airborne toxins or irritants can be alleged to cause a variety of adverse health effects and symptoms, including allergic or other reactions. As a result, the presence of significant mold or other airborne contaminants at any of our real property investments could require us to undertake a costly remediation program to contain or remove the mold or other airborne contaminants or to increase ventilation. In addition, the presence of significant mold or other airborne contaminants could expose us to liability from our tenants or others if property damage or personal injury occurs.

The costs associated with complying with the Americans with Disabilities Act may reduce the amount of cash available for distribution to our stockholders.
Investment in real property may be subject to the Americans with Disabilities Act of 1990, as amended, or ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for "public accommodations" and "commercial facilities" that generally require that buildings and services be made accessible and available to people with disabilities. With respect to the properties we acquire, the ADA's requirements could require us to remove access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. Any monies we use to comply with the ADA will reduce the amount of cash available for distribution to our stockholders.
Real property is an illiquid investment, and we may be unable to adjust our portfolio in response to changes in economic or other conditions or sell a property if or when we decide to do so.
Real property is an illiquid investment. We may be unable to adjust our portfolio in response to changes in economic or other conditions. In addition, the real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any real property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a real property. Also, we may acquire real properties that are subject to contractual "lock-out" provisions that could restrict our ability to dispose of the real property for a period of time.
We may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements.
In acquiring a real property, we may agree to restrictions that prohibit the sale of that real property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that real property. Our real properties may also be subject to resale restrictions. All these provisions would restrict our ability to sell a property, which could reduce the amount of cash available for distribution to our stockholders.
The bankruptcy or insolvency of a significant tenant may adversely impact our operations and our ability to pay dividends.
The bankruptcy or insolvency of a significant tenant or a number of smaller tenants may have an adverse impact on our income and our ability to pay dividends. Generally, under bankruptcy law, a debtor tenant has 120 days to exercise the option of assuming or rejecting the obligations under any unexpired lease for nonresidential real property, which period may be extended once by the bankruptcy court. If the tenant assumes its lease, the tenant must cure all defaults under the lease and may be required to provide adequate assurance of its future performance under the lease. If the tenant rejects the lease, we will have a claim against the tenant's bankruptcy estate. Although rent owing for the period between filing for bankruptcy and rejection of the lease may be afforded administrative expense priority and paid in full, pre-bankruptcy arrears and amounts owing under the remaining term of the lease will be afforded general unsecured claim status (absent collateral securing the claim). Moreover, amounts owing under the remaining term of the lease will be capped. Other than equity and subordinated claims, general unsecured claims are the last claims paid in a bankruptcy and therefore funds may not be available to pay such claims in full.

Declines in the market values of our investments may adversely affect periodic reported results of operations and credit availability, which may reduce earnings and, in turn, cash available for distribution to our stockholders.
Some of our assets will be classified for accounting purposes as "available-for-sale." These investments are carried at estimated fair value and temporary changes in the market values of those assets will be directly charged or credited to stockholders' equity without impacting net income on the income statement. Moreover, if we determine that a decline in the estimated fair value of an available-for-sale security falls below its amortized value and is not temporary, we will recognize a loss on that security on the income statement, which will reduce our earnings in the period recognized.
A decline in the market value of our assets may adversely affect us particularly in instances where we have borrowed money based on the market value of those assets. If the market value of those assets declines, the lender may require us to post additional collateral to support the loan. If we were unable to post the additional collateral, we may have to sell assets at a time when we might not otherwise choose to do so. A reduction in credit available may reduce our earnings and, in turn, cash available for distribution to stockholders.
Further, credit facility providers may require us to maintain a certain amount of cash reserves or to set aside unlevered assets sufficient to maintain a specified liquidity position, which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on equity. In the event that we are unable to meet these contractual obligations, our financial condition could deteriorate rapidly.
Market values of our investments may decline for a number of reasons, such as changes in prevailing market rates, increases in defaults, increases in voluntary prepayments for those investments that we have that are subject to prepayment risk, widening of credit spreads and downgrades of ratings of the securities by ratings agencies.
We are subject to additional risks from our international investments.
We expect to purchase real estate investments located outside the United States. These investments may be affected by factors peculiar to the laws and business practices of the jurisdictions in which the properties are located. These laws and business practices may expose us to risks that are different from and in addition to those commonly found in the United States. Foreign investments could be subject to the following additional risks:

•	the burden of complying with a wide variety of foreign laws;

•	changing governmental rules and policies, including changes in land use and zoning laws, more stringent environmental laws or changes in such laws;

•
existing or new laws relating to the foreign ownership of real property and laws restricting the ability of foreign persons or companies to remove profits earned from activities within the country to the person's or company's country of origin;

•	the potential for expropriation;

•	possible currency transfer restrictions;

•	imposition of adverse or confiscatory taxes;

•	changes in real estate and other tax rates and changes in other operating expenses in particular countries;

•	possible challenges to the anticipated tax treatment of the structures that allow us to acquire and hold investments;

•	adverse market conditions caused by terrorism, civil unrest and changes in national or local governmental or economic conditions;

•	the willingness of domestic or foreign lenders to make loans in certain countries and changes in the availability, cost and terms of loan funds resulting from varying national economic policies;

•	general political and economic instability in certain regions;

•	the potential difficulty of enforcing obligations in other countries; and

•	our limited experience and expertise in foreign countries relative to its experience and expertise in the United States.

Investments in properties outside the United States subject us to foreign currency risks, which may adversely affect distributions and our REIT status.
Revenues generated from any properties or other real estate investments we acquire or ventures we enter into relating to transactions involving assets located in markets outside the United States likely will be denominated in the local currency. Therefore any investments we make outside the United States may subject us to foreign currency risk due to potential fluctuations in exchange rates between foreign currencies and the U.S. dollar. As a result, changes in exchange rates of any such foreign currency to U.S. dollars may affect our revenues, operating margins and distributions and may also affect the book value of our assets and the amount of stockholders' equity.
Changes in foreign currency exchange rates used to value a REIT's foreign assets may be considered changes in the value of the REIT's assets. These changes may adversely affect our status as a REIT. Further, bank accounts in foreign currency that are not considered cash or cash equivalents may adversely affect our status as a REIT.
Inflation in foreign countries, along with government measures to curb inflation, may have an adverse effect on our investments.
Certain countries have in the past experienced extremely high rates of inflation. Inflation, along with governmental measures to curb inflation, coupled with public speculation about possible future governmental measures to be adopted, has had significant negative effects on the certain international economies in the past and this could occur again in the future. The introduction of governmental policies to curb inflation can have an adverse effect on our business. High inflation in the countries in which we purchase real estate or make other investments could increase our expenses and we may not be able to pass these increased costs onto our tenants.
Lack of compliance with the United States Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.
We are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including potential competitors, are not subject to these prohibitions. Fraudulent practices, including corruption, extortion, bribery, pay-offs, theft and others, occur from time-to-time in countries in which we may do business. If people acting on our behalf or at our request are found to have engaged in such practices, severe penalties and other consequences could be imposed on us that may have a material adverse effect on our business, results of operations, cash flows and financial condition and our ability to pay distributions to our stockholders and the value of your investment.
Risks Related to Our Financing Strategy
We may not be able to access financing sources on attractive terms, which could adversely affect our ability to execute our business plan.
We may finance our assets with outside capital. Due to global liquidity constraints, nearly all financial industry participants, including real estate lenders and investors, continue to find it difficult to obtain cost-effective debt capital to finance new investment activity or to refinance maturing debt. We do not know whether any sources of capital will be available to us in the future on terms that are acceptable to us, if at all. If we cannot obtain sufficient capital on acceptable terms, our businesses and our ability to operate could be severely impacted.
We have broad authority to incur debt and high debt levels could hinder our ability to make distributions and decrease the value of your investment.
Our charter does not limit us from incurring debt until our borrowings would exceed 300% of our net assets. Further, we can increase our borrowings in excess of 300% of our net assets, if a majority of our independent directors approve such increase and the justification for such excess borrowing is disclosed to our stockholders in our next quarterly report. High debt levels would cause us to incur higher interest charges and higher debt service payments and could also be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.

We expect to use credit facilities to finance our investments, which may require us to provide additional collateral and significantly impact our liquidity position.

On October 5, 2016, we and MVP REIT, Inc. ("MVP REIT"), as borrowers, through our respective operating partnerships, entered into an unsecured credit agreement with KeyBank, National Association as the administrative agent and KeyBanc Capital Markets as the lead arranger.  Pursuant to the unsecured credit agreement, the borrowers were provided with a $30 million unsecured credit facility, which may be increased up to $100 million, in minimum increments of $10 million, for a maximum increase of $70 million. The unsecured credit facility has an initial term of two years, maturing on October 5, 2018, and may be extended for a one-year period if certain conditions are met and upon payment of an extension fee.

We expect to use this credit facility and potential other credit facilities to finance some of our investments. In a weakening economic environment, we would generally expect credit quality to decline, resulting in a higher likelihood that the lenders would require partial repayment from us, which could be substantial. Posting additional collateral to support our credit facilities could significantly reduce our liquidity and limit our ability to leverage our assets. In the event we do not have sufficient liquidity to meet such requirements, lending institutions can accelerate our indebtedness, which could have a material adverse effect on our business and operations.
Instability in the debt markets may make it more difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make to our stockholders.
If mortgage debt is unavailable on reasonable terms as a result of increased interest rates or other factors, we may not be able to finance the initial purchase of properties. In addition, if we place mortgage debt on properties, we run the risk of being unable to refinance such debt when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when we refinance debt, our income could be reduced. We may be unable to refinance debt at appropriate times, which may require us to sell properties on terms that are not advantageous to us, or could result in the foreclosure of such properties. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing securities or by borrowing more money.
Increases in interest rates could increase the amount of our debt payments and negatively impact our operating results.
Interest we pay on our debt obligations will reduce cash available for distributions. If we incur variable rate debt, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to make distributions to you. If we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments at times which may not permit realization of the maximum return on such investments.
Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.
When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage a property, discontinue insurance coverage, or replace our advisor. In addition, loan documents may limit our ability to replace a property's property manager or terminate certain operating or lease agreements related to a property. These or other limitations may adversely affect our flexibility and our ability to achieve our investment objectives.
Risks Related to Conflicts of Interest
The fees we and our sponsor pay to affiliates in connection with the acquisition and management of our investments were not determined on an arm's length basis; therefore, we do not have the benefit of arm's length negotiations of the type normally conducted between unrelated parties.
The fees to be paid to our advisor, our affiliated selling agent and other affiliates for services they provide for us were not determined on an arm's length basis. As a result, the fees have been determined without the benefit of arm's length negotiations of the type normally conducted between unrelated parties and may be in excess of amounts that we would otherwise pay to third parties for such services.

Our UPREIT structure may result in potential conflicts of interest with limited partners in our operating partnership whose interests may not be aligned with those of our stockholders.
Limited partners of our operating partnership may receive the right to vote on certain amendments to the operating partnership agreement, as well as on certain other matters. Persons holding such voting rights may exercise them in a manner that conflicts with the interests of our stockholders. As general partner of our operating partnership, we are obligated to act in a manner that is in the best interest of all partners of our operating partnership. Circumstances may arise in the future when the interests of limited partners in our operating partnership may conflict with the interests of our stockholders. These conflicts may be resolved in a manner stockholders do not believe are in their best interest.
Our executive officers and our advisor's key real estate, finance and securities professionals will face conflicts of interest caused by our compensation arrangements with our advisor and its affiliates, which could result in actions that are not in the long-term best interests of our company.
Our executive officers and our advisor's key real estate, finance and securities professionals are also officers, directors, managers and/or key professionals of our sponsor, our affiliated selling agent and other affiliated entities. Our advisor, our affiliated selling agent and other affiliated entities will receive substantial fees from us. These fees could influence the advice given to us by the key personnel of our advisor and its affiliates. Among other matters, these compensation arrangements could affect their judgment with respect to:

•
the continuation, renewal or enforcement of our agreements with our advisor, our affiliated selling agent and other affiliated entities, including the advisory agreement and the selling agreements with our selling agents;

•	public offerings of equity by us, which would enable our affiliated selling agent to earn additional selling commissions and our advisor to earn additional acquisition and asset management fees;

•
acquisitions of investments for us by affiliates, which entitle our advisor to acquisition and asset management fees and, in the case of acquisitions of real property from other affiliated entities, might entitle affiliates of our advisor to disposition fees in connection with services for the seller;

•	real property sales, since the asset management fees payable to our advisor will decrease;

•	sales of real property, which entitle our advisor to disposition fees; and

•	borrowings to acquire investments, which borrowings will increase the asset management fees payable to our advisor.
The fees our advisor receives in connection with transactions involving the acquisition of an asset are based on the cost of the investment, and not based on the quality of the investment or the quality of the services rendered to us. Additionally, the payment of certain fees may influence our advisor to recommend transactions with respect to the sale of a property or properties that may not be in our best interest at the time. Investments with higher net operating income growth potential are generally riskier or more speculative. In evaluating investments and other management strategies, the opportunity to earn fees may lead our advisor to place undue emphasis on criteria relating to its compensation at the expense of other criteria, such as the preservation of capital, to achieve higher short-term compensation. Considerations relating to our affiliates' compensation from us and other affiliates could result in decisions that are not in the best interests of our stockholders, which could hurt our ability to pay you distributions or result in a decline in the value of your investment.
Our affiliated selling agent, MVP American Securities, will face conflicts of interest in connection with its due diligence review and investigation of us and the prospectus and otherwise relating to the services provided on our behalf.
MVP American Securities is an affiliate of our advisor and may receive fees for acting as our affiliated selling agent. Because MVP American Securities is an affiliate, its due diligence review and investigation of us and our public offering documents cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer. In addition, MVP American Securities may act as a selling agent in future programs, if any, that may be sponsored by affiliates of our advisor. We may compete for investors with any such future programs and any overlap of such offerings with our offering could adversely affect our ability to raise all the capital we seek in our initial public offering, the timing of sales of our shares and the amount of proceeds we have to spend on real estate investments.

Our sponsor will face conflicts of interest relating to performing services on our behalf and such conflicts may not be resolved in our favor, meaning that we could invest in less attractive assets, which could limit our ability to make distributions and reduce your overall investment return.
Our sponsor and other affiliated entities rely on many of the same real estate, finance and securities professionals as our advisor. Our investment strategy is very similar to that of our sponsor and its affiliated entities. When these real estate, finance and securities professionals direct an investment opportunity to any affiliated entity, they, in their sole discretion, will offer the opportunity to the entity for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each entity. The allocation of investment opportunities could result in us investing in assets that provide less attractive returns, reducing the level of distributions we may be able to pay to you.
Further, our directors and officers, our sponsor, our advisor, Michael V. Shustek and any of their respective affiliates, employees and agents are not prohibited from engaging, directly or indirectly, in any business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition or sale of real estate investments or that otherwise compete with us. For a detailed description of the conflicts of interest that our advisor will face, see "Conflicts of Interest."
Our advisor's real estate, finance and securities professionals acting on behalf of our advisor will face competing demands relating to their time and this may cause our operations and your investment to suffer.
Our sponsor and other affiliated entities rely on many of the same real estate, finance and securities professionals as our advisor, including Mr. Shustek, for the day-to-day operation of our business. Mr. Shustek is also an executive officer of other affiliated entities, including serving as the Chief Executive Officer and President of MVP REIT. As a result of his interests in other affiliated entities and the fact that he engages in and will continue to engage in other business activities on behalf of himself and others, Mr. Shustek will face conflicts of interest in allocating his time among us, our sponsor and other affiliated entities and other business activities in which he is involved. These conflicts of interest could result in declines in the returns on our investments and the value of your investment.
Our advisor may have conflicting fiduciary obligations if we enter into joint ventures or engage in other transactions with its affiliates. As a result, in any such transaction we may not have the benefit of arm's-length negotiations of the type normally conducted between unrelated parties.
We have made and may continue to make co-investments in real estate with affiliates of our advisor through a joint venture. In these circumstances, our advisor will have a conflict of interest when fulfilling its fiduciary obligation to us. In any such transaction, we would not have the benefit of arm's-length negotiations of the type normally conducted between unrelated parties.
Our executive officers and our advisor's key real estate, finance and securities professionals face conflicts of interest related to their positions and interests in our affiliates which could hinder our ability to implement our business strategy and to generate returns to you.
Our executive officers and our advisor's key real estate, finance and securities professionals are also executive officers, directors, managers and key professionals of MVP American Securities and other affiliated entities. As a result, they owe duties to each of these entities, their members and limited partners and these investors, which duties may from time to time conflict with the fiduciary duties that they owe to us and our stockholders. In addition, our sponsor may grant equity interests in our advisor to certain management personnel performing services for our advisor. The loyalties of these individuals to other entities and investors could result in action or inaction that is detrimental to our business, which could harm the implementation of our business strategy and our investment and leasing opportunities. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to make distributions to you and to maintain or increase the value of our assets.
We may purchase real property from third parties who have existing or previous business relationships with affiliates of our advisor, and, as a result, in any such transaction, we may not have the benefit of arm's-length negotiations of the type normally conducted between unrelated parties.
We may purchase real estate from third parties that have existing or previous business relationships with affiliates of our advisor. The officers, directors or employees of our advisor and its affiliates may have a conflict in representing our interests in these transactions on the one hand and the interests of such affiliates in preserving or furthering their respective relationships on the other hand. In any such transaction, we will not have the benefit of arm's-length negotiations of the type normally conducted between unrelated parties, and the purchase price or fees paid by us may be in excess of amounts that we would otherwise pay to third parties.

Your interest in us could be diluted and we could incur other significant costs associated with being self-managed if we internalize our management functions.
Our board of directors may decide in the future to internalize our management functions. If we do so, we may elect to negotiate to acquire our advisor's assets and the personnel that our advisor utilizes to perform services on its behalf for us. The payment of such consideration could result in dilution of your interests as a stockholder and could reduce the income per share attributable to your investment. Additionally, although we would no longer bear the costs of the various fees and expenses we expect to pay to our advisor under the advisory agreement, our direct expenses would include general and administrative costs, including legal, accounting and other expenses related to corporate governance, SEC reporting and compliance. We would also employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances as well as incur the compensation and benefits costs of our officers and other employees and consultants. We may issue equity awards to officers, employees and consultants, which awards would decrease our net income and funds from operations and may further dilute your investment. We cannot reasonably estimate the amount of advisory fees we would save or the costs we would incur if we become self-managed. If the expenses we assume as a result of an internalization are higher than the expenses we avoid paying to our advisor, our income per share would be lower as a result of the internalization than it otherwise would have been, potentially decreasing the amount of cash available to distribute to our stockholders and the value of our shares.
Internalization transactions involving the acquisition of advisors affiliated with entity sponsors have also, in some cases, been the subject of litigation. Even if these claims are without merit, we could be forced to spend significant amounts of money defending claims which would reduce the amount of cash available for us to originate or acquire assets, and to pay distributions. If we internalize our management functions, we could have difficulty integrating these functions as a stand-alone entity. Currently, our advisor and its affiliates perform asset management and general and administrative functions, including accounting and financial reporting, for multiple entities. These personnel have substantial know-how and experience which provides us with economies of scale. We may fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity. Certain key employees may not become employees of the advisor but may instead remain employees of the sponsor or its affiliates. In addition, our advisory agreement provides that we will not solicit or hire the employees of our advisor or any of its affiliates during the term of the respective agreement and for a one-year period thereafter. As a result, our board of directors, including a majority of our independent directors, may determine that it is appropriate for us to pay our advisor consideration in order to cause it to relinquish these restrictive covenants and allow us to hire certain personnel who were performing services for us prior to the internalization.
An inability to manage an internalization transaction effectively could thus result in our incurring excess costs and suffering deficiencies in our disclosure controls and procedures or our internal control over financial reporting. Such deficiencies could cause us to incur additional costs, and our management's attention could be diverted from most effectively managing our investments.
Risks Related to This Offering and Our Corporate Structure
Our rights and the rights of our stockholders to recover claims against directors, including our independent directors, and our officers are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.
Maryland law provides that a director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter generally provides that no director or officer will be liable to us or our stockholders for monetary damages and that we must generally indemnify directors and officers for losses unless, in the case of independent directors, they are grossly negligent or engage in willful misconduct or, in the case of non-independent directors or officers, they are negligent or engage in misconduct. As a result, you and we may have more limited rights against our directors and officers than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a negligent manner. In addition, we may be obligated to fund the defense costs incurred by our directors (as well as by our officers, employees and agents) in some cases, which would decrease the cash otherwise available for distribution to you. See "Management—Limited Liability and Indemnification of Directors, Officers and Others."

Our charter limits the number of shares a person may own, which may discourage a takeover that could otherwise result in a premium price to our stockholders.
Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary or appropriate to preserve our qualification as a REIT. To help us comply with the REIT ownership requirements of the Code, among other purposes, our charter generally prohibits a person from beneficially or constructively owning more than 9.8% in value of the aggregate of our outstanding shares of capital stock or more than 9.8% in value or number of shares, whichever is more restrictive, of the aggregate of our outstanding common stock, unless exempted, prospectively or retroactively, by our board of directors. This limit can generally be waived and adjusted by our board of directors prospectively or retroactively. The ownership limit may have the effect of precluding a change in control of us by a third party, even if such change in control would be in the interest of the our stockholders (and even if such change in control would not reasonably jeopardize our REIT status). This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. In addition, these provisions may also decrease your ability to sell your shares of our common stock. For a detailed description, see "Description of Capital Stock—Restrictions on Ownership of Shares of Capital Stock."
Our charter permits our board of directors to issue stock with terms that may subordinate the rights of our stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.
Our board of directors may classify or reclassify any unissued common stock or preferred stock into other classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of repurchase of any such classes or series of stock. Thus, our board of directors could authorize the issuance of preferred stock with priority as to distributions and amounts payable upon liquidation over the rights of our stockholders. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to our stockholders. However, the issuance of preferred stock must be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel.
We are not and do not plan to be registered as an investment company under the Investment Company Act, and therefore we will not be subject to the requirements imposed and stockholder protections provided by the Investment Company Act; maintaining an exemption from registration may limit or otherwise affect our investment choices.
Neither we, our operating partnership, nor any of our subsidiaries are registered or intend to register as an investment company under the Investment Company Act. Our operating partnership's and subsidiaries' investments in real estate will represent the substantial majority of our total asset mix. In order for us not to be subject to regulation under the Investment Company Act, we engage, through our operating partnership and our wholly and majority-owned subsidiaries, primarily in the business of buying real estate. These investments must be made within a year after our public offering ends.
If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. We are organized as a holding company that conducts its businesses primarily through our operating partnership and its subsidiaries. We believe neither we nor our operating partnership nor the subsidiaries will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor our operating partnership nor the subsidiaries will engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership's wholly owned or majority-owned subsidiaries, we and our operating partnership will be primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring real property.

Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer's total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term "investment securities," among other things, are (i) U.S. government securities and (ii) securities issued by majority-owned subsidiaries that are (a) not themselves investment companies and (b) not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act relating to private investment companies. We believe that we, our operating partnership and the subsidiaries of our operating partnership will each comply with the 40% test as we have invested in real property, rather than in securities, through our wholly and majority-owned subsidiaries. As our subsidiaries will be investing either solely or primarily in real property, they would be outside of the definition of "investment company" under Section 3(a)(1)(C) of the Investment Company Act. As we are organized as a holding company that conducts its businesses primarily through our operating partnership, which in turn is a holding company conducting its business of investing in real property through wholly-owned or majority-owned subsidiaries. We monitor our holdings to ensure continuing and ongoing compliance with the 40% test.
Even if the value of investment securities held by one of our subsidiaries were to exceed 40% of the value of its total assets, we expect that subsidiary to be able to rely on the exception from the definition of an investment company under Section 3(c)(5)(C) of the Investment Company Act, which is available for entities "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate." Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires each of our subsidiaries relying on this exception to invest at least 55% of its portfolio in "mortgage and other liens on and interests in real estate," which we refer to as "qualifying real estate assets," and maintain at least 80% of its assets in qualifying real estate assets or other real estate-related assets. The remaining 20% of the portfolio can consist of miscellaneous assets.
For purposes of the exclusions provided by Sections 3(c)(5)(C), we will classify our investments based in large measure on no-action letters issued by the SEC staff and other SEC interpretive guidance and, in the absence of SEC Guidance, on our view of what constitutes a qualifying real estate asset and a real estate related asset. Although we intend to monitor our portfolio periodically and prior to each investment acquisition and disposition, there can be no assurance that we will be able to maintain this exclusion for each of these subsidiaries. It is not certain whether or to what extent the SEC or its staff in the future may modify its interpretive guidance to narrow the ability of issuers to rely on the exemption from registration provided by Section 3(c)(5)(C). Any such future guidance may affect our ability to rely on this exception.
Although we intend to monitor our portfolio periodically and prior to each investment acquisition and disposition, there can be no assurance that we, our operating partnership or our subsidiaries will be able to maintain this exemption from registration for the company and each of its subsidiaries. If the SEC or its staff does not agree with our determinations, we may be required to adjust our activities or those of our subsidiaries.
In the event that we, or our operating partnership, were to acquire assets that could make either entity fall within the definition of investment company under Section 3(a)(1)(C) of the Investment Company Act, we believe that we would still qualify for the exception from the definition of "investment company" provided by Section 3(c)(6). Although the SEC or its staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, qualifying real estate assets owned by wholly owned or majority-owned subsidiaries of our operating partnership.
Qualification for this exemption will limit our ability to make certain investments. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon such tests and/or exceptions, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.
Further, if we, our operating partnership or our subsidiaries are required to register as investment companies under the Investment Company Act, our investment options may be limited by various limitations, such as those mentioned above, and we or our subsidiaries would be subjected to a complex regulatory scheme, the costs of compliance with which can be high. For more information on issues related to compliance with the Investment Company Act, see "Investment Objectives and Strategy—Investment Company Act Considerations."

We are an "emerging growth company" under the federal securities laws and will be subject to reduced public company reporting requirements.
In April 2012, President Obama signed into law the Jumpstart Our Business Startups Act, or the JOBS Act. We are an "emerging growth company," as defined in the JOBS Act, and we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies."
We could remain an "emerging growth company" for up to five years, or until the earliest of (1) the last day of the first fiscal year in which our annual gross revenues equals or exceeds $1 billion, (2) December 31 of the fiscal year that we become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.
Under the JOBS Act, emerging growth companies are not required to (1) provide an auditor's attestation report on management's assessment of the effectiveness of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (2) comply with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (3) comply with any new audit rules adopted by the PCAOB after April 5, 2012, unless the SEC determines otherwise, (4) provide certain disclosure regarding executive compensation required of larger public companies or (5) hold stockholder advisory votes on executive compensation. Certain of these exemptions are inapplicable to us because of our structure as an externally managed REIT, and we have not made a decision as to whether to take advantage of any or all of the JOBS Act exemptions that applicable to us. If we do take advantage of any of these exemptions, we do not know if some investors will find our common stock less attractive as a result.
In addition, the JOBS Act provides that an "emerging growth company" can take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. In other words, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of such extended transition period. Since we will not be required to comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies, our financial statements may not be comparable to the financial statements of companies that comply with public company effective dates. If we were to subsequently elect to instead comply with these public company effective dates, such election would be irrevocable pursuant to Section 107 of the JOBS Act.
You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a stockholder.
Our board of directors determines our major policies, including our policies regarding growth, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under the Maryland General Corporation Law, or MGCL, and our charter, our stockholders have a right to vote only on limited matters. Our board's broad discretion in setting policies and our stockholders' inability to exert control over those policies increase the uncertainty and risks you face as a stockholder.
Your interest in us will be diluted if we issue additional shares.

Stockholders do not have preemptive rights to any shares issued by us in the future. Our charter currently has authorized 100,000,000 shares of capital stock, of which 98,999,000 shares are classified as common stock, par value $0.0001 per share, 1,000,000 shares are classified as preferred stock, par value $0.0001 per share, and 1,000 shares are classified as convertible stock, par value $0.0001 per share. We have designated 50,000 shares of our preferred stock as the Series A Redeemable Convertible Preferred Stock, or the Series A preferred stock and 97,000 shares of our preferred stock as the Series 1 Redeemable Convertible Preferred Stock, or the Series 1 preferred stock. Subject to any limitations set forth under Maryland law, our board of directors may amend our charter from time to time to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of stock of any class or series, or classify or reclassify any unissued shares into other classes or series of stock without the necessity of obtaining stockholder approval.

Our board of directors is authorized, without stockholder approval, to cause us to issue additional shares of our common stock or to raise capital through the issuance of additional preferred stock (including equity or debt securities convertible into preferred stock), options, warrants and other rights, on such terms and for such consideration as our board of directors in its sole discretion may determine.  We may issue additional shares of common stock, convertible debt or preferred stock pursuant to a subsequent public offering or a private placement, or to sellers of properties we directly or indirectly acquire instead of, or in addition to, cash consideration. Any such issuance could result in dilution of our stockholders' equity in the Company.

In particular, stockholders, including those who acquired shares of common stock in our initial public offering, have no rights to buy any additional shares of stock or other securities if we issue new shares of stock or other securities. Stockholders who do not participate in any future stock issuances will experience dilution in the percentage of the issued and outstanding stock they own. In addition, depending on the terms and pricing of any additional offerings and the value of our investments, stockholders also may experience dilution in the book value and fair mark value of, and the amount of distributions paid on, their shares.

Our charter also authorizes our board of directors, without stockholder approval, to designate and issue any classes or series of preferred stock (including equity or debt securities convertible into preferred stock) and to set or change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions and qualifications or terms or conditions of redemption of each class or series of shares so issued. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers, and rights senior to the rights of holders of common stock or preferred stock.

Under this power, our board of directors has created the Series A preferred stock and the Series 1 preferred stock, each of which ranks senior to our common stock with respect to the payment of dividends and rights upon liquidation, dissolution or winding up.  Specifically, payment of any distribution preferences on the Series A preferred stock, the Series 1 preferred stock, or any future series of preferred stock would reduce the amount of funds available for the payment of distributions on our common stock. Further, holders of our preferred stock are entitled to receive a preference payment if we liquidate, dissolve, or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. Holders of our preferred stock will have the right to require us to convert their shares into shares of our common stock. The conversion of our preferred stock into common stock may further dilute the ownership interest of our common stockholders. Following a "Listing Event", we also have the right but not the obligation to redeem the Series A preferred stock and Series 1 preferred stock. We may make such redemption payments in the form of shares of our common stock, which may further dilute the ownership interest of our common stockholders.

 Although the dollar amounts of such payments are unknown, the number of shares to be issued in connection with such payments may fluctuate based on the price of our common stock. If we elect to redeem any of our preferred stock with cash, the exercise of such rights may reduce the availability of our funds for investment purposes or to pay for distributions on our common stock. A "Listing Event" is defined in the Articles Supplementary for the Series A preferred stock and Series 1 preferred stock as an liquidity event involving the listing of our shares of common stock on national securities exchange or a merger or other transaction in which our stockholders will receive shares listed on a national securities exchange as consideration in exchange for their shares in the Company.

Any sales or perceived sales in the public market of shares of our common stock issuable upon the conversion or redemption of our preferred stock could adversely affect prevailing market prices of shares of our common stock. The issuance of common stock upon any conversion or redemption of our preferred stock also may have the effect of reducing our net income per share (or increasing our net loss per share). In addition, if a Listing Event occurs, the existence of our preferred stock may encourage short selling by market participants because the existence of redemption payments could depress the market price of shares of our common stock.
Payment of fees to our advisor and its affiliates will reduce cash available for investment and distribution and increases the risk that you will not be able to recover the amount of your investment in our shares.
Our advisor and its affiliates perform services for us in connection with the selection, acquisition, and management of our investments. We pay them substantial fees for these services, which will result in immediate dilution to the value of your investment and will reduce the amount of cash available for investment or distribution to stockholders. We may increase the compensation we pay to our advisor subject to approval by our board of directors and other limitations in our charter, which would further dilute your investment and the amount of cash available for investment or distribution to stockholders. We estimate that 100% of the gross proceeds from the offering will be available for investments. We intend to use a portion of this amount to pay fees and expenses to our advisor in connection with the selection and acquisition of our real estate investments, which amounts cannot be determined at the present time. We may also maintain a working capital reserve. As a result, stockholders will only receive a full return of their invested capital if we either (1) sell our assets or our company for a sufficient amount in excess of the original purchase price of our assets or (2) the market value of our company after we list our shares of common stock on a national securities exchange is substantially in excess of the original purchase price of our assets. Moreover, these fees increase the risk that the amount available for distribution to common stockholders upon a liquidation of our portfolio would be less than the purchase price of the shares in our initial public offering. These substantial fees and other payments also increase the risk that you will not be able to resell your shares at a profit, even if our shares are listed on a national securities exchange. For more information regarding the use of proceeds, see "Estimated Use of Proceeds." For a discussion of our fee arrangement with our advisor and its affiliates, see "Management Compensation."

Our board of directors could opt into certain provisions of the MGCL relating to deterring or defending hostile takeovers in the future, which may discourage others from trying to acquire control of us and may prevent our stockholders from receiving a premium price for their stock in connection with a business combination.
Under Maryland law, "business combinations" between a Maryland corporation and certain interested stockholders or affiliates of interested stockholders are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder and thereafter may only be consummated if approved by two supermajority votes of our stockholders. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Also under Maryland law, control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation are excluded from the vote on whether to accord voting rights to the control shares. These provisions may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. Similarly, provisions of Title 3, Subtitle 8 of the MGCL could provide similar anti-takeover protection. For more information about the business combination, control share acquisition and Subtitle 8 provisions of Maryland law, see "Description of Capital Stock—Business Combinations," "Description of Capital Stock—Control Share Acquisitions" and "Description of Capital Stock—Subtitle 8."
Our charter includes a provision that may discourage a person from launching a mini-tender offer for our shares.
Our charter provides that any tender offer made by a person, including any "mini-tender" offer, must comply with most provisions of Regulation 14D of the Securities Exchange Act of 1934, as amended, or the Exchange Act. A "mini-tender offer" is a public, open offer to all stockholders to buy their stock during a specified period of time that will result in the bidder owning less than 5% of the class of securities upon completion of the mini-tender offer process. Absent such a provision in our charter, mini-tender offers for shares of our common stock would not be subject to Regulation 14D of the Exchange Act. Tender offers, by contrast, result in the bidder owning more than 5% of the class of securities and are automatically subject to Regulation 14D of the Exchange Act. Pursuant to our charter, the offeror must provide our company notice of such tender offer at least 10 business days before initiating the tender offer. If the offeror does not comply with these requirements, no stockholder may transfer shares of our common stock to such offeror unless such stockholder shall have first offered such shares to us for purchase at the tender offer price. In addition, the non-complying offeror shall be responsible for all of our expenses in connection with that offeror's noncompliance. This provision of our charter may discourage a person from initiating a mini-tender offer for our shares and prevent you from receiving a premium price for your shares in such a transaction. See "Description of Capital Stock—Tender Offers."
Federal Income Tax Risks
Failure to maintain our status as a REIT could adversely affect our operations and our ability to make distributions.
We intend to qualify as a real estate investment trust, or a REIT, for federal income tax purposes. Although we have received an opinion of counsel with respect to our qualification as a REIT, investors should be aware, among other things, that such opinion will not bind the Internal Revenue Service and is based on certain representations as to factual matters and covenants made by us. Both the validity of such opinion and our qualification as a REIT will depend on our satisfaction of numerous requirements (some on an annual and quarterly basis) established under highly technical and complex provisions of the Code, for which there are only limited judicial or administrative interpretations, and involves the determination of various factual matters and circumstances not entirely within our control. Importantly, as of the date hereof we have a limited operating history and both the opinion and any other assessment regarding our qualification as a REIT depends wholly on projections regarding our future activities and our ability, within one year after our receipt thereof, to apply the proceeds of our initial public offering to qualifying assets for purposes of the REIT requirements.
If we were to fail to maintain our status as a REIT for any taxable year, or if our board determined to revoke our REIT election, we would be subject to U.S. federal income tax on our taxable income at corporate rates. In addition, we would be disqualified from treatment as a REIT for the four taxable years following the year in which we lose our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, absent IRS relief, distributions to stockholders would no longer be deductible in computing our taxable income, and we would no longer be required to make distributions. To the extent that distributions had been made in anticipation of our qualifying as a REIT, we might be required to borrow funds or liquidate some investments in order to pay the applicable corporate income tax.
Lastly, it is possible that future economic, market, legal, tax or other considerations may cause our board of directors to determine that it is no longer in our best interest to continue to be qualified as a REIT and recommend that we revoke our REIT election.

Our leases must be respected as such for U.S. federal income tax purposes in order for us to qualify as a REIT.
In order for us to qualify as a REIT, at least 75% of our gross income each year must consist of real estate-related income, including rents from real property. Income from operation of our parking facilities will not be treated as rents from real property. Accordingly, we will lease our parking facilities to lessees that will operate the facilities. If such leases were recharacterized as management contracts for U.S. federal income tax purposes or otherwise as an arrangement other than a lease, we could fail to qualify as a REIT.
To qualify as a REIT, we must meet annual distribution requirements, which may result in us distributing amounts that may otherwise be used for our operations or having to borrow funds.
To obtain the favorable tax treatment accorded to REITs, we normally will be required each year to distribute dividends to our stockholders equal to at least 90% of our real estate investment trust taxable income, determined without regard to the dividends-paid deduction and by excluding net capital gains. We will be subject to U.S. federal income tax on our undistributed taxable income and net capital gain and to a 4% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on acquisitions of properties, and it is possible that we might be required to borrow funds or sell assets to fund these distributions. We may not always be able to make distributions sufficient to meet the annual distribution requirements and to avoid corporate income and excise taxes.
From time to time, we may generate taxable income greater than our income for financial reporting purposes, or differences in timing between the recognition of taxable income and the actual receipt of cash may occur, e.g., from (i) the effect of non-deductible capital expenditures, (ii) the creation of reserves, (iii) the recognition of original issue discount or (iv) required debt amortization payments. If we do not have other funds available in these situations, it might be necessary to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of our shares or other taxable in-kind distributions of property. We may need to borrow funds at times when the market conditions are unfavorable. Such borrowings could increase our costs and reduce the value of your investment. In the event in-kind distributions are made, your tax liabilities associated with an investment in our common stock for a given year may exceed the amount of cash we distribute to you during such year. Distributions in kind shall not be permitted, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for the dissolution of the corporation and the liquidation of its assets in accordance with the terms of the charter or distributions in which (a) the board advises each stockholder of the risks associated with direct ownership of the property, (b) the board offers each stockholder the election of receiving such in-kind distributions and (c) in-kind distributions are made only to those stockholders that accept such offer.
You may have current tax liability on distributions if you elect to reinvest in our shares.
Our stockholders who elect to participate in the distribution reinvestment plan, and who are subject to U.S. federal income taxation laws, will incur a tax liability on an amount equal to the fair market value on the relevant distribution date of the shares of our common stock purchased with reinvested distributions, even though such stockholders have elected not to receive the cash distributions used to purchase those shares of common stock. As a result, if you are not a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.
Dividends payable by REITs generally do not qualify for the reduced tax rates that apply to other corporate dividends.
The maximum U.S. federal income tax rate for dividends payable by corporations to domestic stockholders that are individuals, trusts or estates is generally 20%. Dividends from REITs, however, generally continue to be taxed at the normal ordinary income rate applicable to the individual recipient, rather than the 20% preferential rate. The more favorable rates applicable to regular corporate dividends could cause investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations, which could adversely affect the value of the stock of REITs, including our common stock. See "Material U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders."

In certain circumstances, we may be subject to federal, state and local taxes as a REIT, which would reduce our cash available for distribution to you.
Even if we qualify and maintain our status as a REIT, we may be subject to U.S. federal income taxes or state taxes. For example, net income from a "prohibited transaction," generally sales of property held primarily for sale to customers in the ordinary course of business, will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain capital gains we earn from the sale or other disposition of our property and pay income tax directly on such gains. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability unless they file U.S. federal income tax returns to claim refunds. We may also be subject to state and local taxes on our income or property, either directly or at the level of the companies through which we indirectly own our assets. Any U.S. federal or state taxes we pay will reduce our cash available for distribution to you. See "Material U.S. Federal Income Tax Considerations—Taxation of Our Company."
Distributions to tax-exempt investors may be classified as unrelated business taxable income.
Neither ordinary nor capital gain distributions with respect to our common stock nor gain from the sale of common stock should generally constitute unrelated business taxable income to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

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Part of the income and gain recognized by certain qualified employee pension trusts with respect to our common stock may be treated as unrelated business taxable income if shares of our common stock are predominately held by qualified employee pension trusts, and we are required to rely on a special look-through rule for purposes of meeting one of the REIT share ownership tests, and we are not operated in a manner to avoid treatment of such income or gain as unrelated business taxable income;

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Part of the income and gain recognized by a tax-exempt investor with respect to our common stock would constitute unrelated business taxable income if the investor incurs debt in order to acquire the common stock;

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Part or all of the income or gain recognized with respect to our common stock by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17), or (20) of the Code may be treated as unrelated business taxable income.

See "Material U.S. Federal Income Tax Considerations—Treatment of Tax-Exempt Stockholders."
Investments in other REITs and real estate partnerships could subject us to the tax risks associated with the tax status of such entities.
We may invest in the securities of other REITs and real estate partnerships. Such investments are subject to the risk that any such REIT or partnership may fail to satisfy the requirements to qualify as a REIT or a partnership, as the case may be, in any given taxable year. In the case of a REIT, such failure would subject such entity to taxation as a corporation, may require such REIT to incur indebtedness to pay its tax liabilities, may reduce its ability to make distributions to us, and may render it ineligible to elect REIT status prior to the fifth taxable year following the year in which it fails to so qualify. In the case of a partnership, such failure could subject such partnership to an entity level tax and reduce the entity's ability to make distributions to us. In addition, such failures could, depending on the circumstances, jeopardize our ability to qualify as a REIT.
Complying with the REIT requirements may impact our ability to maximize profits.
To qualify as a REIT for U.S. federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of shares of our common stock. We may be required to forego attractive investments or liquidate otherwise attractive investments to comply with such tests. We also may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Complying with the REIT requirements may force us to liquidate otherwise attractive investments.
To qualify as a REIT, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified real estate-related assets. The remainder of our investments (other than governmental securities and qualified real estate-related assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate-related assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total securities can be represented by securities of one or more taxable REIT subsidiaries. See "Material U.S. Federal Income Tax Considerations—Requirements For Qualification—Asset Tests." If we fail to comply with these requirements at the end of any calendar quarter, we must correct such failure within 30 days after the end of the calendar quarter to avoid losing our REIT status and suffering adverse tax consequences. As a result, we may be required to liquidate otherwise attractive investments to maintain REIT status. Such action may subject the REIT to the tax on prohibited transactions, discussed below.

Liquidation of assets may jeopardize our REIT status.
To continue to qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to satisfy our obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our status as a REIT, or we may be subject to a 100% tax on any resulting gain if we sell assets that are treated as dealer property or inventory.
Certain of our business activities are potentially subject to the prohibited transaction tax, which could reduce the return on your investment.
Our ability to dispose of property during the first few years following acquisition is restricted to a substantial extent as a result of our REIT status. Under applicable provisions of the Code regarding prohibited transactions by REITs, we will be subject to a 100% tax on any gain realized on the sale or other disposition of any property (other than foreclosure property) we own, directly or through any subsidiary entity, including our operating partnership, but excluding our taxable REIT subsidiaries, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of trade or business. Whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. We intend to avoid the 100% prohibited transaction tax by (1) conducting activities that may otherwise be considered prohibited transactions through a taxable REIT subsidiary, (2) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or through any subsidiary other than a taxable REIT subsidiary, will be treated as a prohibited transaction or (3) structuring certain dispositions of our properties to comply with certain safe harbors available under the Internal Revenue Code for properties held at least two years. However, no assurance can be given that any particular property we own, directly or through any subsidiary entity, , including our operating partnership, other than our taxable REIT subsidiaries, will not be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business.
Recharacterization of sale-leaseback transactions may cause us to lose our REIT status.
We may purchase real property and lease it back to the sellers of such property. We cannot assure you that the Internal Revenue Service will not challenge any characterization of such a lease as a "true lease," which would allow us to be treated as the owner of the property for federal income tax purposes. In the event that any such sale-leaseback transaction is challenged and recharacterized as a financing transaction or loan for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the REIT qualification "asset tests" or the "income tests" and, consequently, lose our REIT status. Alternatively, the amount of our REIT taxable income could be recalculated, which might also cause us to fail to meet the distribution requirement for a taxable year.
The stock ownership limit imposed by the Code for REITs and our charter may restrict our business combination opportunities.
To qualify as a REIT under the Code, not more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of any taxable year after our first year in which we qualify as a REIT. Our charter, with certain exceptions, authorizes our board of directors to take the actions that are necessary or appropriate to preserve our qualification as a REIT. Unless an exemption is granted prospectively or retroactively by our board of directors, no person (as defined to include entities) may own more than 9.8% in value of the aggregate of our outstanding shares of capital stock or more than 9.8%, in value or in number of shares, whichever is more restrictive, of the aggregate of our outstanding shares of common stock. Generally, this limit can be waived and adjusted by the board of directors. In addition, our charter will generally prohibit beneficial or constructive ownership of shares of our capital stock by any person that owns, actually or constructively, an interest in any of our tenants that would cause us to own, actually or constructively, 10% or more of any of our tenants. Our board of directors may grant an exemption from the 9.8% ownership limit prospectively or retroactively in its sole discretion, subject to such conditions, representations and undertakings as required by our charter or as it may determine. These ownership limitations in our charter are common in REIT charters and are intended, among other purposes, to assist us in complying with the tax law requirements and to minimize administrative burdens. However, these ownership limits might also delay or prevent a transaction or a change in our control that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders.

Legislative or regulatory action could adversely affect us or our investors.
In recent years, numerous legislative and administrative changes have been made or proposed to the U.S. federal income tax laws applicable to investments in REITs and similar entities. Additional changes to tax laws are likely to continue to occur in the future and may take effect retroactively, and there can be no assurance that any such changes will not adversely affect how we are taxed or the taxation of a stockholder. Any such changes could have an adverse effect on an investment in our shares. We urge you to consult with your own tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares.
Non-U.S. investors may be subject to FIRPTA on the sale of common stock if we are unable to qualify as a domestically controlled REIT.
A non-U.S. person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to a tax under the Foreign Investment in Real Property Tax Act of 1980, or "FIRPTA," on the gain recognized on the disposition. FIRPTA does not apply, however, to the disposition of stock in a REIT if the REIT is a "domestically controlled REIT." A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by non-U.S. holders. There can be no assurance that we will qualify as a domestically controlled REIT. If we were to fail to so qualify, gain realized by a foreign investor on a sale of our common stock would be subject to FIRPTA unless our common stock was traded on an established securities market and the non-U.S. investor did not at any time during a specified testing period directly or indirectly own more than 5% of the value of our outstanding common stock. We are not currently traded on an established securities market, nor do we anticipate being traded on an established securities market in the foreseeable future. See "Material U.S. Federal Income Tax Considerations—Taxation of Non-U.S. Stockholders—Dispositions."
Qualifying as a REIT involves highly technical and complex provisions of the Code.
Qualification as a REIT involves the application of highly technical and complex Code provisions for which only limited judicial and administrative authorities exist. Even a technical or inadvertent violation could jeopardize our REIT qualification. Our continued qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis. In addition, our ability to satisfy the requirements to qualify as a REIT may depend in part on the actions of third parties over which we have no control or only limited influence, including in cases where we own an equity interest in an entity that is classified as a partnership for U.S. federal income tax purposes.
For a discussion of these and other tax considerations relevant to an investment in our stock, see "Material U.S. Federal Income Tax Considerations" below.
Retirement Plan Risks
If you fail to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our stock, you could be subject to criminal and civil penalties.
There are special considerations that apply to employee benefit plans subject to the Employee Retirement Income Security Act of 1974, or ERISA, (such as pension, profit-sharing or 401(k) plans) and other retirement plans or accounts subject to Section 4975 of the Internal Revenue Code (such as an IRA or Keogh plan) whose assets are being invested in our common stock. If you are investing the assets of such a plan (including assets of an insurance company general account or entity whose assets are considered plan assets under ERISA) or account in our common stock, you should satisfy yourself that:

•	your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

•	your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan or account's investment policy;

•	your investment satisfies the prudence and diversification requirements of Section 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and/or the Internal Revenue Code;

•	your investment will not impair the liquidity of the plan or IRA;

•	your investment will not produce unrelated business taxable income, referred to as UBTI for the plan or IRA;

•	you will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.
With respect to the annual valuation requirements described above, we expect to provide an estimated value for our shares annually by publishing such value in reports filed with the SEC.
This estimated value may not reflect the proceeds you would receive upon our liquidation or upon the sale of your shares. Accordingly, we can make no claim whether such estimated value will or will not satisfy the applicable annual valuation requirements under ERISA and the Code. The Department of Labor or the Internal Revenue Service may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our common shares. In the absence of an appropriate determination of value, a plan fiduciary or an IRA custodian may be subject to damages, penalties or other sanctions.
Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil and criminal penalties and could subject the fiduciary to equitable remedies. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Code, the fiduciary or IRA owner who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. For a discussion of the considerations associated with an investment in our shares by a qualified employee benefit plan or IRA, see "ERISA Considerations." ERISA plan fiduciaries and IRA owners should consult with counsel before making an investment in our shares.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements about our business, including, in particular, statements about our plans, strategies and objectives. We caution that forward-looking statements are not guarantees. You can generally identify forward-looking statements by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue" or other similar words. You should not rely on these forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements.
The forward-looking statements included herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	our ability to effectively deploy the proceeds raised in our initial public offering;

•	the performance of properties we may acquire;

•	changes in economic conditions generally, and in the real estate and capital markets specifically;

•	real estate values in markets in which we operate;

•	our failure to maintain our status as a REIT;

•	legislative or regulatory changes (including changes to the laws governing the taxation of REITs);

•	potential damage and costs arising from natural disasters, terrorism and other extraordinary events, including extraordinary events affecting parking facilities included in our portfolio;

•	risks from extraordinary losses for which we may not have insurance or adequate reserves;

•	potential liability for environmental contamination, which could result in substantial costs to us;

•	competitive factors that may limit our ability to make investments or attract and retain tenants;

•	the failure of acquisitions to achieve anticipated results;

•	the unavailability of capital;

•	changing interest rates, which could increase our costs;

•	changes to generally accepted accounting principles; and

•	the other factors discussed under "Risk Factors" and elsewhere in this prospectus.
Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus. All forward-looking statements are made as of the date of this prospectus and the risk that actual results will differ materially from the expectations expressed in this prospectus will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, including, without limitation, the risks described under "Risk Factors," the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.
You should carefully review the "Risk Factors" section of this prospectus for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospectus and financial conditions. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ESTIMATED USE OF PROCEEDS

The proceeds raised pursuant to our distribution reinvestment plan will be used for general corporate purposes, including, but not limited to, investment in real estate and real estate related assets, payment of fees and other costs, repayment of debt and funding for our share repurchase program. We cannot predict with any certainty how much distribution reinvestment plan proceeds will be used for any of these purposes, and we have no basis for estimating the number of shares that will be sold pursuant to our distribution reinvestment plan. No selling commissions or dealer manager fees are payable on shares sold under our distribution reinvestment plan, and we expect any other offering expenses to be nominal.

MANAGEMENT
Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board of directors is responsible for directing the management of our business and affairs. The board of directors has retained our advisor to manage our day-to-day affairs and to implement our investment strategy, subject to the board of directors' direction, oversight and approval.

We have a total of five directors, four of whom are independent of us, our advisor, our sponsor and our respective affiliates as determined in accordance with the North American Securities Administrators Association's Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted on May 7, 2007, or the NASAA REIT Guidelines. The NASAA REIT Guidelines require our charter to define an independent director as a director who is not and has not for the last two years been associated, directly or indirectly, with our sponsor or our advisor. A director is deemed to be associated with our sponsor or our advisor if he or she owns any interest in, is employed by, is an officer or director of, or has any material business or professional relationship with our sponsor, our advisor or any of their affiliates, performs services (other than as a director) for us, or serves as a director or trustee for more than three REITs sponsored by our sponsor or advised by the advisor. A business or professional relationship will be deemed material per se if the gross revenue derived by the director from our sponsor, the advisor or any of their affiliates exceeds five percent of (1) the director's annual gross revenue derived from all sources during either of the last two years or (2) the director's net worth on a fair market value basis. An indirect relationship is defined to include circumstances in which the director's spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with us, our sponsor, the advisor or any of its affiliates. Our board has determined that each of Allen Wolff, David Chavez, Erik Hart and John Dawson qualifies as an independent director under the NASAA REIT Guidelines.

We refer to our directors who are not independent as our "affiliated directors." Currently, our only affiliated director is Michael V. Shustek. At the first meeting of our board of directors consisting of a majority of independent directors, our charter was reviewed and ratified by a majority vote of the directors, including a majority of the independent directors.
Our charter and bylaws provide that the number of our directors may be established by a majority of the board of directors but may not be fewer than three nor more than fifteen. Our charter also provides that a majority of the directors must be independent directors and that at least one of the independent directors must have at least three years of relevant real estate experience. The independent directors will nominate replacements for vacancies among the independent directors.
Our board of directors is elected by our common stockholders on an annual basis. Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of stockholders entitled to cast at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of any special meeting called to remove a director will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director will be removed.
At such time as we are subject to Subtitle 8 of the MGCL, we have elected to provide that a vacancy following the removal of a director or a vacancy created by an increase in the number of directors or the death, resignation, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred and, in the case of an independent director, the director must also be nominated by the remaining independent directors.
If there are no remaining independent directors, then a majority vote of the remaining directors will be sufficient to fill a vacancy among the independent directors' positions. If at any time there are no independent or affiliated directors in office, successor directors will be elected by the stockholders. Each director will be bound by our charter.

Responsibilities of Directors
The responsibilities of the members of the board of directors include:

•	approving and overseeing our overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

•	approving and overseeing our debt financing strategies;

•	approving joint ventures and other such relationships with third parties;

•	approving a potential liquidity event;

•	determining our distribution policy and authorizing distributions from time to time; and

•	approving amounts available for repurchases of shares of our common stock.
The directors are accountable to us and our stockholders as fiduciaries. This means that the directors must perform their duties in good faith and in a manner each director believes to be in our best interests. Further, our directors must act with such care as an ordinarily prudent person in a like position would use under similar circumstances, including exercising reasonable inquiry when taking actions. The directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require. The directors will meet quarterly or more frequently as necessary.
We will follow investment guidelines adopted by our board of directors and the investment and borrowing policies set forth in this prospectus unless they are modified by our directors. Our board of directors may establish further written policies on investments and borrowings and shall monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interests of our stockholders.
In order to reduce or eliminate and address certain potential conflicts of interest, our charter requires that a majority of our board of directors (including a majority of the independent directors) not otherwise interested in the transaction approve any transaction with any of our directors, our sponsor, our advisor, or any of their affiliates. The independent directors will also be responsible for reviewing from time to time but at least annually (1) the performance of our advisor and determining that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services performed; (2) that our total fees and expenses are otherwise reasonable in light of our investment performance, our net assets, our net income, the fees and expenses of other comparable unaffiliated REITs and other factors deemed relevant by our independent directors; and (3) that the provisions of the advisory agreement are being carried out. Each such determination shall be reflected in the applicable board minutes.
Committees of the Board of Directors
Our board of directors may establish committees it deems appropriate to address specific areas in more depth than may be possible at a full board of directors meeting, provided that the majority of the members of each committee are independent directors.
Audit Committee
Our board of directors has established an audit committee. The audit committee meets, at least quarterly and more frequently as necessary. The audit committee's primary function is to assist the board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established and the audit and financial reporting process. The audit committee is comprised of three directors, all of whom are independent directors and one of whom is deemed an audit committee financial expert. Our audit committee consists of David Chavez, John E. Dawson and Allen Wolff. Our board of directors has also determined that John E. Dawson meets the audit committee financial expert requirements.

Nominating and Corporate Governance Committee
We do not have a separate nominating and corporate governance committee. We believe that our board of directors is qualified to perform the functions typically delegated to a nominating and corporate governance committee and that the formation of a separate committee is not necessary at this time. Instead, our full board of directors performs functions similar to those which might otherwise normally be delegated to such a committee, including, among other things, developing a set of corporate governance principles, adopting a code of ethics, adopting objectives with respect to conflicts of interest, monitoring our compliance with corporate governance requirements of state and federal law, establishing criteria for prospective members of our board of directors, conducting candidate searches and interviews, overseeing and evaluating our board of directors and our management, evaluating from time to time the appropriate size and composition of our board of directors and recommending, as appropriate, increases, decreases and changes to the composition of our board of directors and formally proposing the slate of directors to be elected at each annual meeting of our stockholders.

Compensation Committee
Our board of directors believes that it is appropriate for our board of directors not to have a standing compensation committee based upon the fact that our executive officers and our affiliated directors will not receive compensation directly from us for services rendered to us, and we do not intend to pay compensation directly to our executive officers or our affiliated directors. Our independent directors will receive certain compensation from us, which is described in more detail under "—Compensation of Executive Officers and Directors."
Compensation Committee Interlocks and Insider Participation

Other than Michael V. Shustek, no member of our board of directors served as an officer, and no member of our board of directors served as an employee, of the Company or any of its subsidiaries during the year ended December 31, 2016. In addition, during the year ended December 31, 2016, none of our executive officers served as a member of a compensation committee (or other committee of our board of directors performing equivalent functions or, in the absence of any such committee, our entire board of directors) of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Code of Ethics
We have adopted a Code of Business Conduct and Ethics, or the Code of Ethics, which contains general guidelines for conducting our business and is designed to help directors, employees and independent consultants resolve ethical issues in an increasingly complex business environment. The Code of Ethics applies to all of our officers, including our principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions and all members of our board of directors. The Code of Ethics covers topics including, but not limited to, conflicts of interest, record keeping and reporting, payments to foreign and U.S. government personnel and compliance with laws, rules and regulations. We will provide to any person without charge a copy of our Code of Ethics, including any amendments or waivers, upon written request delivered to our principal executive office.
Communication with Directors
We have established procedures for stockholders or other interested parties to communicate directly with our board of directors. Such parties can contact the board by mail at: Chairman of the MVP REIT II Audit Committee, c/o Corporate Secretary, 8880 West Sunset Road, Suite 240, Las Vegas, Nevada 89148.
The chairman of the audit committee will receive all communications made by these means, and will distribute such communications to such member or members of our board of directors as he or she deems appropriate, depending on the facts and circumstances outlined in the communication received. For example, if any questions regarding accounting, internal controls and auditing matters are received, they will be forwarded by the chairman of the audit committee to the members of the audit committee for review.

Directors and Executive Officers

The following table sets forth the names, ages as of March 24, 2017 and positions of the individuals who serve as our directors and executive officers as of March 24, 2017:

Name	Age	Title

Michael V. Shustek	58	Chief Executive Officer and Director
Ed Bentzen	40	Chief Financial Officer
Allen Wolff(1)	45	Independent Director
David Chavez(1)	51	Independent Director
Erik Hart	46	Independent Director
John E. Dawson(1)	59	Independent Director

(1) Member of the audit committee.

The following table sets forth the names, ages as of March 24, 2017 and positions of the individuals who serve as directors, executive officers and certain significant employees of MVP Realty Advisors (the Advisor) or our affiliates:

Name	Age	Title

Michael V. Shustek	58	President & Chief Executive Officer
Ed Bentzen	40	Chief Financial Officer

Michael V. Shustek has been Chief Executive Officer, President, Secretary and the Chairman of the board of directors of our company since inception and serves as the Chief Executive Officer of our advisor. He is also Chief Executive Officer and a director of MVP REIT, Inc. since its inception, Chairman of the Board of Directors, Chief Executive Officer and a director of Vestin Group, Inc., or Vestin Group, since April 1999, and a Director and CEO of Vestin Realty Mortgage II, Inc., and Vestin Realty Mortgage I, Inc. since January 2006. In July 2012, Mr. Shustek became a principal of MVP American Securities. During January 2013, Mr. Shustek became the sole owner of MVP American Securities. In February 2004, Mr. Shustek became the President of Vestin Group. In 2003, Mr. Shustek became the Chief Executive Officer of Vestin Originations, Inc. In 1995, Mr. Shustek founded Del Mar Mortgage, and has been involved in various aspects of the real estate industry in Nevada since 1990. In 1993, he founded Foreclosures of Nevada, Inc., a company specializing in non-judicial foreclosures. In 1997, Mr. Shustek was involved in the initial founding of Nevada First Bank, with the largest initial capital base of any new state charter in Nevada's history. In 1993, Mr. Shustek also started Shustek Investments, a company that originally specialized in property valuations for third-party lenders or investors.
Mr. Shustek has co-authored two books, entitled "Trust Deed Investments," on the topic of private mortgage lending, and "If I Can Do It, So Can You." Mr. Shustek is a guest lecturer at the University of Nevada, Las Vegas, where he also has taught a course in Real Estate Law and Ethics. Mr. Shustek received a Bachelor of Science degree in Finance at the University of Nevada, Las Vegas. As our founder and CEO, Mr. Shustek is highly knowledgeable with regard to our business operations. In addition, his participation on our board of directors is essential to ensure efficient communication between our board and management.
On February 27, 2001, the Division of Securities of the Ohio Department of Commerce, or the Division, issued a temporary suspension order against Vestin Realty Mortgage I, Inc. (the successor to the entity then known as DM Mortgage Investors, LLC) and Mr. Shustek temporarily suspending the offer and sale of its securities in Ohio involving matters related to Vestin Realty Mortgage I, Inc., or the Ohio Regulatory Action. The Ohio Regulatory Action required Vestin Realty Mortgage I, Inc., to correct certain statements made by Mr. Shustek in seminars conducted by Mr. Shustek in Ohio in February 2001 and explain that certain newspaper advertisements in Ohio placed by Vestin Mortgage were not intended to reflect the potential performance of Vestin Realty Mortgage I. As a result of Vestin Realty Mortgage I, Inc. agreeing to take these and other certain actions, including making a rescission offer, on March 9, 2001, the Division issued an order revoking the temporary suspension order.

In 2006, the SEC conducted an investigation of certain matters related to Vestin Realty Mortgage I, Inc., Vestin Mortgage, LLC, Vestin Capital, Inc., Vestin Realty Mortgage II, Inc., and Vestin Fund III, LLC. On September 27, 2006, the investigation was resolved through the entry of an Administrative Order by the SEC (SEC Rel. No. 33-8744), or the Order. Vestin Mortgage and its Chief Executive Officer, Mr. Shustek, and Vestin Capital, or collectively, the Respondents, consented to the entry of the Order without admitting or denying the findings therein. In the Order, the SEC found that the respondents violated Section 17(a)(2) and (a)(3) of the Securities Act of 1933, as amended, through the use of certain slide presentations in connection with the sale of units in Vestin Fund III, LLC and in VRM II's predecessor, Vestin Fund II, LLC, or Fund II. The respondents consented to the entry of a cease and desist order, the payment by Mr. Shustek of a fine of $100,000 and the implementation of undertakings with respect to future sales of securities. In addition, Mr. Shustek agreed to a suspension from association with any broker or dealer for a period of six months, which expired in March 2007. Mr. Shustek has since become licensed as an associated person and principal of MVP American Securities, the selling agent of this securities offering. In light of the Order, certain states required heightened supervisory arrangements for Mr. Shustek as a condition of such licensing.
We believe that Mr. Shustek should serve as a director in light of his company-specific operational, finance and market experience, leadership abilities, expertise in the acquisition and ownership of commercial real estate, and REIT experience.
Ed Bentzen was appointed as our Chief Financial Officer (CFO) on June 14, 2016.  In addition, Mr. Bentzen was appointed the CFO of MVP REIT on June 14, 2016.  From August 2013, Mr. Bentzen has been the Chief Financial Officer of Western Funding, Inc., a subsidiary of Westlake Financial Services, a company that specializes in sub-prime auto financing.  From January, 2013 to August, 2013, Mr. Bentzen was the Assistant Vice President of Finance for Western Funding and from October, 2010 through January, 2013, he was the corporate controller of Western Funding.  Previous to his experience at Western Funding, Mr. Bentzen served in the capacity of Financial Analyst from January 2006 to April 2007 and then as corporate controller from April 2007 to October 2010 of Vestin Realty Mortgage I, Inc. and Vestin Realty Mortgage II, Inc., which are the owners of MVP Realty Advisors, LLC, the Advisor to the Company.  Mr. Bentzen received his BS in Hotel Administration from the University of Nevada Las Vegas in 1999 and his Masters of Science in Accountancy from the University of Nevada Las Vegas in 2007.  In 2005 he passed the Certified Internal Auditor's exam and received his CIA Certification from the Institute of Internal Auditors (currently inactive status).

Independent Directors of MVP REIT II, Inc.

John E. Dawson is one of our independent directors. He has also been a director of MVP REIT, Inc. since its inception.  He was a director of Vestin Group from March 2000 to December 2005, was a director of Vestin Realty Mortgage II, Inc., from March 2007 until he resigned in November 2013 and was a director for Vestin Realty Mortgage I, Inc. from March 2007 until January 2008.  Since January of 2015 Mr.  Dawson has been a Partner at the International law firm of Dickinson Wright PLLC.  Mr. Dawson was a partner of the Las Vegas law firm of Lionel Sawyer & Collins from 2005 until its closing in December of 2014.  Previous to that, from 1995 to 2005, Mr. Dawson was a partner at the law firm of Marquis & Aurbach.  Mr. Dawson received his Bachelor's Degree from Weber State and his Juris Doctor from Brigham Young University. Mr. Dawson received his Masters of Law (L.L.M.) in Taxation from the University of San Diego in 1993. Mr. Dawson was admitted to the Nevada Bar in 1988 and the Utah Bar in 1989.

David Chavez is one of our independent directors. Since 2009, Mr. Chavez has served as Chief Executive Officer of Assured Strategies, LLC, a strategic consulting, coaching and advisory firm. From 1996 to 2007, Mr. Chavez served as Chief Executive Officer of the Chavez & Koch, a Professional Corporation, Certified Public Accountants (CPA's), Ltd., certified public accounting firm, and from 1995 to 1996, he was a private business and financial consultant.  From 1991 to 1995 Mr. Chavez worked with Arthur Andersen's Las Vegas office, taking several companies public, and working on auditing as well as consulting.  Mr. Chavez received a Bachelor of Science in Business Administration Degree, with a concentration in Accounting, from the University of Nevada, Las Vegas.

Erik A. Hart is one of our independent directors. Since May 2012, Mr. Hart has served as Managing Partner for Romandad Partners and the Romandad Trust.  Previous to that, from 2001 to July 2013, Mr. Hart practiced law at The Law Offices of Erik A. Hart, and from 1998 to 2001, Mr. Hart was a lawyer for the Business Affairs and Business Development Department of the Spelling Entertainment Group, Inc., formerly Republic Entertainment, Inc. Mr. Hart received his Bachelor's Degree from the University of the Pacific, and his Juris Doctor from McGeorge School of Law. Mr. Hart is a member of the California Bar and reactivated his California bar license and plan to keep it active indefinitely.

Allen Wolff is one of our independent directors. Since December 2014, Mr. Wolff has served as Chief Financial Officer for NTN Buzztime, Inc. (NYSE MKT: NTN), a social entertainment and integrated marketing platform. Previous to that, from July 2013 to December 2014, Mr. Wolff served as Co-Founder and Financial Strategist for PlumDiggity, LLC, a financial and marketing strategy firm. From January 2011 to July 2013, Mr. Wolff served as Chief Financial Officer and director for 365 Retail Markets, LLC, a micro-market self-checkout POS technology firm, and from January 2006 to January 2011, Mr. Wolff served as Co-Founder and Chief Financial Officer of Paysimple, Inc., a provider of payment management solutions. From January 2003 to July 2009, Mr. Wolff served as President and Chief Financial Officer of The Conclave Group, LLC, a real estate industry publication serving 12,000 apartment communities nationwide. Mr. Wolff received his Bachelor's Degree from the University of Michigan, and his Master of Business Administration Degree from the R.H. Smith School of Business at the University of Maryland.

Our directors and executive officers will serve until their successors are elected and qualify. Our officers will devote such portion of their time to our affairs as is required for the performance of their duties, but they are not required to devote all of their time to us.

Compensation of Executive Officers and Directors
Executive Officers
We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us. Each of our executive officers, including each executive officer who serves as a director, is employed by our sponsor and also serves as an executive officer of our advisor. Each of these individuals receives compensation from our sponsor for his or her services, including services performed for us and for our advisor. As executive officers of our advisor, these individuals manage our day-to-day affairs and carry out the directives of our board of directors in the review and selection of investment opportunities and will oversee and monitor our acquired investments to ensure they are consistent with our investment objectives. The duties that these executive officers perform on our behalf will also serve to fulfill the corporate governance obligations of these persons as our appointed officers. As such, these duties will involve the performance of corporate governance activities that require the attention of one of our corporate officers, including signing certifications required under the Sarbanes-Oxley Act of 2002, as amended, for filing with our periodic reports. Although we will reimburse the advisor for certain expenses incurred in connection with providing these services to us, we do not intend to pay any compensation directly to our executive officers. Our executive officers, as key personnel of our advisor, will be entitled to receive awards in the future under our equity incentive plan as a result of their status as key personnel of our advisor, although we do not currently intend to grant any such awards.

Independent Directors
We will pay each of our outside directors an annual retainer of $30,000 (to be prorated for a partial term), plus the audit committee chairperson will receive an additional $5,000 annual retainer (to be prorated for a partial term). Each independent director also will receive $1,000 for each meeting of the board of directors attended in-person or by telephone. In addition, our directors may be entitled to receive awards in the future under our equity incentive plan, although we do not currently intend to grant any such awards.

All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings of the board of directors. If a director is also one of our officers, we will not pay any compensation to such person for services rendered as a director. The following table sets forth information with respect to our independent director compensation during the fiscal year ended December 31, 2016:

Name	Fees Earned or Paid in Cash	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (1)($)	Total ($)

Allen Wolff	$48,500	$--	$--	$--	$--	$--	$48,500
David Chavez	$47,500	$--	$--	$--	$--	$--	$47,500
Erik Hart	$46,500	$--	$--	$--	$--	$--	$46,500
John Dawson	$54,750	$--	$--	$--	$--	$--	$54,750

Total	$197,250	--	--	--	--	--	$197,250
(1)	Amount represents reimbursement of travel and other expenses incurred by directors to attend various director meetings.
Long-Term Incentive Plan
Our board of directors has adopted a long-term incentive plan which we will use to attract and retain qualified directors, officers, employees, and consultants. Our long-term incentive plan will offer these individuals an opportunity to participate in our growth through awards in the form of, or based on, our common stock. We currently anticipate that we will not issue awards under our long-term incentive plan, although we may do so in the future, including to our independent directors as a form of compensation.
The long-term incentive plan authorizes the granting of restricted stock, stock options, stock appreciation rights, restricted or deferred stock units, dividend equivalents, other stock-based awards and cash-based awards to directors, officers, employees and consultants of ours and our affiliates' selected by the board of directors for participation in our long-term incentive plan. Stock options granted under the long-term incentive plan will not exceed an amount equal to 10% of the outstanding shares of our common stock on the date of grant of any such stock options. Stock options may not have an exercise price that is less than the fair market value of a share of our common stock on the date of grant.
Our board of directors or a committee appointed by our board of directors will administer the long-term incentive plan, with sole authority to determine all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. No awards will be granted under the long-term incentive plan if the grant or vesting of the awards would jeopardize our status as a REIT under the Code or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless otherwise determined by our board of directors, no award granted under the long-term incentive plan will be transferable except through the laws of descent and distribution.
We have authorized and reserved an aggregate maximum number of 500,000 shares for issuance under the long-term incentive plan. In the event of a transaction between our company and our stockholders that causes the per-share value of our common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits under the long-term incentive plan will be adjusted proportionately and the board of directors will make such adjustments to the long-term incentive plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend or a combination or consolidation of the outstanding shares of common stock into a lesser number of shares, the authorization limits under the long-term incentive plan will automatically be adjusted proportionately and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.
Our board of directors may in its sole discretion at any time determine that all or a portion of a participant's awards will become fully vested. The board may discriminate among participants or among awards in exercising such discretion. The long-term incentive plan will automatically expire on the tenth anniversary of the date on which it is approved by our board of directors and stockholders, unless extended or earlier terminated by our board of directors. Our board of directors may terminate the long-term incentive plan at any time. The expiration or other termination of the long-term incentive plan will not, without the participant's consent, have an adverse impact on any award that is outstanding at the time the long-term incentive plan expires or is terminated. Our board of directors may amend the long-term incentive plan at any time, but no amendment will adversely affect any award without the participant's consent and no amendment to the long-term incentive plan will be effective without the approval of our stockholders if such approval is required by any law, regulation or rule applicable to the long-term incentive plan.
Limited Liability and Indemnification of Directors, Officers and Others
Subject to certain limitations, our charter limits the personal liability of our stockholders, directors and officers for monetary damages and provides that we must indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors, officers and advisor and our advisor's affiliates. In addition, we intend to obtain directors' and officers' liability insurance.
The Maryland General Corporation Law, or MGCL, permits a corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL allows a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred in a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.
A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.
The MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.
Our charter generally limits the liability of our directors and officers for monetary damages and requires us to indemnify and advance expenses to our directors, our officers, our advisor and its affiliates for losses that they incur by reason of their service in those capacities. However, our charter provides that we may indemnify our directors and our advisor and its affiliates for loss or liability suffered by them or hold them harmless for loss or liability suffered by us only if all of the following conditions are met:

•	the indemnified person has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	the indemnified person was acting on our behalf or performing services for us;

•	in the case of affiliated directors and our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct;

•	in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.
We have also agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement subject to the limitations set forth immediately above. As a result, we and our stockholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in the advisory agreement.
The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or any indemnification for which we do not have adequate insurance.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, is against public policy and unenforceable. Furthermore, our charter prohibits the indemnification of our directors, our advisor, its affiliates or any person acting as a broker-dealer for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged material securities law violations;

•	the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•
a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Our charter also provides that we may advance funds to our directors, our advisor and its affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought only if all of the following conditions are met:

•	the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of us;

•	the party seeking advancement has provided us with written affirmation of his or her good faith belief that he has met the standard of conduct necessary for indemnification;

•
the legal proceeding is initiated by a third party who is not a stockholder or the legal proceeding is initiated by a stockholder acting in his, her or its capacity as such and a court of competent jurisdiction approves such advancement; and

•
the party seeking advancement provides us with a written agreement to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, in cases in which he or she is found not to be entitled to indemnification.

Indemnification may reduce the legal remedies available to us and our stockholders against the indemnified individuals. The aforementioned charter provisions do not reduce the exposure of directors and officers to liability under federal or state securities laws, nor do they limit a stockholder's ability to obtain injunctive relief or other equitable remedies for a violation of a director's or an officer's duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.
We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements require, among other things, that we indemnify our executive officers and directors and advance to the executive officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, we must indemnify and advance all expenses incurred by executive officers and directors seeking to enforce their rights under the indemnification agreements. We also cover officers and directors under directors' and officers' liability insurance.
Our Advisor
We rely on our advisor to manage our day-to-day activities and to implement our investment strategy, subject to the supervision of our board of directors. Our advisor performs its duties and responsibilities as our fiduciary pursuant to an advisory agreement. Our advisor is managed by Michael V. Shustek.
The services our advisor provides to us include, but are not limited to, the following:

Offering Services

•	the development of our initial public offering, including the determination of its specific terms;

•	the approval of the selling agents and negotiation of the related selling agreements;

•	coordination of the due diligence process relating to selling agents and their review of any prospectus and other offering and company documents;

•	preparation and approval of all marketing materials relating to our initial public offering;

•
along with the selling agent(s), the negotiation and coordination with our transfer agent of the receipt, collection, processing and acceptance of subscription agreements, commissions, and other administrative support functions;

•	creation and implementation of various technology and electronic communications related to this offering; and

•
all other services related to our initial public offering, other than services that (i) we elect to perform directly or (ii) would require the advisor to register as a broker-dealer with the SEC, FINRA or any state.

Acquisition Services

•	serve as our financial advisor and obtain certain market research and economic and statistical data in connection with our investments and investment objectives and policies;

•
subject to the investment objectives and limitations set forth in our charter and the investment guidelines approved by our board of directors: (i) locate, analyze and select potential investments; (ii) structure and negotiate the terms and conditions of approved investments; and (iii) acquire approved investments on our behalf;

•	oversee the due diligence process related to prospective investments;

•
prepare reports regarding prospective investments that require board approval, which reports include recommendations and supporting documentation necessary for our board of directors to evaluate the proposed investments;

•	obtain reports (which may be prepared by our advisor or its affiliates), where appropriate, concerning the value of proposed investments; and

•	negotiate and execute approved investments and other transactions.
Asset Management Services

•	monitor applicable markets and obtain reports (which may be prepared by our advisor or its affiliates) where appropriate, concerning the value of investments of the company;

•
monitor and evaluate the performance of our investments, provide daily management services to the company and perform and supervise the various management and operational functions related to the company's investments;

•
formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of investments on an overall portfolio basis;

•	coordinate and manage relationships between the company and any joint venture partners; and

•	provide financial and operational planning services and investment portfolio management functions.

Accounting and Other Administrative Services

•	manage and perform the various administrative functions necessary for the day-to-day operations of the company;

•
investigate, select, and, on our behalf, engage and conduct business with such persons as our advisor deems necessary to the proper performance of its obligations under our advisory agreement, including but not limited to consultants, accountants, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies and any and all persons acting in any other capacity deemed by our advisor necessary or desirable for the performance of any of the services under our advisory agreement;

•	from time-to-time, or at any time reasonably requested by the board of directors, make reports to the directors on our advisor's performance of services to the company under our advisory agreement;

•
coordinate with the company's independent accountants and auditors to prepare and deliver to the company's audit committee an annual report covering our advisor's compliance with certain aspects of our advisory agreement;

•	provide or arrange for administrative services, legal services, office space, office furnishings, personnel and other overhead items necessary and incidental to the company's business and operations;

•	provide financial and operational planning services and portfolio management functions;

•
maintain accounting data and any other information concerning the activities of the company as shall be required to prepare and to file all periodic financial reports and returns required to be filed with the SEC and any other regulatory agency, including annual financial statements;

•	maintain all appropriate books and records of the company;

•	oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

•	supervise the performance of such ministerial and administrative functions as may be necessary in connection with the daily operations of the company;

•	provide the company with all necessary cash management services;

•	manage and coordinate with the transfer agent the process of making distributions and payments to stockholders;

•	consult with the officers and board of directors and assist in evaluating and obtaining adequate insurance coverage based upon risk management determinations;

•	provide the officers and directors with timely updates related to the overall regulatory environment affecting the company, as well as managing compliance with regulatory matters;

•	consult with the officers and board of directors relating to the corporate governance structure and appropriate policies and procedures related thereto; and

•	oversee all reporting, record keeping, internal controls and similar matters in a manner to allow the company to comply with applicable law.
Stockholder Services

•	enter into appropriate arrangements for stockholder services.

Financing Services

•	identify and evaluate potential financing and refinancing sources, engaging a third party broker if necessary;

•	negotiate terms of, arrange and execute financing agreements;

•	manage relationships between the company and its lenders; and

•	monitor and oversee the service of our debt facilities and other financings.
See "Management Compensation" for a detailed discussion of the fees payable to our advisor under the advisory agreement. We also describe in that section our obligation to reimburse our advisor for certain expenses.
The Advisory Agreement
Each contract for the services of our advisor may not exceed one year, subject to renewals upon mutual consent of the parties for an unlimited number of successive one-year periods. The independent directors of our board of directors will evaluate the performance of our advisor before renewing the advisory agreement. The advisory agreement may be terminated:

•	immediately by us for "cause," or upon the bankruptcy of our advisor;

•	without cause or penalty by a majority of our independent directors upon 60 days' written notice; or

•	with "good reason" by our advisor upon 60 days' written notice.
"Good reason" is defined in the advisory agreement to mean either any failure by us to obtain a satisfactory agreement from any successor to assume and agree to perform our obligations under the advisory agreement or any material breach of the advisory agreement by us. "Cause" is defined in the advisory agreement to mean fraud, criminal conduct, willful misconduct, gross negligence or breach of fiduciary duty by our advisor or a material breach of the advisory agreement by our advisor.
In the event of the termination of the advisory agreement, our advisor will cooperate with us and take all reasonable steps to assist in making an orderly transition of the advisory function. The board of directors shall determine whether any succeeding advisor possesses sufficient qualifications to perform the advisory function.
Upon termination of the advisory agreement, our advisor will be paid all accrued and unpaid fees and expense reimbursements earned prior to the date of termination. See "Management Compensation" for a detailed discussion of the compensation payable to our advisor under the advisory agreement.

Holdings of Shares of Common Stock
Our sponsor has invested $200,000 in us through the purchase of 8,000 shares of our common stock at $25.00 per share. Our sponsor or its affiliates must maintain this investment for as long as MVP Capital Partners II, LLC is our sponsor. VRM II has invested $125,000 in us through the purchase of 5,000 shares of our common stock at $25.00 per share.
The resale of any of our shares of stock by our affiliates is subject to the provisions of Rule 144 promulgated under the Securities Act, which rule limits the number of shares that may be sold at any one time.

MANAGEMENT COMPENSATION

Our advisor and its affiliates received compensation, fees and expense reimbursement in connection with our initial public offering (which ended in March 2017), and will continue to receive compensation, fees and expense reimbursements for services related to the investment and management of our assets, subject to the review and approval of our independent directors. Certain fees and expense reimbursements for services will be paid by us while other fees and expense reimbursements for services will be paid by third parties. The most significant items of compensation payable to our advisor and its affiliates are described under "Description of Advisor Fees and Compensation" and the total fees and compensation incurred by us and paid or payable to our advisor and its affiliates for the years ended December 31, 2016, 2015 and 2014 are set forth under "Management Compensation Summary" below.

Description of Advisor Fees and Compensation

Fees and Expense Reimbursements Paid by Us:

Type of Fee and Recipient	Description of Amount(1)

Selling Commissions(2)(3)— Selling Agents
Our sponsor or its affiliates (other than MVP REIT II, Inc.) will pay selling commissions of up to 6.5% of gross offering proceeds from the sale of shares in our initial public offering (which ended in March 2017) without any right to seek reimbursement from our company.

Selling commissions will not be paid in connection with shares sold pursuant to our DRIP.

Due Diligence Fee(2)(3)— Selling Agents	Our sponsor may pay non-affiliated selling agents a one-time fee separately negotiated with each selling agent for due diligence expenses without any right to seek reimbursement from our company.

Selling Agent Expenses
Our sponsor and its affiliates may make additional payments or reimbursements to or on behalf of registered representatives or wholesalers for training and education meeting attendance, sponsorship fees for seminars and similar costs, and other payments in an amount up to 2.5% of gross offering proceeds without any right to seek reimbursement from our company.

Other Organization and Offering Expenses(2)
Our advisor and its affiliates will incur organization and offering expenses in connection with our formation and our initial public offering, and will not seek or be entitled to reimbursement from our company for any such expenses.

Acquisition Fee(4)—Advisor	2.25% of the purchase price of any real estate investment that is not acquired from an affiliate.

Acquisition Expenses—Advisor
We will reimburse our advisor for actual expenses paid or incurred in connection with the selection or acquisition of an investment, whether or not we ultimately acquire the investment.

In no event will the total of all acquisition fees and acquisition expenses payable exceed 6.0% of the contract purchase price of each property, unless a majority of our board of directors (including a majority of the independent directors) not

Type of Fee and Recipient	Description of Amount

otherwise interested in the transaction approves any excess of this limit as commercially competitive, fair and reasonable to us.

Asset Management Fees(4)—Advisor or its affiliates
A monthly asset management fee equal to one-twelfth of 1.0% of the cost of each asset at the end of each month, without deduction for depreciation, bad debts or other non-cash reserves. Following the Valuation Date, the asset management fee will be based on the lower of (i) the aggregate of the value of our assets and (ii) their historical cost, both without deduction for depreciation, bad debts or other non-cash reserves.

Operating Expenses(4)—Advisor or its affiliates
We will reimburse the advisor's costs of providing administrative services, subject to the limitation that we will not reimburse the advisor for any amount by which our operating expenses, at the end of the four preceding fiscal quarters (commencing after the quarter in which we make our first investment), exceed the greater of (a) 2.0% of average invested assets and (b) 25.0% of net income, unless the excess amount is approved by a majority of our independent directors.

We will not reimburse the advisor for personnel costs in connection with services for which the advisor received a separate fee, such as an acquisition fee or disposition fee, or for the personnel costs our advisor pays with respect to persons who serve as our executive officers. In addition, we will not reimburse the advisor for rent or depreciation, utilities, capital equipment or other costs of its own administrative items.

Disposition Fee(4)—Advisor or its affiliates
For substantial assistance in connection with the sale of real property, as determined by our independent directors, we will pay our advisor or its affiliate the lesser of (i) 3.0% of the contract sale price of the real property sold or (ii) 50% of the brokerage commission paid. Prior to the occurrence of a liquidity event, such as a listing of our common stock on a national securities exchange, the disposition fee will accrue upon the sale of real property, but will become payable only after our stockholders have received (or are deemed to have received), in the aggregate, total returns on the then outstanding shares of our common stock equal to the invested capital attributable to those shares plus a 6.0% cumulative, non-compounded, annual pre-tax return on such invested capital.

Type of Fee and Recipient	Description of Amount

The amount paid, when added to the sums paid to unaffiliated parties, may not exceed the lesser of the competitive real estate commission or an amount equal to 6.0% of the contract sales price.

Subordinated Performance Fee—Advisor(6)
After investors have received a return of their net capital invested and a 6% annual cumulative, non-compounded return, then our advisor will be entitled to receive 15% of the remaining proceeds. We cannot assure you that we will provide this 6% return, which we have disclosed solely as a measure for our advisor's incentive compensation.

(1)
As required by the rules of FINRA, total underwriting compensation payable in connection with our initial public offering, including but not limited to non-cash compensation, will not exceed 10% of the gross offering proceeds from our primary offering, or $50 million, based on the proposed maximum offering amount and assuming no reallocation of shares between our primary offering and our DRIP.

(2)
We will not pay any portion of the selling commissions and due diligence fees and we have no obligation of any kind to pay such commissions and fees. In addition, we will not reimburse our advisor or its affiliates for organization and offering expenses in connection with our initial public offering. Therefore, these fees and expenses will not reduce the net proceeds available to us from the sale of our shares.

(3)
Each selling agent, under a selling agreement providing for the payment of the selling commissions and due diligence fees, is required to acknowledge and agree that: (i) our company shall have no obligation whatsoever to pay any portion of the selling commissions or due diligence fees; (ii) our company shall not be subject to any losses, claims, expenses (including the reasonable legal and other expenses incurred in investigating and defending any such claims or liabilities), damages or liabilities whatsoever with respect to any selling commissions or due diligence fees and none of our assets shall be used in any way to pay for, or support the payment of, any selling commissions or due diligence fees; (iii) the selling agent shall not bring any action, suit or other proceeding against our company or any of our assets with respect to any selling commissions or due diligence fees, including without limitation any proceeding claiming nonpayment of selling commissions or due diligence fees by our sponsor or its affiliates; and (iv) if the selling agent brings any such action against our company, which is prohibited by the selling agreement, then the selling agent shall be required to fully indemnify us for all of our costs and expenses, including attorneys' fees, incurred in connection with defending such action.

(4)
Our advisor in its sole discretion may defer any fee or expense reimbursement payable to it under the advisory agreement or may take such fees or expense reimbursements in shares at the then-current primary offering price. If any portion of such fees or expense reimbursements is deferred, the deferred amount will not accrue interest and will be paid when the advisor determines.

(5)
We will reimburse our advisor for actual expenses incurred in connection with the selection or acquisition of an investment, whether or not we ultimately acquire the investment. The total of all acquisition fees and acquisition expenses will not exceed 6% of the purchase price of any real property acquired; provided, however, that a majority of our directors (including a majority of the independent directors) not otherwise interested in the transaction may approve fees and expenses in excess of this limit based on their determination that the transaction is commercially competitive, fair and reasonable to us.

(6)
We will pay a subordinated performance fee under only one of the following alternative events: (i) if our shares are listed on a national securities exchange, our advisor will be entitled to a subordinated performance fee equal to 15% of the amount, if any, by which (a) the market value of our outstanding stock plus distributions paid by us prior to listing, exceeds (b) the sum of the total amount of capital raised from investors and the amount necessary to generate a 6% annual cumulative, non-compounded return to investors; (ii) if our assets are sold or liquidated, our advisor will be entitled to a subordinated performance fee equal to 15% of the net sale proceeds remaining after investors have received a return of their capital invested and a 6% annual cumulative, non-compounded return; (iii) upon a merger, share exchange, reorganization or other transaction pursuant to which our investors receive cash or publicly-traded securities in exchange for their shares, our advisor shall be entitled to the subordinated performance fee in cash equal to 15% of the amount by which (a) the proceeds received by the investors in connection with such event plus distributions paid by us prior to such event exceed (b) the sum of the total amount of capital raised from investors and the amount necessary to generate a 6% annual cumulative, non-compounded return to investors; or (iv) upon termination of the advisory agreement, our advisor may be entitled to a subordinated performance fee similar to that to which it would have been entitled had our portfolio been liquidated (based on an independent appraised value of our portfolio) on the date of termination. Under our charter, we cannot increase these performance-based fees without the approval of a majority of our independent directors, and any increase in these fees would have to be reasonable. Our charter provides that these subordinated fees are "presumptively reasonable" if they do not exceed 15% of the balance of such net proceeds remaining after investors have received a return of their net capital contributions and a 6% per year cumulative, non-compounded return.

In the event of a listing or the termination of the advisory agreement not in connection with a liquidity event, the subordinated performance fee likely will be paid in the form of a non-interest bearing promissory note that will be repaid from the net sale proceeds of each sale of a property or real estate-related investment after the date of such listing or termination, although, at our discretion, we may pay this fee with cash or shares of our common stock, or any combination of the foregoing. At the time of such sale, we may, however, again at our discretion, pay all or a portion of such non-interest bearing promissory note with shares of our common stock. In no event will the amount paid to our advisor under the non-interest bearing promissory note, if any, exceed the amount considered presumptively reasonable by the NASAA REIT Guidelines.
Upon a listing, the market value of our outstanding stock will be calculated based on the average market value of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed.
Management Compensation Summary

The following table summarizes all compensation and fees incurred by us and paid or payable to the Company's advisor and its affiliates in connection with the Company's organization, the Company's initial public offering and the Company's operations for the year ended December 31, 2016 and for the period from May 4, 2015 (Date of Inception) through December 31, 2015.

	For the year ended December 31, 2016	For the Period from May 4, 2015 (Date of Inception) through December 31, 2015
Acquisition Fees – related party	$1,229,000	$--
Asset Management Fees	197,000	--
Total	$1,426,000	$--

STOCK OWNERSHIP

Shown below is certain information as of March 21, 2017, with respect to beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of shares of common stock by the only persons or entities known to us to be a beneficial owner of more than 5% of the outstanding shares of common stock.  Unless otherwise noted, the percentage ownership is calculated based on 2,490,685 shares of our common stock as of March 21, 2017.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
None.

The following table sets forth the total number and percentage of our common stock beneficially owned as of March 21, 2017, by:

·	Each director;
·	Our chief executive officer, chief financial officer and the officers of our manager who function as the equivalent of our executive officers; and
·	All executive officers and directors as a group.

Unless otherwise noted, the percentage ownership is calculated based on 2,490,685 shares of our total outstanding common stock and 2,678 shares of our total outstanding preferred stock as of March 21, 2017:

		Common Shares Beneficially Owned		Preferred Shares Beneficially Owned
Beneficial Owner	Address	Number	Percent	Number	Percent
Michael V. Shustek	8880 W. Sunset Rd Las Vegas, NV 89148	8,579	<1%	--	--
Ed Bentzen	8880 W. Sunset Rd Las Vegas, NV 89148	--	--	--	--
Allen Wolff	7275 Sitio Lima Carlsbad, CA 92009	--	--	*26.5	1.32%
David Chavez	28 Strada Prinicipale Henderson, NV 89011	--	--	--	--
Erik Hart	4004 Murphy Rd. Memphis, IN 47143	--	--	--	--
John E. Dawson	1321 Imperia Drive Henderson, NV 89052	**4,390	<1%	--	--

All directors and executive officers as a group		12,969	<1%	26.5	1.32%

* Along with the purchase of these 26.5 shares, Mr. Wolff received 750 warrants.  The Warrants may be exercised after the 90th day following the occurrence of a Listing Event, at an exercise price, per share, equal to 110% of the volume weighted average closing price during the 20 trading days ending on the 90th day after the occurrence of such Listing Event; however, in no event shall the exercise price of the Warrants be less than $25 per share.

** These shares are held by the Darlene Lyndes TTEE & John Dawson TTEE - GST Trust under the Redd 1996 Trust. Mr. Dawson has control of the trust, but has no economic benefit in the trust.

CONFLICTS OF INTEREST
We are subject to various conflicts of interest arising out of our relationship with our advisor and other affiliates, including (1) conflicts related to the compensation arrangements between our advisor, certain affiliates and us, (2) conflicts with respect to the allocation of the time of our advisor and its key personnel and (3) conflicts with respect to the allocation of investment opportunities. Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise and will have a fiduciary obligation to act on behalf of the stockholders. The material conflicts of interest are discussed below. For a discussion of the risks we face related to conflicts of interest, see "Risk Factors—Risks Related to Conflicts of Interest."
Interests in Other Affiliated Entities
Some of our officers are officers or employees of our sponsor, our advisor and other affiliated entities, which will receive fees in connection with our initial public offering and our operations. Michael V. Shustek is our Chairman, Chief Executive Officer and President and also serves as the manager of our sponsor. Mr. Shustek is also the Chief Executive Officer and a director of MVP REIT, Inc., or MVP REIT. Mr. Shustek controls our sponsor and indirectly controls our advisor. Several employees of our advisor and its affiliates are associated with Vestin Mortgage, LLC, which manages Vestin Realty Mortgage I, Inc., or VRM I, and Vestin Realty Mortgage II, Inc., or VRM II, two Nasdaq-listed companies. Certain of our officers also own an economic interest in VRM I and VRM II. Mr. Shustek also indirectly owns a licensed mortgage broker.
In addition, certain members of our advisor's management team are presently, and plan in the future to continue to be, involved with a number of other real estate programs and activities sponsored by affiliates. Present activities of these affiliates include investments in real property that meet our investment objectives.
Our advisor and other affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in investing in real estate equity investments and the acquisition, ownership, development, management, leasing or sale of real property. No affiliate is prohibited from raising money for another entity that makes the same types of investments that we target and we may co-invest with any such entity. All such potential co-investments will be subject to approval by our board of directors.
We rely on our advisor and its affiliates to manage our day-to-day activities and to implement our investment strategy. Certain of our advisor's affiliates, including its principals, are presently, and plan in the future to continue to be, and our advisor plans in the future to be, involved with real estate programs and activities which are unrelated to us. As a result of these activities, our advisor, its employees and certain of its affiliates will have conflicts of interest in allocating their time between us and other activities in which they are or may become involved. Our advisor and the employees of our sponsor and its affiliates acting on behalf of our advisor devote as much of their time to our business as our advisor, in its judgment, determines is reasonably required, which may be substantially less than their full time. Therefore, our advisor and these employees may experience conflicts of interest in allocating management time, services, and functions among us and other affiliates and any other business ventures in which they or any of their key personnel, as applicable, are or may become involved. This could result in actions that are more favorable to other affiliates than to us. However, our advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to us with respect to those activities in which they are involved.
Ownership of Our Advisor
VRM I and VRM II own 40% and 60%, respectively, of our advisor. Neither VRM I nor VRM II paid any up-front consideration for the ownership interests, but each will be responsible for its proportionate share of future expenses of our advisor. The operating agreement of our advisor provides that once VRM I and VRM II have been repaid in full for any capital contributions to our advisor or for any expenses advanced on our advisor's behalf, or capital investment, and once they have received an annualized return on their capital investment of 7.5%, then Mr. Shustek or an entity owned by Mr. Shustek will receive 40% of the net profits of our advisor.
Competition
We may compete with affiliates, including VRM I, VRM II and MVP REIT, for opportunities to acquire or sell real properties in certain geographic areas. As a result of this competition, certain investment opportunities may not be available to us. We and our advisor have developed procedures applicable to us and our affiliates to resolve potential conflicts of interest in the allocation of investment opportunities between us and affiliates. Our advisor is required to provide information to our board of directors to enable the board of directors, including the independent directors, to determine whether such procedures are being fairly applied.

Certain of our advisor's affiliates currently own or manage properties in geographic areas in which we expect to acquire property. Conflicts of interest will exist to the extent that we own or manage real property in the same geographic areas where real property owned or managed by other affiliates are located. In such a case, a conflict could arise in the leasing of real property in the event that we and another affiliate were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of real property in the event that we and another affiliate were to attempt to sell similar real property at the same time. Conflicts of interest may also exist at such time as we or our affiliates managing real property on our behalf seek to employ developers, contractors or building managers.
Duties Owed by Some of Our Affiliates to Our Advisor and Our Advisor's Affiliates
Our executive officers and directors and the key real estate, finance and securities professionals of our sponsor and its affiliates performing services on behalf of our advisor are also officers, directors, managers and/or key professionals of our sponsor and advisor. As a result, they owe duties to each of these entities and their stockholders, members and limited partners. These duties may from time to time conflict with the fiduciary duties that they owe to us.
Allocation of Investment Opportunities
Affiliates of our sponsor currently manage VRM I, VRM II and MVP REIT, and may manage in the future other active real estate programs which have investment strategies similar to us. We, our sponsor, our advisor and other affiliates share certain of the same executive officers and key employees. We rely on our executive officers and our sponsor's key real estate, finance and securities professionals who act on behalf of our advisor to identify suitable investments. Our sponsor and other affiliated entities also rely on these same key real estate, finance and securities professionals. Many investment opportunities that are suitable for us may also be suitable for our sponsor or affiliates. When a real estate, finance or securities professional of our sponsor or affiliated entities directs an investment opportunity to our advisor or any affiliate, they, in their sole discretion, will have to determine the program for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each program. The factors that will be considered when determining the entity for which an investment opportunity would be the most suitable include the following:

•	the investment objectives and criteria of each of the affiliated entities;

•	the cash requirements of each of the affiliates;

•	the portfolio of each of the affiliates by type of investment and risk of investment;

•	the policies of each of the affiliates relating to leverage;

•	the anticipated cash flow of the asset to be acquired;

•	the income tax effects of the purchase;

•	the size of the investment; and

•	the amount of funds available to each of the affiliates and the length of time such funds have been available for investment.
In the event that our investment objectives overlap with those of an affiliated program and the opportunity is equally suitable for us and the affiliate, our advisor will utilize a reasonable allocation method to determine which investments are presented to our board of directors as opposed to the board of directors of such other program. In making such allocation, our advisor will take into account, among other factors, the length of time that has elapsed since a program was offered and accepted an investment opportunity. If a subsequent event or development causes any such investment, in the opinion of our advisor, to be more appropriate for a program other than the program that committed to make the investment, our advisor may determine that another affiliate may make the investment. Our board of directors, including a majority of the independent directors, will determine at least annually, whether the method for allocating investment opportunities is applied fairly to us.
While these are the current procedures for allocating our sponsor's investment opportunities, our sponsor may sponsor additional investment vehicles in the future and, in connection with the creation of such investment vehicles, our sponsor may revise this allocation procedure. The result of such a revision to the allocation procedure may, among other things, be to increase the number of parties who have the right to participate in investment opportunities sourced by our sponsor, thereby reducing the number of investment opportunities available to us.

Receipt of Fees and Other Compensation by our Advisor and its Affiliates
Our advisor and its affiliates will receive substantial fees from us and our sponsor, which fees were not negotiated at arm's length. These fees could influence our advisor's advice to us as well as the judgment of affiliates of our advisor, some of whom also serve as our executive officers and directors and the key real estate, finance and securities professionals at our sponsor. Among other matters, these compensation arrangements could affect their judgment with respect to:

•
the continuation, renewal or enforcement of our agreements with our advisor, our affiliated selling agent and other affiliated entities, including the advisory agreement and selling agreement with our affiliated selling agent;

•
public offerings of equity by us, which will likely entitle our affiliated selling agent to earn additional selling commissions and our advisor to acquisition fees, and increased asset management fees;

•
acquisitions of investments at higher purchase prices, which entitle our advisor to higher asset management fees regardless of the quality or performance of the investment and, in the case of acquisitions of real property from other affiliated entities, might entitle affiliates of our advisor to disposition fees or other compensation from the seller in connection with such sales; and

•	sales of real property, which entitle our advisor to disposition fees.
Affiliated Selling Agent
Since MVP American Securities, our affiliated selling agent, is an affiliate of our advisor, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See "Plan of Distribution."
Affiliated Property Manager
While we do not intend to engage our advisor or its affiliates to provide property management services for our real properties, our charter provides that our real properties may be managed and leased by an affiliated property manager and in the future there is potential for overlap between members of our advisor's management team and the management team of an affiliated property manager. As such, if we retain an affiliated property manager, we would not have the benefit of independent property management to the same extent as if our advisor and the property manager were unaffiliated and did not share any employees or managers. In addition, our agreements with an affiliated property manager would not be at arm's-length, and we would not have the benefit of arm's-length negotiations of the type normally conducted between unrelated parties.
No Arm's-Length Agreements
All agreements, contracts or arrangements between or among us and affiliates, including our advisor and our affiliated selling agent, were not negotiated at arm's-length. Such agreements, contracts or arrangements include our advisory agreement. The procedures with respect to conflicts of interest described herein were designed to lessen the effect of potential conflicts that arise from such relationships. However, we cannot assure you that these procedures will eliminate the conflicts of interest or reduce the risks related thereto.
Joint Ventures with Our Affiliates
We may enter into joint ventures or other arrangements with affiliates of our advisor, subject to approval by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction. Our advisor and its affiliates may have conflicts of interest in determining which of such entities should enter into any particular joint venture agreement. Our joint venture partners may have economic or business interests or goals that are or that may become inconsistent with our business interests or goals. In addition, should any joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated joint venture partner and in managing the joint venture. Any agreements and transactions between our advisor's affiliates and us as joint venture partners with respect to any such joint venture will not have the benefit of arm's-length negotiations of the type normally conducted between unrelated parties.

Fees and Other Compensation to Our Advisor and its Affiliates
A transaction involving the purchase and sale of real property may result in the receipt of commissions, fees and other compensation by our advisor and its affiliates. None of the agreements that provide for fees and other compensation to our advisor and its affiliates were the result of arm's-length negotiations. All such agreements, including our advisory agreement, require approval by a majority of our board of directors, including a majority of the independent directors not otherwise interested in such transactions, as being fair and reasonable to us and on terms and conditions no less favorable than those that could be obtained from unaffiliated entities. The timing and nature of fees and compensation to our advisor or its affiliates could create a conflict between the interests of our advisor or its affiliates and those of our stockholders.
Subject to oversight by the board of directors, our advisor has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, our advisor may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that fees such as the asset management fees payable to our advisor, and the property management fees payable to our property manager, will generally be payable regardless of the quality of the real property or the services provided to us.
Each transaction we enter into with our advisor or its affiliates is subject to an inherent conflict of interest. The board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and any affiliate. The independent directors who are also otherwise disinterested in the transaction must approve each transaction between us and our advisor or any of its affiliates as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

Certain Conflict Mitigation Measures
As discussed above, we are subject to potential conflicts of interest arising out of our relationship with our advisor and its affiliates. These conflicts may relate to compensation arrangements, the allocation of investment opportunities, the terms and conditions on which various transactions might be entered into by us and our advisor or its affiliates and other situations in which our interests may differ from those of our advisor or its affiliates. We have adopted the procedures set forth below to address these potential conflicts of interest.
Advisor Compensation
The independent directors evaluate, at least annually, whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by our charter. The independent directors will supervise the performance of our advisor and its affiliates and the compensation we pay to them to determine whether the provisions of our advisory agreement are being carried out. This evaluation will be based on the following factors as well as any other factors they deem relevant:

•	the amount of the fees and any other compensation, including stock-based compensation, paid to our advisor and its affiliates in relation to the size, composition and performance of the assets;

•	the success of our advisor in generating appropriate investment opportunities;

•	the rates charged to other companies, including other REITs, by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by our advisor and its affiliates;

•	the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by our advisor and its affiliates for their own account and for their other clients.

Term of Advisory Agreement
Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor. Our charter provides that a majority of the independent directors may terminate our advisory agreement with MVP Realty Advisors, LLC without cause or penalty on 60 days' written notice. MVP Realty Advisors, LLC may terminate our advisory agreement with good reason on 60 days' written notice.
Independent Directors
The NASAA REIT Guidelines require our charter to define an independent director as a director who is not and has not for the last two years been associated, directly or indirectly, with our sponsor or our advisor. A director is deemed to be associated with our sponsor or our advisor if he or she owns any interest in, is employed by, is an officer or director of, or has any material business or professional relationship with our sponsor, our advisor or any of their affiliates, performs services (other than as a director) for us, or serves as a director or trustee for more than three REITs organized by our sponsor or advised by our advisor. Accordingly, serving on the board of two other REITs organized by our sponsor or advised by our advisor will not, in and of itself, disqualify any of our directors as an independent director under the NASAA REIT Guidelines. A business or professional relationship will be deemed material per se if the gross revenue derived by the director from our sponsor, our advisor or any of their affiliates exceeds five percent of (1) the director's annual gross revenue derived from all sources during either of the last two years or (2) the director's net worth on a fair market value basis. An indirect relationship is defined to include circumstances in which the director's spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with us, our sponsor, our advisor or any of its affiliates.
Among the matters we expect the independent directors to review and act upon are:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the property management agreement;

•	transactions with affiliates, including our directors, officers and advisor;

•	the allocation of investment opportunities to us by our advisor;

•	awards under our equity incentive plan; and

•	pursuit of a potential liquidity event.
Our Acquisitions
We will not purchase or lease assets in which our sponsor, our advisor, any of our directors or any of their affiliates has an interest without a determination by a majority of our directors (including a majority of the independent directors) not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to the sponsor, the advisor, the director or the affiliated seller or lessor, unless there is substantial justification for the excess amount and such excess is reasonable. In no event may we acquire any such asset at an amount in excess of its current appraised value.
The consideration we pay for real property will ordinarily be based on the fair market value of the property as determined by a majority of the members of the board of directors or the members of a duly authorized committee of the board. In cases in which a majority of our independent directors so determine, and in all cases in which real property is acquired from our sponsor, our advisor, any of our directors or any of their affiliates, the fair market value shall be determined by an independent appraisers selected by our independent directors not otherwise interested in the transaction.
Loans
We will not make any loans to our sponsor, our advisor or our directors or officers or any of their affiliates (other than mortgage loans complying with the limitations set forth in Section V.K.3 of the NASAA REIT Guidelines or loans to wholly owned subsidiaries). In addition, we will not borrow from these affiliates unless a majority of our board of directors (including a majority of the independent directors) not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by our board of directors.
Other Transactions Involving Affiliates
A majority of our directors, including a majority of the independent directors not otherwise interested in the transaction, must conclude that all other transactions between us and our sponsor, our advisor, any of our directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. To the extent that we contemplate any transactions with affiliates, members of our board who serve on the board of the affiliated entity will be deemed "interested directors" and will not participate in approving or making other substantive decisions with respect to such related party transactions.

Limitation on Operating Expenses
In compliance with the NASAA REIT Guidelines, our advisor must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. "Average invested assets" means the average of the aggregate monthly book value of our assets during a specified period invested, directly or indirectly in equity interests in and loans secured by real estate, before deducting depreciation, bad debts or other non-cash reserves. "Total operating expenses" means all costs and expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (ii) interest payments; (iii) taxes; (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves; (v) incentive fees paid in compliance with the NASAA REIT Guidelines; (vi) acquisition fees and expenses; (vii) real estate commissions on the sale of real property; and (viii) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).
Notwithstanding the foregoing, to the extent that operating expenses payable or reimbursable by us exceed these limits and the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient, our advisor may be reimbursed in future periods for the full amount of the excess expenses or any portion thereof. Within 60 days after the end of any fiscal quarter for which our total operating expenses for the four consecutive fiscal quarters then ended exceed these limits, we will send our stockholders a written disclosure of such fact, together with an explanation of the factors our independent directors considered in determining that such excess expenses were justified. In addition, our independent directors will review the total fees and expense reimbursements for operating expenses paid to our advisor to determine if they are reasonable in light of our performance, our net assets and income, and the fees and expenses of other comparable unaffiliated REITs.
Issuance of Options and Warrants to Certain Affiliates
Until our shares of common stock are listed on a national securities exchange, we will not issue options or warrants to purchase our common stock to our advisor, our sponsor, any of our directors or any of their affiliates, except on the same terms as such options or warrants, if any, are sold to the general public. We may issue options or warrants to persons other than our advisor, our sponsor, our directors and their affiliates prior to listing our common stock on a national securities exchange, but not at an exercise price less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of our board of directors has a market value less than the value of such option or warrant on the date of grant. Any options or warrants we issue to our advisor, our sponsor or any of their affiliates shall not exceed an amount equal to 10% of the outstanding shares of our common stock on the date of grant.
Reports to Stockholders
We will prepare an annual report and deliver it to our common stockholders within 120 days after the end of each fiscal year. Our directors are required to take reasonable steps to ensure that the annual report complies with our charter provisions. Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:

•	financial statements prepared in accordance with GAAP that are audited and reported on by independent certified public accountants;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of advisory fees and the aggregate amount of other fees paid to our advisor and any affiliates of our advisor by us or third parties doing business with us during the year;

•	our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from the independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and

•
a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by the independent directors with regard to the fairness of such transactions.

INVESTMENT OBJECTIVES, STRATEGY AND POLICIES
Investment Objectives
Our primary investment objectives are to:

•	preserve, protect and return your capital contribution;

•	provide periodic distributions once we have acquired a substantial portfolio of investments; and

•	realize growth in the value of our investments.
We cannot assure you that we will attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, our advisor has substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets. Our board of directors will review our investment policies at least annually to determine whether our investment policies continue to be in the best interests of our stockholders.
Our charter does not require that we consummate a transaction to provide liquidity to stockholders on any certain date or at all; therefore, we may continue indefinitely. As a result you should purchase shares of our common stock only as a long-term investment, and you must be prepared to hold your shares for an indefinite length of time. Each determination and the basis therefore shall be set forth in the applicable board meeting minutes.
Investment Strategy
REITs generally fall into three categories: equity REITs, mortgage REITs, and hybrid REITs. Equity REITs generally own and operate income-producing real estate. Mortgage REITs generally provide money to real estate owners and operators either directly in the form of mortgages or other types of real estate loans, or indirectly through the acquisition of mortgage-backed securities. Hybrid REITs generally are companies that use the investment strategies of both equity REITs and mortgage REITs. As an equity REIT, we seek to generate income from rent and capital gains.
Our investment strategy is to focus primarily on investments in parking facilities, including parking lots, parking garages and other parking structures throughout the United States and Canada. To a lesser extent, we may also invest in properties other than parking facilities. No more than 10% of the proceeds of our initial public offering will be used for investment in Canadian properties. In addition, through one or more taxable REIT subsidiaries, we may invest in companies that manage real estate investment programs. We may also consider opportunities to acquire all of the equity interests or assets in another company whose operating assets are limited to real property. Any such acquisition would be pursued to expand our portfolio of real estate and will be undertaken only if we obtain control of the entity or substantially all of its assets. We may make investments in loans on properties with the same characteristics as our targeted property investments with the approval of our board of directors. We will not make passive investments in other companies that are engaged in the real estate business.
We believe the REIT industry is evolving, with more REITs moving towards specializing in particular types of properties or property location rather than building a diversified portfolio of a variety of property types and locations. As a result, we believe that focusing our portfolio on parking facilities would enhance stockholder value through specialization that could distinguish us from other REITs in the marketplace. We also believe that our parking-focused investment strategy will enhance the value of our portfolio upon a sale, merger or listing of our shares on a national securities exchange at the time that our board of directors determines to pursue a transaction that would provide liquidity to our stockholders.

Parking Facilities
The primary focus of our investment strategy will be on parking facilities, including parking lots, parking garages and other parking structures. We will seek to acquire properties throughout the United States and Canada.
We believe parking facilities possess attractive characteristics not found in other commercial real estate investments, including the following:

•	generally can be leased to any number of parking operators, which gives the property owner flexibility and pricing power;

•	if a tenant that operates a facility terminates a lease, replacement operators can generally be found quickly, minimizing any dark period;

•	generally, no leasing commissions;

•	generally, no tenant improvement requirements;

•	during the recent recession, parking revenues remained resilient;

•	relatively low capital expenditures; and

•	opportunity for geographic diversification.
The parking industry is large and fragmented and includes companies that provide temporary parking spaces for vehicles on an hourly, daily, weekly, or monthly basis along with providing various ancillary services. A substantial number of companies in the industry offer parking services as an ancillary business operation in connection with their primary business of property management or ownership, and the vast majority of companies in the industry are small, private and operate a single parking facility. The owner of a parking facility may operate the facility or may engage a management company for this purpose. We expect to net lease our parking facilities to parking management companies. We expect that the parking management companies operating our parking facilities will offer both contract and transient parking arrangements. Location is critically important to the performance of parking facilities. Parking rates and ancillary services offered at the facility (such as car wash or electric car charging stations) may also influence a driver's decision to use a particular parking facility. The performance of parking facilities may fluctuate significantly based on economic trends.
Other Real Property Investments
We may also seek to invest in properties other than parking facilities, including but not limited to multifamily, office, industrial and retail properties. We may also enter into various leases for these properties. The terms and conditions of any lease we enter into with our tenants may vary substantially. However, we expect that our leases will be the type customarily used between landlords and tenants in the geographic area where the property is located.
Investment Process
Our board of directors has delegated to our advisor the authority to make certain decisions regarding our investments consistent with the investment guidelines and borrowing policies approved by our board of directors and subject to the limitations in our charter, advisory agreement, and the direction and oversight of our board of directors. Our board of directors will formally review at a duly called meeting our investment guidelines on an annual basis and our investment portfolio on a quarterly basis or, in each case, more often as they deem appropriate. Changes to our investment guidelines must be approved by our board of directors.
Our advisor will source our investments from new or existing customers, former and current financing and investment partners, third party intermediaries, competitors looking to share risk and securitization or lending departments of major financial institutions. The process for selecting our investments in real property is described in further detail below under the headings "—Investment Criteria," and "Joint Venture Investments."

Investment Criteria
We will seek to achieve our investment objectives through the careful selection and underwriting of individual assets. When making an acquisition, we will emphasize the performance and risk characteristics of that individual investment and how that investment will fit with our portfolio-level performance objectives, the other assets in our portfolio and the returns and risks of available investment alternatives. We will focus on acquiring properties that meet the following criteria:

•	properties that generate current cash flow;

•	properties that are located in populated metropolitan areas; and

•	while we may acquire properties that require renovation, we will only do so if we anticipate the properties will be income producing within 12 months of our acquisition.
The foregoing criteria are guidelines and our advisor and board of directors may vary from these guidelines to acquire properties which they believe represent value opportunities.
Our advisor has substantial discretion with respect to the selection of specific properties. Our board of directors has delegated to our advisor the authority to make certain decisions regarding our investments consistent with the investment guidelines approved by our board of directors and subject to the limitations in our charter, advisory agreement, and the direction and oversight of our board of directors. In selecting a potential property for acquisition, we and our advisor consider a number of factors, including, but not limited to, the following:

•	projected demand for parking facilities in the area;

•	a property's geographic location and type;

•	a property's physical location in relation to population density, traffic counts and access;

•	construction quality and condition;

•	potential for capital appreciation;

•	proposed purchase price, terms and conditions;

•	historical financial performance;

•	rental/parking rates and occupancy/use levels for the property and competing properties in the area;

•	potential for rent increases;

•	demographics of the area;

•	operating expenses being incurred and expected to be incurred, including, but not limited to property taxes and insurance costs;

•	potential capital improvements and reserves required to maintain the property;

•	prospects for liquidity through sale, financing or refinancing of the property;

•	potential competitors;

•	the potential for the construction of new properties in the area;

•	treatment under applicable federal, state and local tax and other laws and regulations;

•	evaluation of title and obtaining of satisfactory title insurance; and

•	evaluation of any reasonably ascertainable risks such as environmental contamination.

There is no limitation on the number, size or type of properties that we may acquire or on the percentage of net offering proceeds that may be invested in any particular property type or single property. The number and mix of properties will depend upon real estate market conditions and other circumstances existing at the time of acquisition and the amount of proceeds raised in the Offering. Moreover, depending upon real estate market conditions, economic changes and other developments, our board of directors may change our targeted investment focus or supplement that focus to include other targeted investments from time to time without stockholder consent. See "Risk Factors—Risks Related to an Investment in Us—We may change our targeted investments and investment guidelines without stockholder consent."
We intend to acquire such interests either directly or indirectly through investments in joint ventures, partnerships, or other co-ownership arrangements with the developers of the properties, affiliates or other persons. In addition, we may purchase real property and lease it back to the sellers of such property. While we will use our best efforts to structure any such sale-leaseback transaction in which the lease will be characterized as a "true lease" so that we will be treated as the owner of the property for federal income tax purposes, we cannot assure you that the Internal Revenue Service will not challenge such characterization. In the event that any such recharacterization were successful, deductions for depreciation and cost recovery relating to such property would be disallowed and it is possible that under some circumstances we could fail to maintain our status as a REIT as a result.
In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain a purchase option on such real property. The amount paid for a purchase option, if any, is normally surrendered if the real property is not purchased and is normally credited against the purchase price if the real property is purchased.

Due Diligence
Our advisor generally will obtain an environmental site assessment for each proposed real property acquisition, which at a minimum will identify potential or existing environmental contamination liabilities, or Phase I Assessment. However, we may purchase a property without obtaining a Phase I Assessment if our advisor determines the assessment is not necessary because there is an existing recent a Phase I Assessment. A Phase I Assessment basically consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concerns, visually observing neighboring properties to assess surface conditions or activities that may have an adverse environmental impact on the property interviewing the key site manager and/or property owner, contacting local governmental agency personnel and performing an environmental regulatory database search in an attempt to determine any known environmental concerns in, and in the immediate vicinity of, the property. A Phase I Assessment does not generally include any sampling or testing of soil, ground water or building materials from the property (which is typically undertaken as part of a Phase II environmental site assessment, or a Phase II Assessment, and may not reveal all environmental hazards on a property.
In the event the Phase I Assessment uncovers potential environmental problems with a property, our advisor will determine whether we will pursue the investment opportunity and whether we will have a Phase II Assessment performed. The factors we may consider in determining whether to conduct a Phase II Assessment include, but are not limited to, (i) the types of operations conducted on the property and surrounding property, (ii) the time, duration and materials used during such operations, (iii) the waste handling practices of any tenants or property owners, (iv) the potential for hazardous substances to be released into the environment, (v) any history of environmental law violations on the subject property and surrounding property, (vi) any documented environmental releases, (vii) any observations from the consultant that conducted the Phase I Assessment, and (viii) whether any party (i.e. surrounding property owners, prior owners or tenants) may be responsible for addressing the environmental conditions. We will determine whether to conduct a Phase II Assessment on a case by case basis.

We will not close the purchase of any real property unless we are generally satisfied with the environmental status of the property except under limited exceptional circumstances in which we determine that there are factors that mitigate any potential environmental risk or liability.
We will also generally seek to condition our obligation to close the purchase of any real property upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	plans and specifications;

•	environmental reports;

•	tenant rent rolls, including concessions, security deposits, waivers of material conditions or other special conditions;

•	surveys;

•	evidence of title free and clear of any encumbrances, liens, burdens or other limitations except as are acceptable to our advisor;

•	audited financial statements covering recent operations of real properties having operating histories;

•	title and liability insurance policies;

•	business licenses, license fees, permits and permit bills;

•	capital expenditure history through the current year to date, including detail of any exterior work;

•	certificates of occupancy;

•	contracts and service agreements, including equipment leases;

•	correspondence with federal, state or municipal government offices, branches or agencies;

•	leases;

•	income tax returns with income schedules for the last three years;

•	insurance invoices for the last two years and insurance losses, claims or other material correspondence regarding claims for the last five years;

•	list of any pending litigation affecting either the property or the residents;

•	occupancy reports for the past two years;

•	personal property inventory;

•	personnel list, wages and benefits;

•	tax bills and assessment notices for the property and any personalty for the past four years, including any correspondence relating to tax appeals and reassessments;

•	tenant and vendor correspondence files;

•	termite and other pest inspections reports;

•	unexpired warranties; and

•	utility bills (gas, electric, water and sewer) for the past year, as well as the current year.

Leasing
We expect to net lease our parking facilities to parking management companies that will operate the facilities. Under a net lease, as lessor, we generally charge the lessee a fixed annual rent, a percentage of gross customer collections, or a combination of both. The lessee is generally responsible under the lease for collecting revenues and paying most operating expenses attributable to the parking facilities, including insurance and ordinary maintenance costs. The party responsible for paying taxes on the property is a term separately negotiated in each lease. We would have no additional management responsibility or decision making authority, including with respect to the daily operations of a parking facility, beyond our ownership interest in such a facility. The typical term of the net leases for our parking facilities is between five and ten years. However, we oftentimes have the right to terminate the lease in the event that we sell the property.
We may also enter into various leases for properties other than parking facilities. The terms and conditions of any lease we enter into with our tenants may vary substantially. However, we expect that our leases will be the type customarily used between landlords and tenants in the geographic area where the property is located.
We will execute new tenant leases and tenant lease renewals, expansions and extensions with terms that are dictated by the current market conditions. If it is economically practical, we may verify the creditworthiness of each tenant and any guarantors of such tenant. If we verify the creditworthiness of a tenant, we may rely on industry credit rating services. We may also obtain relevant financial data from potential tenants and guarantors, such as income statements, balance sheets and cash flow statements. We may require personal guarantees from stockholders of our corporate tenants. However, there can be no guarantee that the tenants selected will not default on their leases or that we can successfully enforce any guarantees.
We anticipate that tenant improvements, if any, will be funded by us from our cash flow or a line of credit. When one of our tenants vacates its space in one of our buildings, we may, in order to attract new tenants, be required to expend funds for tenant improvements. In addition, we may provide free rent for a certain time period, provide tenant improvement allowances, and provide other concessions in order to attract new tenants.
Joint Venture Investments
We may enter into joint ventures, partnerships and other co-ownership or participation arrangements for the purpose of obtaining interests in real property. We may also enter into joint ventures for the development or improvement of such property. Joint venture investments permit us to own interests in large properties and other investments without unduly limiting the diversity of our portfolio. In determining whether to recommend a particular joint venture, our advisor will evaluate the real property that the joint venture owns or is being formed to own under the same criteria used for the selection of our direct real property investments.
Our advisor will also evaluate the potential joint venture partner as to its financial condition, operating capabilities and integrity. We may enter into joint ventures with affiliates, but only provided that:

•	a majority of our directors, including a majority of the independent directors, approve the transaction as being fair and reasonable to us; and

•	the investment by us and such affiliate are on terms and conditions that are substantially the same as those received by the other joint venturers in such joint venture.
We have not established the specific terms we will require in our joint venture agreements. Instead, we will establish the terms with respect to any particular joint venture agreement on a case-by-case basis after our board of directors considers all the facts that are relevant, such as the nature and attributes of our potential joint venture partners, the proposed structure of the joint venture, the nature of the operations, the nature of the property and its operations, the liabilities and assets associated with the proposed joint venture and the size of our interest when compared to the interest owned by other partners in the venture. With respect to any joint venture we enter into, we expect to consider the following types of concerns and safeguards:

•
Our ability to manage and control the joint venture—we will consider whether we should obtain certain approval rights in joint ventures we do not control and for proposed joint ventures in which we are to share control with another entity, we will consider the procedures to address decisions in the event of an impasse.

•	Our ability to exit the joint venture—we will consider requiring buy/sell rights, redemption rights or forced liquidation rights.

•
Our ability to control transfers of interests held by other partners to the venture—we will consider requiring consent provisions, a right of first refusal and forced redemption rights in connection with transfers.

Borrowing Policy
We intend to employ borrowings in order to provide more funds available for investment. Our intended targeted debt level following the investment of the proceeds of our initial public offering (which ended in March 2017) is no more than 50% of the loan to value of our portfolio of assets. However, our use of leverage increases the risk of default on loan payments and the resulting foreclosure on a particular asset. In addition, lenders may have recourse to assets other than those specifically securing the repayment of the indebtedness. When debt financing is unattractive due to high interest rates or other reasons, or when financing is otherwise unavailable on a timely basis, we may purchase certain assets for cash with the intention of obtaining debt financing at a later time.
Our charter precludes us from borrowing more than the limit set forth in the NASAA REIT Guidelines of 300% of our net assets, unless a majority of our independent directors approve any borrowing in excess of 300% of our net assets and the justification for such excess borrowing is disclosed to our stockholders in our next quarterly report. Net assets for purposes of this calculation are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities. The preceding calculation is generally expected to approximate 75% of the aggregate cost of our assets before non-cash reserves and depreciation. However, we may borrow in excess of these amounts if such excess is approved by a majority of the independent directors and disclosed to stockholders in our next quarterly report, along with an explanation for such excess. In such event, we will review our debt levels at that time and take action to reduce any such excess as soon as practicable. We expect that we may use leverage for any senior debt or equity investments that we make. We do not intend to exceed our charter's leverage limit except in the early stages of our operations when the costs of our investments are most likely to exceed our net offering proceeds. Our aggregate borrowings, secured and unsecured, will be reviewed by the board of directors at least quarterly.
Our advisor will use its best efforts to obtain financing on the most favorable terms available to us and will seek to refinance assets during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing loan, when an existing loan matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of any such refinancing may include increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing and an increase in diversification and assets owned if all or a portion of the refinancing proceeds are reinvested.
Other Operating Policies
Credit Risk Management
We may be exposed to various levels of credit and special hazard risk depending on the nature of our underlying assets and the nature and level of credit enhancements supporting our assets. Our advisor and our executive officers review and monitor credit risk and other risks of loss associated with each investment. In addition, we seek to diversify our portfolio of assets to avoid undue geographic, issuer, industry and certain other types of concentrations. Our board of directors monitors the overall portfolio risk and levels of provision for loss.
Equity Capital Policies
Our board of directors may amend our charter from time to time to increase or decrease the number of authorized shares of capital stock or the number of shares of stock of any class or series that we have authority to issue without stockholder approval. Our board may elect to: (i) sell additional shares in future public offerings, (ii) issue equity interests in private offerings, or (iii) issue shares to our advisor, or its successors or assigns. To the extent we issue additional equity interests after your purchase of shares of our common stock, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your shares.

Disposition Policies
The period that we will hold our investments in real property will vary depending on the type of asset, interest rates and other factors. Our advisor will continually perform a hold-sell analysis on each asset in order to determine the optimal time to hold the asset and generate a strong return to our stockholders. We are not required to hold a real estate investment for any particular minimum term before it is sold, refinanced or otherwise disposed of. After we have paid down any acquisition financing on a property, if and when the property has increased in value, we may refinance the property and distribute the proceeds, after fees, expenses and payment of other obligations and reserves, to our stockholders. The determination of whether a particular real estate asset should be sold or otherwise disposed of will be made after consideration of relevant factors with a view toward achieving maximum total investment return for the asset. Relevant factors to be considered by the advisor when disposing of an investment include:

•	the prevailing economic, real estate and securities market conditions;

•	the extent to which the investment has realized its expected total return;

•	portfolio rebalancing and optimization;

•	diversification benefits;

•	opportunity to pursue a more attractive investment in real property;

•	liquidity benefits with respect to sufficient funds for the share repurchase program; and

•	other factors that, in the judgment of the advisor, determine that the sale of the investment is in our best interests.
In addition, with respect to refinancing properties, our advisor will consider the amount of our initial cash investment and whether the property is subject to financing that comes due in a relatively short term.
For information regarding the disposition fees our advisor will receive upon the sale of our real estate investments, see "Management Compensation."
Investment Limitations
Our charter places numerous limitations on us with respect to the manner in which we may invest our funds. Pursuant to our charter, we may not:

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•	invest more than 10% of our total assets in unimproved property or mortgage loans on unimproved real property;

•	make or invest in mortgage loans unless an appraisal is available concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•
make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal, unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•
invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•
invest in equity securities, unless a majority of directors (including a majority of independent directors) not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable;

•	issue "redeemable securities," as defined in Section 2(a)(32) of the Investment Company Act (this limitation, however does not limit or prohibit the operation of our share repurchase program);

•	issue debt securities in the absence of adequate cash flow to cover debt service;

•
issue options or warrants to purchase shares to our advisor, our directors, our sponsor or any affiliates thereof except on the same terms as the options or warrants, if any, are sold to the general public. Further, the amount of the options or warrants issued to such persons cannot exceed an amount equal to 10% of our outstanding shares on the date of grant of the warrants and options;

•	issue shares on a deferred payment basis or under similar arrangement;

•	engage in trading, except for the purpose of short-term investments;

•	engage in underwriting or the agency distribution of securities issued by others; or

•
make any investment that our board of directors believes will be inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interests.

We do not intend to invest in the securities of other issuers for the purpose of exercising control, to engage in the purchase and sale of investments other than as described in this prospectus, to offer securities in exchange for property unless deemed prudent by our board of directors, to repurchase or otherwise reacquire our shares or to make loans to other persons except as described herein.
In addition, our charter includes many other investment limitations in connection with conflict-of-interest transactions, which limitations are described above under "Conflicts of Interest." Our charter also includes restrictions on roll-up transactions, which are described under "Description of Capital Stock," and restrictions under the Investment Company Act, which are described under "—Investment Company Act Considerations."
Competition
Outside of affiliates of our advisor, we are unaware of any REITs in the United States or Canada that invest predominantly in parking facilities. Nevertheless, we will compete with many other entities engaged in real estate investment activities, including individuals, corporations, owners and managers of parking facilities, bank and insurance company investment accounts, other REITs, real estate limited partnerships, and other entities engaged in real estate investment activities, many of which have greater resources than we do. Larger competitors may enjoy significant advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments as a result of competition with third parties without a corresponding increase in tenant lease rates, our profitability will be reduced, and you may experience a lower return on your investment.
Competition in our market niche depends upon a number of factors, including the price of a property, speed of loan processing and closing escrow on properties, cost of capital, terms and interest rates of a loan, market presence and visibility, quality and reliability of loan and related support services. To the extent that a competitor is willing to risk larger amounts of capital in a particular transaction than we are, our investment volume and profit margins for our investment portfolio could be impacted. Our competitors may also be willing to accept lower returns on their investments and may succeed in buying the assets that we have targeted for acquisition. Although we believe that we are well positioned to compete effectively in each facet of our business, there is enormous competition in our market sector and there can be no assurance that we will compete effectively or that we will not encounter increased competition in the future that could limit our ability to conduct our business effectively.
Moreover, any parking facilities we acquire or invest in will face intense competition, which may adversely affect rental income. We believe that competition in parking facility operations is intense. The relatively low cost of entry has led to a strongly competitive, fragmented market consisting of competitors ranging from single facility operators to large regional and national multi-facility operators, including several public companies. In addition, any parking facilities we acquire may compete with building owners that provide on-site paid parking. Many of the competitors have more experience than we do in owning and operating parking facilities. Moreover, some of our competitors will have greater capital resources, greater cash reserves, less demanding rules governing distributions to stockholders and a greater ability to borrow funds. Competition for investments may reduce the number of suitable investment opportunities available to us, may increase acquisition costs and may reduce demand for parking facilities, all of which may adversely affect our operating results.

Economic Dependency
Under various agreements, we have engaged or will engage our advisor and its affiliates to provide certain services that are essential to our operations, including asset management services, supervision of the management and leasing of properties, asset acquisition and disposition decisions, the sale of our shares available for issue, as well as other administrative responsibilities including accounting services and investor relations. As a result of these relationships, we are dependent upon our advisor and its affiliates. In the event that these companies are unable to provide us with their respective services, we will be required to find alternative providers of these services.
Our real estate investments may be concentrated in one or few geographic locations, and we may experience losses as a result. A worsening of economic conditions in the geographic area in which our investments may be concentrated could have an adverse effect on our business.
Income Taxes
We will conduct our operations to qualify as a REIT under Sections 856 to 860 of the Internal Revenue Code of 1986, as amended, or the Code. A REIT is generally not subject to federal income tax on that portion of its taxable income which is distributed to its stockholders, provided that at least 90% of REIT taxable income is distributed and provided that certain other requirements are met. REIT taxable income may substantially exceed or be less than net income as determined based on generally accepted accounting principles, or GAAP, because, differences in GAAP and REIT taxable net income consist primarily of allowances for loan losses or doubtful account, write-downs on real estate held for sale, amortization of deferred financing cost, capital gains and losses, and deferred income.
Regulations and Environmental
Our investments are subject to various federal, state, local and foreign laws, ordinances and regulations, including, among other things, zoning regulations, land use controls, environmental controls relating to air and water quality, noise pollution and indirect environmental impacts such as increased motor vehicle activity. We intend to obtain all permits and approvals necessary under current law to operate our investments. In addition, as an owner of real estate, we are subject to various environmental laws of federal, state and local governments. We do not believe that compliance with existing laws will have a material adverse effect on our financial condition or results of operations. However, we cannot predict the impact of unforeseen environmental contingencies or new or changed laws or regulations on properties in which we hold an interest, or on properties that may be acquired directly or indirectly in the future.

Investment Company Act Considerations
We intend to conduct our operations so that neither we, nor our operating partnership or the subsidiaries of our operating partnership are required to register as investment companies under the Investment Company Act of 1940, as amended, or the Investment Company Act.
Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. We are organized as a holding company that conducts its businesses primarily through our operating partnership and its subsidiaries. We believe neither we nor our operating partnership nor the subsidiaries will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor our operating partnership nor the subsidiaries will engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership's wholly owned or majority-owned subsidiaries, we and our operating partnership will be primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring real property.
Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer's total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term "investment securities," among other things, are (i) U.S. government securities and (ii) securities issued by majority-owned subsidiaries that are (a) not themselves investment companies and (b) not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act relating to private investment companies. We believe that we, our operating partnership and the subsidiaries of our operating partnership will each comply with the 40% test as we have invested in real property, rather than in securities, through our wholly and majority-owned subsidiaries. As we are organized as a holding company that conducts its businesses primarily through our operating partnership, which in turn is a holding company conducting its business of investing in real property through wholly-owned or majority-owned subsidiaries, we believe neither we nor our operating partnership nor the subsidiaries will fall within the definition of "investment company" under Section 3(a)(1)(C) of the Investment Company Act. We monitor our holdings to ensure continuing and ongoing compliance with the 40% test.

Even if the value of investment securities held by one of our subsidiaries were to exceed 40% of the value of its total assets, we expect that subsidiary to be able to rely on the exception from the definition of an investment company under Section 3(c)(5)(C) of the Investment Company Act, which is available for entities "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate." Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires each of our subsidiaries relying on this exception to invest at least 55% of its portfolio in "mortgage and other liens on and interests in real estate," which we refer to as "qualifying real estate assets," and maintain at least 80% of its assets in qualifying real estate assets or other real estate-related assets. The remaining 20% of the portfolio can consist of miscellaneous assets.
For purposes of the exclusions provided by Sections 3(c)(5)(C), we will classify our investments based in large measure on no-action letters issued by the SEC staff and other SEC interpretive guidance and, in the absence of SEC Guidance, on our view of what constitutes a qualifying real estate asset and a real estate related asset. Although we intend to monitor our portfolio periodically and prior to each investment acquisition and disposition, there can be no assurance that we will be able to maintain this exclusion for each of these subsidiaries. It is not certain whether or to what extent the SEC or its staff in the future may modify its interpretive guidance to narrow the ability of issuers to rely on the exemption from registration provided by Section 3(c)(5)(C). Any such future guidance may affect our ability to rely on this exception.

Although we intend to monitor our portfolio periodically and prior to each investment acquisition and disposition, there can be no assurance that we, our operating partnership or our subsidiaries will be able to maintain this exemption from registration for the company and each of its subsidiaries. If the SEC or its staff does not agree with our determinations, we may be required to adjust our activities or those of our subsidiaries.
In the event that we, or our operating partnership, were to acquire assets that could make us fall within the definition of investment company under Section 3(a)(1)(C) of the Investment Company Act, we believe that we would still qualify for the exception from the definition of "investment company" provided by Section 3(c)(6). Although the SEC or its staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, qualifying real estate assets owned by wholly owned or majority-owned subsidiaries of our operating partnership.
Qualification for this exemption will limit our ability to make certain investments. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon such tests and/or exceptions, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.
Real Property
An investment in real property will be treated as a qualifying real estate asset.
Other Investments
The treatment of any other investments as qualifying real estate-related assets will be based on the characteristics of the investment and will be consistent with SEC guidance.
Absence of No-Action Relief
If we or certain of our subsidiaries fail to own a sufficient amount of qualifying real estate-related assets, we or our subsidiary could be characterized as an investment company. In the event we or a subsidiary are unable to rely upon the exemption discussed above, then absent another available exemption, we or such subsidiary would be required to register as an investment company or cease operations (see discussion below). We have not sought a no-action letter from the SEC staff regarding how our investment strategy fits within the exceptions from registration under the Investment Company Act on which we and our subsidiaries intend to rely. To the extent that the SEC or its staff provides more specific or different guidance regarding the treatment of assets as qualifying real estate-related assets, we may be required to adjust our investment strategy accordingly. Any additional guidance from the SEC or its staff could provide additional flexibility to us, or it could inhibit our ability to pursue the investment strategy we have chosen.

Liquidity
Our board of directors does not anticipate evaluating a transaction providing liquidity for our stockholders until the second quarter of 2017. Our charter does not require our board of directors to pursue a liquidity event. Due to the uncertainties of market conditions in the future, we believe setting finite dates for possible, but uncertain, liquidity events may result in actions not necessarily in the best interests or within the expectations of our stockholders. We expect that our board of directors, in the exercise of its fiduciary duty to our stockholders, will determine to pursue a liquidity event when it believes that then-current market conditions are favorable for a liquidity event, and that such a transaction is in the best interests of our stockholders. A liquidity event could include (1) the sale of all or substantially all of our assets; (2) the sale or a merger in a transaction that would provide our stockholders with cash and/or securities of a publicly traded company, which may be an affiliate; or (3) the listing of our common stock on a national securities exchange. We expect that our board of directors will evaluate liquidity alternatives no earlier than the second quarter of 2017, subject to then prevailing market conditions. In making the decision to apply for a listing of our common stock on a national securities exchange, our board will consider whether listing of our common stock on a national securities exchange or liquidating our assets will result in greater value for our stockholders.
Prior to our completion of a liquidity transaction, our share repurchase program may provide a limited opportunity for you to have your shares of common stock repurchased, subject to certain restrictions and limitations.
Our Initial Public Offering

Our Registration Statement on Form S-11 (reg. no. 333-205893) for our primary offering and dividend reinvestment plan offering was first declared effective by the SEC staff on October 22, 2015.  We offered up to $500 million in shares of our common stock to the public in the primary offering at $25.00 per share and up to $50 million in shares of our common stock pursuant to the distribution reinvestment plan at $25.00 per share.   The initial public offering, with respect to the primary offering, terminated in March 2017, we issued approximately 2,487,945 shares of common stock for a total of approximately $61.0 million, less offering costs. We continue to offer up to $50 million in shares of common stock for issuance pursuant to the DRIP under which common stock holders may elect to have their distributions reinvested in additional shares of common stock at $25.00 per share.

As of December 31, 2016, we had 2,301,828 shares of common stock issued and outstanding for a total of approximately $56.1 million, less offering costs.

The following is a table of summary of offering proceeds from inception through December 31, 2016:

Type	Number of Shares - Common	Value
Issuance of common stock	2,254,253	$56,356,000
DRIP shares	18,311	--
Dividend shares	29,264	--
Distributions	--	(274,000)
Deferred offering costs	--	(1,086,000)
Contribution from Advisor		1,147,000

Total	2,301,828	$56,143,000

From October 22, 2015 through December 31, 2016, we incurred organization and offering costs in connection with the issuance and distribution of the registered securities of approximately $1.1 million, which were paid to unrelated parties by the sponsor.  From October 22, 2015 through December 31, 2016, the net proceeds to us from our offering, after deducting the total expenses and deferred offering costs incurred and paid by us as described above, were $56.1 million.  A majority of these proceeds were used to make investments in parking facilities, and our portion of the purchase price for these parking facilities was approximately $51.8 million. In addition, a portion of these proceeds were used to make cash distributions of approximately $274,000 to our stockholders.  The ratio of the costs of raising capital to the capital raised is approximately 2.0%.

Information Regarding Our Investments

As of December 31, 2016, the Company had acquired, along with affiliated entities, 17 properties of which the Company's share of the aggregate purchase price total $51.8 million, plus closing costs.  These acquisitions were funded by the ongoing initial public offering, through the issuance of the Company's common stock and financing.

The following map and table sets forth the property name, percentage owned, location and other information with respect to the parking lots/facilities that the Company had acquired as of December 31, 2016:

UNITED STATES
Seattle
WASHINGTON
MONTANA
NORTH DAKOTA
MINNESOTA
Portland
OREGON
IDAHO
SOUTH DAKOTA
WISCONSIN
WYOMING
Sioux Falls
MICHIGAN
Ottawa
Montreal
MAINE
VERMONT
Toronto
NEW HAMPSHIRE
NEW YORK
Boston
Milwaukee
Chicago
IOWA
Detroit
NEBRASKA
Omaha
Des Moines
OHIO
PENNSYLVANIA
New York
Salt Lake City
ILLINOIS
INDIANA
Columbus
NEVADA
Denver
Indianapolis
Washington
Baltimore
UTAH
COLORADO
KANSAS
Topeka
WEST VIRGINIA
San Francisco
MISSOURI
KENTUCKY
VIRGINIA
Wichita
CALIFORNIA
Las Vegas
Nashville
OKLAHOMA
TENNESSEE
NORTH CAROLINA
Memphis
Oklahoma City
Charlotte
Los Angeles
ARIZONA
NEW MEXICO
ARKANSAS
SOUTH CAROLINA
Phoenix
San Diego
Mexicali
Dallas
Ciudad Juárez
ALABAMA
GEORGIA
TEXAS
MISSISSIPPI
Austin
LOUISIANA
Jacksonville
Houston
San Antonio
FLORIDA
Hermosillo
Chihuahua
Torreón
Monterrey
Culiacán
Saltillo

The location marks are based on dollar amounts MVP REIT II paid for each property at the time of purchase in relation to total purchases held at December 31, 2016.

Property Name	Location	Purchase Date	Property Type	# Spaces	Property Size (Acres)	Retail Sq Ft	Initial Aggregate Purchase Price	% Owned
Minneapolis City Parking, LLC	Minneapolis, MN	1/6/2016	Lot	270	4.36	N/A	$9,395,000	13.0%
MVP Denver Sherman 1935, LLC	Denver, CO	2/12/2016	Lot	72	0.43	N/A	$2,437,500	24.0%
MVP Cleveland West 9th, LLC (1)	Cleveland, OH	5/11/2016	Lot	254	2.16	N/A	$5,675,000	51.0%
33740 Crown Colony, LLC (1)	Cleveland, OH	5/17/2016	Lot	82	0.54	N/A	$3,030,000	51.0%
MCI 1372 Street, LLC	Canton, OH	7/8/2016	Lot	68	0.44	N/A	$700,000	100.0%
MVP St. Louis Washington, LLC	St Louis, MO	7/18/2016	Lot	63	0.39	N/A	$3,000,000	100.0%
MVP Louisville Station Broadway, LLC	Louisville, KY	8/23/2016	Lot	165	1.25	N/A	$3,050,000	100.0%
MVP Houston Jefferson Lot, LLC (2)	Houston, TX	11/22/2016	For Sale	76	0.52	N/A	$700,000	100.0%
MVP Houston Preston Lot, LLC	Houston, TX	11/22/2016	Lot	46	0.23	N/A	$2,800,000	20.0%
MVP Houston San Jacinto Lot, LLC	Houston, TX	11/22/2016	Lot	85	0.65	240	$3,200,000	100.0%
MVP Bridgeport Fairfield Garage, LLC	Bridgeport, CT	3/30/2016	Garage	878	1.01	4,349	$7,800,000	10.0%
MVP San Jose 88 Garage, LLC	San Jose, CA	6/15/2016	Garage	328	1.33	N/A	$3,575,500	100.0%
MVP Cincinnati Race Street Garage, LLC	Cincinnati, OH	7/8/2016	Garage	350	0.63	N/A	$4,500,000	100.0%
MVP St. Paul Holiday Garage, LLC	St Paul, MN	8/12/2016	Garage	285	0.85	N/A	$8,200,000	100.0%
White Front Garage Partners, LLC	Nashville, TN	9/30/2016	Garage	155	0.26	N/A	$11,496,000	80.0%
Cleveland Lincoln Garage Owners, LLC	Cleveland, OH	10/19/2016	Garage	536	1.20	45,272	$7,316,950	100.0%
MVP Minneapolis Venture, LLC	Minneapolis, MN	1/6/2016	For Sale	185	4.36	N/A	$6,100,000	13.0%

(1)	In November 2016, these properties were merged into one holding company called West 9th Street Properties II, LLC, for the purposes of debt financing.
(2)	During March 2017, the Company signed an unsolicited Purchase Sales Agreement.

All of the Company's parking facilities were fully leased to a parking operator as of December 31, 2016, except for our MVP San Jose 88 Garage, LLC, which is under a one year parking management agreement.

For additional information regarding our investment portfolio, please see the notes to the financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2016, incorporated herein by reference.

2016

The following table is a summary of the acquisitions for the year ended December 31, 2016.

	Assets			Liabilities
	Land and Improvements	Building and improvements	Total assets acquired	Notes Payable Assumed	Net assets and liabilities acquired

West 9th Properties II	$5,675,000	--	$5,675,000	$--	$5,675,000
33740 Crown Colony	3,030,000	--	3,030,000	--	3,030,000
San Jose 88 Garage	1,073,000	2,503,000	3,576,000	--	3,576,000
MCI 1372 Street	700,000	--	700,000	--	700,000
Cincinnati Race Street	2,142,000	2,358,000	4,500,000	--	4,500,000
St. Louis Washington	3,000,000	--	3,000,000	--	3,000,000
St. Paul Holiday Garage	1,673,000	6,527,000	8,200,000	--	8,200,000
Louisville Station Broadway	3,050,000	--	3,050,000	--	3,050,000
White Front Garage	3,116,000	8,379,000	11,495,000	--	11,495,000
Cleveland Lincoln Garage	2,195,000	5,122,000	7,317,000		7,317,000
Houston Jefferson *	700,000	--	700,000	--	700,000
Houston San Jacinto	3,200,000	--	3,200,000	--	3,200,000

	$29,554,000	$24,889,000	$54,443,000	$--	$54,443,000

* On January 11, 2017, the Company received an unsolicited offer to purchase the Houston Jefferson lot for approximately $2.0 million, with a 90-day due diligence period.  The property was purchased for a long-term hold; however, our advisor and board of directors believe that the offer received justified the sale of the property.

Property Dispositions

This table sets forth summary information on the aggregate sales or disposals of real estate and real estate-related investments made by us as of December 31, 2016.

				Selling Price; Net of Closing Costs					Cost of Properties, Including Closing and Soft Costs			Excess
Property	Location	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken back by Program	Adjustments Resulting from Application of GAAP	Total	Original Mortgage Financing	Total Acquisition Costs; Capital Improvement, Closing and Soft Costs	Total	(Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
MVP PF Baltimore 2013, LLC	Baltimore, MD	9/4/2013	1/24/2014	$1,565,000	$—	—	—	$1,565,000	—	$1,550,000	$1,550,000	$15,000

MVP MS Red Mountain	Las Vegas, NV	9/13/2013	5/1/2015	$2,729,631	$2,607,339	—	—	$5,336,970	$2,700,000	$2,500,000	$5,200,000	$136,970

MVP MS Cedar Park	Cedar Park, TX	12/14/2012	10/29/2015	$2,558,717	$1,654,903			$4,213,620	—	$3,275,000	$3,275,000	$938,620

PRIOR PERFORMANCE SUMMARY
The information presented in this section represents the historical experience of the following real estate programs managed by affiliates of our sponsor:

•	MVP REIT, Inc., or MVP REIT;

•	Vestin Realty Mortgage I, Inc., or VRM I;

•	Vestin Realty Mortgage II, Inc., or VRM II;

•	Vestin Fund III, LLC, or Fund III;

•	NOW Fund I, L.P., or NOW Fund I; and

•	NOW Fund II, L.P., or NOW Fund II.

Each of these programs has similar investment objectives to our company. In addition, MVP REIT currently is subject to the information and reporting requirements of the Exchange Act, and has filed periodic reports, proxy statements, quarterly reports on Form 10-Q and annual reports on Form 10-K containing audited financial information with the SEC. These filings are available to you for free on the SEC's website at www.sec.gov. We will also provide, upon request, for no fee, the most recent Form 10-K filed with the SEC by MVP REIT. We will provide the exhibits to such filing for a reasonable fee.

The returns to our stockholders will depend in part on the mix of investments in real estate and other assets in which we invest. Because our portfolio is unlikely to mirror the portfolio of the other real estate programs managed by affiliates of our sponsor, the returns to our stockholders will vary from those generated by MVP REIT, VRM I, VRM II, Fund III, NOW Fund I or NOW Fund II. You should not assume the past performance of the other real estate programs managed by affiliates of our sponsor will be indicative of our future performance.

Prior Investment Programs

During the ten-year period ended December 31, 2016, our sponsor and its affiliates sponsored six real estate investment programs. Two of the programs, NOW Fund I and NOW Fund II, are private programs that have no public reporting requirements. The public programs, MVP REIT, VRM I, VRM II and Fund III, with current or prior reporting requirements have investment objectives similar to our own. Other than Fund III, none of the prior programs managed by affiliates of our sponsor have disclosed in their offering materials a date or time period for when such program might be liquidated. Therefore, we have no information to provide regarding prior programs of our sponsor that have disclosed in their offering materials a date or time period at which such program might be liquidated and whether such programs liquidated on or around that date or time period.

From inception through December 31, 2016, the private programs sponsored by an affiliate of our sponsor, NOW Fund I and NOW Fund II, raised gross offering proceeds of approximately $5.3 million from 22 investors. As of December 31, 2016, the private programs held interests in 2 real estate properties for a total investment of approximately $1.8 million. All of these properties are office buildings. As of December 31, 2016, the private programs had sold 4 previously acquired real estate properties and none of the properties were newly constructed when purchased.  As of December 31, 2016, NOW Fund I had outstanding one real estate loan secured by real estate through deeds of trust with an aggregate principal amount of approximately $0.4 million and equity interests in a business investing in real estate of approximately $0.5 million.
Overview of MVP REIT
From inception through December 31, 2016, the one public real estate program sponsored by an affiliate of MVP Capital Partners II referenced above, MVP REIT, raised gross offering proceeds of approximately $97.3 million and issued 10,856,323 shares of its common stock through its initial public offering, which closed in September 2015.  As of December 31, 2016, MVP REIT held, along with affiliated entities, 30 properties with an aggregate purchase price totaling $142.4 million, of which our portion was $122.4 million, plus closing costs.  These acquisitions were funded by the issuance of MVP REIT 's common stock in the initial public offering, assuming liabilities and debt financing.

Overview of VRM I

VRM I was organized in January 2006 as a Maryland corporation for the sole purpose of effecting a merger with Vestin Fund I, LLC, or Fund I. Fund I was organized as a Nevada limited liability company in December 1999 for the primary purpose of investing in loans secured by commercial real estate. In August 2000, Fund I commenced its initial public offering of 10 million units of limited liability company interests at $10 per unit. The units were non-trading and were not listed on any national securities exchange. Fund I completed its public offering of the units in June 2001, raising gross proceeds of approximately $100 million before offering and selling expenses.

On May 1, 2006, Fund I merged into VRM I and the members of Fund I received one share of VRM I's common stock for each membership unit of Fund I. On June 1, 2006, the shares of VRM I common stock commenced trading on Nasdaq under the symbol "VRTA" and closed trading on that day at $16.28 per share (as adjusted for stock splits).

At the 2011 annual meeting, a majority of VRM I's stockholders voted to amend VRM I's bylaws to expand VRM I's investment policy of investing solely in loans secured by commercial real estate also to include investments in and acquisition, management and sale of real property or the acquisition of entities involved in the ownership or management of real property. Its stockholders also voted at the 2011 annual meeting to amend VRM I's charter to change the terms of VRM I's existence from its expiration date of December 31, 2020 to perpetual existence. VRM I operated as a REIT for the tax year ended December 31, 2011. In March 2012, VRM I announced that its board had elected to terminate its REIT status effective for the tax year ended December 31, 2012.

As of December 30, 2015, VRM I voluntarily delisted its common stock from Nasdaq and voluntarily deregistered itself from the reporting requirements of the Securities Exchange Act of 1934.  December 30, 2015 was the last day of trading of VRM I's common stock on Nasdaq.

As of December 31, 2016, VRM I had total assets of $9.4 million. During the year ended December 31, 2016, VRM I funded one loans totaling approximately $0.9 million in California. As of December 31, 2016, VRM I owned 100% of a retirement community located in Oregon that it acquired through foreclosure.

In fiscal years 2007, 2006 and 2005, VRM I paid cash dividends aggregating approximately $4.0 million, $2.6 million and $2.6 million, respectively, to its stockholders. VRM I paid cash dividends aggregating approximately $1.1 million during 2008 before suspending the payment of distributions effective in June 2008. VRM I has not made any distributions since June 2008.

Overview of VRM II

VRM II was organized in January 2006 as a Maryland corporation for the sole purpose of effecting a merger with Vestin Fund II, LLC, or Fund II. Fund II was organized as a Nevada limited liability company in December 2000 for the primary purpose of investing in loans secured by commercial real estate. In June 2001, Fund II commenced its initial public offering of 50 million units of limited liability company interests at $10 per unit. The units were non-trading and were not listed on any national securities exchange. Fund II completed its public offering of the units in June 2004, raising gross proceeds of approximately $400 million before offering and selling expenses.

On March 31, 2006, Fund II merged into VRM II and the members of Fund II received one share of VRM II's common stock for each membership unit of Fund II. On May 1, 2006, the shares of VRM II common stock commenced trading on Nasdaq under the symbol "VRTB" and closed trading on that day at $37.66 per share (as adjusted for stock splits).

At the 2011 annual meeting, a majority of VRM II's stockholders voted to amend VRM II's bylaws to expand VRM II's investment policy of investing solely in loans secured by commercial real estate to also include investments in and acquisition, management and sale of real property or the acquisition of entities involved in the ownership or management of real property. VRM II's stockholders also voted at the 2011 annual meeting to amend VRM II's charter to change the terms of VRM II's existence from its expiration date of December 31, 2020 to perpetual existence. VRM II operated as a REIT for the tax year ended December 31, 2011. In March 2012, VRM II announced that its board had elected to terminate its REIT status effective for the tax year ended December 31, 2012.

On March 30, 2017, VRM II completed a 1-for-1,000 reverse stock split of its common stock. As a result of the reverse stock split, the VRM II had fewer than 300 record holders of its common stock, which allowed VRM II to deregister its common stock under the Securities Exchange Act of 1934, as amended.  On March 30, 2017, VRM II filed a Form 15 with the SEC to terminate the common stock's registration under Section 12(g) of the Exchange Act, and VRM II's obligation to file certain reports with the SEC, including Forms 10-K, 10-Q and 8-K, was immediately suspended.  VRM II expects that the deregistration of its common stock will become effective 90 days after the date of filing of the Form 15 with the SEC.

As of December 31, 2016, VRM II had total assets of $14.3 million and total liabilities of $9.2 million. During the year ended December 31, 2016, VRM II funded two loans totaling approximately $7.9 million. As of December 31, 2016, VRM II's loans were in the following states: California, Nevada and Ohio. The loans VRM II invests in are selected for VRM II by Vestin Mortgage, its manager and an affiliate of our sponsor, from among loans originated by affiliated or non-affiliated mortgage brokers.

In fiscal years 2007, 2006 and 2005, VRM II paid cash dividends aggregating approximately $22.4 million, $16.3 million and $8.6 million, respectively, to its stockholders. VRM II paid cash dividends aggregating approximately $7.3 million during 2008 before suspending the payment of distributions effective in June 2008. VRM II has not made any distributions since June 2008.

Overview of Fund III

Fund III was organized in April 2003 as a Nevada limited liability company for the purpose of investing in loans secured primarily by commercial real and income-producing real property. In November 2003, Fund III commenced its initial public offering of 10 million units of limited liability company interests at $10 per unit. The units are non-trading and are not listed on any national securities exchange. Fund III completed its public offering of the units in November 2005, raising gross proceeds of approximately $29 million before offering and selling expenses.

Fund III commenced operations in February 2004. Prior to March 2007, Fund III invested in revenue-generating commercial real estate and loans secured by real estate through deeds of trust or mortgages. On March 5, 2007, a majority of its members approved the Third Amended and Restated Operating Agreement, which limited Fund III's investment objectives to investments in real estate loans.

At a special meeting of Fund III members held on July 2, 2009, a majority of the members voted to approve the dissolution and winding up of Fund III. Fund III had sought to raise $100 million. Fund III's manager sought approval from the Fund III members to dissolve and wind up Fund III in light of limited opportunities to significantly expand and diversify Fund III's real estate loan portfolio and operations due to limited assets and redemption requests. As a result of such approval, Fund III has commenced an orderly liquidation and it no longer invests in new real estate loans.

Fund III currently has no outstanding loans and has disposed of its remaining assets.  On August 11, 2016, Fund III, made its eleventh and final liquidating distribution to all Fund III members in accordance with the plan of complete liquidation and dissolution of the Fund III, which was approved by a majority of the members at a special meeting held on July 2, 2009.

Overview of NOW Fund I

NOW Fund I was organized in February 2011 as a Nevada limited partnership for the purpose of investing in real estate assets acquired directly or indirectly by NOW Fund I, including, but not limited to, real estate properties, loans secured by real estate through mortgages and deeds of trusts, the purchase of both performing and non-performing notes, other debt instruments relating to real estate assets, the purchase of equity and debt interest in business investing in real estate assets and other real estate assets that NOW Fund I believes are fundamentally sound but undervalued due to current market conditions. In March 2011, NOW Fund I commenced a private offering of 12,000 units of limited partnership interests at $1,000 per unit. The units are not listed on any national securities exchange. The private offering closed in July 2012 after raising approximately $4.2 million. As of December 31, 2014, NOW Fund I had total members' equity of approximately $3.2 million.

NOW Fund I commenced operations in March 2011. As of December 31, 2016, NOW Fund I had invested primarily in real estate loans secured by real estate through deeds of trust and equity interests in businesses investing in real estate assets. The investments of NOW Fund I are selected for NOW Fund I by NOW Fund Advisor, LLC, a Nevada limited-liability company, its manager and an affiliate of NOW Fund I's general partner, NOW Fund GP, I, LLC, a Nevada limited-liability company. As of December 31, 2016, NOW Fund I had outstanding one real estate loan secured by real estate through deeds of trust with an aggregate principal amount of approximately $0.4 million and equity interests in a business investing in real estate of approximately $0.5 million.

Overview of NOW Fund II

NOW Fund II was organized in April 2011 as a Nevada limited partnership for the purpose of investing in real estate assets acquired directly or indirectly by NOW Fund II, including, but not limited to, real estate properties, loans secured by real estate through mortgages and deeds of trusts, the purchase of both performing and non-performing notes, other debt instruments relating to real estate assets, the purchase of equity and debt interest in business investing in real estate assets and other real estate assets that NOW Fund II believes are fundamentally sound but undervalued due to current market conditions. In August 2011, NOW Fund II commenced a private offering of 12,000 units of limited partnership interests at $1,000 per unit to Nevada residents only. The units are not listed on any national securities exchange. The offering closed in January 2012 after raising approximately $1.1 million.

NOW Fund II commenced operations in January 2012. As of December 31, 2014, NOW Fund II had total assets of approximately $0.9 million and no outstanding real estate loans secured by real estate through deeds of trust. NOW Fund II was liquidated and dissolved in February 2016 following distributions to holders of limited partnership units. The investments of NOW Fund II were selected for NOW Fund II by NOW Fund Advisor, LLC, a Nevada limited-liability company, its manager and an affiliate of NOW Fund II's general partner, NOW Fund GP, II, LLC, a Nevada limited-liability company.

Acquisition Summary

During the ten-year period ended December 31, 2016, affiliates of our sponsor sponsored or co-sponsored six programs that acquired 57 properties consisting of commercial office properties, parking facilities and storage unit facilities. Certain properties have historically been majority and/or minority owned by multiple affiliated entities. For purposes of the table below, each of these properties are considered to be one property. Information regarding the location of each property is summarized below.
Public Programs

Ten-Year Period Ended December 31, 2016

Location	No. of Properties
California	1
Colorado	2
Connecticut	1
Florida	1
Hawaii(1)	1
Indiana	3
Kentucky	1
Maryland	1
Minnesota	3
Missouri	6
Nevada	7
New Jersey	2
Ohio	6
Oregon(1)	1
Tennessee	3
Texas(1)	7
West Virginia	1
Wisconsin	4

Total	51

(1)	Contains property acquired through foreclosure.

Private Programs

Ten-Year Period Ended December 31, 2016

Location	No. of Properties
Arizona	1
California	2
Nevada	3

Total	6

Adverse Business Developments or Conditions

Each of VRM I, VRM II and Fund III has been adversely affected by the recent recession that began in the second half of 2007. Commercial real estate markets in the states where each program does business have suffered significantly during the recent recession, with declining real estate values and high rates of default on real estate loans. The loan concentration in these states has increased each program's vulnerability to the troubled real estate markets and has resulted in increases in loan defaults. The increases in loan defaults have materially affected operating results of VRM I, VRM II and Fund III, contributed to a significant decline in share value of VRM I and VRM II, and led to the suspension of dividends to VRM I and VRM II, effective as of June 2008. The recovery of the general economy has not yet resulted in a material improvement of the real estate markets in some of their principal markets, and VRM I and VRM II do not anticipate resuming the payment of dividends in the near future.  Fund III was also adversely affected by the real estate market downturn and completed its dissolution and liquidation in August 2016.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of material U.S. federal income tax considerations associated with an investment in our common stock that may be relevant to you. The statements made in this section of the prospectus are based upon current provisions of the Internal Revenue Code of 1986, as amended, or the Code, and Treasury regulations promulgated thereunder, as currently applicable, currently published administrative positions of the IRS and judicial decisions, all of which are subject to change, either prospectively or retroactively. On December 18, 2015, President Obama signed into law the Consolidated Appropriations Act, 2016, an omnibus spending bill, with a division referred to as the Protecting Americans From Tax Hikes Act of 2015, or the Act, which includes a number of important provisions affecting taxation of REITs and REIT shareholders. It may be some time before the IRS issues guidance on application of these new rules. This summary does not address all possible tax considerations that may be material to an investor and does not constitute legal or tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the federal income tax laws, such as:

•	insurance companies;

•	tax-exempt organizations (except to the limited extent discussed in "—Taxation of Tax-Exempt Stockholders" below);

•	financial institutions or broker-dealers;

•	non-U.S. individuals and corporations (except to the limited extent discussed in "—Taxation of Non-U.S. Stockholders" below);

•	U.S. expatriates;

•	persons who mark to market our common stock;

•	subchapter S corporations;

•	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

•	regulated investment companies and REITs;

•	trusts and estates;

•	holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding our common stock as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Code; and

•	partnerships and persons holding our common stock through a partnership or similar pass-through entity.
This summary assumes that stockholders hold our common stock as capital assets for federal income tax purposes, which generally means property held for investment.
The statements in this section are based on the current federal income tax laws, are for general information purposes only and are not tax advice. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.
WE URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF OUR COMMON STOCK AND OF OUR ELECTION TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE,  LOCAL, NON-U.S., AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of Our Company
We were incorporated on May 4, 2015 as a Maryland corporation. We have elected to qualify as a REIT commencing with the taxable year ended December 31, 2016. We believe that, commencing with such taxable year, we will be organized and will operate in such a manner as to qualify for taxation as a REIT, and we intend to continue to operate in such a manner, but no assurances can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. Importantly, as of the date hereof we have a limited operating history and both the opinion described below and any other assessment regarding our qualification as a REIT depends wholly on projections regarding our future activities and our ability, within one year after our receipt thereof, to apply the proceeds of our initial public offering to qualifying assets for purposes of the REIT requirements.
This section discusses the laws governing the federal income tax treatment of a REIT and its stockholders. These laws are highly technical and complex.
In connection with our initial public offering, Alston & Bird LLP has delivered an opinion to us that our proposed method of operations will enable us to meet the requirements for qualification and taxation as a REIT. It must be emphasized that the opinion of Alston & Bird LLP is based on various assumptions relating to our organization and operation and is conditioned upon representations and covenants made by us regarding our organization, assets, the past, present and future conduct of our business operations and will speak as of the date issued. In addition, Alston & Bird LLP's opinion is based on existing federal income tax law regarding qualification as a REIT, which is subject to change either prospectively or retroactively. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Alston & Bird LLP or by us that we will so qualify for any particular year. Alston &Bird LLP will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in the opinion, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS or any court, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions. We have not sought and will not seek an advance ruling from the IRS regarding any matter discussed in this prospectus.
Moreover, our qualification and taxation as a REIT depends on our ability to meet on a continuing basis actual operating results related to our income and assets, distribution levels, and diversity of share ownership, the compliance with which will not be reviewed by Alston & Bird LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. While we intend to operate in a manner that will allow us to qualify as a REIT, no assurance can be given that the actual results of our operations for any taxable year satisfy such requirements for qualification and taxation as a REIT.
If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids the "double taxation," or taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation. Any net operating losses, foreign tax credits and other tax attributes generally do not pass through to our stockholders. Even if we qualify as a REIT, we will be subject to federal tax in the following circumstances:

•
We will pay federal income tax on any taxable income, including net capital gain, which we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We may be subject to the "alternative minimum tax" on any items of tax preference including any deductions of net operating losses.

•	We will pay income tax at the highest corporate rate on:

•	net income from the sale or other disposition of property acquired through foreclosure, or foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, and

•	other non-qualifying income from foreclosure property.

•
We will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, unless we qualify for a safe harbor exception.

•
If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under "—Gross Income Tests," and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on:

•	the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by

•	a fraction intended to reflect our profitability.

•
If we fail to distribute during a calendar year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for the year, and (iii) any undistributed taxable income required to be distributed from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.

•
We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we made a timely designation of such gain to the stockholders) and would receive a credit or refund for its proportionate share of the tax we paid. In addition, to the extent we elect to retain and pay income tax on our long-term capital gain, such retained amounts will be treated as having been distributed for purposes of the 4% excise tax described above.

•	We will be subject to a 100% excise tax on transactions with any taxable REIT subsidiary, or TRS, that are not conducted on an arm's-length basis.

•
In the event we fail to satisfy any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote test or 10% value test, as described below under "—Asset Tests," as long as the failure was due to reasonable cause and not to willful neglect, we file a description of each asset that caused such failure with the IRS, and we dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest federal income tax rate then applicable to U.S. corporations (currently 35%) on the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

•
In the event we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•
If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference to the C corporation's basis in the asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 5-year period after we acquire the asset unless the C corporation elects to recognize the built-in gain on the day before the property is transferred to us. The amount of gain on which we will pay tax is the lesser of:

•	the amount of gain that we recognize at the time of the sale or disposition, and

•	the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

•
We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT's stockholders, as described below in "—Recordkeeping Requirements."

•	The earnings of our lower-tier entities that are subchapter C corporations, including any TRSs, will be subject to federal corporate income tax.
In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes because not all states and localities treat REITs in the same manner that they are treated for federal income tax purposes.

Requirements for Qualification
A REIT is a corporation, trust, or association that meets each of the following requirements:

1)	it is managed by one or more trustees or directors.

2)	its beneficial ownership is evidenced by transferable shares or by transferable certificates of beneficial interest.

3)	it would be taxable as a domestic corporation but for the REIT provisions of the federal income tax laws.

4)	it is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws.

5)	at least 100 persons are beneficial owners of its shares or ownership certificates.

6)
not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year.

7)
it elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.

8)	it meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions to stockholders.

9)	it uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws.
We must meet the above requirements 1, 2, 3, 4, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 will be applied to us beginning with our second REIT taxable year. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an "individual" generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An "individual," however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6.
Our charter contains restrictions regarding ownership and transfer of shares of our common stock that are intended to assist us in continuing to satisfy the share ownership requirements in 5 and 6 above. See "Description of Capital Stock—Transfer Restrictions." We are required to maintain records disclosing the actual ownership of common stock in order to monitor our compliance with the share ownership requirements. To do so, we are required to demand written statements each year from the record holders of certain minimum percentages of our shares in which such record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). A list of those persons failing or refusing to comply with this demand will be maintained as part of our records. Stockholders who fail or refuse to comply with the demand must submit a statement with their tax returns disclosing the actual ownership of our shares and certain other information. The restrictions in our charter, however, may not ensure that we will, in all cases, be able to satisfy such share ownership requirements. If we fail to satisfy these share ownership requirements, we will not qualify as a REIT.
Subsidiary Entities
Qualified REIT Subsidiaries
A corporation that is a "qualified REIT subsidiary" is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A "qualified REIT subsidiary" is a corporation, other than a TRS, all of the stock of which is owned, or treated as owned, by the REIT. Thus, in applying the requirements described herein, any "qualified REIT subsidiary" that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.
Other Disregarded Entities and Partnerships
An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner, generally is not treated as an entity separate from its owner for federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Our proportionate share for purposes of the 10% value test (see "—Asset Tests") will be based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share will be based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an equity interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

Taxable REIT Subsidiaries
A REIT may own up to 100% of the shares of one or more TRSs. A TRS is a corporation in which the REIT owns a direct or indirect interest and that joins with the REIT in electing to be treated as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the securities will automatically be treated as a TRS. We will not be treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the stock issued by a TRS to us will be an asset in our hands, and we will treat the distributions paid to us from such TRS, if any, as income. This treatment may affect our compliance with the gross income and asset tests. Because we will not include the assets and income of TRSs in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. Overall, no more than 25% (20% after 2017) of the value of a REIT's assets may consist of stock or securities of one or more TRSs.
A TRS pays income tax at regular corporate rates on any income that it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to  an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on certain transactions between a TRS and its parent REIT or the REIT's tenants that are not conducted on an arm's-length basis. The 100% tax will also apply to "redetermined services income," i.e., non-arm's-length income of a REIT's TRS attributable to services provided to, or on behalf of, the REIT (other than services provided to REIT tenants, which are potentially taxed as redetermined rents).
Gross Income Tests
We must satisfy two gross income tests annually to maintain our qualification as a REIT.
First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property, or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	income and gain derived from foreclosure property; and

•
income derived from the temporary investment of new capital that is attributable to the issuance of our stock (other than issuances pursuant to our distribution reinvestment plan) or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of shares or securities, or any combination of these. Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, certain income from hedging transactions and certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests.
The following paragraphs discuss the specific application of the gross income tests with respect to certain material items of income we expect to receive.
Rents from Real Property
We expect to net lease our parking facilities to parking management companies that will operate the facilities. Rent that we receive from our real property will qualify as "rents from real property," which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

•	The rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of gross receipts or sales.

•
Neither we nor a direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenant from whom we receive rent, other than a TRS. Under an exception to such related-party tenant rule, rent that we receive from a TRS will qualify as "rents from real property" as long as (i) at least 90% of the leased space in the property is leased to persons other than TRSs and related-party tenants, and (ii) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space.

•
If the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.

•
We generally must not operate or manage our real property or furnish or render services to our tenants, other than through an "independent contractor" that is adequately compensated and from which we do not derive revenue. However, we need not provide services through an independent contractor, but instead may provide services directly to our tenants, if the services are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not considered to be provided for the tenants' convenience. In addition, we may provide a minimal amount of "noncustomary" services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS which may provide customary and noncustomary services to our tenants without tainting our rental income for the related properties.

In order for the rent paid under our leases to constitute "rents from real property," the leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether our leases are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following:

•	the intent of the parties;

•	the form of the agreement; and

•
the degree of control over the property that is retained by the property owner (for example, whether the lessee has substantial control over the operation of the property or whether the lessee was required simply to use its best efforts to perform its obligations under the agreement); and the extent to which the property owner retains the risk of loss with respect to the property (for example, whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property) or the potential for economic gain with respect to the property.

We currently intend to structure any leases we enter into so that they will qualify as true leases for federal income tax purposes. Our belief is based, in part, on the following facts:

•	our operating partnership and the lessee intend for their relationship to be that of a lessor and lessee, and such relationship is documented by a lease agreement;

•	the lessee will have the right to exclusive possession and use and quiet enjoyment of the property covered by the lease during the term of the lease;

•
the lessee will bear the cost of, and will be responsible for, day-to-day maintenance and repair of the property other than the cost of certain capital expenditures, and dictate, either directly or through third-party operators that are eligible independent contractors who work for the lessee during the terms of the leases, how the property will be operated and maintained;

•	the lessee generally will bear the costs and expenses of operating the property, including the cost of any inventory used in their operation, during the term of the lease;

•	the lessee will benefit from any savings and bear the burdens of any increases in the costs of operating the property during the term of the lease;

•
in the event of damage or destruction to a property, the lessee will be at economic risk because it will bear the economic burden of the loss in income from operation of the property subject to the right, in certain circumstances, to terminate the lease if the lessor does not restore the property to its prior condition;

•
the lessee generally will indemnify the lessor against all liabilities imposed on the lessor during the term of the lease by reason of: (i) injury to persons or damage to property occurring at the property; (ii) the lessee's use, management, maintenance or repair of the property; (iii) taxes and assessments in respect of the property that are obligations of the lessees; (iv) any breach of the leases by the lessees, and (v) the nonperformance of contractual obligations of the lessees with respect to the property;

•	the lessee will be obligated to pay, at a minimum, material base rent for the period of use of the property under the lease;

•	the lessee will stand to incur substantial losses or reap substantial gains depending on how successfully it, either directly or through the eligible independent contractors, operates the property;

•
we expect that each lease that we enter into, at the time we enter into it (or at any time that any such lease is subsequently renewed or extended) will enable the applicable lessee to derive a meaningful profit, after expenses and taking into account the risks associated with the lease, from the operation of the property during the term of its lease; and

•	upon termination of each lease, the applicable property will be expected to have a substantial remaining useful life and substantial remaining fair market value.
If our leases are characterized as service contracts or partnership agreements, rather than as true leases, part or all of the payments that our operating partnership and its subsidiaries receive from our percentage and other leases may not be considered rent or may not otherwise satisfy the various requirements for qualification as "rents from real property." In that case, we likely would not be able to satisfy either the 75% or 95% gross income test and, as a result, would lose our REIT status.
We expect to enter into sale-leaseback transactions. It is possible that the IRS could take the position that specific sale-leaseback transactions that we treat as true leases are financing arrangements or loans rather than true leases for federal income tax purposes. Recharacterization of a sale-leaseback transaction as a financing arrangement or loan could jeopardize our REIT status.

Prohibited Transactions
A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business unless it qualifies for a safe harbor exception. We believe that none of our assets will be held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. Whether a REIT holds an asset "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available generally if the REIT has held the property for not less than two years and certain other requirements are met.
We will attempt to comply with the terms of the safe harbor provisions prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe harbor provisions or that we will avoid owning property that may be characterized as property that we hold "primarily for sale to customers in the ordinary course of a trade or business." The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates.
Foreclosure Property
Foreclosure property is real property (including interests in real property) and any personal property incident to such real property: (i) that is acquired by a REIT as the result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or on a mortgage loan held by the REIT and secured by the property; (ii) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated; and (iii) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if we do receive any such income, we intend to make an election to treat the related property as foreclosure property.
Hedging Transactions
We expect to enter into hedging transactions, from time-to-time, with respect to our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. To the extent that we enter into an interest rate swap or cap contract, option, futures contract, forward rate agreement, or any similar financial instrument to hedge (1) our indebtedness incurred or to be incurred to acquire or carry "real estate assets," (2) certain foreign currency risks, or (3) existing hedging positions after a portion of the hedged indebtedness or property is disposed of, any periodic income or gain from the disposition of that contract are disregarded for purposes of the 75% and 95% gross income tests. We are required to identify clearly any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and satisfy other identification requirements. To the extent that we hedge for other purposes, the income from those transactions will likely be treated as non-qualifying income for purposes of both gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.
Failure to Satisfy Gross Income Tests
If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions are available if:

•	our failure to meet those tests is due to reasonable cause and not to willful neglect; and

•	following such failure for any taxable year, we file a schedule of the sources of our income in accordance with regulations prescribed by the Secretary of the U.S. Treasury.
We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in "—Taxation of Our Company," even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests
To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including certain receivables and, in certain circumstances, foreign currencies;

•	government securities;

•	"real estate assets," including leaseholds and options to acquire real property and leaseholds;

•	stock in other REITs;

•
investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings (other than our distribution reinvestment plan) or public offerings of debt with at least a five-year term; and

•	debt instruments issued by publicly offered REITs.
Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer's securities may not exceed 5% of the value of our total assets, or the 5% asset test.
Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power of any one issuer's outstanding securities or 10% of the value of any one issuer's outstanding securities, or the 10% vote test or 10% value test, respectively.
Fourth, no more than 25% (20% after 2017) of the value of our total assets may consist of the securities of one or more TRSs.
Fifth, no more than 25% of the value of our total assets may consist of "non-qualified publicly offered REIT debt instruments."
To the extent rent attributable to personal property leased with real property is treated as rents from real property (because the rent attributable to personal property does not exceed 15% of total rent), the personal property will be treated as a real estate asset for purposes of the 75% asset test. Similarly, debt obligation secured by a mortgage on both real and personal property will be treated as a real estate asset for purposes of the 75% asset test, and interest thereon will be treated as interest on an obligation secured by real property, if the fair market value of the personal property does not exceed 15% of the fair market value of all property securing the debt. Thus, there would be no apportionment for purposes of the asset tests or the gross income tests if the fair market value of personal property securing the loan does not exceed 15% of the fair market value of all property securing the loan.

For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term "securities" does not include shares in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, or equity interests in a partnership. The term "securities," however, generally includes debt securities issued by a partnership or another REIT, except that for purposes of the 10% value test, the term "securities" does not include, among other things:

•
"straight debt" securities, which generally are defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into equity, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower's discretion, or similar factors.

•	any security issued by a REIT;

•
any debt instrument issued by an entity treated as a partnership for federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and debt securities of the partnership; and

•
any debt instrument issued by an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership's gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in "—Gross Income Tests."

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

No independent appraisals will be obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.
We will monitor the status of our assets for purposes of the various asset tests in order to comply at all times with such tests. However, there is no assurance that we will not inadvertently fail to comply with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•
the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.
In the event that we violate the 5% asset test, the 10% vote test or the 10% value test described above, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (ii) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of the asset tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, (ii) we file a description of each asset causing the failure with the IRS and (iii) pay a tax equal to the greater of $50,000 or 35% of the net income from the assets causing the failure during the period in which we failed to satisfy the asset tests. However, there is no assurance that the IRS would not challenge our ability to satisfy these relief provisions.

Distribution Requirements
Each year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

•	the sum of

•	90% of our "REIT taxable income," computed without regard to the dividends paid deduction and our net capital gain or loss; and

•	90% of our after-tax net income, if any, from foreclosure property, minus

•	the sum of certain items of non-cash income.
We must distribute such dividends in the taxable year to which they relate, or in the following taxable year if either (i) we declare the dividend before we timely file (including extensions) our federal income tax return for the year and distribute the dividend on or before the first regular dividend payment date after such declaration or (ii) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually distribute the dividend before the end of January of the following year. The dividends under clause (i) are taxable to the stockholders in the year in which paid, and the dividends in clause (ii) are treated as paid on December 31 of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to satisfy this requirement and give rise to a deduction, such dividends may not be "preferential." A dividend will not be deemed to be preferential if it is pro rata among all outstanding shares of stock within a given class and any preferences between classes of stock are made pursuant to the terms contained in our organizational documents. The preferential dividend rules do not apply to "publicly offered REITs," i.e., REITs that are required to file annual and periodic reports with the SEC under the Securities Exchange Act of 1934. We are a publicly offered REIT.
To the extent we distribute less than 100% of our REIT taxable income, we will be subject to federal income tax on such shortfall. Also, we may elect to retain out net long-term capital gain and pay tax on such gain. In the event we so elect, we could elect to have our stockholders include such long-term capital gain in their taxable income (without receipt of the related cash) and receive a "credit" for their share of the corporate tax paid. Stockholders would be allowed to increase the adjusted tax basis of their stock by the difference between (i) the amounts designated by us to be included in their long-term capital gain and (ii) the tax deemed paid with respect to those shares.
Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year,

•	95% of our REIT capital gain income for such year, and

•	any undistributed taxable income from prior periods.
We will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute.
As indicated above, we may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.
In the event we have a net operating loss carryforward from a prior tax year, we may use such carryforward to reduce our distribution requirement. The use of such carryforward will not impact the character of the distributions actually made by the REIT, which are generally taxable to the stockholders to the extent we have current or accumulated earnings and profits.

It is possible that we may not have sufficient cash to meet the distribution requirements discussed above. This could result because of competing demands for funds, or because of timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, we may not deduct recognized capital losses from our "REIT taxable income." Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to distribute taxable income sufficient to avoid corporate income tax and the excise tax imposed on certain undistributed income or even to meet the 90% distribution requirement. In such a situation, we may need to borrow funds, raise funds through the issuance of additional shares of common stock or, if possible, pay taxable dividends of our common stock or debt securities.
In computing our REIT taxable income, we will use the accrual method of accounting. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the IRS. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the IRS will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of real properties between depreciable or amortizable assets and non-depreciable or non-amortizable assets such as land and the current deductibility of fees paid to the advisor or its affiliates. Were the IRS to successfully challenge our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT.
Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying "deficiency dividends" to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.
Recordkeeping Requirements
To avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.
Failure to Qualify
If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in "—Gross Income Tests" and "—Asset Tests."
If we fail to maintain our status as a REIT in any taxable year, and no relief provision applies, we would be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to maintain our status as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current and accumulated earnings and profits, distributions to stockholders generally would be taxable as ordinary income. Subject to certain limitations of the federal income tax laws, corporate stockholders may be eligible for the dividends-received deduction, and stockholders taxed at individual rates may be eligible for the reduced federal income tax rate of 20% on qualified dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Stockholders
As used herein, the term "U.S. stockholder" means a holder of our common stock that for U.S. federal income tax purposes is:

•	a citizen or resident of the U.S.;

•	a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the U.S., any of its states or the District of Columbia;

•	an estate whose income is subject to federal income taxation regardless of its source; or

•
any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for federal income tax purposes holds our common stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common stock, you should consult your tax advisor regarding the consequences of the ownership and disposition of our common stock by the partnership.
For any taxable year for which we qualify for taxation as a REIT, amounts distributed to, and gains realized by, taxable U.S. stockholders with respect to our common stock generally will be taxed as described below. For a summary of the federal income tax treatment of distributions reinvested in additional shares of common stock pursuant to our distribution reinvestment plan, see "Description of Capital Stock—Distribution Reinvestment Plan." For a summary of the U.S. federal income tax treatment of shares of common stock repurchased by us under our share repurchase program, see "Taxation of U.S. Stockholders on a Repurchase of Common Stock."
As long as we qualify as a REIT, a taxable U.S. stockholder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends. A U.S. stockholder will not qualify for the dividends-received deduction generally available to corporations. In addition, dividends paid to a U.S. stockholder generally will not qualify for the 20% tax rate for "qualified dividend income." As a result, our ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income. However, the 20% tax rate for qualified dividend income will apply to our ordinary REIT dividends (i) attributable to dividends received by us from non REIT corporations, such as a TRS, and (ii) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income).
A U.S. stockholder generally will take into account as long-term capital gain any distributions that we designate as capital gain dividends without regard to the period for which the U.S. stockholder has held our common stock. We generally will designate our capital gain dividends as either 20% or 25% rate distributions. See "—Capital Gains and Losses." A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.
We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such stockholder, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus such stockholder's share of the tax we paid.
A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder's common stock. Instead, the distribution will reduce the adjusted basis of such stock. A distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder's adjusted basis in his or her stock will be taxable as long-term capital gain, or short-term capital gain if the shares of stock have been held for one year or less, assuming the shares of stock are a capital asset in the hands of the U.S. stockholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.
We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any "deficiency distribution" will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits.
U.S. stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income.

Taxable distributions from us and gain from the disposition of our common stock will not be treated as passive activity income, and therefore, U.S. stockholders generally will not be able to apply any "passive activity losses" against such income. In addition, taxable distributions from us and gain from the disposition of our common stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify U.S. stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

Taxation of U.S. Stockholders on the Disposition of Common Stock
A U.S. stockholder must generally treat any gain or loss realized upon a taxable disposition of our common stock as long-term capital gain or loss if the U.S. stockholder has held our common stock for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. stockholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder's adjusted tax basis in such stock. A stockholder's adjusted tax basis in our common stock generally will equal the U.S. stockholder's acquisition cost, increased by the excess of any net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. However, a U.S. stockholder must treat any loss upon a sale or exchange of common stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of shares of our common stock may be disallowed if the U.S. stockholder purchases other shares of our common stock within 30 days before or after the disposition.
Taxation of U.S. Stockholders on a Repurchase of Common Stock
A repurchase of our common stock will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the repurchase satisfies certain tests set forth in Section 302(b) of the Code enabling the repurchase to be treated as sale of our common stock (in which case the repurchase will be treated in the same manner as a sale described above in "—Taxation of U.S. Stockholders on the Disposition of Common Stock"). The repurchase will satisfy such tests if it (i) is "substantially disproportionate" with respect to the holder's interest in our stock, (ii) results in a "complete termination" of the holder's interest in all our classes of stock, or (iii) is "not essentially equivalent to a dividend" with respect to the holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular holder of our common stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are advised to consult their own tax advisors to determine such tax treatment.
If a repurchase of our common stock does not meet any of the three tests described above, the repurchase proceeds will be treated as a distribution, as described above "—Taxation of Taxable U.S. Stockholders." Stockholders should consult with their tax advisors regarding the taxation of any particular repurchase of our shares.
Capital Gains and Losses
The maximum tax rate on long-term capital gain applicable to taxpayers taxed at individual rates is currently 20% The maximum tax rate on long-term capital gain from the sale or exchange of "Section 1250 property," or depreciable real property, is 25%, which applies to the lesser of the total amount of the gain or the accumulated depreciation on the Section 1250 property.

With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to U.S. stockholders taxed at individual rates, currently at a 20% or 25% rate. The tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.
Medicare Tax on Unearned Income
High-income individuals, estates and trusts, will be subject to an additional 3.8% tax, which, for individuals, applies to the lesser of (i) "net investment income" or (ii) the excess of "modified adjusted gross income" over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). "Net investment income" generally equals the taxpayer's gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as dividends and gains from sales of stock.
Investments in Real Estate Outside the United States
We may invest in real estate assets, directly or indirectly, in jurisdictions other than the United States. Such assets may be subject to taxes in these non-U.S. jurisdictions that ordinarily would give rise to foreign tax credits for U.S. resident taxpayers. However, U.S. stockholders will not be entitled to use any foreign tax credits generated.
Treatment of Tax-Exempt Stockholders
Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. Dividend distributions from a REIT to a tax-exempt stockholder generally do not constitute UBTI so long as (i) the tax-exempt stockholder does not otherwise use the shares of the REIT in an unrelated trade or business and (ii) the tax-exempt stockholder does not finance (or be deemed to finance) its acquisition of our common stock with debt, which would cause a portion of the income with respect to our common stock to constitute UBTI pursuant to the "debt-financed property" rules. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our capital stock must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our capital stock only if:

•	the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;

•
we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our capital stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our capital stock in proportion to their actuarial interests in the pension trust; and

•	either:

•	one pension trust owns more than 25% of the value of our capital stock; or

•	a group of pension trusts individually holding more than 10% of the value of our capital stock collectively owns more than 50% of the value of our capital stock.

Taxation of Non-U.S. Stockholders
The term "non-U.S. stockholder" means a holder of our common stock that is not a U.S. stockholder, a partnership (or entity treated as a partnership for federal income tax purposes) or a tax-exempt stockholder. The rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex. This section is only a summary of such rules. We urge potential non-U.S. stockholders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on the purchase, ownership and sale of our common stock, including any reporting requirements.
Distributions
A distribution to a non-U.S. stockholder that is not attributable to gain from our sale or exchange of a "U.S. real property interest," or USRPI, as defined below, that we do not designate as a capital gain dividend or retained capital gain and that we pay out of our current or accumulated earnings and profits will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. stockholder's conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distribution, and a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax with respect to that distribution. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder files an appropriate IRS Form W-8 evidencing eligibility for that reduced rate with us;

•	the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income; or

•	the distribution is treated as attributable to a sale of a USRPI under FIRPTA (discussed below).
A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its common stock. Instead, the excess portion of such distribution will reduce the adjusted basis of such stock. A non-U.S. stockholder will recognize gain on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its common stock, which gain will be taxable if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its common stock, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. stockholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.
For any year in which we qualify as a REIT, a non-U.S. stockholder may incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Act of 1980, or "FIRPTA". A USRPI includes certain interests in real property and stock in corporations at least 50% of whose assets consist of interests in real property. Under FIRPTA, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be required to file U.S. federal income tax returns to report such gains and would be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder also may be subject to the 30% branch profits tax on such a distribution, subject to exception or reduction under an applicable income tax treaty.

Capital gain distributions that are attributable to our sale of real property would be subject to tax under FIRPTA, as described in the preceding paragraph. In such case, we must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold. Moreover, if a non-U.S. stockholder disposes of our common stock during the 30-day period preceding a dividend payment, and such non-U.S. stockholder (or a person related to such non-U.S. stockholder) acquires or enters into a contract or option to acquire our common stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. stockholder, then such non-U.S. stockholder may be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain. The taxation of capital gain distributions received by certain non-U.S. stockholders may, under certain circumstances, differ materially from that described above in the event that shares of our common stock are ever regularly traded on an established securities market in the U.S.

Dispositions
Non-U.S. stockholders could incur tax under FIRPTA with respect to gain realized upon a disposition of our common stock if we are a U.S. real property holding corporation during a specified testing period. If at least 50% of a REIT's assets are USRPIs, then the REIT will be a U.S. real property holding corporation. We anticipate that we will be a U.S. real property holding corporation based on our investment strategy. However, even if we are a U.S. real property holding corporation, a non-U.S. stockholder generally would not incur tax under FIRPTA on gain from the sale of our common stock if we are a "domestically controlled qualified investment entity." A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. stockholders. We cannot assure you that this test will be met.
The following new rules apply in determining whether a REIT is a domestically controlled qualified investment entity:

•
In the case of a publicly traded REIT, a person holding less than 5% of a publicly traded class of stock at all times during the testing period is treated as a U.S. person unless the REIT has actual knowledge that such person is not a U.S. person. Our stock is not publicly traded.

•
In the case of REIT stock held by a publicly traded REIT or certain publicly traded or open-ended RICs, the REIT or RIC will be treated as a U.S. person if the REIT or RIC is domestically controlled and will be treated as a non-U.S. person otherwise.

•	In the case of REIT stock held by a REIT or RIC not described in the previous rule, the REIT or RIC is treated as a U.S. person or a non-U.S. person on a look-through basis.
Additional FIRPTA provisions may, under certain circumstances, apply to certain non-U.S. stockholders in the event that shares of our common stock are ever regularly traded on an established securities market in the U.S., which may have a material impact on such non-U.S. stockholders.
Recent FIRPTA Amendments. The PATH Act a number of changes to taxation of non-U.S. persons under FIRPTA:

•
Stock of a REIT held (directly or through partnerships) by a "qualified shareholder" will not be a USRPI, and capital gain dividends from such a REIT will not be treated as gain from sale of a USRPI, unless a person (other than a qualified shareholder) that holds an interest (other than an interest solely as a creditor) in such qualified shareholder owns, taking into account applicable constructive ownership rules, more than 10% of the stock of the REIT. If the qualified shareholder has such an "applicable investor," the portion of REIT stock held by the qualified shareholder indirectly owned through the qualified shareholder by the applicable investor will be treated as a USRPI, and the portion of capital gain dividends allocable to the applicable shareholder through the qualified investor will be treated as gains from sales of USRPIs. For these purposes, a "qualified shareholder" is foreign person which is in a treaty jurisdiction and satisfies certain publicly traded requirements, is a "qualified collective investment vehicle," and maintains records on the identity of certain 5% owners. A "qualified collective investment vehicle" is a foreign person that is eligible for a reduced withholding rate with respect to ordinary REIT dividends even if such person holds more than 10% of the REIT's stock, a publicly traded partnership that is a withholding foreign partnership that would be a U.S. real property holding corporation if it were a U.S. corporation, or is designated as a qualified collective investment vehicle by the Secretary of the Treasury and is either fiscally transparent within the meaning of Section 894 of the Code or required to include dividends in its gross income but entitled to a deduction for distributions to its investors. Finally, capital gain dividends and non-dividend redemption and liquidating distributions to a qualified shareholder that are not allocable to an applicable investor will be treated as ordinary dividends.

•
"Qualified foreign pension funds" and entities that are wholly owned by a qualified foreign pension fund are exempted from FIRPTA and FIRPTA withholding. For these purposes, a "qualified foreign pension fund" is any trust, corporation, or other organization or arrangement if (i) it was created or organized under foreign law, (ii) it was established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (iii) it does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) it is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (v) under the laws of the country in which it is established or operates, either contributions to such fund which would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such fund or taxed at a reduced rate, or taxation of any investment income of such fund is deferred or such income is taxed at a reduced rate.

•
The so-called FIRPTA "cleansing rule" (which applies to corporations that no longer have any USRPIs and have recognized all gain on their USRPIs and are no longer treated as U.S. real property holding corporations) will not apply to a REIT or a RIC or a corporation if the corporation or any predecessor was a REIT or a RIC during the applicable testing period.

If the gain on the sale of our common stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals, and the purchaser would be required to withhold 15% of the seller's amounts realized. Furthermore, a non-U.S. stockholder generally will incur tax on gain not subject to FIRPTA if:

•
the gain is effectively connected with the non-U.S. stockholder's U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain; or

•
the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a "tax home" in the U.S., in which case the non-U.S. stockholder will incur a 30% tax on his or her capital gains.

Repurchase of Common Stock
A repurchase of our common stock by a non-U.S. stockholder whose income derived from the investment in shares of our common stock is not effectively connected with the non-U.S. Stockholder's conduct of a trade or business in the U.S. will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the repurchase satisfies certain tests set forth in Section 302(b) of the Code enabling the repurchase to be treated as sale of our common stock (in which case the repurchase will be treated in the same manner as a sale described above in "—Taxation of Non-U.S. Stockholders" —"Dispositions"). The repurchase will satisfy such tests if it (i) is "substantially disproportionate" with respect to the holder's interest in our stock, (ii) results in a "complete termination" of the holder's interest in all our classes of stock, or (iii) is "not essentially equivalent to a dividend" with respect to the holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular holder of our common stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are advised to consult their own tax advisors to determine such tax treatment.
If a repurchase of our common stock does not meet any of the three tests described above, the repurchase proceeds will be treated as a distribution, as described above "—Taxation of Non-U.S. Stockholders" —"Distributions." Non-U.S. stockholders should consult with their tax advisors regarding the taxation of any particular repurchase of our shares.
FATCA Withholding
Withholding at a rate of 30% is required on dividends in respect of, and after December 31, 2018, withholding at a rate of 30% will be required on gross proceeds from the sale of, shares of our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Secretary of the Treasury (unless alternative procedures apply pursuant to an applicable intergovernmental agreement between the United States and the relevant foreign government) to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons. Accordingly, the entity through which our shares are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and after December 31, 2018, gross proceeds from the sale of, our shares held by an investor that is a passive non-financial foreign entity will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any "substantial U.S. owners" or (ii) provides certain information regarding the entity's "substantial U.S. owners," which we will in turn provide to the Secretary of the Treasury. Non-U.S. stockholders are encouraged to consult with their tax advisers regarding the possible implications of these rules on their investment in our common stock.
Information Reporting Requirements and Withholding
We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at a rate, currently of 28%, with respect to distributions unless the stockholder:

•	is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.
A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.
Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that the non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the proceeds from a disposition or a repurchase effected outside the U.S. by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. stockholder of common stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder's federal income tax liability if certain required information is furnished to the IRS. Stockholders should consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

Statement of Share Ownership
We are required to demand annual written statements from the record holders of designated percentages of our common stock disclosing the actual owners of the shares of common stock. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares of common stock is required to include specified information relating to his shares of common stock in his federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of our common stock and a list of those persons failing or refusing to comply with our demand.
Tax Shelter Reporting
If a stockholder recognizes a loss with respect to the shares of (i) $2 million or more in a single taxable year or $4 million or more in a combination of taxable years, for a holder that is an individual, S corporation, trust, or a partnership with at least one noncorporate partner, or (ii) $10 million or more in a single taxable year or $20 million or more in a combination of taxable years, for a holder that is either a corporation or a partnership with only corporate partners, the stockholder may be required to file a disclosure statement with the IRS on Form 8886. Direct stockholders of portfolio securities are in many cases exempt from this reporting requirement, but stockholders of a REIT currently are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer's treatment of the loss is proper. Stockholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.
Legislative or Other Actions Affecting REITs
The rules dealing with U.S. federal income taxation are constantly under review. No assurance can be given as to whether, when or in what form, the U.S. federal income tax laws applicable to us and our stockholders may be changed. Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment in our shares.
State and Local Taxes
We and/or you may be subject to taxation by various states and localities, including those in which we or a stockholder transacts business, owns property or resides. The state and local tax treatment may differ from the federal income tax treatment described above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws upon an investment in our common stock.

ERISA CONSIDERATIONS
The following is a summary of some of the considerations associated with an investment in our shares by a qualified employee pension benefit plan or an IRA. This summary is based on provisions of ERISA and the Code, as amended through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the IRS. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes which would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment. Each fiduciary of an employee pension benefit plan subject to ERISA, such as a profit sharing, section 401(k) or pension plan, or of any other retirement plan or account subject to Section 4975 of the Code, such as an IRA, or any entity whose assets include plan assets by reason of a plan's investment in such entity, all of which we refer to collectively as the "Benefit Plans," seeking to invest plan assets in our shares must, taking into account the facts and circumstances of such Benefit Plan, consider, among other matters:

•	Whether the investment is consistent with the applicable provisions of ERISA and the Code and the documents and instruments governing your Benefit Plans;

•	Whether, under the facts and circumstances attendant to the Benefit Plan in question, the fiduciary's responsibility to the plan has been satisfied;

•	Whether your investment will impair the liquidity of the Benefit Plan;

•	Whether the investment will produce UBTI to the Benefit Plan (see "Material U.S. Federal Income Tax Considerations—Treatment of Tax-Exempt Stockholders");

•	The need to value the assets of the Benefit Plan annually; and

•	Whether your investment will constitute a prohibited transaction under ERISA or the Code as described below.
Under ERISA, a plan fiduciary's responsibilities include the following duties:

•	To act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	To invest plan assets prudently;

•	To diversify the investments of the plan unless it is clearly prudent not to do so;

•	To ensure sufficient liquidity for the plan; and

•	To consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Code.
ERISA also requires that the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan. Section 406 of ERISA and Section 4975 of the Code prohibit specified transactions involving the assets of a Benefit Plan which are between the plan and any "party in interest" or "disqualified person" with respect to that Benefit Plan. These transactions are prohibited regardless of how beneficial they may be for the Benefit Plan. Prohibited transactions include the sale, exchange or leasing of property, the lending of money or the extension of credit between a Benefit Plan and a party in interest or disqualified person, and the transfer to, or use by, or for the benefit of, a party in interest, or disqualified person, of any assets of a Benefit Plan. A fiduciary of a Benefit Plan also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets.

Plan Asset Considerations
In order to determine whether an investment in our shares by Benefit Plans creates or gives rise to the potential for either prohibited transactions or the commingling of assets referred to above, a fiduciary must consider whether an investment in our shares will cause our assets to be treated as assets of the investing Benefit Plans. Section 3(42) of ERISA defines the term "plan assets" to mean plan assets as defined in the U.S. Department of Labor Regulations. These regulations provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity, which we refer to as the "Plan Assets Regulation." Under the Plan Assets Regulation, the assets of corporations, partnerships or other entities in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan unless the entity satisfies one of the exceptions to this general rule.
In the event that our underlying assets were treated as the assets of investing Benefit Plans, our management may be treated as fiduciaries with respect to each Benefit Plan stockholder, and an investment in our shares might constitute an ineffective delegation of fiduciary responsibility to our advisor, and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by our advisor of the fiduciary duties mandated under ERISA.
If our advisor or affiliates of our advisor were treated as fiduciaries with respect to Benefit Plan stockholders, the prohibited transaction restrictions of ERISA and the Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with us or our affiliates or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan stockholders with the opportunity to sell their shares of common stock to us or we might dissolve or terminate. If a prohibited transaction were to occur, the Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not timely "corrected." These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, our advisor and possibly other fiduciaries of Benefit Plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, or a non-fiduciary participating in a prohibited transaction, could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach, and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Code.

The Plan Assets Regulation provides that the underlying assets of REITs will not be treated as assets of a Benefit Plan investing therein if the interest the Benefit Plan acquires is a "publicly offered security." A publicly offered security must be:

•	Sold as part of a public offering registered under the Securities Act and be part of a class of securities registered under the Exchange Act, as amended;

•	"Widely held," such as part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

•	"Freely transferable."
Shares of common stock are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and are part of a class registered under the Exchange Act. In addition, we have over 100 independent stockholders, such that shares of common stock are "widely held." Whether a security is "freely transferable" depends upon the particular facts and circumstances. Shares of common stock are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers which would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are freely transferable. The minimum investment in our shares is $10,000; thus, we believe that the restrictions imposed in order to maintain our status as a REIT should not cause the shares of common stock to be deemed not freely transferable. Nonetheless, we cannot assure you that the Department of Labor and/or the U.S. Treasury Department could not reach a contrary conclusion.
Assuming that shares of common stock will be "widely held," that no other facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability of shares of common stock and the offering takes place as described in this prospectus, we believe that shares of our common stock should constitute "publicly offered securities" and, accordingly, our underlying assets should not be considered "plan assets" under the Plan Assets Regulation. If our underlying assets are not deemed to be "plan assets," the issues discussed in the second and third paragraphs of this "Plan Assets Considerations" section are not expected to arise.
Exception for Insignificant Participation by Benefit Plan Investors
The plan assets regulation provides that the assets of an entity will not be deemed to be the assets of a benefit plan if equity participation in the entity by benefit plans is not significant. An equity participation in an entity is not deemed to be significant if benefit plans hold less than 25% of the value of each class of equity interests in that entity. In calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded. Although we expect to qualify for this exception, no assurances can be given, and neither our organizational documents nor our escrow arrangements restrict ownership of each class of equity interests held by benefit plans to less than 25%.
Other Prohibited Transactions
Regardless of whether the shares of common stock qualify for the "publicly offered security" exception of the Plan Assets Regulation, a prohibited transaction could occur if we, our advisor, any selected dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing the shares of common stock. Accordingly, unless an administrative or statutory exemption applies, shares of common stock should not be purchased using assets of a Benefit Plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a Benefit Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to "plan assets" or provides investment advice for a fee with respect to "plan assets." Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding (written or otherwise) (i) that the advice will serve as the primary basis for investment decisions, and (ii) that the advice will be individualized for the Benefit Plan based on its particular needs.
Annual Valuation
A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan's fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset's "fair market value" assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year.

In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA. It is not currently intended that the shares of our common stock will be listed on a national securities exchange, nor is it expected that a public market for the shares of common stock will develop. To date, neither the IRS nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the "fair market value" of the shares of our common stock, namely when the fair market value of the shares of common stock is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to ownership of shares of common stock, we intend to provide reports of our annual determinations of the current value of our net assets per outstanding share to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports.
For so long as we are offering shares of our common stock in the primary share offering or a subsequent offering of primary shares, we intend to use the most recent offering price as the per share net asset value. We will continue to use the most recent primary share offering price as the per share net asset value until December 31 of the year following the year in which the most recently completed offering has expired unless a new offering has commenced prior to that time in which case we would use the new offering price. If following December 31 of the year following the year in which the most recently completed offering has expired there is no new offering in effect but our DRIP is still in effect, we will continue to use the most recent primary share offering price as the per share net asset value for so long as our DRIP is in place. If there is no primary share offering in effect and our DRIP has also expired or has otherwise been terminated, the value of the properties and our other assets will be based upon a valuation. Such valuation may be performed either by our management or a person independent of us and our advisor. If requested, we anticipate that we will provide annual reports of our determination of value (i) to IRA trustees and custodians not later than January 15 of each year, and (ii) to other Benefit Plan fiduciaries within 75 days after the end of each calendar year. We will also include our determination of estimated value as described above in each of our Annual Reports on Form 10-K. To the extent that such determination is not based on the offering price of our shares, any other determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31.
We intend to revise these valuation procedures to conform with any relevant guidelines that the IRS or the Department of Labor may hereafter issue and may also revise these procedures to conform with guidance that FINRA may issue in the future. Meanwhile, we cannot assure you:

•
That the value determined by us could or will actually be realized by us or by stockholders upon liquidation (in part because appraisals or estimated values do not necessarily indicate the price at which assets could be sold and because no attempt will be made to estimate the expenses of selling any of our assets);

•	That stockholders could realize this value if they were to attempt to sell their shares of common stock; or

•	That the value, or the method used to establish value, would comply with the ERISA or IRA requirements described above.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of the material terms of shares of our capital stock as set forth in our charter and is qualified in its entirety by reference to our charter. Under our charter, we have authority to issue a total of 100,000,000 shares of capital stock. Of the total number of shares of capital stock authorized, 98,999,000 shares are classified as common stock, par value $0.0001 per share, 1,000,000 shares are classified as preferred stock, par value $0.0001 per share, within which (i) 97,000 shares are classified and designated as Series 1 Convertible Redeemable Preferred Stock, par value $0.0001 per share, and (ii) 50,000 shares are classified and designated as Series A Convertible Redeemable Preferred Stock, par value $0.0001 per share, and 1,000 shares are classified as non-participating, non-voting convertible stock, par value $0.0001 per share. Our board of directors, with the approval of a majority of the entire board of directors and without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of any class or series that we have authority to issue. As of the date of this prospectus, no shares of preferred stock or convertible stock were issued and outstanding.
Common Stock
The holders of shares of our common stock are entitled to one vote per share on all matters voted on by stockholders, including the election of our directors. Our charter does not provide for cumulative voting in the election of directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding series of preferred stock, the holders of shares of our common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available assets and declared by us and, upon liquidation, are entitled to receive all assets available for distribution to stockholders. All shares of our common stock issued in the offering will be fully paid and nonassessable shares of common stock. Holders of our shares will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue, or preference, conversion, exchange, redemption or appraisal rights, unless, in the case of appraisal rights, our board of directors determines that appraisal rights apply, with respect to all or any classes or series of our stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise such rights. Stockholders are not liable for our acts or obligations.
We will not issue certificates for our shares. Our shares will be held in "uncertificated" form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer. Subject to the transferee meeting the suitability standards described below in "—Restrictions on Ownership and Transfer of Shares—Suitability Standards and Minimum Purchase Requirements," transfers can be effected simply by mailing a transfer and assignment form, which we will provide to you at no charge, to:
MVP Realty Advisors, LLC
8880 WEST SUNSET ROAD, SUITE 240
LAS VEGAS, NEVADA 89148
702-534-5577
Attn: Investor Relations

DST Systems, Inc. acts as our registrar and transfer agent for our shares. The address and phone number of DST Systems, Inc. to which our stockholders should address their questions and correspondence regarding stock transfers, dividends, and other transfer matters from and after the effective date of the appointment of DST Systems, Inc. are:
DST Systems, Inc.
430 W 7th St
Kansas City Mo 64105
(816) 435-1000

Preferred Stock
Our charter authorizes our board of directors, without stockholder approval, to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock. Prior to issuance of shares of each class or series, our board of directors is required by the MGCL and by our charter to set, subject to our charter restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, our board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest.
On October 27, 2016, we filed with the State Department of Assessments and Taxation of Maryland an Articles Supplementary to our charter classifying and designating 50,000 shares of our authorized preferred stock as shares of Series A Convertible Redeemable Preferred Stock, par value $0.0001 per share.
On March 29, 2017, we filed with the State Department of Assessments and Taxation of Maryland an Articles Supplementary to our charter classifying and designating 97,000 shares of our authorized preferred stock as shares of Series 1 Convertible Redeemable Preferred Stock, par value $0.0001 per share.
Our board of directors has no present plans to issue any additional series of preferred stock, but may do so at any time in the future without stockholder approval. However, the issuance of preferred stock must be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel.
Convertible Stock
Our authorized capital stock includes 1,000 shares of convertible stock, par value $0.0001 per share. No shares of our convertible stock are issued or outstanding as of the date of this prospectus. We have no present plans to issue any convertible stock, but we may do so in the future without stockholder approval.
As set forth in our charter, once issued, no additional consideration will be due upon the conversion of any outstanding convertible stock. There will be no distributions paid on shares of any convertible stock. The conversion of any convertible stock into shares of common stock would decrease the percentage of our shares of common stock owned by current stockholders.
Except in limited circumstances, once issued, outstanding shares of convertible stock will not be entitled to vote on any matter, or to receive notice of, or to participate in, any meeting of our stockholders at which they are not entitled to vote. However, the affirmative vote of the holders of more than two-thirds of the outstanding shares of convertible stock, voting together as a single class, will be required (1) for any amendment, alteration or repeal of any provision of our charter that materially and adversely changes the rights of the convertible stock and (2) to effect a merger of our company into another entity, or a merger of another entity into our company, unless in each case each share of convertible stock (A) will remain outstanding without a material and adverse change to its terms and rights or (B) will be converted into or exchanged for shares of stock or other ownership interest of the surviving entity having rights identical to that of our convertible stock.
Meetings, Special Voting Requirements and Access to Records
An annual meeting of the stockholders will be held each year, beginning in 2017, on a specific date and time set by our board of directors, which will be at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of the directors, a majority of the independent directors, the chairman of the board, the chief executive officer or the president and must be called by our secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast at least 10% of the votes entitled to be cast on such matter at the meeting. Upon receipt of a written request of stockholders entitled to cast at least 10% of the votes entitled to be cast, either in person or by mail, stating the purpose of the meeting, we will provide all stockholders, within 10 days after receipt of such request, with written notice either in person or by mail, of such meeting and the purpose thereof. The meeting must be held on a date not less than 15 nor more than 60 days after the distribution of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to stockholders. The presence either in person or by proxy of stockholders entitled to cast at least 50% of all the votes entitled to be cast at the meeting will constitute a quorum. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except that the affirmative vote of a majority of the shares entitled to vote and represented in person or by proxy at a meeting at which a quorum is present is required to elect a director and except as set forth in the next paragraph.

Under the MGCL and our charter, stockholders are generally entitled to vote at a duly held meeting at which a quorum is present, on matters including (i) the amendment of our charter (except as otherwise provided in our charter or the MGCL), (ii) our dissolution or (iii) our merger or consolidation, our conversion, a statutory share exchange or the sale or other disposition of all or substantially all of our assets, after our board of directors has adopted a resolution declaring that such a proposed action is advisable and directing that the matter be submitted to stockholders for approval or ratification. Under our charter, these matters require the affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. The holders of a majority of shares entitled to vote who are present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by our board, vote to elect our directors, pursuant to our charter. Stockholders are not entitled to exercise any of the rights of an objecting stockholder provided for in Title 3, Subtitle 2 of the MGCL unless our board of directors determines that such rights shall apply with respect to all or any classes or series of shares, to a particular transaction or all transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise such rights. With respect to stock owned by our advisor, directors, or any of their affiliates, neither the advisor nor such directors, nor any of their affiliates may vote or consent on matters submitted to stockholders regarding the removal of the advisor, such directors or any of their affiliates or any transaction between us and any of them. In terms of determining the requisite percentage in interest of shares necessary to approve a matter on which our advisor, directors or their affiliates may not vote or consent, any shares owned by any of them shall not be included.

The advisory agreement, including the selection of our advisor, is approved annually by our board of directors including a majority of the independent directors. While the stockholders do not have the ability to vote to replace our advisor or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of the votes entitled to be cast generally in the election of directors, to remove a director from our board of directors.
Under the MGCL, any stockholder and any designated representative will be permitted access to the following records: our charter, our bylaws, the minutes of the proceedings of our stockholders, our annual statements of affairs and voting trust agreements deposited with us. We will make any of these requested documents available at our principal office within 10 days after receipt of a request; provided, however, that we will have up to 20 days to prepare and have available on file for inspection and copying certain requested statements of stock and securities issued. A requesting stockholder may inspect and copy any of them for a reasonable charge, upon reasonable notice and during normal business hours. In addition, we may require the stockholder to execute a confidentiality agreement prior to reviewing certain other corporate records relating to our proposed and existing investments. An alphabetical list of the names, addresses and telephone numbers of our stockholders, along with the number of shares of our common stock held by each of them, will be maintained as part of our books and records and will be available for inspection by any stockholder or the stockholder's designated agent at our office upon the request of the stockholder. The stockholder list will be updated at least quarterly to reflect changes in the information contained therein. A copy of the list will be mailed to any stockholder who requests the list within 10 days of the request. A stockholder may request a copy of the stockholder list in connection with matters relating to voting rights and the exercise of stockholder rights under federal proxy laws. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Exchange Act, which provides that, upon the request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves. If a proper request for the stockholder list is not honored, then the requesting stockholder will be entitled to recover certain costs incurred in compelling the production of the list as well as actual damages suffered by reason of the refusal or failure to produce the list. However, a stockholder will not have the right to, and we may require a requesting stockholder to represent that it will not, secure the stockholder list or other information for the purpose of selling or using the list for a commercial purpose not related to the requesting stockholder's interest in our affairs.

Restrictions on Ownership and Transfer of Shares
Ownership Limit
For us to maintain our REIT qualification, no more than 50% in value of our outstanding shares may be owned, directly or indirectly through the application of certain attribution rules under the Code, by any five or fewer individuals, as defined in the Code to include specified entities, during the last half of any taxable year other than our first taxable year. In addition, our outstanding shares must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year, excluding our first taxable year for which we elect to be taxed as a REIT. In addition, we must meet requirements regarding the nature of our gross income to qualify as a REIT. One of these requirements is that at least 75% of our gross income for each calendar year must consist of rents from real property and income from other real property investments. The rents received from any tenant will not qualify as rents from real property, which could result in our loss of REIT status, if we own, actually or constructively within the meaning of certain provisions of the Code, 10% or more of the ownership interests in that tenant. To assist us in preserving our status as a REIT, among other purposes, our charter contains limitations on the ownership and transfer of our shares which prohibit: (i) any person or entity from owning or acquiring, directly or indirectly, more than 9.8% in value of the aggregate of our then outstanding shares of capital stock or more than 9.8% in value or number of shares, whichever is more restrictive, of the aggregate of our then outstanding shares of common stock; (ii) any person or entity from owning or acquiring, directly or indirectly, our shares to the extent such ownership would result in our being "closely held" within the meaning of Section 856(h) of the Code or otherwise failing to qualify as a REIT; and (iii) any transfer of or other event or transaction with respect to our shares that would result in the beneficial ownership of our outstanding shares by fewer than 100 persons.
Our charter provides that the shares of our capital stock that, if transferred, would: (i) result in a violation of the 9.8% ownership limits; (ii) result in us being "closely held" within the meaning of Section 856(h) of the Code; (iii) cause us to own, actually or constructively, 9.9% or more of the ownership interests in a tenant of our real property or the real property of any direct or indirect subsidiary or partnership of ours; or (iv) otherwise cause us to fail to maintain our status as a REIT, will be transferred automatically to a trust effective as of the close of business on the business day before the purported transfer of such shares. We will designate a trustee of the trust that will not be affiliated with us or the purported transferee or record holder. We will also name a charitable organization as beneficiary of the trust. The trustee will receive all distributions on the shares in the trust and will hold such distributions in trust for the benefit of the beneficiary. The trustee also will vote the shares in the trust and, subject to Maryland law, will have the authority (1) to rescind as void any vote cast by the intended transferee prior to our discovery that the shares have been transferred to the trust and (2) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. The intended transferee will acquire no rights in such shares, unless, in the case of a transfer that would cause a violation of the 9.8% ownership limits, the transfer is exempted (prospectively or retroactively) by the board of directors from the ownership limit based upon receipt of information (including certain representations and undertakings from the intended transferee) that such transfer would not violate the provisions of the Code for our qualification as a REIT. In addition, our charter provides that any transfer of our shares that would result in our shares being owned by fewer than 100 persons will be null and void and the intended transferee will acquire no rights in such shares.

The trustee will transfer the shares to a person whose ownership of such shares will not violate the ownership limits. The transfer will be made no earlier than 20 days after the later of our receipt of notice that shares have been transferred to the trust or the date we determine that a purported transfer of shares has occurred. During this 20-day period, we will have the option of repurchasing such shares. Upon any such transfer or repurchase, the purported transferee or holder will receive a per share price equal to the lesser of (i) the price per share in the transaction that resulted in the transfer of such shares to the trust (or, in the case of a gift, devise or other transaction, the price per share at the time of the gift, devise or other transaction) or (ii) the market price on the date we, or our designee, accept the offer to purchase, in the case of a purchase by us, or the price received by the trustee net of any selling commission and expenses, in the case of a sale by the trustee to a person designated by the trustee. We (in the case of a purchase by us) and the trustee (in the case of a sale by the trustee to a person designated by the trustee) may reduce the amount payable to the purported transferee or holder by the amount of dividends and other distributions which have been paid to such purported transferee or holder and are owed by such purported transferee or holder to the trustee. The charitable beneficiary will receive any excess amounts. In the case of a liquidation, holders of such shares will receive a ratable amount of our remaining assets available for distribution to shares of the applicable class or series taking into account all shares of such class or series. The trustee will distribute to the purported transferee or holder an amount equal to the lesser of the amounts received with respect to such shares or the price per share in the transaction that resulted in the transfer of such shares to the trust (or, in the case of a gift, devise or other transaction, the price at the time of the gift, devise or other transaction) and will distribute any remaining amounts to the charitable beneficiary.
Any person who acquires or attempts to acquire our shares in violation of the foregoing restrictions or who owns our shares that were transferred to any such trust is required to give immediate written notice to us of such event, and any person who purports to transfer or receive our shares subject to such limitations is required to give us 15 days written notice prior to such purported transaction. In both cases, such persons must provide to us such other information as we may request to determine the effect, if any, of such event on our status as a REIT. The foregoing restrictions will continue to apply until the board of directors determines it is no longer in our best interest to attempt to, or to continue to, qualify as a REIT or that compliance with the restrictions is no longer required in order for us to qualify as a REIT.
The 9.8% ownership limits do not apply to a person or persons that the board of directors exempts (prospectively or retroactively) from the ownership limit upon appropriate assurances (including certain representations and undertakings required by our charter) that our qualification as a REIT is not jeopardized. Generally, the limit can be waived by our board of directors. Any person who owns more than 5% (or such lower percentage applicable under Treasury regulations) of our outstanding shares during any taxable year is required to deliver a statement or affidavit setting forth the number of shares beneficially owned.
Suitability Standards
State securities laws and our charter require that purchasers of our common stock meet standards regarding (i) net worth or income and (ii) minimum purchase amounts. These standards are described above at "Suitability Standards" immediately following the cover page of this prospectus. Subsequent purchasers, i.e., potential purchasers of your shares, must also meet the net worth or income standards, and unless you are transferring all of your shares, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required to meet the minimum purchase requirements, except for the following transfers without consideration: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers by operation of law. These suitability and minimum purchase requirements are applicable until our shares are listed on a national securities exchange, and these requirements may make it more difficult for you to sell your shares.
Distributions
On January 22, 2016, our board of directors announced that a monthly cash distribution of $0.0625 per share and a monthly stock dividend of $0.0625 per share, based on a purchase price of $25.00 per common share, is payable to stockholders of record as of January 24, 2016. The initial cash distribution and stock dividend were paid on February 10, 2016. We intend to pay cash distributions and stock dividends monthly on the 10th date of each calendar month. There can be no assurance that distributions and dividends will continue to be paid at this rate, or at all. The initial cash distributions were paid from offering proceeds rather than funds from operations and therefore may represent a return of capital. Our board of directors may at any time change the distribution and dividend rate or suspend payment of distributions and dividends if it determines that such action is in the best interest of us and our stockholders. We expect that our board of directors will continue to authorize, and we will declare, distributions based on a record date on the 24th of each month, and we expect to continue to pay distributions on the 10th day of the following month (or the next business day if the 10th is not a business day), monthly in arrears. We have not established a minimum distribution level, and our charter does not require that we make distributions to our stockholders; however, we anticipate the payment of monthly distributions. We may also make special stock dividends. The timing and amount of distributions will be determined by our board of directors in its sole discretion and may vary from time to time.
To maintain our qualification as a REIT, we will be required to make aggregate annual distributions to our common stockholders of at least 90% of our REIT taxable income (computed without regard to the dividends-paid deduction and excluding net capital gain). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.
Our board of directors will consider many factors before authorizing a cash distribution, including current and projected cash flow from operations, capital expenditure needs, general financial conditions, limitations under Maryland law and REIT qualification requirements. We expect to have little, if any, cash flow from operations available for cash distributions until we make substantial investments. It is therefore likely that, at least during the early stages of our development, and from time to time during our operational stage, our board will authorize cash distributions that will be paid in advance of our receipt of cash flow that we expect to receive during a later period. In these instances where we do not have sufficient cash flow to cover our distributions, we expect to use the proceeds from our initial public offering, the proceeds from the issuance of securities in the future or proceeds from borrowings to pay distributions. We may borrow funds, issue new securities or sell assets to make and cover our declared distributions, all or a portion of which could be deemed a return of capital. We may also fund such distributions from third-party borrowings or from advances from our advisor or sponsor or from our advisor's deferral of its fees, although we have no present intent to do so. If we fund cash distributions from borrowings, sales of assets or the net proceeds from our initial public offering, we will have fewer funds available for the acquisition of real estate and real estate-related assets and your overall return may be reduced. Further, to the extent cash distributions exceed our current and accumulated earnings and profits, a stockholder's basis in our stock will be reduced and, to the extent distributions exceed a stockholder's basis, the stockholder may recognize capital gain. Our organizational documents do not limit the amount of distributions we can fund from sources other than from our current and accumulated earnings and profits.
In addition to cash distributions, our board of directors may authorize and we may declare special stock dividends. Although there are a number of factors to consider in connection with such a declaration, such stock dividends are most likely to be authorized if our board of directors believes that (i) our portfolio has appreciated in value from its aggregate acquisition cost or (ii) additional sales of common stock would dilute the value of a share to our then existing stockholders. Such a stock dividend would be intended to have the same effect as raising the price at which our shares of common stock are offered.

Distribution Reinvestment Plan
We currently have a distribution reinvestment plan, or DRIP, pursuant to which you may have the distributions you receive automatically reinvested in additional shares of our common stock. Participants will acquire DRIP shares at a fixed price of $25.00 per share until (i) all such shares registered in the offering are issued, (ii) the offering terminates and we elect to deregister any unsold shares under the DRIP, or (iii) our board decides to change the purchase price for DRIP shares or terminate the DRIP for any reason. Commencing on the Valuation Date, if our DRIP is ongoing, we will adjust the price of shares offered in the DRIP to equal our NAV per share. We will update our NAV per share at least annually following the Valuation Date and further adjust the per share price in our DRIP accordingly. We may amend the plan to offer shares at such prices as we determine necessary or appropriate to ensure our dividends are not "preferential" for incomes tax purposes. See "Material Federal Income Tax Considerations—Distribution Requirements" above. We have allocated $50,000,000 in shares for issuance under the DRIP. No selling commissions will be paid in connection with shares purchased pursuant to our DRIP. A copy of our form of distribution reinvestment plan is included as Appendix B to this prospectus.
Investors participating in our DRIP may purchase fractional shares. If sufficient shares of our common stock are not available for issuance under our DRIP, we will remit excess distributions in cash to the participants. If you elect to participate in the DRIP, you must agree that, if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus, the subscription agreement from our initial public offering or our articles relating to such investment, you will promptly notify us in writing of that fact.
At least quarterly, we will provide each participant a confirmation showing the amount of the distributions reinvested in our shares during the covered period, the number of our shares owned at the beginning of the covered period, and the total number of our shares owned at the end of the covered period. We have the discretion not to provide a DRIP, and a majority of our board of directors may amend, suspend or terminate our DRIP for any reason (except that we may not amend the DRIP to eliminate a participant's ability to withdraw from the plan) at any time upon 10 days' prior notice to the participants. Your participation in the plan will also be terminated to the extent that a reinvestment of your distributions in our shares would cause the percentage ownership limitation contained in our charter to be exceeded. Otherwise, unless you terminate your participation in our DRIP in writing, your participation will continue even if the shares to be issued under the plan are registered in a future registration. You may terminate your participation in the DRIP at any time by providing us with 10 days' written notice. A withdrawal from participation in the DRIP will be effective only with respect to distributions paid more than 30 days after receipt of written notice. Generally, a transfer of shares will terminate the stockholder's participation in the DRIP as of the first day of the month in which the transfer is effective.
If you participate in our DRIP and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash, but rather to have the distributions withheld and reinvested in our common stock. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares. You will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution. In addition, the difference between the public offering price of our shares and the amount paid for shares purchased pursuant to our DRIP may be deemed to be taxable as income to participants in the plan. Please see "Risk Factors—Federal Income Tax Risks—You may have current tax liability on distributions if you elect to reinvest in our shares."
Share Repurchase Program
Our board of directors has adopted a share repurchase program, or SRP, to repurchase shares of our common stock upon the request of a stockholder at a price equal to or at a discount from the purchase price paid for the shares being repurchased. Unless the shares are being repurchased in connection with a stockholder's death or disability (which, for the purposes of the SRP is as defined in the Code), we may not repurchase shares unless you have held the shares for at least two years. In the event that we declare and pay stock dividends rather than cash distributions, stockholders may request repurchase of the shares received one year after issuance.
Unless shares of our common stock are being repurchased in connection with a stockholder's death or disability, the purchase price for shares repurchased under our SRP will be as set forth below until our Valuation Date, which will be a date not later than May 29, 2018, which is 150 days following the second anniversary of the date that we satisfied the minimum offering requirement. Prior to the Valuation Date, and unless the shares are being repurchased in connection with a stockholder's death or disability, we will initially repurchase shares at a price equal to, or at a discount from, the purchase price you paid for the shares being repurchased as follows:

Share Purchase Anniversary	Repurchase Price as a Percentage of Purchase Price
Less than 2 years	No Repurchase Allowed
After 2 years	95.0%
After 3 years	97.0%
In addition, the purchase price per share will be adjusted for any stock combinations, splits, recapitalizations and the like with respect to the shares of common stock and reduced by the aggregate amount of net sale or refinance proceeds per share, if any, distributed to the stockholder prior to the repurchase date.

Shares repurchased in connection with a stockholder's death or disability will be repurchased at a price per share equal to 100% of the amount the stockholder paid for each share, or, once we have established an estimated NAV per share, 100% of such amount, as determined by our board of directors, subject to any special distributions previously made to our stockholders. A stockholder must have beneficially held the shares, for at least two years prior to offering them for sale to us through our SRP, unless the shares are being repurchased in connection with a stockholder's death, disability, or certain other exigent circumstances. Our board of directors reserves the right, in its sole discretion, at any time and from time to time, to waive the two-year holding period requirement in the event of the death or disability of a stockholder, other involuntary exigent circumstances such as bankruptcy, or a mandatory distribution requirement under a stockholder's IRA. Shares repurchased in connection with a stockholder's other exigent circumstances, such as bankruptcy, within two years from the purchase date, will be repurchased at a price per share equal to the price per share we would pay had the stockholder held the shares for two years from the purchase date, and at all other times in accordance with the provisions above.
After the Valuation Date, unless the shares are being repurchased in connection with a stockholder's death or disability as described above, we will repurchase shares under our share repurchase program at a price equal to, or at a discount from, our most recent estimated NAV per share as of the applicable repurchase date as follows (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock):

Share Purchase Anniversary	Repurchase Price as a Percentage of NAV per share
Less than 2 years	No Repurchase Allowed
After 2 years	95.0%
After 3 years	97.0%
After 5 years	100.0%
For purposes of determining the time period a stockholder requesting repurchase has held each share, the time period begins as of the date the stockholder acquired the share; provided, that shares purchased pursuant to our DRIP by the stockholder requesting repurchase will be deemed to have been acquired on the same date as the initial share to which the DRIP shares relate. At any time the repurchase price is determined by any method other than the net asset value of the shares, if we have sold or financed a property and have made one or more special distributions to our stockholders of all or a portion of the net proceeds from such sales or financings, the per share repurchase price will be reduced by the net sale proceeds per share distributed to investors prior to the repurchase date. Our board of directors will, in its sole discretion, determine which distributions, if any, constitute a special distribution. While our board of directors does not have specific criteria for determining a special distribution, we expect that a special distribution will only occur upon the sale or financing of a property and the subsequent distribution of the net sale proceeds. Upon receipt of a request for repurchase, we will conduct a Uniform Commercial Code search to ensure that no liens are held against the shares. We will not repurchase any shares subject to a lien. Any costs in conducting the Uniform Commercial Code search will be borne by us.

We are not obligated to repurchase shares of our common stock under the SRP. The number of shares to be repurchased during the calendar quarter is limited to the lesser of: (i) 5% of the weighted average number of shares outstanding during the prior calendar year, and (ii) those repurchases that could be funded from the net proceeds of the sale of shares under the DRIP in the prior calendar year plus such additional funds as may be reserved for that purpose by our board of directors; provided, however, that the above volume limitations shall not apply to repurchases requested in connection with the death or qualifying disability of a stockholder. In the event that we do not have sufficient funds available to repurchase all of the shares for which repurchase requests have been submitted in any quarter, we will repurchase the shares on a pro rata basis on the repurchase date. Our share repurchase program provides stockholders only a limited ability to repurchase shares for cash until a secondary market develops for our shares, at which time the program would terminate. No such market presently exists, and we cannot assure you that any market for your shares will ever develop. The SRP will be terminated if the shares become listed for trading on a national securities exchange or if our board of directors determines that it is in the company's best interest to terminate the SRP. We may amend or modify any provision of the SRP at any time at the discretion of our board of directors.
To have your shares repurchased, you or your representative must submit a written request to our advisor. If your testamentary estate or heirs are requesting a repurchase without discount from the repurchase value, the written notice must be received within a year after your death. For all other repurchases, if you want your shares repurchased, you must submit a written request form provided by us and stating the number of shares you want repurchased. Written requests must be received by us at least 15 days prior to the end of the applicable quarter.
Repurchase requests made in connection with a stockholder's death or disability will be satisfied within 15 days following our receipt of such repurchase request or as soon as practicable thereafter, subject to sufficient available funds. Repurchase requests other than those made in connection with the death or disability of a stockholder will be deemed repurchase shares as of March 31, June 30, September 30, and December 31 of each year. Each stockholder whose repurchase request is approved will receive the repurchase payment approximately 30 days following the end of the applicable quarter, effective as of the last day of such quarter. We refer to the last day of such quarter as the repurchase date.
If funds available for our SRP are not sufficient to accommodate all requests, shares will be repurchased as follows: (i) first, repurchases due to the death of a stockholder, on the basis of the date of the request for repurchase; (ii) next, in the discretion of our board of directors, repurchases because of other involuntary exigent circumstances, such as bankruptcy; (iii) next, repurchases of shares held by stockholders subject to a mandatory distribution requirement under the stockholder's IRA; and (iv) finally, all other repurchase requests based upon the postmark of receipt. If your repurchase request is not honored during a repurchase period, you will be required to resubmit the request to have it considered in a subsequent repurchase period.
Our sponsor, our advisor, our directors and their respective affiliates are prohibited from receiving a fee in connection with the share repurchase program. Affiliates of our advisor are eligible to have their shares repurchased on the same terms as other stockholders.
Our board of directors may, in its sole discretion, terminate, suspend or amend the SRP upon 30 days' written notice without stockholder approval if it determines that the funds available to fund the SRP are needed for other business or operational purposes or that amendment, suspension or termination of the SRP is in the best interest of our stockholders. Among other things, we may amend the SRP to repurchase shares at prices different from those described above for the purpose of ensuring our dividends are not "preferential" for income tax purposes. See "Material Federal Income Tax Considerations—Distribution Requirements." Any notice of a termination, suspension or amendment of the SRP will be made via a report on Form 8-K filed with the SEC at least 30 days prior to the effective date of such termination, suspension or amendment. Our board of directors may also limit the amounts available for repurchase at any time in its sole discretion. Notwithstanding the foregoing, the SRP will terminate if our shares are listed on a national securities exchange or a secondary trading market develops.

Liquidity Events
Our board of directors does not anticipate evaluating a transaction providing liquidity for our stockholders until the second quarter of 2017. Our charter does not require our board of directors to pursue a liquidity event. Due to the uncertainties of market conditions in the future, we believe setting finite dates for possible, but uncertain, liquidity events may result in actions not necessarily in the best interests or within the expectations of our stockholders. We expect that our board of directors, in the exercise of its fiduciary duty to our stockholders, will determine to pursue a liquidity event when it believes that then-current market conditions are favorable for a liquidity event, and that such a transaction is in the best interests of our stockholders. A liquidity event could include (1) the sale of all or substantially all of our assets; (2) the sale or a merger in a transaction that would provide our stockholders with cash and/or securities of a publicly traded company, which may be an affiliate; or (3) the listing of our common stock on a national securities exchange. We expect that our board of directors will evaluate liquidity alternatives no earlier than the second quarter of 2017, subject to then prevailing market conditions. In making the decision to apply for a listing of our shares on a national securities exchange, our board will consider whether listing our shares on a national securities exchange or liquidating our assets will result in greater value for our stockholders. There can be no assurance as to if and when a suitable liquidity transaction will be achievable.
Business Combinations
Under the MGCL, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder's affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term "business combinations" includes mergers, consolidations, share exchanges or, in circumstances specified in the MGCL, certain asset transfers and certain issuances or reclassifications of equity securities. An "interested stockholder" is defined for this purpose as: (i) any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation's outstanding voting stock; or (ii) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation. A person is not an interested stockholder under the MGCL if the board of directors approved in advance the transaction by which the person otherwise would become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.
After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation, voting together as a single voting group and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder, voting together as a single voting group.
These super majority vote requirements do not apply if the corporation's common stockholders receive a minimum price, as defined under the MGCL, for their shares of common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of common stock.
None of these provisions of the MGCL will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the business combination statute, our board of directors has by resolution exempted any business combination involving us and any person. Consequently, the five-year prohibition and the super majority vote requirements will not apply to business combinations between us and any person. As a result, any person may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super majority vote requirements and other provisions of the statute.

However, our board of directors may, by resolution, opt in to the business combination statute in the future. Should our board of directors opt into the business combination statute, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
Control Share Acquisitions
The MGCL provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by the affirmative vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on the matter. Shares of common stock owned by the acquirer, by officers or by employees who are directors of the corporation are not entitled to vote on the matter. "Control shares" are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of, other than solely by virtue of a revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting powers:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a "control share acquisition" means the acquisition of issued and outstanding control shares. Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an "acquiring person statement" for the control shares as required by the statute, the corporation may acquire any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights for control shares are considered and not approved.
If voting rights for control shares are approved at a stockholders' meeting and the acquirer becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a control share acquisition.
The control share acquisition statute does not apply to shares of stock acquired in a merger or consolidation or on a stock exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. As permitted by the MGCL, we have provided in our bylaws that the control share provisions of the MGCL will not apply to any acquisition by any person of shares of our stock, but our board of directors retains the discretion to opt into these provisions in the future.
Advance Notice of Director Nominations and New Business
Our bylaws provide that with respect to an annual meeting of the stockholders, nomination of individuals for election to the board of directors and the proposal of business to be considered by the stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of the board of directors or (iii) by any stockholder who is a stockholder of record as of the record date for the meeting, at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures of our bylaws.
With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (i) by or at the direction of the board of directors or (ii) provided that the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record as of the record date for the meeting, at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of our bylaws.
Subtitle 8
Subtitle 8 of Title 3 of the MGCL, or Subtitle 8, permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in its charter or bylaws, to any or all of five provisions:

•	a classified board of directors;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that vacancies on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a stockholder-required special meeting of stockholders.
We have elected to provide that, at such time as we are eligible to make a Subtitle 8 election, vacancies on our board of directors may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in our board of directors the exclusive power to fix the number of directors provided that the number is not fewer than three. We have not elected to be subject to the other provisions of Subtitle 8, but our board of directors may cause us to do so at any time in the future without stockholder approval.

Tender Offers
Our charter provides that any tender offer made by a person, including any "mini-tender" offer, must comply with most of the provisions of Regulation 14D of the Exchange Act and provide us notice of such tender offer at least 10 business days before initiating the tender offer. Regulation 14D requires any person initiating a tender offer to provide:

•	specific disclosure to stockholders focusing on the terms of the offer and information about the bidder;

•	the ability for stockholders to withdraw tendered shares while the offer remains open;

•	the right to have tendered shares accepted on a pro rata basis throughout the term of the offer if the offer is for less than all of our shares; and

•	that all stockholders of the subject class of shares be treated equally.
If any person initiates a tender offer without complying with the provisions set forth above, no stockholder may transfer our shares to such person as part of the tender offer unless such stockholder shall have first offered such shares to us for purchase at the tender offer price. The non-complying offeror shall also be responsible for all of our expenses in connection with that person's noncompliance.

Restrictions on Roll-up Transactions
Our charter requires that we follow the policy set forth below with respect to any "roll-up transaction," as defined below. In connection with any proposed transaction considered a "roll-up transaction" involving us and the issuance of securities of an entity, or a roll-up entity, that would be created or would survive after the successful completion of the roll-up transaction, an appraisal of all our assets must be obtained from a competent independent appraiser. The assets must be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the assets as of the date immediately prior to the announcement of the proposed roll-up transaction. The appraisal shall assume an orderly liquidation of the assets over a 12-month period. The terms of the engagement of the independent appraiser must clearly state that the engagement is for our benefit and our stockholders' benefit. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to our stockholders in connection with any proposed roll-up transaction. If the appraisal will be included in a prospectus used to offer the securities of a roll-up entity, the appraisal shall be filed with the SEC and the states as an exhibit to the registration statement for the offering.
A "roll-up transaction" is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of a roll-up entity. This term does not include:

•	a transaction involving our securities that have been listed on a national securities exchange for at least 12 months; or

•
a transaction involving our conversion into a corporate, trust or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: our common stockholder voting rights; the term of our existence; compensation to our sponsor or advisor; or our investment objectives.

In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to our stockholders who vote "no" on the proposal a choice of:

•	accepting the securities of the roll-up entity offered in the proposed roll-up transaction; or

•	one of the following:

•	remaining as stockholders and preserving their interests on the same terms and conditions as existed previously; or

•	receiving cash in an amount equal to the stockholders' pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed roll-up transaction:

•
that would result in our stockholders having voting rights in a roll-up entity that are less than those provided in our charter and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual and special meetings, amendment of our charter and our dissolution;

•
that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity, or which would limit the ability of an investor to exercise voting rights of its securities of the roll-up entity on the basis of the number of shares held by that investor;

•	in which investors' right to access of records of the roll-up entity will be less than those provided in the section of this prospectus entitled "Description of Capital Stock;" or

•	in which any of the costs of the roll-up transaction would be borne by us if the roll-up transaction is rejected by our stockholders.

Reports to Stockholders
Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Among the matters that must be included in the annual report are:

•	financial statements that are prepared in accordance with GAAP and are audited by our independent registered public accounting firm;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of advisory fees and the aggregate amount of other fees paid to our advisor and any affiliate of our advisor by us or third parties doing business with us during the year;

•	our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from the independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and

•
separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year; and the independent directors are specifically charged with a duty to examine and comment in the report on the fairness of the transactions.

Under the Securities Act, we must update this prospectus upon the occurrence of certain events, such as property acquisitions. We will file updated prospectuses and prospectus supplements with the SEC. We are also subject to the informational reporting requirements of the Exchange Act, and accordingly, we will file annual reports, quarterly reports, proxy statements and other information with the SEC. In addition, we will provide you directly with periodic updates, including prospectuses, prospectus supplements, quarterly reports and other information.

Subject to availability, you may authorize us to provide such periodic updates electronically by sending us instructions in writing in a form acceptable to us to receive such periodic updates electronically. Unless you elect in writing to receive such periodic updates electronically, all documents will be provided in paper form by mail. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. The periodic updates will be available on our website. You may access and print all periodic updates provided through this service. As periodic updates become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the periodic updates. If our e-mail notification is returned to us as "undeliverable," we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all periodic updates. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive periodic updates electronically.

OPERATING PARTNERSHIP
General
We will hold substantially all of our assets in our operating partnership or in subsidiary entities in which our operating partnership owns an interest. Our operating partnership was formed in June 2015 to acquire and hold investments on our behalf. We utilize an UPREIT structure to enable us to acquire real property in exchange for limited partnership interests in our operating partnership from owners who desire to defer taxable gain that would otherwise normally be recognized by them upon the disposition of their real property or transfer of their real property to us in exchange for shares of our common stock or cash. In such a transaction, the property owner's goals are accomplished because the owner may contribute property to our operating partnership in exchange for limited partnership interests on a tax-free basis. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of shares of common stock in a REIT.
We are the sole general partner of our operating partnership. Our wholly owned subsidiary, MVP REIT Holdings, LLC, is the sole limited partner. As the sole general partner of our operating partnership, we have the exclusive power to manage and conduct the business of our operating partnership.
If we ever decide to acquire properties in exchange for limited partnership interests in our operating partnership, we expect to amend and restate the limited partnership agreement of our operating partnership, or the operating partnership agreement, to provide for units of general and limited partnership interests to have distribution rights equivalent to those on our common stock and to provide redemption rights to the holders of limited partnership.
The following is a summary of certain provisions of the operating partnership agreement. This summary is qualified by the specific language in the operating partnership agreement.
Capital Contributions
As we accept subscriptions for our shares, we will transfer substantially all of the net offering proceeds to our operating partnership in exchange for limited partnership interests. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors, and our operating partnership will be deemed to have simultaneously paid the costs associated with the offering.
If our operating partnership requires additional funds at any time in excess of capital contributions made by us and our advisor, we may borrow funds from a financial institution or other lender and lend such funds to our operating partnership on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause our operating partnership to issue limited partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interest of our operating partnership and us.
Operations
The operating partnership agreement requires that our operating partnership be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for federal income tax purposes, unless we otherwise cease to qualify as a REIT, (2) avoid any federal income or excise tax liability and (3) ensure that our operating partnership will not be classified as a "publicly traded partnership" for purposes of Section 7704 of the Internal Revenue Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a partnership.

Distributions
The operating partnership agreement generally provides that our operating partnership will distribute cash flow from operations and, except as provided below, net sales proceeds from the disposition of assets, to the partners of our operating partnership in accordance with their relative percentage interests, on a monthly basis (or, at our election, more frequently), in amounts determined by us as general partner.
In addition to the administrative and operating costs and expenses incurred by our operating partnership in acquiring and operating our investments, our operating partnership will pay all our administrative costs and expenses and such expenses will be treated as expenses of our operating partnership. Such expenses will include, but not be limited to, all:

•	expenses relating to the formation and continuity of our existence;

•	expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

•	expenses associated with compliance by us with applicable laws, rules and regulations; and

•	other operating or administrative costs incurred in the ordinary course of our business on behalf of our operating partnership.
Change in General Partner
We will generally not be able to withdraw as the general partner of our operating partnership or transfer our general partnership interest in our operating partnership (unless we transfer our interest to a wholly owned subsidiary). If we voluntarily seek protection under bankruptcy or state insolvency laws, or if we are involuntarily placed under such protection for more than 90 days, we will be deemed to be automatically removed as the general partner. Otherwise, the limited partners will not have the right to remove us as general partner.

PLAN OF DISTRIBUTION

We are offering a maximum of $50 million of shares of our common stock to our existing stockholders pursuant to our distribution reinvestment plan. Shares of our common stock issued pursuant to our distribution reinvestment plan are being offered at a current price of $25.00 per share; provided, however, our board of directors may, in its sole discretion, from time to time, change this price based upon changes in our estimated value per share and other factors our board of directors deems relevant.

We will not pay any selling commissions, dealer manager fees or any other remuneration in connection with the sale of shares pursuant to our distribution reinvestment plan.

LEGAL MATTERS
The legality of the shares of our common stock being offered hereby has been passed upon for us by Venable LLP. The statements relating to certain federal income tax matters under the caption "U.S. Federal Income Tax Considerations" have been reviewed by and our qualifications as a REIT for federal income tax purposes have been passed upon by Alston & Bird LLP.

EXPERTS

The consolidated financial statements of MVP REIT II, Inc. appearing in its Annual Report on Form 10-K for the period as of, and for the fiscal years ended, December 31, 2016 and 2015 have been audited by RBSM LLP, an independent registered public accounting firm, as set forth in its report included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have elected to "incorporate by reference" certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. You can access documents that are incorporated by reference into this prospectus at the website we maintain at www.mvpreit.com. There is additional information about us and our affiliates at our website, but unless specifically incorporated by reference herein as described in the paragraphs below, the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

The following documents filed with the SEC are incorporated by reference in this prospectus (Commission File No. 333- 205893), except for any document or portion thereof deemed to be "furnished" and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 27, 2016.
•	Current Report on Form 8-K, filed with the SEC on January 12, 2017.
•	Current Report on Form 8-K/A, filed with the SEC on March 13, 2017.
•	Current Report on Form 8-K, filed with the SEC on March 30, 2017.
•	Current Report on Form 8-K, filed with the SEC on April 12, 2017.
•	Current Report on Form 8-K, filed with the SEC on May 1, 2017.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon request, a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at:

MVP REIT II, Inc.
Attn: Investor Relations
8880 West Sunset Road, Suite 240,
Las Vegas, Nevada 89148
702-534-5577

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

ADDITIONAL INFORMATION
We have filed with the SEC a registration statement under the Securities Act on Form S-11 regarding this offering. This prospectus, which is part of the registration statement, does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. We also are subject to the informational reporting requirements of the Exchange Act, and under the Exchange Act, we file reports, proxy statements and other information with the SEC. You may read and copy the registration statement, the related exhibits and the reports, proxy statements and other information we file with the SEC at the SEC's public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the public reference rooms. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file with the SEC.
You may also request a copy of these filings at no cost, by writing or telephoning us at:
MVP REIT II, Inc.
Attn: Investor Relations
8880 West Sunset Road, Suite 240
Las Vegas, Nevada 89148
702-534-5577
Within 120 days after the end of each fiscal year we will provide to our stockholders of record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to stockholders.
We also maintain a website at www.mvpreitii.com where there may be additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

APPENDIX A—PRIOR PERFORMANCE TABLES

As used herein, the terms "we," "our" and "us" refer to MVP REIT II, Inc.
The following Prior Performance Tables provide information relating to real estate investment programs (the "Prior Real Estate Programs") sponsored by MVP Capital Partners II, LLC and its affiliates, who control our advisor. This information should be read together with the summary information included in the "Prior Performance" section of this prospectus.
Each of the Prior Real Estate Programs presented has investment objectives similar to us. See "Investment Objectives, Strategy and Policies" provided elsewhere herein.

The tables presented in this report provide summary unaudited information related to the Prior Real Estate Programs. By purchasing shares pursuant to our distribution reinvestment plan, investors will not acquire any ownership interest in any funds to which the information in this report relates.  Investors should not construe inclusion of the following tables as implying, in any manner, that we will have results comparable to those reflected in such tables. Distributable cash flow, federal income tax deductions or other factors could be substantially different. Investors should not assume that they will experience returns, if any, comparable to those experienced by the investors in the real estate funds discussed.
The information in these tables should be read together with the summary information under the "Prior Performance Summary" section of this prospectus. The following tables are included in this prospectus:

•	Table I—Experience in Raising and Investing Funds
•	Table III—Annual Operating Results of Prior Real Estate Programs
•	Table V—Sale or Disposition of Assets.

-A1-

TABLE I -  EXPERIENCE IN RAISING AND INVESTING FUNDS
(UNAUDITED)

This Table I sets forth a summary of the experience of our sponsor and its affiliates in raising and investing funds in MVP REIT, Inc., the only Prior Real Estate Program for which an offering closed in the three years ended December 31, 2016.

($ in thousands)	MVP REIT, INC.
Dollar amount offered	$550,000,000
Dollar amount raised	$97,000,000
Length of offering (in months)	36
Months to invest 90% of amount available for investment (measured from date of offering)	--	*
* MVP REIT has yet to invest 90% of the amount available for investment from its offering.
-A2-

TABLE III - ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS
(UNAUDITED)

This Table III sets forth the annual operating results of MVP REIT, Inc., the only Prior Real Estate Program for which an offering closed during the five years ended December 31, 2016. All results are as of and for the twelve months ending December 31 for the year indicated.

	2014	2015	2016
Selected Operating Results
Operating revenues	$658,000	$4,650,000	$8,592,000
Operating expenses	3,374,000	6,023,000	9,315,000
Interest expense	169,000	1,313,000	2,381,000
Operating income (loss)	(2,752,000)	(2,686,000)	(2,989,000)
Net (loss) income attributable to common stockholders - GAAP basis	(1,837,000)	(1,360,000)	(3,266,000)
Summary Statements of Cash Flows
Cash flows (used in) provided by operating activities	$(2,779,000)	$(2,458,000)	$(3,322,000)
Cash flows (used in) provided by investing activities	(2,631,000)	(54,778,000)	(27,233,000)
Cash flows provided by financing activities	17,677,000	53,935,000	24,156,000
Amount and Source of Distributions
Amount of cash distributions paid to common stockholders	$1,738,000	$2,924,000	$5,514,000
Amount of reinvested distributions paid to common stockholders	278,000	1,391,000	1,123,000
Total distributions paid to common stockholders	$2,016,000	$4,315,000	$6,637,000
Source of Distributions (per $1,000 invested):
From operations	--	--	--
From sales of properties	--	--	--
From debt financing	--	--	--
From all other sources	$2,016,000	$4,315,000	$6,637,000
Summary Balance Sheet
Total assets (before depreciation/amortization)	$50,261,000	$115,916,000	$135,348,000
Total assets (after depreciation)	50,195,000	115,051,000	133,220,000
Total liabilities	17,923,000	28,882,000	55,325,000
Share Valuation
Estimated per share at December 31,	$9.00	$9.00	$9.14

-A3-

TABLE V - SALE OR DISPOSITION OF ASSETS
(UNAUDITED)

This Table V sets forth summary information on the aggregate sales or disposals of real estate and real estate-related investments made by the Prior Real Estate Programs. All data is as of December 31, 2016.

				Selling Price; Net of Closing Costs					Cost of Properties, Including Closing and Soft Costs			Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
Property	Location	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken back by Program	Adjustments Resulting from Application of GAAP	Total	Original Mortgage Financing	Total Acquisition Costs; Capital Improvement, Closing and Soft Costs	Total
MVP PF Baltimore 2013, LLC	Baltimore, MD	9/4/2013	1/24/2014	$1,565,000	—	—	—	$1,565,000	—	$1,550,000	$1,550,000	$15,000

MVP MS Red Mountain	Las Vegas, NV	9/13/2013	5/1/2015	2,729,631	$2,607,339	—	—	$5,336,970	$2,700,000	$2,500,000	5,200,000	$136,970

MVP MS Cedar Park	Cedar Park, TX	12/14/2012	10/29/2015	2,558,717	1,654,903			$4,213,620	—	$3,275,000	3,275,000	$938,620

-A4-

APPENDIX B
MVP REIT II, INC. DISTRIBUTION REINVESTMENT PLAN
As of September 22, 2015
MVP REIT II, Inc., a Maryland corporation (the "Company"), has adopted the following Distribution Reinvestment Plan (the "DRIP"). Capitalized terms shall have the same meaning as set forth in the Company's charter (the "Articles") unless otherwise defined herein.
1. Distribution Reinvestment. As an agent for the stockholders ("Stockholders") of the Company who purchase shares of the Company's common stock, $0.0001 par value per share (the "Shares"), pursuant to an offering by the Company ("Offering"), and who elect to participate in the DRIP (the "Participants"), the Company will apply all cash distributions ("Distributions"), other than Designated Special Distributions (as defined below), including Distributions paid with respect to any full or fractional Shares acquired under the DRIP, to the purchase of the Shares for such Participants directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant's state of residence. As used in the DRIP, the term "Designated Special Distributions" shall mean those cash or other distributions designated as Designated Special Distributions by the Board of Directors of the Company (the "Board of Directors").
2. Procedure for Participation. Any Stockholder who owns Shares and who has received a prospectus, as contained in the Company's Registration Statement filed with the Securities and Exchange Commission (the "Commission"), may elect to become a Participant by completing and executing a subscription agreement, an enrollment form or any other appropriate authorization form as may be available from the Company from time to time. Participation in the DRIP will begin with the next Distribution payable after receipt of a Participant's subscription, enrollment or authorization. Shares will be purchased under the DRIP on the date that Distributions are paid by the Company. Each Participant agrees that if, at any time prior to the listing of the Shares on a national securities exchange he or she does not meet the minimum income and net worth standards established for making an investment in the Company or cannot make the other representations or warranties set forth in the subscription agreement or other applicable enrollment form, he or she will promptly so notify the Company in writing.
Participation in the DRIP shall continue until such participation is terminated in writing by the Participant pursuant to Section 7 below. If the DRIP transaction involves Shares which are registered with the Commission in a future registration or the Board of Directors elects to change the purchase price to be paid for Shares issued pursuant to the DRIP, the Company shall make available to all Participants the prospectus as contained in the Company's registration statement filed with the Commission with respect to such future registration or provide public notification to all Participants of such change in the purchase price of Shares issued pursuant to the DRIP. If, after a price change, a Participant does not desire to continue to participate in the DRIP, he should exercise his right to terminate his or her participation pursuant to the provisions of Section 7 below.
3. Purchase of Shares. Participants will acquire DRIP Shares from the Company at a fixed price of $25.00 per share until (i) all DRIP Shares registered in the Offering are issued, (ii) the Offering terminates and the Company elects to deregister with the Commission the unsold DRIP Shares, or (iii) the Board of Directors decides to change the purchase price for DRIP Shares or terminate the DRIP for any reason. Participants in the DRIP may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire DRIP Shares to the extent that any such purchase would cause such Participant to violate any provision in the Articles.
Shares to be distributed by the Company in connection with the DRIP may (but are not required to) be supplied from: (a) the DRIP Shares which are being registered with the Commission in connection with the Offering, (b) Shares to be registered with the Commission after the Offering for use in the DRIP (a "Future Registration"), or (c) Shares purchased by the Company for the DRIP in a secondary market (if available) or on a securities exchange (if listed) (collectively, the "Secondary Market"). Shares purchased on the Secondary Market as set forth in (c) above will be purchased at the then-prevailing market price, which price will be utilized for purposes of purchases of Shares in the DRIP. Shares acquired by the Company on the Secondary Market will have a price per share equal to the then-prevailing market price, which shall equal the price on the securities exchange, or over-the-counter market on which such shares are listed at the date of purchase if such shares are then listed. If Shares are not so listed, the Board of Directors will determine the price at which Shares will be issued under the DRIP.
If the Company acquires Shares in the Secondary Market for use in the DRIP, the Company shall use reasonable efforts to acquire Shares for use in the DRIP at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the DRIP will be at the lowest possible price. Further, irrespective of the Company's ability to acquire Shares in the Secondary Market or to complete a Future Registration for Shares to be used in the DRIP, the Company is in no way obligated to do either, in its sole discretion.
4. Share Certificates. The ownership of the Shares purchased through the DRIP will be in book-entry form only.
5. Reports. Within 90 days after the end of the Company's fiscal year, the Company shall provide each Stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Distributions and amounts of Distributions paid during the prior fiscal year. In addition, the Company shall provide to each Participant a confirmation at least once every calendar quarter showing the number of Shares owned by such Participant at the beginning of the covered period, the amount of the Distributions paid in the covered period and the number of Shares owned at the end of the covered period.
6. Commissions. The Company will not pay any selling commissions or fees in connection with Shares sold pursuant to the DRIP.
7. Termination by Participant. A Participant may terminate participation in the DRIP at any time, upon 10 days' written notice, without penalty by delivering to the Company a written notice of such termination. Any such withdrawal will be effective only with respect to distributions paid more than 30 days after receipt of such written notice. Prior to listing of the Shares on a national securities exchange, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRIP with respect to the transferred Shares. Upon termination of DRIP participation, future Distributions, if any, will be distributed to the Stockholder in cash.
8. Taxation of Distributions. The reinvestment of Distributions in the DRIP does not relieve Participants of any taxes which may be payable as a result of those Distributions and their reinvestment in Shares pursuant to the terms of the DRIP.
9. Amendment, Suspension or Termination of DRIP by the Company. The Board of Directors may by majority vote amend, suspend or terminate the DRIP for any reason upon 10 days' notice to the Participants; provided, however, the Board of Directors may not amend the DRIP to eliminate the right of a Participant to terminate participation in the DRIP at least annually.
10. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability: (a) arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt of notice in writing of such death; and (b) with respect to the time and the prices at which Shares are purchased or sold for Participant's account.

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate as of any time subsequent to the date of this prospectus.
-B1-

APPENDIX C

Distribution/ACH Form

Standard Mail: MVP REIT II Inc. P.O. Box 219390, Kansas City, MO 64121-9390 Overnight Mail: 430 W. 7th Street, Kansas City, MO 64105
For Questions, please call (877)684-6871

Account Holder Name **Account Number**

Please check the appropriate box to change your current distribution option to one of the following:

- ☐ Begin participation in the Distribution Reinvestment Plan. I hereby direct all future cash distributions be used to purchase additional shares in MVP REIT II, Inc. as stated in the prospectus and reinvest the entire distribution.
- ☐ Terminate participation in the Distribution Reinvestment Plan (Choose one option below).
- ☐ Address of Record (for custodial accounts, the cash distributions will be mailed to the custodian)
- ☐ Via Mail to: (complete area below)
- ☐ Via Electronic Funds Deposit (ACH) attach a voided check. NOT AVAILABLE FOR CUSTODIAL ACCOUNTS.

Name of Bank, Brokerage Firm, or Individual*

Address

City State Zip

☐ Checking ☐ Savings

Routing Number /ABA# Account Number

Signature-Stockholder/Trustee Date

Signature-Co-Stockholder/Co-Trustee Date

Printed Name of Stockholder/Trustee

Printed Name of Co-Stockholder/Co-Trustee

Signature-Custodian**(if applicable)

** Medallion Guaranteed Signatures or Corporate Resolution Required

Medallion Signature Guarantee

Affix Medallion Signature Guarantee Stamp Here

*If cash distribution is sent to an individual other then the registered owner, the stockholder's signatures must be medallion guaranteed

IF THIS IS A CUSTODIAL ACCOUNT, SUCH AS AN IRA OR SEP, CONTACT YOUR CUSTODIAN. THE CUSTODIAN'S SIGNATURE IS REQUIRED TO PROCESS SUCH REQUESTS.

-C1-

MVP REIT II, INC.

$50,000,000 Shares of Common Stock Pursuant to Distribution Reinvestment Plan

PROSPECTUS

May 18, 2017

You should rely only on the information contained in this prospectus. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth above. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct of any time subsequent to the date of this prospectus.

All dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as soliciting dealers with respect to their unsold allotments or subscriptions.
-C2-

MVP REIT II, INC.
SUPPLEMENT NO. 1 DATED MAY 18, 2017
TO THE PROSPECTUS DATED MAY 18, 2017

This document supplements, and should be read in conjunction with, our prospectus dated May 18, 2017 relating to our offering of up to $50,000,000 in shares of our common stock to existing stockholders pursuant to our distribution reinvestment plan.  The use of the terms "MVP REIT II, Inc.," the "company," "we," "us" or "our" in this prospectus refer to MVP REIT II, Inc. unless the context indicates otherwise.  The purpose of this supplement is to disclose:

•	our Quarterly Report on Form 10-Q/A for the period ended March 31, 2017.
Quarterly Report on Form 10-Q

The prospectus is hereby supplemented with our Quarterly Report on Form 10-Q/A for the period ended March 31, 2017, as filed with the Securities and Exchange Commission on May 18, 2017, a copy of which, excluding exhibits, is attached to this Supplement No. 1 as Appendix A.

-C3-

APPENDIX A

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 10-Q/A
Amendment No. 1

(Mark one)

[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2017

Or

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

For the transition period from _________ to _________

Commission File Number: 333-205893
MVP REIT II, INC.
(Exact name of registrant as specified in its charter)

MARYLAND	47-3945882
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

8880 W. SUNSET RD SUITE 240, LAS VEGAS, NV 89148
(Address of Principal Executive Offices)  (Zip Code)
Registrant's Telephone Number: (702) 534-5577

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes [X] No [   ]

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (Sec. 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).

Yes [X] No [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [ X ]

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).

Yes [   ] No [X]

As of May 9, 2017, the registrant had 2,538,304 shares of common stock outstanding.

EXPLANATORY NOTE

We are filing this Amendment No. 1 on Form 10-Q/A to amend and restate in their entirety the following items of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 as originally filed with the Securities and Exchange Commission on May 5, 2017 (the "Original Form 10-Q"): (i) Item 1 of Part I "Financial Information," (ii) Item 2 of Part I, "Management's Discussion and Analysis of Financial Condition and Results of Operations" "Funds from Operations and Modified Funds from Operations," and (iii) Item 4 of Part I, "Controls and Procedures", and we have also updated the signature page, the certifications of our Chief Executive Officer and Chief Financial Officer in Exhibits 31.1, 31.2, 32.1 and 32.2, and our financial statements formatted in Extensible Business Reporting Language (XBRL) in Exhibits 101. No other sections were affected, but for the convenience of the reader, this report on Form 10-Q/A restates in its entirety, as amended, our Original Form 10-Q. This report on Form 10-Q/A is presented as of the filing date of the Original Form 10-Q and does not reflect events occurring after that date, or modify or update disclosures in any way other than as required to reflect the restatement described below.

We have determined that our previously reported results for the quarter ended March 31, 2017 did not include an interest expense accrual and rent received. The condensed statement of operations for the quarter ended March 31, 2017 included in this Form 10-Q/A have been restated to include the accrual of $141,000 of interest and $27,000 of revenue. The condensed balance sheet as of March 31, 2017 included in this Form 10-Q/A have been restated to incorporate these changes which increased accounts payable and accrued expenses as previously reported by $141,000 and decreased the deferred revenue by $27,000. The condensed statement of cash flows for the quarter ended March 31, 2017 included in this Form 10-Q/A includes certain adjustments to correspond to the statement of operations and the statement of equity adjustments as described above. We have made necessary conforming changes in "Management's Discussion and Analysis of Financial Condition and Results of Operations" resulting from the correction of this error.

Amendment
This Form 10-Q/A sets forth the Original Filing, as modified and superseded where necessary to reflect the Restatement and related matters. Specifically, the following items of the Original Quarterly Report on Form 10-Q are amended by this Form 10-Q/A to reflect the Restatement and related matters:
Part I - Item 1. Financial Statements, and updates to selected notes impacted by the Restatement in the Notes to the Condensed Consolidated Financial Statements.
Part I - Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations
Part I - Item 2. Funds from Operations and Modified Funds from Operations
Part I - Item 4. Controls and Procedures

MVP REIT II, Inc.
(A Maryland Corporation)
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2017	December 31, 2016
ASSETS	(unaudited) (As restated)
Cash	$4,675,000	$4,885,000
Cash - restricted	1,125,000	100,000
Prepaid expenses	696,000	283,000
Accounts receivable	351,000	208,000
Investments in MVP REIT, Inc.	3,086,000	3,034,000
Investment in real estate
Land and improvements	41,554,000	28,854,000
Buildings and improvements	72,903,000	24,889,000
Construction in progress	521,000	--
	114,978,000	53,743,000
Accumulated depreciation	(620,000)	(195,000)
Total investments in real estate, net	114,358,000	53,548,000

Other assets	282,000	4,575,000
Assets held for sale	730,000	700,000
Investment in equity method investee	1,150,000	1,150,000
Investments in cost method investee – held for sale	836,000	836,000
Investments in cost method investee	923,000	936,000
Total assets	$128,212,000	$70,255,000
LIABILITIES AND EQUITY
Liabilities
Accounts payable and accrued liabilities	$765,000	$485,000
Security Deposit	46,000	2,000
Due to related parties	929,000	575,000
Liabilities related to assets held for sale	26,000	--
Line of credit, net of unamortized loan issuance costs of approximately $0.2 million as of March 31, 2017 and December 31, 2016	19,674,000	7,957,000
Deferred revenue	82,000	45,000
Notes payable, net of unamortized loan issuance costs of approximately $0.2 million and $0.1 million as of March 31, 2017 and December 31, 2016, respectively	41,724,000	5,318,000
Total liabilities	63,246,000	14,382,000
Commitments and contingencies	--	--
Equity
MVP REIT II, Inc. Stockholders' Equity
Preferred stock, $0.0001 par value, 1,000,000 shares authorized, none outstanding	--	--
Preferred stock Series A, $0.0001 par value, 50,000 shares authorized, 2,862 shares issued and outstanding	--	--
Non-voting, non-participating convertible stock, $0.0001 par value, no shares issued and outstanding
Common stock, $0.0001 par value, 98,999,000 shares authorized, 2,521,088 and 2,301,828 shares issued and outstanding as of March 31, 2017 and December 31, 2016, respectively	--	--
Additional paid-in capital	63,283,000	56,143,000
Accumulated deficit	(7,494,000)	(4,394,000)
Total MVP REIT II, Inc. Shareholders' Equity	55,789,000	51,749,000
Non-controlling interest – related party	9,177,000	4,124,000
Total equity	64,966,000	55,873,000
Total liabilities and equity	$128,212,000	$70,255,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

MVP REIT II, Inc.
(A Maryland Corporation)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended March 31, 2017	For the Three Months Ended March 31, 2016
Revenues	(As restated)
Rental revenue	$2,002,000	$--
Total revenues	2,002,000	--

Operating expenses
General and administrative	328,000	151,000
Merger costs	125,000	--
Acquisition expenses	1,766,000	--
Acquisition expenses – related party	1,118,000	109,000
Operation and maintenance	351,000	--
Operation and maintenance – related party	237,000	--
Depreciation	425,000	--
Total operating expenses	4,350,000	260,000

Loss from operations	(2,348,000)	(260,000)

Other income (expense)
Interest expense	(796,000)	(1,000)
Distribution income – related party	52,000	--
Income (loss) from investment in equity method investee	14,000	(1,000)
Total other expense	(730,000)	(2,000)

Loss from continuing operations	(3,078,000)	(262,000)

Discontinued operations, net of income taxes
Income from assets held for sale, net of income taxes	6,000	--
Total income from discontinued operations	6,000	--

Provision for income taxes	--	--

Net loss	(3,072,000)	(262,000)
Net income attributable to non-controlling interest – related party	28,000	--
Net loss attributable to MVP REIT II, Inc.'s stockholders	$(3,100,000)	$(262,000)
Basic and diluted loss per weighted average common share:
Loss from continuing operations attributable to MVP REIT II, Inc.'s common stockholders – basic and diluted	$(1.27)	$(1.14)
Income from discontinued operations – basic and diluted	$0.01	$--
Net loss attributable to MVP REIT II, Inc.'s common stockholders - basic and diluted	$(1.28)	$(1.14)
Distributions declared per common share	$(0.20)	$(0.10)
Weighted average common shares outstanding, basic and diluted	2,425,200	228,843

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

MVP REIT II, Inc.
CONDENSED CONSOLIDATED STATEMENT OF EQUITY
For the Three Months Ended March 31, 2017
 (Unaudited)
(As restated)
	Preferred stock		Common stock
	Number of Shares	Par Value	Number of Shares	Par Value	Additional Paid-in Capital	Accumulated Deficit	Non-controlling Interest -Related Party	Total
Balance, December 31, 2016	--	$--	2,301,828	$--	$56,143,000	$(4,394,000)	$4,124,000	$55,873,000

Distributions to non-controlling interest	--	--	--	--	--	--	(50,000)	(50,000)

Issuance of common stock	--	--	189,988	--	4,750,000	--	--	4,750,000

Issuance of common stock – DRIP	--	--	11,420	--	285,000	--	--	285,000

Issuance of common stock - Dividend	--	--	17,852	--	--	--	--	--

Issuance of preferred stock	2,862	--	--	--	2,556,000	--	--	2,556,000

Non-controlling interest	--	--	--	--	--	--	5,075,000	5,075,000

Distributions	--	--	--	--	(451,000)	--	--	(451,000)

Net income (loss)	--	--	--	--	--	(3,100,000)	28,000	(3,072,000)
Balance, March 31, 2017	2,862	$--	2,521,088	$--	$63,283,000	$(7,494,000)	$9,177,000	$64,966,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

MVP REIT II, Inc.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)
	For the Three Months Ended March 31, 2017	For the Three Months Ended March 31, 2016
Cash flows from operating activities:	(As restated)
Net Loss	$(3,072,000)	$(262,000)
Adjustments to reconcile net loss to net cash used in operating activities: Income (loss) from investment in equity method investee	(14,000)	1,000
Distribution from MVP REIT	(52,000)	--
Amortization of loan costs	96,000	--
Depreciation expense	425,000	--
Changes in operating assets and liabilities
Cash - Restricted	(1,025,000)	--
Due to related parties	354,000	37,000
Accounts payable	278,000	32,000
Loan fees	(183,000)	--
Security deposits	44,000	--
Deferrerd revenue	37,000	--
Assets held for sale, net of liabilities	(4,000)	--
Accounts receivable	(143,000)	--
Prepaid expenses	(413,000)	58,000
Net cash used in operating activities	(3,672,000)	(134,000)

Cash flows from investing activities:
Purchase of investment in real estate	(56,700,000)	--
Building improvements	(14,000)	--
Payments made for future acquisitions	(227,000)	--
Distribution received from investment in cost method investee	13,000	--
Distribution received from investment in equity method investee	14,000	--
Investment in cost method investee	--	(2,793,000)
Investment in equity method investee	--	(600,000)
Proceeds from non-controlling interest	5,075,000	--
Net cash used in investing activities	(51,839,000)	(3,393,000)

Cash flows from financing activities
Proceeds from note payable	36,415,000	--
Payments on note payable	(173,000)	(45,000)
Proceeds from of line of credit	11,968,000	--
Payments made to line of credit	(284,000)	--
Distribution to non-controlling interest	(50,000)	--
Proceeds from issuance of common stock	5,035,000	8,687,000
Proceeds from issuance of preferred stock	2,556,000	--
Distribution made to common stockholders	(161,000)	(10,000)
Distribution made to preferred stockholders	(5,000)	--
Net cash provided by financing activities	55,301,000	8,632,000

Net change in cash	(210,000)	5,105,000
Cash, beginning of period	4,885,000	2,268,000
Cash, end of period	$4,675,000	$7,373,000

Supplemental disclosures of cash flow information:
Interest Paid	$595,000	$1,000
Non-cash investing and financing activities:
Distributions - DRIP	$285,000	$14,000
Deposits applied to purchase of investment in real estate	$4,000,000	$--

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

MVP REIT II, Inc.
(A Maryland Corporation)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2017
(Unaudited)

Note A — Organization and Proposed Business Operations

MVP REIT II, Inc. (the "Company," "we," "us," or "our") is a Maryland corporation formed on May 4, 2015 and intends to qualify as a real estate investment trust ("REIT") for U.S. federal income tax purposes upon the filing of the federal tax return for the year ended December 31, 2016.  As of December 31, 2016, the Company ceased all selling efforts for the initial public offering (the "Common Stock Offering") of its common stock, $0.0001 par value per share, at $25.00 per share, pursuant to a registration statement on Form S-11 filed with the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended.  The Company accepted additional subscriptions through March 31, 2017, the last day of the Common Stock Offering.  As of March 31, 2017, the Company raised approximately $61.1 million in the Common Stock Offering before payment of deferred offering costs of approximately $1.1 million, contribution from the Sponsor of approximately $1.1 million and cash distributions of approximately $435,000. The Company has also registered $50 million in shares of common stock for issuance pursuant to a distribution reinvestment plan (the "DRIP") under which common stockholders may elect to have their distributions reinvested in additional shares of common stock at the current price of $25.00 per share.

The Company was formed to focus primarily on investments in parking facilities, including parking lots, parking garages and other parking structures throughout the United States and Canada. No more than 10% of the proceeds of the Common Stock Offering will be used for investment in Canadian properties.  To a lesser extent, the Company may also invest in properties other than parking facilities.

The Company is the sole general partner of MVP REIT II Operating Partnership, LP, a Delaware limited partnership (the "Operating Partnership"). The Company intends to own substantially all of its assets and conduct its operations through the Operating Partnership. The Company's wholly owned subsidiary, MVP REIT II Holdings, LLC, is the sole limited partner of the Operating Partnership. The operating agreement provides that the Operating Partnership is operated in a manner that enables the Company to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability, and (3) ensure that the Operating Partnership is not classified as a "publicly traded partnership" for purposes of Section 7704 of the Internal Revenue Code, which classification could result in the Operating Partnership being taxed as a corporation.

We utilize an Umbrella Partnership Real Estate Investment Trust ("UPREIT") structure to enable us to acquire real property in exchange for limited partnership interests in the Company's Operating Partnership from owners who desire to defer taxable gain that would otherwise normally be recognized by them upon the disposition of their real property or transfer of their real property to us in exchange for shares of the Company's common stock or cash.

As part of the Company's initial capitalization, we sold 8,000 shares of common stock for $200,000 to MVP Capital Partners II, LLC (the "Sponsor"), the sponsor of the Company. The Sponsor is owned 60% by Vestin Realty Mortgage II, Inc., a Maryland corporation and OTC pink sheet company ("VRM II"), and 40% by Vestin Realty Mortgage I, Inc., a Maryland corporation and OTC pink sheet company ("VRM I"), both which are managed by Vestin Mortgage, LLC, a Nevada limited liability company in which Michael Shustek wholly owns.  The Company also sold 5,000 shares of common stock to VRM II in the Offering.

The Company's advisor is MVP Realty Advisors, LLC (the "Advisor"), a Nevada limited liability company, which is owned 60% by VRM II and 40% by VRM I.  The Advisor is responsible for managing the Company's affairs on a day-to-day basis and for identifying and making investments on the Company's behalf pursuant to an advisory agreement between the Company and the Advisor (the "Advisory Agreement"). The Company has no paid employees.

From inception through March 31, 2017, the Company has paid approximately $1.2 million in distributions, including issuing 29,731 shares of its common stock as DRIP, issuing 47,116 shares of its common stock as dividend in distributions to the Company's common stockholders and $5,000 in distributions for preferred stockholders, all of which have been paid from offering proceeds and constituted a return of capital.  The Company may pay distributions from sources other than cash flow from operations, including proceeds from the Offering and other stock sales, the sale of assets, or borrowings.  The Company has no limits on the amounts it may pay from such sources. If the Company continues to pay distributions from sources other than cash flow from operations, the funds available to the Company for investments would be reduced and the share value may be diluted.

Capitalization

As of March 31, 2017, the Company had 2,521,088 shares of common stock issued and outstanding. During the three months ended March 31, 2017, the Company had received consideration of approximately $4.7 million for the issuance of its common stock in connection with the Common Stock Offering.  In connection with its formation, the Company sold 8,000 shares of common stock to the Sponsor for $200,000.  As of March 31, 2017, the Company had 2,862 shares of preferred stock issued and outstanding

The Company offered up to $50 million in shares of the Company's Series A Convertible Redeemable Preferred Stock ("Series A"), par value $0.0001 per share, together with warrants to acquire the Company's common stock, in a Regulation D 506(c) private placement to accredited investors. In connection with the private placement, on October 27, 2016, the Company filed with the State Department of Assessments and Taxation of Maryland Articles Supplementary to the charter of the Company classifying and designating 50,000 shares of Series A Convertible Redeemable Preferred Stock. The Company commenced the private placement of the shares of Series A to accredited investors on November 1, 2016 and closed the offering on March 24, 2017.  The Company raised approximately $2.6 million, net of offering costs, in the Series A private placements.

As disclosed on an 8-K filed with the SEC on March 30, 2017, the Company filed with the State Department of Assessments and Taxation of Maryland Articles Supplementary to the charter of the Company classifying and designating 97,000 shares of its authorized capital stock as shares of Series 1 Convertible Redeemable Preferred Stock ("Series 1"), par value $0.0001 per share.  The Company commenced the Regulation D 506(b) private placement of shares of Series 1 to accredited investors commencing April 7, 2017.  As of May 9, 2017, the Company has not received any funds in relation to the Series 1 offering.

Stockholders may elect to reinvest distributions received from the Company in common shares by participating in the Company's DRIP. The stockholder may enroll in the DRIP by completing the distribution change form. The stockholder may also withdraw at any time, without penalty, by delivering written notice to the Company.  Participants will acquire DRIP shares at a fixed price of $25.00 per share until (i) all such shares registered in the Offering are issued, (ii) the Offering terminates and the Company elects to deregister any unsold shares under the DRIP, or (iii) the Company's board decides to change the purchase price for DRIP shares or terminate the DRIP for any reason. Commencing no later than May 29, 2018 (the "Valuation Date"), which is 150 days following the second anniversary of the date to satisfy the minimum offering requirement in the Offering, if the DRIP is ongoing, the Company will adjust the price of shares offered in the DRIP to equal the net asset value ("NAV") per share. The Company will update the NAV per share at least annually following the Valuation Date and further adjust the per share price in the Company's DRIP accordingly. The Company has registered $50,000,000 in shares for issuance under the DRIP.

The Company may amend, suspend or terminate the DRIP for any reason, except that the Company may not amend the DRIP to eliminate a participant's ability to withdraw from the DRIP, without first providing 10 days prior written notice to participants.

In addition, the Company has a Share Repurchase Program ("SRP") that may provide stockholders who generally have held their shares for at least two years an opportunity to sell their shares to the Company, subject to certain restrictions and limitations.  Prior to the date that the Company establishes an estimated value per share of common stock, the purchase price will be 95.0% of the purchase price paid for the shares if redeemed at any time between the second and third anniversaries of the purchase date, and 97.0% of the purchase price paid if redeemed after the third anniversary.  After the Company establishes an estimated NAV per share of common stock, the purchase price will be 95.0% of the NAV per share for the shares if redeemed at any time between the second and third anniversaries of the purchase date, 97.0% of the NAV per share if redeemed at any time between the third and fifth anniversaries, and 100.0% of the NAV per share if redeemed after the fifth anniversary.

The number of shares to be repurchased during a calendar quarter is limited to the lesser of: (i) 5.0% of the weighted average number of shares of common stock outstanding during the prior calendar year, and (ii) those repurchases that can be funded from the net proceeds of the sale of shares under the DRIP in the prior calendar year plus such additional funds as may be reserved for that purpose by the Company's board of directors; provided however, that the above volume limitations shall not apply to repurchases requested in connection with the death or qualifying disability of a stockholder.  The board of directors may also limit the amounts available for repurchase at any time at its sole discretion. The SRP will terminate if the shares of common stock are listed on a national securities exchange.  Redemption requests other than those made in connection with the death or disability (as defined in the Internal Revenue Code of 1986, as amended (the "Code") of a stockholder will continue to be repurchased as of March 31st, June 30th, September 30th and December 31st of each year in accordance with the terms of the SRP.  As of March 31, 2017, no shares had been redeemed.

Note B — Summary of Significant Accounting Policies

Basis of Accounting

The accompanying unaudited condensed consolidated financial statements of the Company are prepared by management on the accrual basis of accounting and in accordance with principles generally accepted in the United States of America ("GAAP") for interim financial information as contained in the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC"), and in conjunction with rules and regulations of the SEC. Certain information and footnote disclosures required for annual financial statements have been condensed or excluded pursuant to SEC rules and regulations. Accordingly, the unaudited condensed consolidated financial statements do not include all of the information and footnotes required by GAAP for complete financial statements. The unaudited condensed consolidated financial statements include accounts and related adjustments, which are, in the opinion of management, of a normal recurring nature and necessary for a fair presentation of the Company's financial position, results of operations and cash flows for the interim period. Operating results for the three months ended March 31, 2017 are not necessarily indicative of the results that may be expected for the year ending December 31, 2017. These unaudited condensed consolidated financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2016.

The condensed consolidated balance sheet as of December 31, 2016 contained herein has been derived from the audited financial statements as of December 31, 2016, but does not include all disclosures required by GAAP.

Restatement of Financial Statements

We have determined that our previously reported results for the quarter ended March 31, 2017 did not include an interest expense accrual and rent received. The condensed statement of operations for the quarter ended March 31, 2017 included in this Form 10-Q/A have been restated to include the accrual of $141,000 of interest and $27,000 of revenue. The condensed balance sheet as of March 31, 2017 included in this Form 10-Q/A have been restated to incorporate these changes which increased accounts payable and accrued expenses as previously reported by $141,000 and decreased the deferred revenue by $27,000. The condensed statement of cash flows for the quarter ended March 31, 2017 included in this Form 10-Q/A includes certain adjustments to correspond to the statement of operations and the statement of equity adjustments as described above. We have made necessary conforming changes in "Management's Discussion and Analysis of Financial Condition and Results of Operations" resulting from the correction of this error.

Effect on Balance Sheet:
	March 31, 2017
	As previously reported	Effect of restatement	As restated
Accounts payable and accrued liabilities	$624,000	$141,000	$765,000
Deferred revenue	$109,000	$(27,000)	$82,000
Accumulated deficit	$(7,380,000)	$(114,000)	$(7,494,000)

Effect on Statement of Operations:
	March 31, 2017
	As previously reported	Effect of restatement	As restated
Rental revenue	$1,975,000	$27,000	$2,002,000
Interest expense	$655,000	$(141,000)	$796,000
Net loss	$(2,958,000)	$(114,000)	$(3,072,000)
Net loss attributable to MVP REIT II, Inc.'s stockholders	$(2,986,000)	$(114,000)	$(3,100,000)
Loss from continuing operations attributable to MVP REIT II, Inc.'s common stockholders – basic and diluted	$(1.22)	$(0.05)	$(1.27)
Net loss attributable to MVP REIT II, Inc.'s common stockholders – basic and diluted	$(1.23)	$(0.05)	$(1.28)

Effect on Statement of Cash Flows:
	March 31, 2017
	As previously reported	Effect of restatement	As restated
Net loss	$(2,958,000)	$(114,000)	$(3,072,000)
Accounts payable and accrued liabilities	$137,000	$141,000	$278,000
Deferred revenue	$64,000	$(27,000)	$37,000

Consolidation

The Company's consolidated financial statements include its accounts and the accounts of its subsidiaries, Operating Partnership and all of the following subsidiaries. All intercompany profits and losses, balances and transactions are eliminated in consolidation.

West 9th Street Properties II, LLC
MVP San Jose 88 Garage, LLC
MCI 1372 Street, LLC
Cincinnati Race Street, LLC
St. Louis Washington, LLC
St. Paul Holiday Garage, LLC
Louisville Station Broadway, LLC
White Front Garage Partners, LLC
Cleveland Lincoln Garage, LLC
MVP Houston Jefferson Lot, LLC
MVP Houston San Jacinto Lot, LLC
MVP Detroit Center Garage, LLC
St Louis Broadway, LLC
St Louis Seventh & Cerre, LLC

Under GAAP, the Company's consolidated financial statements will also include the accounts of its consolidated subsidiaries and joint ventures in which the Company is the primary beneficiary, or in which the Company has a controlling interest. In determining whether the Company has a controlling interest in a joint venture and the requirement to consolidate the accounts of that entity, the Company's management considers factors such as an entity's purpose and design and the Company's ability to direct the activities of the entity that most significantly impacts the entity's economic performance, ownership interest, board representation, management representation, authority to make decisions, and contractual and substantive participating rights of the partners/members as well as whether the entity is a variable interest entity in which it will absorb the majority of the entity's expected losses, if they occur, or receive the majority of the expected residual returns, if they occur, or both.

Equity investments in which the Company exercises significant influence but does not control and is not the primary beneficiary are accounted for using the equity method. The Company's share of its equity method investees' earnings or losses is included in other income in the accompanying unadutied condensed consolidated statements of operations. Investments in which the Company is not able to exercise significant influence over the investee are accounted for under the cost method.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management makes significant estimates regarding revenue recognition, purchase price allocations to record investments in real estate, and derivative financial instruments and hedging activities, as applicable.

Concentration

The Company had eight parking tenants as of March 31, 2017.  One tenant, Standard Parking + ("SP+"), represented a concentration for the three months ended March 31, 2017, in regards to parking base rental revenue.  During the three months ended March 31, 2017, SP+ accounted for 65%, of the parking base rental revenue. Below is a table that summarizes base parking rent by tenant:

Parking Tenant	Percentage of Total Base Rental Revenue (as of March 31, 2017)
SP +	65.3%
Premier Parking	9.3%
Interstate Parking	7.1%
ABM	5.1%
iPark Services	4.7%
St. Louis Parking	3.6%
Riverside Parking	2.7%
Lanier	2.2%
Grand Total	100.00%

Acquisitions

The Company records the acquired tangible and intangible assets and assumed liabilities of acquisitions of all operating properties and those development and redevelopment opportunities that meet the accounting criteria to be accounted for as business combinations at fair value at the acquisition date. The Company assesses and considers fair value based on estimated cash flow projections that utilize available market information and discount and/or capitalization rates that the Company deems appropriate. Estimates of future cash flows are based on a number of factors including historical operating results, known and anticipated trends, and market and economic conditions. The acquired assets and assumed liabilities for an operating property acquisition generally include but are not limited to: land, buildings and improvements, construction in progress and identified tangible and intangible assets and liabilities associated with in-place leases, including tenant improvements, leasing costs, value of above-market and below-market operating leases and ground leases, acquired in-place lease values and tenant relationships, if any.

The fair value of land is derived from comparable sales of land within the same submarket and/or region. The fair value of buildings and improvements, tenant improvements, and leasing costs are based upon current market replacement costs and other relevant market rate information.

The fair value of the above-market or below-market component of an acquired in-place operating lease is based upon the present value (calculated using a market discount rate) of the difference between (i) the contractual rents to be paid pursuant to the lease over its remaining non-cancellable lease term and (ii) management's estimate of the rents that would be paid using fair market rental rates and rent escalations at the date of acquisition measured over the remaining non-cancellable term of the lease for above-market operating leases and the initial non-cancellable term plus the term of any below-market fixed rate renewal options, if applicable, for below-market operating leases. The amounts recorded for above-market operating leases are included in deferred leasing costs and acquisition-related intangibles, net on the balance sheet and are amortized on a straight-line basis as a reduction of rental income over the remaining term of the applicable leases. The amounts recorded for below-market operating leases are included in deferred revenue and acquisition-related liabilities, net on the balance sheet and are amortized on a straight-line basis as an increase to rental income over the remaining term of the applicable leases plus the term of any below-market fixed rate renewal options, if applicable. The Company's below-market operating leases generally do not include fixed rate or below-market renewal options.

The fair value of acquired in-place leases is derived based on management's assessment of lost revenue and costs incurred for the period required to lease the "assumed vacant" property to the occupancy level when purchased. This fair value is based on a variety of considerations including, but not necessarily limited to: (1) the value associated with avoiding the cost of originating the acquired in-place leases; (2) the value associated with lost revenue related to tenant reimbursable operating costs estimated to be incurred during the assumed lease-up period; and (3) the value associated with lost rental revenue from existing leases during the assumed lease-up period. Factors considered by the Company in performing these analyses include an estimate of the carrying costs during the expected lease-up periods, current market conditions, and costs to execute similar leases. In estimating carrying costs, the Company includes real estate taxes, insurance and other operating expenses, and estimates of lost rental revenue during the expected lease-up periods based on current market demand at market rates.

In estimating costs to execute similar leases, the Company considers leasing commissions, legal and other related expenses. The amount recorded for acquired in-place leases is included in deferred leasing costs and acquisition-related intangibles, net on the balance sheet and amortized as an increase to depreciation and amortization expense over the remaining term of the applicable leases. If a lease were to be terminated or if termination were determined to be likely prior to its contractual expiration (for example resulting from bankruptcy), amortization of the related unamortized in-place lease intangible would be accelerated.

The determination of the fair value of any debt assumed in connection with a property acquisition is estimated by discounting the future cash flows using interest rates available for the issuance of debt with similar terms and remaining maturities.

The determination of the fair value of the acquired tangible and intangible assets and assumed liabilities of operating property acquisitions requires us to make significant judgments and assumptions about the numerous inputs discussed above. The use of different assumptions in these fair value calculations could significantly affect the reported amounts of the allocation of the Company's acquisition related assets and liabilities and the related amortization and depreciation expense recorded for such assets and liabilities. In addition, because the value of above and below market leases are amortized as either a reduction or increase to rental income, respectively, the Company's judgments for these intangibles could have a significant impact on the Company's reported rental revenues and results of operations.

Costs directly associated with all operating property acquisitions and those development and redevelopment acquisitions that meet the accounting criteria to be accounted for as business combinations are expensed as incurred. During the three months ended March 31, 2017, the Company expensed approximately $1.1 million in related party acquisition costs and $1.8 million of non-related party acquisition costs, for the purchase of an interest in three properties.  During the three months ended March 31, 2016, the Company did not acquire any properties.  The Company's acquisition expenses are directly related to the Company's acquisition activity and if the Company's acquisition activity was to increase or decrease, so would the Company's acquisition costs.

Impairment of Long Lived Assets

When circumstances indicate the carrying value of a property may not be recoverable, the Company reviews the asset for impairment. This review is based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property's use and eventual disposition. These estimates consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of leasing demand, competition and other factors. If impairment exists, due to the inability to recover the carrying value of a property, an impairment loss is recorded to the extent that the carrying value exceeds the estimated fair value of the property for properties to be held and used. For properties held for sale, the impairment loss is the adjustment to fair value less estimated cost to dispose of the asset. These assessments have a direct impact on net income because recording an impairment loss results in an immediate negative adjustment to net income.

Cash

Cash includes cash in bank accounts. The Company deposits cash with high quality financial institutions. These deposits are guaranteed by the Federal Deposit Insurance Company up to an insurance limit up of $250,000.  As of March 31, 2017 and December 31, 2016, the Company had approximately $2.7 million and $3.4 million, respectively, in excess of the federally insured limits.

Restricted Cash

Restricted cash primarily consists of escrowed tenant improvement funds, real estate taxes, capital improvement funds, insurance premiums, and other amounts required to be escrowed pursuant to loan agreements.

Revenue Recognition

The Company's revenues, which are derived primarily from rental income, include rents that each tenant pays in accordance with the terms of each lease reported on a straight-line basis over the initial term of the lease. Since many of the Company's leases will provide for rental increases at specified intervals, straight-line basis accounting requires the Company to record a receivable, and include in revenues, unbilled rent receivables that the Company will only receive if the tenant makes all rent payments required through the expiration of the initial term of the lease.

The Company will continually review receivables related to rent and unbilled rent receivables and determine collectability by taking into consideration the tenant's payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located. In the event that the collectability of a receivable is in doubt, the Company will record an increase in the Company's allowance for uncollectible accounts or record a direct write-off of the receivable after exhaustive efforts at collection.

Advertising Costs

Advertising costs incurred in the normal course of operations and are expensed as incurred. During the three months ended March 31, 2017 and 2016, the Company had no advertising costs.

Investments in Real Estate and Fixed Assets

Investments in real estate and fixed assets are stated at cost less accumulated depreciation. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets, which are primarily 3 to 40 years. The cost of repairs and maintenance is charged to expense as incurred. Expenditures for property betterments and renewals are capitalized. Upon sale or other disposition of a depreciable asset, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in other income (expense).

The Company periodically evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful lives of fixed assets or whether the remaining balance of fixed assets should be evaluated for possible impairment. The Company uses an estimate of the related undiscounted cash flows over the remaining life of the fixed assets in measuring their recoverability.

Purchase Price Allocation

The Company allocates the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, land improvements, buildings, fixtures and tenant improvements on an as-if vacant basis. The Company utilizes various estimates, processes and information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Amounts allocated to land, land improvements, buildings and fixtures are based on cost segregation studies performed by independent third parties or on the Company's analysis of comparable properties in the Company's portfolio. Identifiable intangible assets include amounts allocated to acquire leases for above- and below-market lease rates, the value of in-place leases, and the value of customer relationships, as applicable.  The aggregate value of intangible assets related to in-place leases is primarily the difference between the property valued with existing in-place leases adjusted to market rental rates and the property valued as if vacant. Factors considered by the Company in its analysis of the in-place lease intangibles include an estimate of carrying costs during the expected lease-up period for each property, taking into account current market conditions and costs to execute similar leases. In estimating carrying costs, the Company will include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up period. Estimates of costs to execute similar leases including leasing commissions, legal and other related expenses are also utilized.

Above-market and below-market in-place lease values for owned properties are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management's estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease intangibles are amortized as a decrease to rental income over the remaining term of the lease.

The capitalized below-market lease values will be amortized as an increase to rental income over the remaining term and any fixed rate renewal periods provided within the respective leases. In determining the amortization period for below-market lease intangibles, the Company initially will consider, and periodically evaluate on a quarterly basis, the likelihood that a lessee will execute the renewal option. The likelihood that a lessee will execute the renewal option is determined by taking into consideration the tenant's payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located.

The aggregate value of intangible assets related to customer relationship, as applicable, is measured based on the Company's evaluation of the specific characteristics of each tenant's lease and the Company's overall relationship with the tenant. Characteristics considered by the Company in determining these values include the nature and extent of its existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant's credit quality and expectations of lease renewals, among other factors.

The value of in-place leases is amortized to expense over the initial term of the respective leases. The value of customer relationship intangibles is amortized to expense over the initial term and any renewal periods in the respective leases, but in no event does the amortization period for intangible assets exceed the remaining depreciable life of the building. If a tenant terminates its lease, the unamortized portion of the in-place lease value and customer relationship intangibles is charged to expense.

In making estimates of fair values for purposes of allocating purchase price, the Company will utilize a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. The Company will also consider information obtained about each property as a result of the Company's pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed.

Organization, Offering and Related Costs

Certain organization and offering costs will be incurred by the Advisor.  Pursuant to the terms of the Advisory Agreement, the Company will not reimburse the Advisor for these out of pocket costs and future organization and offering costs it may incur. Such costs shall include legal, accounting, printing and other offering expenses, including marketing, and direct expenses of the Advisor's employees and employees of the Advisor's affiliates and others.

All direct offering costs incurred and or paid by us that are directly attributable to a proposed or actual offering, including sales commissions, if any, were charged against the gross proceeds of the Offering and recorded as an offset to additional paid-in-capital.  All indirect costs will be expensed as incurred.

Offering costs were reclassified from deferred costs to stockholders' equity when the Company commenced its Offering, and included all expenses incurred by the Company in connection with its Offering as of such date.

Stock-Based Compensation

The Company has a stock-based incentive award plan, which is accounted for under the guidance for share based payments. The expense for such awards will be included in general and administrative expenses and is recognized over the vesting period or when the requirements for exercise of the award have been met (See Note G — Stock-Based Compensation).

Income Taxes

The Company will elect and operate in a manner that will allow the Company, to qualify to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, commencing with the taxable year ended December 31, 2016. If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax to the extent it distributes all of its REIT taxable income to its stockholders, and so long as it distributes at least 90% of its REIT taxable income. REITs are subject to a number of other organizational and operational requirements. Even if the Company qualifies to be taxed as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.

Per Share Data

The Company calculates basic income (loss) per share by dividing net income (loss) for the period by weighted-average shares of its common stock outstanding for the respective period. Diluted income per share takes into account the effect of dilutive instruments, such as stock options and convertible stock, but uses the average share price for the period in determining the number of incremental shares that are to be added to the weighted-average number of shares outstanding.  The Company had no outstanding common share equivalents during the three months ended March 31, 2017 and 2016.

There is a potential for dilution from the Company's Series A Convertible Redeemable Preferred Stock which may be converted into the Company's common stock at any time beginning upon the earlier of (i) 90 days after the occurrence of a listing event or (ii) the second anniversary of the final closing of the offering (whether or not a Listing Event has occurred).  As of May 9, 2017, there were 2,862 shares of the Series A Convertible Redeemable Preferred Stock issues.

Reportable Segments

We currently operate one reportable segment.

Accounting and Auditing Standards Applicable to "Emerging Growth Companies"

The Company is an "emerging growth company" under the Jumpstart Our Business Startups Act (the "JOBS Act"). For as long as the Company remains an "emerging growth company," which may be up to five fiscal years, the Company is not required to (1) comply with any new or revised financial accounting standards that have different effective dates for public and private companies until those standards would otherwise apply to private companies, (2) provide an auditor's attestation report on management's assessment of the effectiveness of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (3) comply with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer or (4) comply with any new audit rules adopted by the PCAOB after April 5, 2012, unless the SEC determines otherwise. The Company intends to take advantage of such extended transition period. Since the Company will not be required to comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies, the Company's financial statements may not be comparable to the financial statements of companies that comply with public company effective dates. If the Company were to subsequently elect to instead comply with these public company effective dates, such election would be irrevocable pursuant to Section 107 of the JOBS Act.

Share Repurchase Program

The Company has a Share Repurchase Program ("SRP") that enables stockholders to sell their shares to the Company. Under the SRP, stockholders may request that the Company redeem all or any portion, subject to certain minimum conditions described below, if such repurchase does not impair the Company's capital or operations.

Prior to the time that the Company's shares are listed on a national securities exchange, the repurchase price per share will depend on the length of time investors have held such shares as follows: no repurchases for the first two years unless shares are being repurchased in connection with a stockholder's death or disability (as defined in the Code).  Repurchase requests made in connection with the death or disability of a stockholder will be repurchased at a price per share equal to 100% of the amount the stockholder paid for each share, or once we have established an estimated NAV per share, 100% of such amount as determined by the Company's board of directors, subject to any special distributions previously made to the Company's stockholders. With respect to all other repurchases, prior to the date that we establish an estimated value per share of common stock, the purchase price will be 95.0% of the purchase price paid for the shares, if redeemed at any time between the second and third anniversaries of the purchase date, and 97.0% of the purchase price paid if redeemed after the third anniversary.  After we establish an estimated NAV per share of common stock, the purchase price will be 95.0% of the NAV per share for the shares, if redeemed at any time between the second and third anniversaries of the purchase date, 97.0% of the NAV per share if redeemed at any time between the third and fifth anniversaries, and 100.0% of the NAV per share if redeemed after the fifth anniversary. In the event that the Company does not have sufficient funds available to repurchase all of the shares for which repurchase requests have been submitted in any quarter, we will repurchase the shares on a pro rata basis on the repurchase date. The SRP will be terminated if the Company's shares become listed for trading on a national securities exchange or if the Company's board of directors determines that it is in the Company's best interest to terminate the SRP.

The Company is not obligated to repurchase shares of common stock under the share repurchase program. The number of shares to be repurchased during the calendar quarter is limited to the lesser of: (i) 5% of the weighted average number of shares outstanding during the prior calendar year, and (ii) those repurchases that could be funded from the net proceeds of the sale of shares under the DRIP in the prior calendar year plus such additional funds as may be reserved for that purpose by the Company's board of directors; provided, however, that the above volume limitations shall not apply to repurchases requested in connection with the death or qualifying disability of a stockholder. Because of these limitations, the Company cannot guarantee that the Company will be able to accommodate all repurchase requests.

The Company will repurchase shares as of March 31st, June 30th, September 30th, and December 31st of each year.  Each stockholder whose repurchase request is approved will receive the repurchase payment approximately 30 days following the end of the applicable quarter, effective as of the last day of such quarter.  The Company refers to the last day of such quarter as the repurchase date.  If funds available for the Company's share repurchase program are not sufficient to accommodate all requests, shares will be repurchased as follows: (i) first, repurchases due to the death of a stockholder, on the basis of the date of the request for repurchase; (ii) next, in the discretion of the Company's board of directors, repurchases because of other involuntary exigent circumstances, such as bankruptcy; (iii) next, repurchases of shares held by stockholders subject to a mandatory distribution requirement under the stockholder's IRA; and (iv) finally, all other repurchase requests based upon the postmark of receipt. If the Stockholder's repurchase request is not honored during a repurchase period, the Stockholder will be required to resubmit the request to have it considered in a subsequent repurchase period.

On October 27, 2016, the Company filed a Form 8-K announcing, among other things, an amendment to the SRP providing for participation in the SRP by any holder of the Company's Series A Convertible Redeemable Preferred Stock, or any future board-authorized series or class of preferred stock that is convertible into common stock of the Company.  Under the amendment, which becomes effective on November 26, 2016, a preferred stock holder may participate in the SRP by converting its preferred stock into common stock of the Company, and submitting such common shares for repurchase. The time period, for purposes of determining how long such stockholder has held the common shares submitted for repurchase, begins as of the date such preferred stockholder acquired the underlying preferred shares that were converted into common shares and submitted for repurchase.

The board of directors may, in its sole discretion, terminate, suspend or further amend the share repurchase program upon 30 days' written notice without stockholder approval if it determines that the funds available to fund the share repurchase program are needed for other business or operational purposes or that amendment, suspension or termination of the share repurchase program is in the best interest of the stockholders.  Among other things, we may amend the plan to repurchase shares at prices different from those described above for the purpose of ensuring the Company's dividends are not "preferential" for incomes tax purposes.  Any notice of a termination, suspension or amendment of the share repurchase program will be made via a report on Form 8-K filed with the SEC at least 30 days prior to the effective date of such termination, suspension or amendment.  The board of directors may also limit the amounts available for repurchase at any time in its sole discretion.  Notwithstanding the foregoing, the share repurchase program will terminate if the shares of common stock are listed on a national securities exchange.  As of March 31, 2017, no shares are eligible for redemption (other than in connection with a death or disability of a stockholder).

Distribution Reinvestment Plan

Pursuant to the DRIP stockholders may elect to reinvest distributions by purchasing shares of common stock in lieu of receiving cash. No dealer manager fees or selling commissions are paid with respect to shares purchased pursuant to the DRIP. Participants purchasing shares pursuant to the DRIP have the same rights and are treated in the same manner as if such shares were issued pursuant to the Offering. The board of directors may designate that certain cash or other distributions be excluded from the DRIP. The Company has the right to amend any aspect of the DRIP or terminate the DRIP with ten days' notice to participants. Shares issued under the DRIP are recorded to equity in the accompanying balance sheets in the period distributions are declared. We have issued a total of 29,731shares of common stock under the DRIP as of March 31, 2017.

Non-controlling Interests

The FASB issued authoritative guidance for non-controlling interests in December 2007, which establishes accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. The guidance clarifies that a non-controlling interest in a subsidiary, which is sometimes referred to as an unconsolidated investment, is an ownership interest in the consolidated entity that should be reported as a component of equity in the consolidated financial statements. Among other requirements, the guidance requires consolidated net income to be reported at amounts attributable to both the parent and the non-controlling interest. It also requires disclosure, on the face of the consolidated income statement, of the amounts of consolidated net income attributable to the parent and to the non-controlling interest.

Note C — Commitments and Contingencies

Litigation

In the ordinary course of business, the Company may become subject to litigation or claims. There are no material legal proceedings pending or known to be contemplated against the Company.

Environmental Matters

As an owner of real estate, we are subject to various environmental laws of federal, state and local governments. We do not believe that compliance with existing laws will have a material adverse effect on the Company's financial condition or results of operations. However, we cannot predict the impact of any unforeseen environmental contingencies or new or changed laws or regulations on properties in which we hold an interest, or on properties that may be acquired directly or indirectly in the future.

Note D – Investments in Real Estate

As of March 31, 2017, the Company had the following Investments in Real Estate:

Property	Location	Date Acquired	Investment Amount	Zoning	Height Restriction	Parking Tenant	Lease Commencement Date
MVP San Jose 88 Garage, LLC	San Jose, CA	6/15/2016	$3,575,000	DC	N/A	Lanier Parking	3/01/2017
MCI 1372 Street, LLC	Canton, OH	7/8/2016	$700,000	B-5	375 FT	ABM	7/8/2016
MVP Cincinnati Race Street Garage, LLC	Cincinnati, OH	7/8/2016	$4,500,000	DD-A	500 FT.	SP +	9/1/2016
MVP St. Louis Washington, LLC	St Louis, MO	7/18/2016	$3,000,000	CBD I	100 FT.	SP +	7/21/2016
MVP St. Paul Holiday Garage, LLC	St Paul, MN	8/12/2016	$8,200,000	B-5	Unlimited	Interstate Parking	8/12/2016
MVP Louisville Station Broadway, LLC	Louisville, KY	8/23/2016	$3,050,000	CBD I	Unlimited	Riverside Parking	8/23/2016
Cleveland Lincoln Garage Owners, LLC	Cleveland, OH	10/19/2016	$7,331,000	SI-E5 / GR-E5	250 FT.	SP +	10/25/2016
MVP Houston San Jacinto Lot, LLC	Houston, TX	11/22/2016	$3,200,000	NONE	Unlimited	iPark Services	12/1/2016
White Front Garage Partners, LLC	Nashville, TN	9/30/2016	$11,496,000	CBD I	Unlimited	Premier Parking	10/1/2016
West 9th Street Properties II, LLC	Cleveland, OH	5/11/2016	$5,675,000	CBD LLR-B4	175 FT.	SP +	5/11/2016
33740 Crown Colony, LLC	Cleveland, OH	5/17/2016	$3,030,000	LLR-D5	250 FT.	SP +	5/17/2016
MVP Detroit Center Garage, LLC	Detroit, MI	01/10/2017	$55,000,000	PD	Unlimited	SP +	2/1/2017
St Louis Broadway, LLC	St Louis, MO	02/01/2017	$2,400,000	CBD I	200 FT.	St Louis Parking Co	2/1/2017
St Louis Seventh & Cerre, LLC	St Louis, MO	02/01/2017	$3,300,000	CBD I	200 FT.	St Louis Parking Co	2/1/2017
Construction in progress			$521,000
			$114,978,000

Note E — Related Party Transactions and Arrangements

The transactions described in this Note were approved by a majority of the Company's board of directors (including a majority of the independent directors) not otherwise interested in such transaction as fair and reasonable to the Company and on terms and conditions no less favorable to the Company than those available from unaffiliated third parties.

Ownership of Company Stock

As of March 31, 2017, the Company's Sponsor owned 8,000 shares and VRM II owned 5,000 shares of the Company's outstanding common stock.

Ownership of MVP REIT

On November 5, 2016, the Company purchased 338,409 shares of MVP REIT common stock from an unrelated third party for $3.0 million or $8.865 per share.  During the three months ended March 31, 2017, MVP REIT paid us, approximately $52,000 in stock distributions, related to the Company's ownership of their common stock.

Ownership of the Advisor

VRM I and VRM II own 40% and 60%, respectively, of the Advisor. Neither VRM I nor VRM II paid any up-front consideration for these ownership interests, but each will be responsible for its proportionate share of future expenses of the Advisor. The operating agreement of the Advisor provides that once VRM I and VRM II have been repaid in full for any capital contributions to the Advisor or for any expenses advanced on the Advisor's behalf, or capital investment, and once they have received an annualized return on their capital investment of 7.5%, then Michael Shustek will receive 40% of the net profits of the Advisor.

Fees Paid in Connection with the Offering – Common Stock

Various affiliates of the Company are involved in this offering and the Company's operations including MVP American Securities, LLC, or ("MVP American Securities"), which is a broker-dealer and member of the Financial Industry Regulatory Authority, Inc., or FINRA.  MVP American Securities is owned by MS MVP Holdings, LLC which is owned and managed by Mr. Shustek. Additionally, the Company's board of directors, including a majority of the Company's independent directors, may engage an affiliate of the Advisor to perform certain property management services for us.

The Company's Sponsor or its affiliates will pay selling commissions of up to 6.5% of gross offering proceeds from the sale of shares in the primary offering without any right to seek reimbursement from the Company.

The Company's sponsor or its affiliates also may pay non-affiliated selling agents a one-time fee separately negotiated with each selling agent for due diligence expenses, subject to the total underwriting compensation limitation set forth below. We expect such due diligence expenses to average up to 1% of total offering proceeds at the maximum offering amount. Such commissions and fees will be paid by the Company's sponsor or its affiliates (other than the Company) without any right to seek reimbursement from the Company's company.

Fees Paid in Connection with the Offering – Preferred Stock

In connection with the private placement of the Series A and Series 1 preferred stock, the Company may pay selling commissions of up to 6.0% of gross offering proceeds from the sale of shares in the private placements, including sales by affiliated and non-affiliated selling agents.

The Company may pay non-affiliated selling agents a one-time fee separately negotiated with each selling agent for due diligence expenses of up to 2.0% of gross offering proceeds. The Company may also pay a dealer manager fee to MVP American Securities of up to 2.0% of gross offering proceeds from the sale of the shares in the private placements as compensation for acting as dealer manager.

Fees Paid in Connection with the Operations of the Company

The Advisor or its affiliates will receive an acquisition fee of 2.25% of the purchase price of any real estate provided, however, the Company will not pay any fees when acquiring loans from affiliates.  During the three months ended March 31, 2017 and 2016, approximately $1.1 million and approximately $0.1 million in acquisition fees had been earned by the Advisor.

The Advisor or its affiliates will be reimbursed for actual expenses paid or incurred in the investment.  During the three months ended March 31, 2017 and 2016, no acquisition expenses had been reimbursed to the Advisor.

The Advisor or its affiliates will receive a monthly asset management fee at an annual rate equal to 1.0% of the cost of all assets then held by the Company, or the Company's proportionate share thereof in the case of an investment made through a joint venture or other co-ownership arrangement. The Company will determine the Company's NAV, on a date not later than the Valuation Date.  Following the Valuation Date, the asset management fee will be based on the value of the Company's assets rather than their historical cost. Asset management fees for the three months ended March 31, 2017 were approximately $237,000. No asset management fees were earned for the three months ended March 31, 2016.

The Company will reimburse the Advisor or its affiliates for costs of providing administrative services, subject to the limitation that we will not reimburse the Advisor for any amount by which the Company's operating expenses, at the end of the four preceding fiscal quarters (commencing after the quarter in which we make the Company's first investment), exceed the greater of (a) 2.0% of average invested assets and (b) 25.0% of net income connection with the selection or acquisition of an investment, whether or not the Company ultimately acquires, unless the excess amount is approved by a majority of the Company's independent directors.  We will not reimburse the Advisor for personnel costs in connection with services for which the Advisor receives a separate fee, such as an acquisition fee, disposition fee or debt financing fee, or for the salaries and benefits paid to the Company's executive officers. In addition, we will not reimburse the Advisor for rent or depreciation, utilities, capital equipment or other costs of its own administrative items.  During the three months ended March 31, 2017 and 2016, no operating expenses have been incurred by the Advisor.

Fees Paid in Connection with the Liquidation or Listing of the Company's Real Estate Assets

For substantial assistance in connection with the sale of investments, as determined by the independent directors, we will pay the Advisor or its affiliate the lesser of (i) 3.0% of the contract sale price of each real estate-related secured loan or other real estate investment or (ii) 50% of the customary commission which would be paid to a third-party broker for the sale of a comparable property. The amount paid, when added to the sums paid to unaffiliated parties, may not exceed either the customary commission or an amount equal to 6.0% of the contract sales price. The disposition fee will be paid concurrently with the closing of any such disposition of all or any portion of any asset.  During the three months ended March 31, 2017 and 2016, no disposition fees have been earned by the Advisor.

After the Company's stockholders have received a return of their net capital invested and a 6.0% annual cumulative, non-compounded return, then the Company's Advisor will be entitled to receive 15.0% of the remaining proceeds. We will pay this subordinated performance fee only upon one of the following events: (i) if the Company's shares are listed on a national securities exchange; (ii) if the Company's assets are sold or liquidated; (iii) upon a merger, share exchange, reorganization or other transaction pursuant to which the Company's investors receive cash or publicly-traded securities in exchange for their shares; or (iv) upon termination of the Company's advisory agreement. During the three months ended March 31, 2017 and 2016, no subordinated performance fees have been earned by the Company's Advisor.

Note F — Economic Dependency

Under various agreements, the Company has engaged or will engage the Advisor and its affiliates to provide certain services that are essential to the Company, including asset management services, supervision of the management and leasing of properties owned by the Company, asset acquisition and disposition services, the sale of shares of the Company's common stock available for issue, as well as other administrative responsibilities for the Company including accounting services and investor relations. In addition, the Sponsor pays selling commissions in connection with the sale of the Company's shares in the Offering and the Advisor pays the Company's organization and offering expenses.

As a result of these relationships, the Company is dependent upon the Advisor and its affiliates. In the event that these companies are unable to provide the Company with the respective services, the Company will be required to find alternative providers of these services.

Note G — Stock-Based Compensation

Long-Term Incentive Plan

The Company's board of directors has adopted a long-term incentive plan which we will use to attract and retain qualified directors, officers, employees, and consultants. The Company's long-term incentive plan will offer these individuals an opportunity to participate in the Company's growth through awards in the form of, or based on, the Company's common stock. We currently anticipate that we will not issue awards under the Company's long-term incentive plan, although we may do so in the future, including to the Company's independent directors as a form of compensation.

The long-term incentive plan authorizes the granting of restricted stock, stock options, stock appreciation rights, restricted or deferred stock units, dividend equivalents, other stock-based awards and cash-based awards to directors, officers, employees and consultants of the Company and the Company's affiliates' selected by the board of directors for participation in our long-term incentive plan. Stock options granted under the long-term incentive plan will not exceed an amount equal to 10% of the outstanding shares of our common stock on the date of grant of any such stock options. Stock options may not have an exercise price that is less than the fair market value of a share of our common stock on the date of grant.

Our board of directors or a committee appointed by our board of directors will administer the long-term incentive plan, with sole authority to determine all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. No awards will be granted under the long-term incentive plan if the grant or vesting of the awards would jeopardize our status as a REIT under the Code or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless otherwise determined by our board of directors, no award granted under the long-term incentive plan will be transferable except through the laws of descent and distribution.

We have authorized and reserved an aggregate maximum number of 500,000 shares for issuance under the long-term incentive plan. In the event of a transaction between our company and our stockholders that causes the per-share value of our common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits under the long-term incentive plan will be adjusted proportionately and the board of directors will make such adjustments to the long-term incentive plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend or a combination or consolidation of the outstanding shares of common stock into a lesser number of shares, the authorization limits under the long-term incentive plan will automatically be adjusted proportionately and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

Our board of directors may in its sole discretion at any time determine that all or a portion of a participant's awards will become fully vested. The board may discriminate among participants or among awards in exercising such discretion. The long-term incentive plan will automatically expire on the tenth anniversary of the date on which it is approved by our board of directors and stockholders, unless extended or earlier terminated by our board of directors. Our board of directors may terminate the long-term incentive plan at any time. The expiration or other termination of the long-term incentive plan will not, without the participant's consent, have an adverse impact on any award that is outstanding at the time the long-term incentive plan expires or is terminated. Our board of directors may amend the long-term incentive plan at any time, but no amendment will adversely affect any award without the participant's consent and no amendment to the long-term incentive plan will be effective without the approval of our stockholders if such approval is required by any law, regulation or rule applicable to the long-term incentive plan. During the three months ended March 31, 2017, no grants have been made under the long-term incentive plan.

Note H – Recent Accounting Pronouncements

In March 2016, the FASB issued ASU No. 2016-07, Investments - Equity Method and Joint Ventures (Topic 323): Simplifying the Transition to the Equity Method of Accounting ("ASU 2016-07"). ASU 2016-07 eliminates the requirement that when an investment qualifies for use of the equity method as a result of an increase in the level of ownership interest or degree of influence, an investor must adjust the investment, results of operations, and retained earnings retroactively on a step-by-step basis as if the equity method had been in effect during all previous periods that the investment had been held. Therefore, upon qualifying for the equity method of accounting, no retroactive adjustment of the investment is required. ASU 2016-07 is effective for annual and interim periods beginning after December 15, 2016 and early adoption is permitted. We do not currently have significant investments that are accounted for by a method other than the equity method and do not expect ASU 2016-07 to have a significant impact on our consolidated financial condition and results of operations.

In March 2016, the FASB issued ASU No. 2016-09, Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting ("ASU 2016-09"). ASU 2016-09 simplifies several aspects of the accounting for employee share-based payment transactions, including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, as well as classification in the statement of cash flows. ASU 2016-07 is effective for annual and interim periods beginning after December 15, 2016 and early adoption is permitted. We are currently assessing the potential impact of ASU 2016-09 on our consolidated financial condition and results of operations.  The Company does not believe that the adoption of ASU 2016-09 will materially impact the accounting; however, we are continuing to evaluate the impact.

In August 2016, the FASB issued ASU No. 2016-15, Classification of Certain Cash Receipts and Cash Payments. This update provides guidance on how to record eight specific cash flow issues. This update is effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted and a retrospective transition method should be applied. The Company adopted ASU 2016-15 effective January 1, 2017 on a retrospective basis, by recasting all prior periods shown to reflect the effect of adoption, the effect of which is not material.

Note I - Acquisitions

The following table is a summary of the acquisitions for the three months ended March 31, 2017.

Property	Location	Date Acquired	Property Type	# Spaces	Size / Acreage	Retail /Office Square Ft.	Investment Amount	Ownership %
MVP Detroit Center Garage*	Detroit, MI	01/10/2017	Garage	1,275	8.78	N/A	$55,000,000	80.00%
St Louis Broadway, LLC	St Louis, MO	02/01/2017	Lot	161	0.96	N/A	$2,400,000	100.00%
St Louis Seventh & Cerre, LLC	St Louis, MO	02/01/2017	Lot	174	1.20	N/A	$3,300,000	100.00%

	Assets			Liabilities
	Land and Improvements	Building and improvements	Total assets acquired	Notes Payable	Net assets and liabilities acquired
MVP Detroit Center Garage	7,000,000	48,000,000	55,000,000	31,500,000	23,500,000
St Louis Broadway, LLC	2,400,000	--	2,400,000	--	2,400,000
St Louis Seventh & Cerre, LLC	3,300,000	--	3,300,000	--	3,300,000

	$12,700,000	$48,000,000	$60,700,000	$31,500,000	$29,200,000

(As amended) (*) - MVP Detroit Center Garage, LLC – In connections with the percentage rent the Company is to receive, 80% of gross revenues over $5.0 million, SP+ has decided to pay the company our portion on a monthly basis.  For the months ended February 28, 2017 and March 31, 2017, SP+ has paid the Company approximately $38,000 and $129,000, respectively.  In accordance, with ASC Section 840-20, we have not recognized these payments into revenue during the first quarter and have been accounted for as deferred revenue.

Pro forma results of the Company

The following table of pro forma consolidated results of operations of the Company for the three months ended March 31, 2017 and 2016, and assumes that the acquisitions were completed as of January 1, 2016.
	March 31, 2017 (As restated)	March 31, 2016
Revenues from continuing operations	$2,179,000	$958,000
Net income (loss) available to common stockholders	$(2,923,000)	$696,000
Net income (loss) available to common stockholders per share – basic	$(2.17)	$3.04
Net income (loss) available to common stockholders per share – diluted	$(2.17)	$3.04

Note J — Line of Credit

On October 5, 2016, the Company, through its Operating Partnership, and MVP REIT, (the "REITs") through a wholly owned subsidiary (the "Borrowers"), entered into a credit agreement (the "Unsecured Credit Agreement") with KeyBank, National Association ('KeyBank") as the administrative agent and KeyBank Capital Markets ("KeyBank Capital Markets") as the lead arranger.  Pursuant to the Unsecured Credit Agreement, the Borrowers were provided with a $30 million unsecured credit facility (the "Unsecured Credit Facility"), which may be increased up to $100 million, in minimum increments of $10 million.  The Unsecured Credit Facility has an initial term of two years, maturing on October 5, 2018, and may be extended for a one-year period if certain conditions are met and upon payment of an extension fee.  The Unsecured Credit Facility has an interest rate calculated based on LIBOR Rate plus 2.25% or Base Rate plus 1.25%, both as provided in the Unsecured Credit Agreement.  The Base Rate is calculated as the greater of (i) the KeyBank Prime rate or (ii) the Federal Funds rate plus ½ of 1%.  Payments under the Unsecured Credit Facility are interest only and are due on the first day of each quarter.  The obligations of the Borrowers of the Unsecured Credit Agreement are joint and several.  The REITs have entered into cross-indemnification provisions with respect to their joint and several obligations under the Unsecured Credit Agreement.

As of March 31, 2017, the REITs had 15 properties listed on the line of credit, which provided an available draw of approximately $28 million, and had drawn approximately $27.9 million, of which our portion of the current draw was approximately $19.7 million, based on our pro-rate ownership of the properties listed on the line of credit.  Based on the 15 properties on the line of credit as of March 31, 2017, the REITs had an additional draw of approximately $145,000. For the three months ended March 31, 2017, we had accrued approximately $139,000 in interest expense, amortized approximately $36,000 in loan fees and $1,500 in unused line fees associated with our draw.

Note K — Notes Payable

During October 2016, West 9th Properties II issued a promissory note to American National Insurance Company of New York for a $5.3 million loan secured by real properties located in Cleveland, OH, of which we own a 49% interest in these entities.  The loan has a term of 10 years, has an annual interest rate of 4.5% and is payable in monthly installment payments of principal and interest totaling approximately $30,000, maturing in October 2026.

In November 2016, we financed a 12-month insurance policy for Directors and Officers liability, with an annual interest rate of 3.8%.  The agreement required a down payment of $25,000 and nine monthly payments of $14,000 beginning on November 3, 2016.

During January 2017, the Company and MVP REIT, through MVP Detroit Center Garage, LLC, entered into a secured Loan Agreement with Bank of America, N.A. to fund a portion of the purchase price for a multi-level parking garage in Detroit, Michigan.  The Loan Agreement is for a 10-year term, has an annual interest rate of 5.52% and in payable in monthly installments of principal and interest totaling approximately $253,000 and maturing in February 2027.

During January 2017, the MVP San Jose 88 Garage issued a promissory note to Owens Realty Mortgage for approximately $2.2 million.  The note is collateralized by real property located in San Jose, California, bears an annual interest rate of 7.75%, and is payable in monthly installment payments of interest only totaling approximately $14000, maturing in January 2019.

During January 2017, MVP Cincinnati Race Street Garage issued a promissory note to Moonshell, LLC for approximately $3.0 million.  The note is collateralized by real property located in Cincinnati, Ohio, and bears an annual interest rate of 9%.  Loan fees and interest, for the term of the loan, were paid at closing, there are no payments due until the loan matures in July 2017.  During, April 2017, this loan was extended for an additional three months for an extension fee of $45,000.  The additional interest of $67,500 and the remaining principal balance will be due in October 2017, unless the loan is extended an additional three months as allowed for under the loan agreement.

Total interest expense incurred for the three months ended March 31, 2017 was $595,000. Total loan amortization cost for the three months ended March 31, 2017 was $60,000.  The Company did not have any notes payable during the three months ended March 31, 2016.

As of March 31, 2017, future principal payments on the notes payable are as follows:

2017	$3,587,000
2018	2,932,000
2019	773,000
2020	811,000
2021	860,000
Thereafter	32,956,000
Total	$41,919,000

Principal payments table amount does not reflect the unamortized loan issuance cost of $195,000 as of March 31, 2017.

As of March 31, 2017, the principal balances on notes payable are as follows:

Property	Location	Current Loan Balance	Interest Rate	Loan Maturity
D&O Financing	N/A	$70,000	3.81%	8/3/2017
West 9th Properties II, LLC	Cleveland, OH	5,252,000	4.50%	10/25/2026
MVP Detroit Center Garage, LLC	Detroit MI	31,397,000	5.52%	1/10/2027
MVP San Jose 88 Garage, LLC	San Jose, CA	2,200,000	7.75%	1/01/2019
MVP Cincinnati Race Street Garage, LLC	Cincinnati, OH	3,000,000	9.00%	7/10/2017**
	Less unamortized loan issuance costs	(195,000
Total		$41,724,000

** Extended to October 10, 2017 in April 2017

Note L — Fair Value

As of March 31, 2017 and December 31, 2016, the Company had no financial assets and liabilities utilizing Level 1 or Level 2.  The Company had assets and liabilities utilizing Level 3 inputs including investments in equity and cost method investees.

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment.  Accordingly, our degree of judgment exercised in determining fair value is greatest for instruments categorized in Level 3.  In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy.  In such cases, an asset or liability will be classified in its entirety based on the lowest level of input that is significant to the measurement of fair value.

Fair value is a market-based measure considered from the perspective of a market participant who holds the asset or owes the liability rather than an entity-specific measure.  Therefore, even when market assumptions are not readily available, our own assumptions are set to reflect those that market participants would use in pricing the asset or liability at the measurement date.  The Company uses prices and inputs that are current as of the measurement date, including during periods of market dislocation, such as the recent illiquidity in the auction rate securities market.  In periods of market dislocation, the observability of prices and inputs may be reduced for many instruments.  This condition may cause our financial instruments to be reclassified from Level 1 to Level 2 or Level 3 and/or vice versa.

Our valuation techniques will be consistent with at least one of the three possible approaches: the market approach, income approach and/or cost approach.  Our Level 1 inputs are based on the market approach and consist primarily of quoted prices for identical items on active securities exchanges.  Our Level 2 inputs are primarily based on the market approach of quoted prices in active markets or current transactions in inactive markets for the same or similar collateral that do not require significant adjustment based on unobservable inputs.  Our Level 3 inputs are primarily based on the income and cost approaches, specifically, discounted cash flow analyses, which utilize significant inputs based on our estimates and assumptions.

The following table presents the valuation of our financial assets and liabilities as of March 31, 2017 measured at fair value on a recurring basis by input levels:

	Quoted Prices in Active Markets For Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Balance at 03/31/17	Carrying Value on Balance Sheet at 03/31/17
Assets Investment in equity method investee	$--	$--	$1,150,000	$1,150,000	$1,150,000
Investment in cost method investee – held for sale		$--	$836,000	$836,000	$836,000
Investment in cost method investee	$--	$--	$923,000	$923,000	$923,000

The following table presents the valuation of our financial assets and liabilities as of December 31, 2016 measured at fair value on a recurring basis by input levels:

	Quoted Prices in Active Markets For Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Balance at 12/31/16	Carrying Value on Balance Sheet at 12/31/16
Assets Investment in equity method investee	$--	$--	$1,150,000	$1,150,000	$1,150,000
Investment in cost method investee – held for sale		$--	$836,000	$836,000	$836,000
Investment in cost method investee	$--	$--	$936,000	$936,000	$936,000

Note M — Assets held for sale

As of March 31, 2017, we had a 100% ownership interest in one property listed as held for sale, with a carrying value of approximately $700,000.  The Company acquired the property on November 22, 2016 and recorded at the fair value based on an appraisal.  During March 2017, Houston Jefferson entered into a purchase and sale agreement to sell the property "as is" to a third party for approximately $2.0 million.  During May 2017, this purchase and sales agreement had been cancelled; however, the Company is still in negotiations with an unrelated third party to sell this property.  There can be no assurance that we will be successful in completing this transaction or whether we will continue to classify this property as held for sale.

The following is a summary of the results of operations related to the assets held for sale for three months ended March 31, 2017:

For the three months ended March 31, 2017

Revenue	$22,000
Expenses	(16,000)
Net income	$6,000

Note N — Subsequent Events

The following subsequent events have been evaluated through the date of this filing with the SEC.

During April 2017, the company increased their ownership interest in the MVP Houston Preston Lot from 20% to 60%, by purchasing $1.12 million of MVP REIT ownership and will now be considered the controlling party.

The Company offered up to $50 million in shares (the "Shares") of the Company's Series A Convertible Redeemable Preferred Stock ("Series A"), par value $0.0001 per share, together with warrants to acquire the Company's common stock, in a Regulation D 506(c) private placement to accredited investors. In connection with the private placement, on October 27, 2016, the Company filed with the State Department of Assessments and Taxation of Maryland Articles Supplementary to the charter of the Company classifying and designating 50,000 shares of Series A Convertible Redeemable Preferred Stock. The Company commenced the private placement of the Shares to accredited investors on November 1, 2016 and closed the offering on March 24, 2017.  In connection with the Series A Convertible Redeemable Preferred Stock, the Company raised $2.6 million, net of offering costs.

As disclosed on an 8-K filed with the SEC on March 30, 2017, the Company filed with the State Department of Assessments and Taxation of Maryland Articles Supplementary to the charter of the Company classifying and designating 97,000 shares of its authorized capital stock as shares of Series 1 Convertible Redeemable Preferred Stock ("Series 1"), par value $0.0001 per share.  The Regulation D 506(b) private placement to accredited investors was available for sale starting April 7, 2017.

On April 7, 2017, MVP REIT II, Inc. (the "Company") issued a convertible note to an unaffiliated accredited investor in the principal amount of $2,000,000 (the "Note").  The Note bears interest at the rate of 5.75% per annum and has a maturity date of April 7, 2018. Interest is payable quarterly on the last business day of each March, June, September and December, commencing June 2017, and on the maturity date.  At the holder's option, the Note may be converted, in whole or in part, into shares of the Company's Series 1 Convertible Redeemable Preferred Stock, par value $0.0001 per share (the "Series 1 Preferred Stock") at a conversion price of $1,000 per share.  The Company also will issue to the holder warrants (the "Warrants") to acquire 35 shares of the Company's common stock, par value $0.0001 per share, for each share of Series 1 Preferred Stock issued to the holder as a result of such conversion. On May 11, 2017, this Note was converted into $2.0 million worth of the Company's Series 1 Convertible Redeemable Preferred Stock.

On April 13, 2017, the Company and MVP REIT issued a promissory note to KeyBank for $12.7 million secured by a pool of properties, including MVP Denver Sherman, LLC, MVP Denver Sherman 1935, LLC, MVP Milwaukee Arena, LLC, MVP St. Louis Washington, LLC, MVP Louisville Station Broadway, LLC, and Cleveland Lincoln Garage Owners, LLC.  This note had a 10 year term, an interest rate of 4.9% per annum and required monthly interest only payment for the first two years.  After that the loan calls for monthly principal and interest payments of approximately $74,000, with a balloon payment at maturity.  This loan mature in April 2027.  These properties had been previously financed on the joint KeyBank line of credit and all loan proceeds were used to paydown the line.

On May 1, 2017, the Company and MVP REIT issued a promissory note to Cantor Commercial Real Estate Lending, L.P. ("CCRE") for $16.25 million secured by a pool of properties, including MVP Indianapolis Meridian Lot, LLC, MVP Louisville Station Broadway, LLC, White Front Garage Partners, LLC, MVP Houston Preston Lot, LLC, MVP Houston San Jacinto Lot, LLC, St. Louis Broadway Group, LLC, and St. Louis Seventh & Cerre, LLC.  This note had a 10 year term, an interest rate of 5.03% per annum and required monthly interest only payment over the 10 year with a balloon payment at maturity.  This loan matures in April 2027.  These properties had been previously financed on the joint KeyBank line of credit and all loan proceeds were used to paydown the line.

On May 1, 2017, MVP REIT, Inc. ("MVP I") and MVP REIT II, Inc. ("MVP II") jointly announced that, after reviewing strategic alternatives, a special committee of the board of directors of MVP I (the "MVP I Special Committee") has accepted a non-binding Letter of Intent ("LOI") from MVP II regarding a proposed merger of MVP I with MVP II.  If necessary approvals are received and other conditions are satisfied, the merger consideration payable by MVP II to each holder of common stock, $0.001 par value per share, of MVP I would be 0.365 shares of common stock, $0.0001 par value per share, of MVP II.  The LOI also provides, among other non-binding terms and conditions, that any definitive merger agreement agreed to by the parties will include go-shop and termination fee provisions. The proposed merger is subject to substantial conditions to consummation, including the entry by MVP I and MVP II into a definitive merger agreement, certain third party approvals and, if a definitive merger agreement is reached, any required stockholder approvals.  There can be no assurance that the proposed merger will be consummated.

ITEM 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following is a financial review and analysis of our financial condition and results of operations for the three months ended March 31, 2017 and 2016.  This discussion and analysis should be read in conjunction with the accompanying unaudited condensed consolidated financial statements and the notes thereto and Management's Discussion and Analysis of Financial Conditions and Results of Operations in our annual report on Form 10-K for the year ended December 31, 2016. As used herein, the terms "we," "our" and "us" refer to MVP REIT II, Inc., and, as required by context, MVP REIT II Operating Partnership, LP, which we refer to as our "operating limited partnership," and to their subsidiaries.

Forward-Looking Statements

Certain statements included in this quarterly report on Form 10-Q (this "Quarterly Report") that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements. Forward-looking statements are typically identified by the use of terms such as "may," "should," "expect," "could," "intend," "plan," "anticipate," "estimate," "believe," "continue," "predict," "potential" or the negative of such terms and other comparable terminology.

The forward-looking statements included herein are based upon our current expectations, plans, estimates, assumptions and beliefs, which involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	the fact that we have a limited operating history, as our operations began in 2016;
•	the fact that we have experienced net losses since inception and may continue to experience additional losses;
•	our ability to effectively raise and deploy the proceeds raised in our offerings;
•	the performance of properties the Company has acquired or may acquire or loans the Company has made or may make that are secured by real property;
•	changes in economic conditions generally and the real estate and debt markets specifically;
•	legislative or regulatory changes (including changes to the laws governing the taxation of real estate investment trusts, or REITs);
•	potential damage and costs arising from natural disasters, terrorism and other extraordinary events, including extraordinary events affecting parking facilities included in our portfolio;
•
risks inherent in the real estate business, including ability to secure leases or parking management contracts at favorable terms, tenant defaults, potential liability relating to environmental matters and the lack of liquidity of real estate investments;

•	competitive factors that may limit our ability to make investments or attract and retain tenants;
•	our ability to generate sufficient cash flows to pay distributions to our stockholders;
•	our failure to maintain our status as a REIT;
•	the availability of capital and debt financing generally, and any failure to obtain debt financing at favorable terms or a failure to satisfy the conditions and requirements of that debt;
•	interest rates; and
•	changes to generally accepted accounting principles, or GAAP.

Any of the assumptions underlying the forward-looking statements included herein could be inaccurate, and undue reliance should not be placed upon on any forward-looking statements included herein. All forward-looking statements are made as of the date of this Quarterly Report, and the risk that actual results will differ materially from the expectations expressed herein will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward – looking statements made after the date of this Quarterly Report, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward – looking statements included in this Quarterly Report, the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this Quarterly Report will be achieved.

Overview

MVP REIT II, Inc. (the "Company," "we," "us," or "our") is a Maryland corporation formed on May 4, 2015 and intends to qualify as a real estate investment trust ("REIT") for U.S. federal income tax purposes beginning with the taxable year ending December 31, 2016. As of December 31, 2016, the Company ceased all selling efforts for the initial public offering (the "Common Stock Offering") of its common stock, $0.0001 par value per share, at $25.00 per share, pursuant to a registration statement on Form S-11 filed with the SEC under the Securities Act.  As of March 31, 2017, the date of the termination of the Common Stock Offering, the Company raised approximately $60.9 million in the Common Stock Offering before payment of deferred offering costs of approximately $1.1 million, contribution from the Sponsor of approximately $1.1 million and cash distributions of approximately $435,000.

The Company has also registered $50 million in shares of common stock for issuance pursuant to a distribution reinvestment plan (the "DRIP") under which common stock holders may elect to have their distributions reinvested in additional shares of common stock at $25.00 per share.

The Company had offered up to $50 million in shares of the Company's Series A Convertible Redeemable Preferred Stock ("Series A"), par value $0.0001 per share, together with warrants to acquire the Company's common stock, in a Regulation D 506(c) private placement to accredited investors. In connection with the private placement, on October 27, 2016, the Company filed with the State Department of Assessments and Taxation of Maryland Articles Supplementary to the charter of the Company classifying and designating 50,000 shares of Series A Convertible Redeemable Preferred Stock. The Company commenced the private placement of the Series A shares to accredited investors on November 1, 2016 and closed the offering on March 24, 2017.  The Company raised approximately $2.6 million, net of offering costs, in the Series A private placements.

As disclosed on an 8-K filed with the SEC on March 30, 2017, the Company filed with the State Department of Assessments and Taxation of Maryland Articles Supplementary to the charter of the Company classifying and designating 97,000 shares of its authorized capital stock as shares of Series 1 Convertible Redeemable Preferred Stock ("Series 1"), par value $0.0001 per share.  The Company commenced the Regulation D 506(b) private placement of shares of Series 1 to accredited investors commencing April 7, 2017.  As of May 9, 2017, the Company has not received any funds in relation to the Series 1 offering.

The Company was formed to focus primarily on investments in parking facilities, including parking lots, parking garages and other parking structures throughout the United States and Canada. No more than 10% of the proceeds of the Common Stock Offering will be used for investment in Canadian properties.  To a lesser extent, the Company may also invest in properties other than parking facilities.

The Company is the sole general partner of MVP REIT II Operating Partnership, LP, a Delaware limited partnership (the "Operating Partnership"). The Company plans to own substantially all of its assets and conduct its operations through the Operating Partnership. The Company's wholly owned subsidiary, MVP REIT II Holdings, LLC, is the sole limited partner of the Operating Partnership. The operating agreement provides that the Operating Partnership is operated in a manner that enables the Company to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability, and (3) ensure that the Operating Partnership is not classified as a "publicly traded partnership" for purposes of Section 7704 of the Internal Revenue Code, which classification could result in the Operating Partnership being taxed as a corporation.

The Company utilizes an Umbrella Partnership Real Estate Investment Trust ("UPREIT") structure to enable us to acquire real property in exchange for limited partnership interests in the Company's Operating Partnership from owners who desire to defer taxable gain that would otherwise normally be recognized by them upon the disposition of their real property or transfer of their real property to us in exchange for shares of the Company's common stock or cash.

MVP Detroit Center Garage, LLC – In connections with the percentage rent the Company is to receive, 80% of gross revenues over $5.0 million, SP+ has decided to pay the company our portion on a monthly basis.  For the months ended February 28, 2017 and March 31, 2017, SP+ has paid the Company approximately $38,000 and $129,000, respectively.  In accordance, with ASC Section 840-20, we have not recognized these payments into revenue during the first quarter and have been accounted for as deferred revenue.

As part of the Company's initial capitalization, the Company sold 8,000 shares of common stock for $200,000 to MVP Capital Partners II, LLC (the "Sponsor"), the sponsor of the Company. The Sponsor is owned 60% by Vestin Realty Mortgage II, Inc., a Maryland corporation and OTC pink sheet listed company ("VRM II"), and 40% by Vestin Realty Mortgage I, Inc., a Maryland corporation and OTC pink sheet listed company ("VRM I"), both which are managed by Vestin Mortgage, LLC, a Nevada limited liability company in which Michael Shustek wholly owns.  The Company also sold 5,000 shares of common stock directly to VRM II.

The Company's advisor is MVP Realty Advisors, LLC (the "Advisor"), a Nevada limited liability company, which is owned sixty percent (60%) by VRM II and forty percent (40%) by VRM I.  The Advisor is responsible for managing the Company's affairs on a day-to-day basis and for identifying and making investments on the Company's behalf pursuant to an advisory agreement between the Company and the Advisor (the "Advisory Agreement"). The Company has no paid employees.  The Advisor also advises MVP REIT, Inc. ("MVP REIT"), a real estate investment trust registered with the SEC with substantially the same investment strategy as the Company in that MVP REIT also invests primarily in parking facilities.

From inception through March 31, 2017, the Company has paid approximately $1.2 million in distributions, including issuing 29,731 shares of its common stock as DRIP, issuing 47,116 shares of its common stock as dividend in distributions to the Company's common stockholders and $5,000 in distributions for preferred stockholders, all of which have been paid from offering proceeds and constituted a return of capital.  All of the cash distributions have been paid from offering proceeds and constituted a return of capital.  The Company may pay distributions from sources other than cash flow from operations, including proceeds from the Offering, the sale of assets, or borrowings.  The Company has no limits on the amounts it may pay from such sources. If the Company continues to pay distributions from sources other than cash flow from operations, the funds available to the Company for investments would be reduced and the share value may be diluted.

During the three months ended March 31, 2017, the Company acquired an ownership interest in the following properties:

Property Name	MVP REIT II %	MVP REIT %	Total Purchase Price	Purchase Date	Parking Lease is with	Tenant Portion of Property Tax	Term in Years	Annual Base Rent	Revenue Sharing Starting Point $
Consolidated Properties listed as investments in real estate
MVP Detroit Center Garage	80.00%	20.00%	$55,000,000	01/10/2017	SP+	$572,000	5	$3,400,000	80% > $5.0 million
St Louis Broadway, LLC	100.00%	0.00%	$2,400,000	02/01/2017	St Louis Parking Co	$19,600	5	$180,000	75% > $270,000
St Louis Seventh & Cerre, LLC	100.00%	0.00%	$3,300,000	02/01/2017	St Louis Parking Co	$14,885	5	$225,000	75%> $345,000

As of March 31, 2017, the Company held a 51% or more interest in 15 properties (out of 20 total investments), with initial purchase prices totaling approximately $115.1 million, of which the Company's portion was approximately $97 million. Of those 15 properties; 10 were owned 100% by us, and five properties had common ownership with MVP REIT.  The Company held a less than 50% ownership in five properties, where MVP REIT owned the majority share, of which the Company's share of the purchase price was approximately $3.9 million.  One of those properties owned by us and MVP REIT is currently listed for sale at $6.1 million. These properties were acquired with funds from the initial public offering, third party financing and the assumption of existing liabilities.

Since a majority of the Company's property leases call for additional percentage rent, the Company monitors the gross revenue generated by each property on a monthly basis.  The higher the property's gross revenue the higher the Company's potential percentage rent. The graph below shows the comparison of the Company's monthly rental income to the gross revenue generated by the properties.

The Company operates as a REIT. The Company is not a mutual fund or an investment company within the meaning of the Investment Company Act of 1940, nor is the Company subject to any regulation thereunder. As a REIT, the Company is required to have a December 31 fiscal year end. As a REIT, the Company will not be subject to federal income tax on income that is distributed to stockholders.  Among other requirements, REITs are required to satisfy certain gross income and asset tests, which may affect the composition of assets the Company acquires with the proceeds of the offering. In addition, REITs are required to distribute to stockholders at least 90% of their annual REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain).

The Company's board of directors will at all times have ultimate oversight and policy-making authority over the Company, including responsibility for governance, financial controls, compliance and disclosure. Pursuant to the Company's advisory agreement, however, the Company's board has delegated to MVP Realty Advisors, LLC, the Company's advisor, authority to manage the Company's day-to-day business, in accordance with the Company's investment objectives, strategy, guidelines, policies and limitations. Vestin Realty Mortgage II, Inc., ("VRM II") owns 60% of the Advisor, and the remaining 40% is owned by Vestin Realty Mortgage I, Inc. ("VRM I"); both are managed by Vestin Mortgage, LLC. The Company's sponsor is MVP Capital Partners II, LLC (" the "Sponsor").  The Sponsor is owned 60% by Vestin Realty Mortgage II, Inc., a Maryland corporation and OTC pink sheet listed company ("VRM II"), and 40% by Vestin Realty Mortgage I, Inc., a Maryland corporation and OTC pink sheet listed company ("VRM I"), both which are managed by Vestin Mortgage, LLC, a Nevada limited liability company in which Michael Shustek wholly owns.  The Company also sold 5,000 shares of common stock directly to VRM II.

VRM I, an OTC Pink Sheet-listed company, and VRM II, an OTC Pink Sheet -listed company, are engaged primarily in the business of investing in commercial real estate and loans secured by commercial real estate. As the owners of the Advisor, VRM I and VRM II may benefit from any fees and other compensation that the Company pays to the Advisor under the Advisor Agreement. In this regard, the Company notes that the Advisor has agreed to waive certain fees and expenses it otherwise would be entitled under the Advisory Agreement.  Please refer to Note E – Related Party Transactions and Arrangements – Fees and Expenses Paid in Connection With the Operations of the Company in Part I, Item 1 Financial Statements of this Quarterly Report on Form 10-Q for more information.  If the owners of the Advisor determine that such waivers are no longer in the best interests of their stockholders or otherwise refuse to grant future waivers of fees or expenses if requested by the Company, then the Company's operating expenses could increase significantly, which could adversely affect the Company's results of operations and the amount of distributions to stockholders.

In addition, the Company may compete against MVP REIT, VRM I and VRM II, all of whom are managed by affiliates of the Company's sponsor, for the acquisition of investments. The Company believes this potential conflict with respect to VRM I and VRM II, is mitigated, in part, by the Company's focus on parking facilities as its core investments, while the investment strategy of VRM I and VRM II focuses on acquiring office buildings and other commercial real estate and loans secured by commercial real estate. MVP REIT has substantially the same investment strategy as the Company, in that MVP REIT is also focused primarily on investments in parking facilities. For additional discussion regarding potential conflicts of interests, please see "Risk Factors—Risks Related to Conflicts of Interest" and "Item 13 – Certain Relationships and Related Transactions, and Director Independence" in the Company's Annual Report on Form 10-K for the year ended December 31, 2016.

Review of the Company's Policies

The Company's board of directors, including the independent directors, have reviewed the policies described in this Annual Report and determined that they are in the best interest of the Company's stockholders because: (1) they increase the likelihood that the Company will be able to acquire a diversified portfolio of income producing properties, thereby reducing risk in its portfolio; (2) the Company's executive officers, directors and affiliates of the advisor have expertise with the type of real estate investments the Company seeks; and (3) borrowings should enable the Company to purchase assets and earn rental income more quickly, thereby increasing the likelihood of generating income for the Company's stockholders and preserving stockholder capital.

Results of Operations

The Company has began purchasing the properties in May 2016 (the Company had no rental income during the three months ended March 31, 2016) and the results of operations below reflect start-up costs as well as acquisition expenses incurred in connection with purchasing properties as the Company seeks to deploy the Company's offering proceeds.  The Company expects that income and expenses related to the Company's portfolio will increase in future years as a result of owning the properties acquired for a full year and as a result of anticipated future acquisitions of real estate and real estate-related assets.  The results of operations described below may not be indicative of future results of operations.

Rental revenues (by property)		2017 (As restated)
MVP Cleveland West 9th, LLC (b)		$83,000
33740 Crown Colony, LLC (b)		46,000
MVP San Jose 88 Garage, LLC	(a)	151,000
MCI 1372 Street, LLC		12,000
MVP Cincinnati Race Street Garage, LLC		83,000
MVP St. Louis Washington, LLC		41,000
MVP St. Paul Holiday Garage, LLC		134,000
MVP Louisville Station Broadway, LLC		50,000
White Front Garage Partners, LLC		175,000
Cleveland Lincoln Garage Owners, LLC		146,000
MVP Houston San Jacinto Lot, LLC		70,000
MVP Detroit Center Garage, LLC		944,000
St Louis Broadway, LLC		30,000
St Louis Seventh and Cerre, LLC		37,000
Total revenues		$2,002,000

a)
Through February 28, 2017, the San Jose 88 Garage was under a Parking management agreement and the rental income represents the gross revenues generated by the property. Operating expenses for this property are included in Operations and Maintenance.  Starting on March 1, 2017, this property was leased to a national parking operator, with an annual base rent of $450,000 per year.

b)	In November 2016, these properties merged into one holding company called West 9th Street Properties II, LLC, for the purposes of debt financing.

Results of Operations for the three months ended March 31, 2017 compared to the three months ended March 31, 2016.

	For the Three Months Ended March 31, 2017	For the Three Months Ended March 31, 2016
Revenues	(As restated)
Rental revenue	$2,022,000	$--
Total revenues	2,022,000	--

Operating expenses
General and administrative	328,000	151,000
Merger costs	125,000	--
Acquisition expenses	1,766,000	--
Acquisition expenses – related party	1,118,000	109,000
Operation and maintenance	351,000	--
Operation and maintenance – related party	237,000	--
Depreciation	425,000	--
Total operating expenses	4,350,000	260,000

Loss from operations	(2,348,000)	(260,000)

Other income (expense)
Interest expense	(796,000)	(1,000)
Distribution income – related party	52,000	--
Income from investment in equity method investee	14,000	(1,000)
Total other expense	(730,000)	(2,000)

General and administrative expenses.  General and administrative expenses were approximately $0.3 million for the three months ended March 31, 2017, mainly consisting of professional fees of approximately $198,000, director fees of approximately $31,000 and insurance totaling approximately $74,000. General and administrative expenses were $151,000 for the three months ended March 31, 2016, mainly consisting of professional fees of approximately $28,000, director fees of approximately $63,000 and insurance totaling approximately $49,000.

Merger costs.  Merger costs for the three months ended March 31, 2017 of approximately $125,000 are professional fees related to the merger for the agreed upon LOI.

Acquisition expenses.  During the three months ended March 31, 2017, acquisition expense totaled $2.9 million, of which $1.1 million were incurred by related parties.  See Note E - Related Party Transactions of the Notes to the Unaudited Consolidated Financial Statements included in Part I, Item 1 Financial Statements of this Quarterly Report on Form 10-Q, for additional information.  As the Company did not acquire any properties during three months ended March 31, 2016, the Company had acquisition expense during the period of $109,000.  As the Company continues to grow and acquire more properties the Company expects acquisition expenses to grow as well.

Operations and maintenance.  During the three months ended March 31, 2017, the Company's operation and maintenance expenses totaled approximately $351,000, and mainly consisted of payroll on the San Jose Garage of approximately $44,000 and property taxes of approximately $93,000.  Remaining costs are associated with the operation of the properties such as minor repairs & maintenance.  As the Company did not acquire any properties during the three months ended March 31, 2016, the Company had no operations and maintenance expense for the period.

Operations and maintenance – related party.  During the three months ended March 31, 2017, the Company's operation and maintenance expenses – related party totaled approximately $237,000 consisted of asset management fees to MVP Realty Advisor, LLC (the "Advisor").

See Note E - Related Party Transactions of the Notes to the Unaudited Consolidated Financial Statements included in Part I, Item 1 Financial Statements of this Quarterly Report on Form 10-Q, for additional information on the asset management fee.

Interest expense.  For the three months ended March 31, 2017, interest expense totaled approximately $796,000.  This expense is the interest expense and amortized loan costs incurred by the Company's KeyBank line of credit, the two Cleveland lots (MVP Cleveland West 9th, LLC & 33740 Crown Colony, LLC), Detroit Center Garage, San Jose Garage, Cincinnati Race Street Garage and financing of the Company's Directors and Officers liability Insurance.  Interest expense was $1,000 for the three months ended March 31, 2016, which was due to the financing of the Company's Directors and Officers Liability Insurance.  As of March 31, 2017, the Company's loan to cost ratio was approximately 54% ((x) the sum of line of credit of $19.9 million and notes payable of $41.8 million divided by (y) total parking assets of $114.5 million).  The Company expects to continue to leverage the Company's parking assets and future parking assets to fund additional purchases.  This will result in higher interest expense in the future.

See Note K - Notes Payable and Note J – Line of Credit of the Notes to the Unaudited Consolidated Financial Statements included   in Part I, Item 1 Financial Statements of this Quarterly Report on Form 10-Q, for additional information

Discontinued operations, net of income taxes
Income from assets held for sale, net of income taxes	$6,000	$--
Total income from discontinued operations	$6,000	$--

Discontinued Operations.  As of March 31, 2017, we had a 100% ownership interest in one property that was listed as held for sale, with a carrying value of approximately $700,000.  This property was acquired on November 22, 2016.  This property is accounted for at the fair value based on an appraisal.

See Note M – Assets Held for Sale of the Notes to the Unaudited Condensed Consolidated Financial Statements included in Part I, Item 1 Financial Statements of this Quarterly Report on Form 10-Q.

Funds from Operations and Modified Funds from Operations

The Advisor believes that historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient. Additionally, publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start-up entities may also experience significant acquisition activity during their initial years, the Company believes that non-listed REITs are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after the acquisition activity ceases.

In order to provide a more complete understanding of the operating performance of a REIT, the National Association of Real Estate Investment Trusts ("NAREIT") promulgated a measure known as funds from operations ("FFO"). FFO is defined as net income or loss computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property, adding back asset impairment write-downs, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures. Because FFO calculations exclude such items as depreciation and amortization of real estate assets and gains and losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs. As a result, the Company believes that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of the Company's performance relative to the Company's competitors and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. It should be noted, however, that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than the Company does, making comparisons less meaningful.

The Investment Program Association ("IPA") issued Practice Guideline 2010-01 (the "IPA MFFO Guideline") on November 2, 2010, which extended financial measures to include modified funds from operations ("MFFO"). In computing MFFO, FFO is adjusted for certain non-operating cash items such as acquisition fees and expenses and certain non-cash items such as straight-line rent, amortization of in-place lease valuations, amortization of discounts and premiums on debt investments, nonrecurring impairments of real estate-related investments, mark-to-market adjustments included in net income (loss), and nonrecurring gains or losses included in net income (loss) from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. Management is responsible for managing interest rate, hedge and foreign exchange risk. To achieve the Company's objectives, the Company may borrow at fixed rates or variable rates. In order to mitigate the Company's interest rate risk on certain financial instruments, if any, the Company may enter into interest rate cap agreements and in order to mitigate the Company's risk to foreign currency exposure, if any, the Company may enter into foreign currency hedges. The Company views fair value adjustments of derivatives, impairment charges and gains and losses from dispositions of assets as non-recurring items or items which are unrealized and may not ultimately be realized, and which are not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Additionally, the Company believes it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations, assessments regarding general market conditions, and the specific performance of properties owned, which can change over time.

No less frequently than annually, the Company evaluates events and changes in circumstances that could indicate that the carrying amounts of real estate and related intangible assets may not be recoverable. When indicators of potential impairment are present, the Company assesses whether the carrying value of the assets will be recovered through the future undiscounted operating cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) expected from the use of the assets and the eventual disposition. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of MFFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and the relatively limited term of the Company's operations, it could be difficult to recover any impairment charges through operational net revenues or cash flows prior to any liquidity event.  The Company adopted the IPA MFFO Guideline as management believes that MFFO is a helpful indicator of the Company's on-going portfolio performance. More specifically, MFFO isolates the financial results of the REIT's operations. MFFO, however, is not considered an appropriate measure of historical earnings as it excludes certain significant costs that are otherwise included in reported earnings. Further, since the measure is based on historical financial information, MFFO for the period presented may not be indicative of future results or the Company's future ability to pay the Company's dividends. By providing FFO and MFFO, the Company presents information that assists investors in aligning their analysis with management's analysis of long-term operating activities. MFFO also allows for a comparison of the performance of the Company's portfolio with other REITs that are not currently engaging in acquisitions, as well as a comparison of the Company's performance with that of other non-traded REITs, as MFFO, or an equivalent measure, is routinely reported by non-traded REITs, and the Company believe often used by analysts and investors for comparison purposes. As explained below, management's evaluation of the Company's operating performance excludes items considered in the calculation of MFFO based on the following economic considerations:

•
Straight-line rent. Most of the Company's leases provide for periodic minimum rent payment increases throughout the term of the lease. In accordance with GAAP, these periodic minimum rent payment increases during the term of a lease are recorded to rental revenue on a straight-line basis in order to reconcile the difference between accrual and cash basis accounting. As straight-line rent is a GAAP non-cash adjustment and is included in historical earnings, it is added back to FFO to arrive at MFFO as a means of determining operating results of the Company's portfolio.

•
Amortization of in-place lease valuation. As this item is a cash flow adjustment made to net income in calculating the cash flows provided by (used in) operating activities, it is added back to FFO to arrive at MFFO as a means of determining operating results of the Company's portfolio.

•
Acquisition-related costs. The Company was organized primarily with the purpose of acquiring or investing in income-producing real property in order to generate operational income and cash flow that will allow us to provide regular cash distributions to the Company's stockholders. In the process, the Company incurs non-reimbursable affiliated and non-affiliated acquisition-related costs, which in accordance with GAAP, are expensed as incurred and are included in the determination of income (loss) from operations and net income (loss). These costs have been and will continue to be funded with cash proceeds from the Offering or included as a component of the amount borrowed to acquire such real estate. If the Company acquires a property after all offering proceeds from the Offering have been invested, there will not be any offering proceeds to pay the corresponding acquisition-related costs. Accordingly, unless the Advisor determines to waive the payment of any then-outstanding acquisition-related costs otherwise payable to the Advisor, such costs will be paid from additional debt, operational earnings or cash flow, net proceeds from the sale of properties, or ancillary cash flows. In evaluating the performance of the Company's portfolio over time, management employs business models and analyses that differentiate the costs to acquire investments from the investments' revenues and expenses. Acquisition-related costs may negatively affect the Company's operating results, cash flows from operating activities and cash available to fund distributions during periods in which properties are acquired, as the proceeds to fund these costs would otherwise be invested in other real estate related assets. By excluding acquisition-related costs, MFFO may not provide an accurate indicator of the Company's operating performance during periods in which acquisitions are made. However, it can provide an indication of the Company's on-going ability to generate cash flow from operations and continue as a going concern after the Company ceases to acquire properties on a frequent and regular basis, which can be compared to the MFFO of other non-listed REITs that have completed their acquisition activity and have similar operating characteristics to the Company. Management believes that excluding these costs from MFFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management.

For all of these reasons, the Company believes the non-GAAP measures of FFO and MFFO, in addition to income (loss) from operations, net income (loss) and cash flows from operating activities, as defined by GAAP, are helpful supplemental performance measures and useful to investors in evaluating the performance of the Company's real estate portfolio. However, a material limitation associated with FFO and MFFO is that they are not indicative of the Company's cash available to fund distributions since other uses of cash, such as capital expenditures at the Company's properties and principal payments of debt, are not deducted when calculating FFO and MFFO. Additionally, MFFO has limitations as a performance measure in an offering such as the Company's where the price of a share of common stock is a stated value. The use of MFFO as a measure of long-term operating performance on value is also limited if the Company does not continue to operate under the Company's current business plan as noted above. MFFO is useful in assisting management and investors in assessing the Company's on-going ability to generate cash flow from operations and continue as a going concern in future operating periods, and in particular, after the Offering and acquisition stages are complete and net asset value ("NAV") is disclosed. However, MFFO is not a useful measure in evaluating NAV because impairments are taken into account in determining NAV but not in determining MFFO. Therefore, FFO and MFFO should not be viewed as more prominent a measure of performance than income (loss) from operations, net income (loss) or to cash flows from operating activities and each should be reviewed in connection with GAAP measurements.

Neither the SEC, NAREIT, nor any other organization body has opined on the acceptability of the adjustments contemplated to adjust FFO in order to calculate MFFO and its use as a non-GAAP performance measure. In the future, the SEC or NAREIT may decide to standardize the allowable exclusions across the REIT industry, and the Company may have to adjust the calculation and characterization of this non-GAAP measure.

The Company's calculation of FFO and MFFO, attributable to shareholders is presented in the following table for the three months ended March 31, 2017 and 2016.

	For the Three Months Ended
	March 31, 2017 (As restated)	March 31, 2016
Net loss attributable to MVP REIT II, Inc. shareholders	$(3,101,000)	$(262,000)
Add (Subtract):
Depreciation of real estate assets	425,000	--
Discontinued operations income	(6,000)	--
FFO	$(2,681,000)	$(262,000)
Add:
Acquisition fees and expenses to non-affiliates	1,766,000	--
Acquisition fees and expenses to affiliates	1,118,000	109,000
Acquisition / Merger costs	125,000	--

MFFO attributable to MVP REIT II, Inc. shareholders	$328,000	$(153,000)

Capital and Liquidity Resources

The Company commenced operations on December 30, 2015.

The Company's principal demand for funds will be/and is for the acquisition of real estate assets, the payment of operating expenses, capital expenditures,  interest on the Company's outstanding indebtedness and the payment of distributions to the Company's stockholders. Over time, the Company intends to generally fund its operating expenses from its cash flow from operations. The cash required for acquisitions and investments in real estate will be funded primarily from the sale of shares of the Company's common stock, including those offered for sale through the Company's distribution reinvestment plan, dispositions of properties in the Company's portfolio and through third party financing and the assumption of debt on acquired properties.

In addition, the Company anticipates raising additional funds though private placements of its preferred stock as well as through additional debt financing.  As of March 31, 2017, the Company had raised approximately $2.6 million in funds from the Series A Convertible Redeemable Preferred Stock and Warrants.

Net cash used in operating activities for the three months ended March 31, 2017 totaled approximately $3.7 million.  Operating cash flows were used for the payment of normal operating expenses.  Net cash used in investing activities totaled approximately $51.8 million and consisted of payments made for future acquisitions of $227 million, payments made for investments in real estate of approximately $56.7 million, offset by proceeds received from non-controlling interest of $5.1 million. Net cash provided by financing activities totaled approximately $55.3 million and mainly consisted of proceeds from issuance of common stock of approximately $5.0 million and issuance of preferred stock of approximately $2.6 million.  In addition, financing activity included proceeds from notes payable of approximately $36.4 million, proceeds from the Company's KeyBank line of credit of approximately $11.9 million, payments on notes payable of approximately $0.2 million, payments on line of credit of $0.3 million and cash distributions of approximately $161,000, $5,000 and $50,000 made to common stockholders, preferred stockholders and non-controlling interest, respectively.

Net cash used in operating activities for the three months ended March 31, 2016 was approximately $134,000.  Operating cash flows were used for the payment of normal operating expenses.  Net cash used in investing activities is approximately $3.4 million and consisted of investment in equity method investee of approximately $0.6 million and investment in cost method investees of approximately $2.7 million. Net cash provided by financing activities is approximately $8.6 million and consisted of proceeds from issuance of common stock of approximately $8.7 million, distributions of approximately $10,000 and payments on notes payable of approximately $45,000.

On October 5, 2016, the Company, through its Operating Partnership, and MVP REIT, through a wholly owned subsidiary (the "Borrowers"), entered into a credit agreement (the "Unsecured Credit Agreement") with KeyBank, National Association ('KeyBank") as the administrative agent and KeyBank Capital Markets ("KeyBank Capital Markets") as the lead arranger.  Pursuant to the Unsecured Credit Agreement, the Borrowers were provided with a

$30 million unsecured credit facility (the "Unsecured Credit Facility"), which may be increased up to $100 million, in minimum increments of $10 million.  The Unsecured Credit Facility has an initial term of two years, maturing on October 5, 2018, and may be extended for a one-year period if certain conditions are met and upon payment of an extension fee.  The Unsecured Credit Facility has an annual interest rate calculated based on LIBOR Rate plus 2.25% or Base Rate plus 1.25%, both as provided in the Unsecured Credit Agreement.  The Base Rate is calculated as the greater of (i) the KeyBank Prime rate or (ii) the Federal Funds rate plus ½ of 1%.  Payments under the Unsecured Credit Facility are interest only and are due on the first day of each quarter.  The obligations of the Borrowers of the Unsecured Credit Agreement are joint and several.  The REITs have entered into cross-indemnification provisions with respect to their joint and several obligations under the Unsecured Credit Agreement.

In connection with our KeyBank Unsecured Credit Agreement, the Borroweres are required to maintain a minimun liquidity requirement of $2.0 mllion, whice is defined as the sum of unencumbered cash and cash equivalents of the Borrower and its Subsidiaries.  In addition, the loan with Bank of America for the MVP Detroit Center Parking garage requires the Company and MVP RETI to maintain a combined $2.3 million liquidity, which is defined as unencumberd cash and cash equivalents.  As of May 9, 2017, the Compay and MVP REIT were in compliance with both these lender requirements.

The Company will experience a relative decrease in liquidity as offering proceeds are used to acquire and operate assets and may experience a temporary, relative increase in liquidity if and when investments are sold, to the extent such sales generate proceeds that are available for additional investments. The Advisor may, but is not required to, establish working capital reserves from offering proceeds of cash flow generated by the Company's investments or out of proceeds from the sale of investments. The Company does not anticipate establishing a general working capital reserve during the initial stages of the Offering; however, the Company may establish capital reserves with respect to particular investments. The Company also may, but is not required to, establish reserves out of cash flow generated by investments or out of net sale proceeds in non-liquidating sale transactions. Working capital reserves are typically utilized to fund tenant improvements, leasing commissions and major capital expenditures. The Company's lenders also may require working capital reserves.

To the extent that the working capital reserve is insufficient to satisfy the Company's cash requirements, additional funds may be provided from cash generated from operations or through short-term borrowing. In addition, subject to the limitations previously described in the Company's prospectus, the Company may incur indebtedness in connection with the acquisition of any real estate asset, refinance the debt thereon, arrange for the leveraging of any previously unfinanced property or reinvest the proceeds of financing or refinancing in additional properties.

The Company's management is not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting the Company's targeted portfolio, the U.S. parking facility industry, which may reasonably be expected to have a material impact on either capital resources or the revenues or incomes to be derived from the operation of the Company's assets.

In addition to making investments in accordance with the Company's investment objectives, the Company expects to use its capital resources to make certain payments to the Company's advisor and the selling agent(s). During the acquisition and development stage, the Company expects to make payments to the Company's advisor in connection with the selection or purchase of investments, the management of the Company's assets and costs incurred by the Company's advisor in providing services to us. For a discussion of the compensation to be paid to the Company's advisor, see "Fees and Expenses Paid in Connection with the Operations of the Company", included in Note E — Related Party Transactions and Arrangements Part I, Item 1 Financial Statements of this Quarterly Report on Form 10-Q for more information. The advisory agreement has a one-year term but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of the Company's advisor and the Company's board of directors.

Management Compensation Summary

The following table summarizes all compensation and fees incurred by us and paid or payable to the Company's Advisor and its affiliates in connection with the Company's organization, the Company's initial public offering and the Company's operations for the three months ended March 31, 2017 and, 2016.

	For the three months ended March 31,
	2017	2016

Acquisition Fees – related party	$1,118,000	$109,000
Asset Management Fees	237,000	--
Total	$1,355,000	$109,000

Distributions and Stock Dividends

The Company intends to make regular cash and stock distributions to its common stockholders and cash distributed to its Series A preferred stock  and any outstanding Series 1 preferred stock, typically on a monthly basis. The actual amount and timing of distributions will be determined by the Company's board of directors in its discretion and typically will depend on the amount of funds available for distribution, which is impacted by current and projected cash requirements, tax considerations and other factors. As a result, the Company's distribution rate and payment frequency may vary from time to time. However, to qualify as a REIT for tax purposes, the Company must make distributions equal to at least 90% of its REIT taxable income each year.

Common Stock

On October 23, 2015, the Company announced that its board of directors has approved a plan for payment of initial monthly cash distributions of $0.0625 per share and monthly stock dividends of $0.0025 per share, based on a purchase price of $25.00 per common share, commencing after the Company breaks escrow upon receiving subscriptions for the minimum offering amount of $2 million. The initial cash distribution and stock dividend were paid on February 10, 2016 to stockholders of record as of January 24, 2016. The initial cash distributions were paid from offering proceeds rather than funds from operations and therefore may represent a return of capital.  There can be no assurance that distributions and dividends will continue to be paid at this rate. The Company's board of directors may at any time change the distribution and dividend rate or suspend payment of distributions and dividends if it determines that such action is in the best interest of the Company and its stockholders.  The Company expects that its board of directors will continue to authorize, and it will declare, distributions based on a record date on the 24th of each month, and it expects to continue to pay distributions on the 10th day of the following month (or the next business day if the 10th is not a business day), monthly in arrears. The Company has not established a minimum distribution level, and its charter does not require that it make distributions to its stockholders; however, the Company anticipates the payment of monthly distributions. The Company may also make special stock dividends.

From inception through March 31, 2017, the Company had paid approximately $435,000 in cash, issued 29,731 shares of its common stock as DRIP and issued 47,116 shares of its common stock as dividend in distributions to the Company's stockholders.  All of the cash distributions were paid from offering proceeds and constituted a return of capital.  The Company's total distributions paid for the period presented, the sources of such distributions, the cash flows provided by (used in) operations and the number of shares of common stock issued pursuant to the Company's distribution reinvestment plan, or DRIP, are detailed below.

To date, all distributions were paid from offering proceeds and therefore may represent a return of capital.

	Distributions paid in Cash	Distributions paid through DRIP	Total Distributions Paid	Cash Flows Used in Operations (GAAP basis)
1st Quarter, 2017	$161,000	$285,000	$446,000	$(3,672,000)
2nd Quarter, 2017	--	--	--	--
3rd Quarter, 2017	--	--	--	--
4th Quarter, 2017	--	--	--	--
Total 2017	$161,000	$285,000	$446,000	$(3,672,000)

	Distributions paid in Cash	Distributions paid through DRIP	Total Distributions Paid	Cash Flows Used in Operations (GAAP basis)
1st Quarter, 2016	$10,000	$14,000	$24,000	$(134,000)
2nd Quarter, 2016	47,000	67,000	114,000	(435,000)
3rd Quarter, 2016	85,000	136,000	221,000	(1,181,000)
4th Quarter, 2016	132,000	241,000	373,000	(1,894,000)
Total 2016	$274,000	$458,000	$732,000	$(3,644,000)

As of March 31, 2017, the Company issued 47,116 shares of its common stock as dividend distribution made to the Company's stockholders through the DRIP.

Preferred Series A Stock

The Company offered up to $50 million in shares  of the Company's Series A Convertible Redeemable Preferred Stock ("Series A"), par value $0.0001 per share, together with warrants to acquire the Company's common stock, in a Regulation D 506(c) private placement to accredited investors. In connection with the private placement, on October 27, 2016, the Company filed with the State Department of Assessments and Taxation of Maryland Articles Supplementary to the charter of the Company classifying and designating 50,000 shares of Series A Convertible Redeemable Preferred Stock. The Company commenced the private placement of the Shares to accredited investors on November 1, 2016 and closed the offering on March 24, 2017.  IThe Company raised approximately $2.6 million, net of offering costs, in the Series A private placements.

As disclosed on an 8-K filed with the SEC on March 30, 2017, the Company filed with the State Department of Assessments and Taxation of Maryland Articles Supplementary to the charter of the Company classifying and designating 97,000 shares of its authorized capital stock as shares of Series 1 Convertible Redeemable Preferred Stock ("Series 1"), par value $0.0001 per share.  The Company commenced the Regulation D 506(b) private placement of Series 1 shares to accredited investors starting April 7, 2017.  As of May 9, 2017, the Company has not received any funds in relation to the Series 1 offering.

From inception through March 31, 2017, the Company has paid $5,000 in distributions for preferred stockholders, all of which were paid from offering proceeds and constituted a return of capital.

To date, all distributions were paid from offering proceeds and therefore may represent a return of capital.

	Distributions paid in Cash	Distributions paid through DRIP	Total Distributions Paid	Cash Flows Used in Operations (GAAP basis)
1st Quarter, 2017	$5,000	$--	$5,000	$(3,672,000)
2nd Quarter, 2017	--	--	--	--
3rd Quarter, 2017	--	--	--	--
4th Quarter, 2017	--	--	--	--
Total 2017	$5,000	$--	$5,000	$(3,672,000)

The Company may not generate sufficient cash flow from operations to fully fund distributions. All or a portion of the distributions may be paid from other sources, such as cash flows from equity offerings, financing activities, borrowings, cash advances from the Advisor, or by way of waiver or deferral of fees. The Company has not established any limit on the extent to which distributions could be funded from these other sources. Accordingly, the amount of distributions paid may not reflect current cash flow from operations and distributions may include a return of capital, rather than a return on capital.  If the Company continues to pay distributions from sources other than cash flow from operations, the funds available to the Company for investments would be reduced and the share value may be diluted.  The level of distributions will be determined by the board of directors and depend on a number of factors including current and projected liquidity requirements, anticipated operating cash flows and tax considerations, and other relevant items deemed applicable by the board of directors.

Related-Party Transactions and Arrangements

The Company has entered into agreements with affiliates of its Sponsor, whereby the Company will pay certain fees or reimbursements to the Advisor or its affiliates in connection with, among other things, acquisition and financing activities, asset management services and reimbursement of operating and offering related costs. See Note E — Related Party Transactions and Arrangements in in Part I, Item 1 Financial Statements of this Quarterly Report on Form 10-Q for a discussion of the various related party transactions, agreements and fees.

On November 5, 2016, the Company purchased 338,409 shares of MVP REIT's common stock from an unrelated third party for $3.0 million or $8.865 per share.  During the three months ended March 31, 2017, the Company received, approximately $52,000 in stock distributions, related to the Company's ownership of MVP REIT common stock.

Inflation

The Company expects to include provisions in its tenant leases designed to protect the Company from the impact of inflation. These provisions will include reimbursement billings for operating expense pass-through charges, real estate tax and insurance reimbursements, or in some cases annual reimbursement of operating expenses above a certain allowance. Due to the generally long-term nature of these leases, annual rent increases may not be sufficient to cover inflation and rent may be below market.

Income Taxes

The Company has been organized and conducts its operations to qualify as a REIT under Sections 856 to 860 of the Internal Revenue Code of 1986, as amended (the "Code").  The Company expects to qualify as a REIT commencing with the taxable year ending December 31, 2016. A REIT is generally not subject to federal income tax on that portion of its REIT taxable income which is distributed to its stockholders, provided that at least 90% of its REIT taxable income is distributed and provided that certain other requirements are met.  The Company's REIT taxable income may substantially exceed or be less than the net income as determined based on GAAP, because, differences in GAAP and taxable net income consist primarily of allowances for loan losses or doubtful account, write-downs on real estate held for sale, amortization of deferred financing cost, capital gains and losses, and deferred income.

REIT Compliance

The Company intends to qualify as a REIT for federal income tax purposes, and therefore the Company generally will not be subject to federal income tax on income that the Company distributes to the stockholders. If the Company fails to qualify as a REIT in any taxable year, including and after the taxable year in which the Company initially elects to be taxed as a REIT, the Company will be subject to federal income tax on the taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which qualification is denied. Failing to qualify as a REIT could materially and adversely affect the Company's net income.

To qualify as a REIT for tax purposes, the Company will be required to distribute at least 90% of its REIT taxable income to the Company's stockholders. The Company must also meet certain asset and income tests, as well as other requirements. The Company will monitor the business and transactions that may potentially impact the Company's REIT status. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax (including any applicable alternative minimum tax) on the taxable income at regular corporate rates.

Off-Balance Sheet Arrangements

The Company had no off-balance sheet arrangements as of March 31, 2017 and December 31, 2016.

Real Estate Investments & Industry Outlook

We believe that favorable U.S. Treasury yields and competitive lender spreads have created a generally favorable borrowing environment for real estate purchases in 2015 and 2016.  Given the uncertainty around the world's financial markets, investors have been willing to accept lower yields on U.S. government backed securities, providing Freddie

Mac and Fannie Mae with excellent access to investor capital.  During the 4th quarter of 2016, U.S. Treasury rates increased, the Company expects the market to continue to increase US Treasury rates over the next year, which will make it harder to finance the Company's current unencumbered properties or to finance new acquisitions at favorable rates.  Management will continue to look for favorable financing opportunities that will maximize the Company's use of cash, but there can be no assurance that the Company will be able to find favorable rates.

Parking Industry Outlook

In December 2016, the National Parking Association, ("NPA"), released their annual Parking Demand Report, which highlighted long-term demand and potential trends in the parking industry.  According to the NPA's website http://weareparking.org some of the key finds include:

•	Parking revenue is projected to grow from just under $25 billion in 2015 to nearly $29 billion by 2018.
•	The #1 reason for parking growth is population expansion projected to increase from 320M in 2015, to 400M by 2050.
•	15 year trend continues, 86 percent of U.S. commuters' say driving and parking their vehicle is their dominant mode of transportation.
•	Approximately 119.9M Americans drive to work (2013 U.S. Census).
•	New York, Los Angeles, Chicago, Houston and Phoenix highlight urbanization and density and have the most parking growth potential.
•	The top two states in terms of parking revenue are California ($1.4 billion), and New York ($1.2 billion).
•
By region, population density leads to parking growth in the New York/Northeast corridor. The West Coast, anchored by California, continues to be a parking powerhouse. And Florida as 3rd most populous state, presents future revenue growth opportunities.

According to NPA, parking demand is a function of a number of factors, all working in tandem to affect demand and usage. When looking at macroeconomic, demographic, employment, and industry statistics, NPA see a picture of patterns that influence parking demand in North America:

•	Population: Fundamental population growth of 9.6% from the 2000 U.S. Census to the 2010 U.S. Census is expected to continue into the future.
•	Employment: In the U.S., 92% employment provides sustained parking demand, 6.2% unemployment as of August 2014.
•	Baby Boomers. The Baby Boomer population will be 65 or older in 2029 and stand at 61.3 million, representing 20% of the U.S. population.
•	Colleges/Universities: College/university enrollment increased 30% from 2000-2009, from 15.3 million to 20.4 million.
•	Municipalities: Public sector parking is beset by financial pressures; this pressure will accelerate automation and rate increases that will drive revenue.
•	Pricing: Demand will be affected by demand pricing, mobile rate promotions, pre-paid parking and price increases, both public/private, as well as price rates for peak parking periods.

Critical Accounting Policies

The Company's accounting policies have been established to conform with GAAP. The preparation of financial statements in conformity with GAAP requires management to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. If management's judgment or interpretation of the facts and circumstances relating to various transactions is different, it is possible that different accounting policies will be applied or different amounts of assets, liabilities, revenues and expenses will be recorded, resulting in a different presentation of the financial statements or different amounts reported in the financial statements.

Additionally, other companies may utilize different estimates that may impact comparability of the Company's results of operations to those of companies in similar businesses. Below is a discussion of the accounting policies that management considers to be most critical once the Company commences significant operations. These policies require complex judgment in their application or estimates about matters that are inherently uncertain.

Real Estate Investments

Investments in real estate are recorded at cost. Improvements and replacements are capitalized when they extend the useful life of the asset. Costs of repairs and maintenance are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of up to 40 years for buildings, 15 years for land improvements, five years for fixtures and the shorter of the useful life or the remaining lease term for tenant improvements and leasehold interests.

The Company are required to make subjective assessments as to the useful lives of the Company's properties for purposes of determining the amount of depreciation to record on an annual basis with respect to the Company's investments in real estate. These assessments have a direct impact on the Company's net income because if the Company were to shorten the expected useful lives of the Company's investments in real estate, the Company would depreciate these investments over fewer years, resulting in more depreciation expense and lower net income on an annual basis.

The Company is required to present the operations related to properties that have been sold or properties that are intended to be sold, as discontinued operations in the statement of operations for all periods presented. Properties that are intended to be sold are to be designated as "held for sale" on the balance sheet.

Purchase Price Allocation

The Company allocates the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, land improvements, buildings, fixtures and tenant improvements on an as-if vacant basis. The Company utilizes various estimates, processes and information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Amounts allocated to land, land improvements, buildings and fixtures are based on cost segregation studies performed by independent third parties or on the Company's analysis of comparable properties in the Company's portfolio. Identifiable intangible assets include amounts allocated to acquire leases for above- and below-market lease rates, the value of in-place leases, and the value of customer relationships, as applicable.

The aggregate value of intangible assets related to in-place leases is primarily the difference between the property valued with existing in-place leases adjusted to market rental rates and the property valued as if vacant. Factors considered by the Company in its analysis of the in-place lease intangibles include an estimate of carrying costs during the expected lease-up period for each property, taking into account current market conditions and costs to execute similar leases. In estimating carrying costs, the Company will include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up period. Estimates of costs to execute similar leases including leasing commissions, legal and other related expenses are also utilized.  Above-market and below-market in-place lease values for owned properties are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management's estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease intangibles are amortized as a decrease to rental income over the remaining term of the lease. The capitalized below-market lease values will be amortized as an increase to rental income over the remaining term and any fixed rate renewal periods provided within the respective leases. In determining the amortization period for below-market lease intangibles, the Company initially will consider, and periodically evaluate on a quarterly basis, the likelihood that a lessee will execute the renewal option. The likelihood that a lessee will execute the renewal option is determined by taking into consideration the tenant's payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located.

The aggregate value of intangible assets related to customer relationship, as applicable, is measured based on the Company's evaluation of the specific characteristics of each tenant's lease and the Company's overall relationship with the tenant. Characteristics considered by the Company in determining these values include the nature and extent of the Company's existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant's credit quality and expectations of lease renewals, among other factors.

The value of in-place leases is amortized to expense over the initial term of the respective leases. The value of customer relationship intangibles is amortized to expense over the initial term and any renewal periods in the respective leases, but in no event does the amortization period for intangible assets exceed the remaining depreciable life of the building. If a tenant terminates its lease, the unamortized portion of the in-place lease value and customer relationship intangibles is charged to expense.

In making estimates of fair values for purposes of allocating purchase price, the Company will utilize a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. The Company will also consider information obtained about each property as a result of the pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed.

Deferred Costs

Deferred costs may consist of deferred financing costs, deferred offering costs and deferred leasing costs. Deferred financing costs represent commitment fees, legal fees, and other costs associated with obtaining commitments for financing. These costs are amortized over the terms of the respective financing agreements using the effective interest method. Unamortized deferred financing costs are expensed when the associated debt is refinanced or repaid before maturity. Costs incurred in seeking financial transactions that do not close are expensed in the period in which it is determined that the financing will not close.

Contractual Obligations

As of March 31, 2017, our contractual obligations consisted of the mortgage notes secured by our acquired properties and the Revolving Credit Facility:

Contractual Obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Long-term debt obligations	$41,919,000	$3,587,000	$3,705,000	$1,671,000	$32,956,000
Capital and Operating Lease Obligations	--	--	--	--	--
Line of credit:	--	--	--	--	--
Interest	--	--	--	--	--
Principle	19,874,000	19,874,000	--	--	--
Purchase Obligations	--	--	--	--	--
Total	$61,793,000	$23,461,000	$3,705,000	$1,671,000	$32,956,000

Contractual obligation table amount does not reflect the unamortized loan issuance costs of approximately $0.2 million for notes payable and approximately $0.2 million for the line of credit as of March 31, 2017.

Subsequent Events

During April 2017, the company increased their ownership interest in the MVP Houston Preston Lot from 20% to 60%, by purchasing $1.12 million of MVP REIT ownership and will now be considered the controlling party.

The Company offered up to $50 million in shares (the "Shares") of the Company's Series A Convertible Redeemable Preferred Stock ("Series A"), par value $0.0001 per share, together with warrants to acquire the Company's common stock, in a Regulation D 506(c) private placement to accredited investors. In connection with the private placement, on October 27, 2016, the Company filed with the State Department of Assessments and Taxation of Maryland Articles Supplementary to the charter of the Company classifying and designating 50,000 shares of Series A Convertible Redeemable Preferred Stock. The Company commenced the private placement of the Shares to accredited investors on November 1, 2016 and closed the offering on March 24, 2017.  In connection with the Series A Convertible Redeemable Preferred Stock, the Company raised $2.6 million, net of offering costs.

As disclosed on an 8-K filed with the SEC on March 30, 2017, the Company filed with the State Department of Assessments and Taxation of Maryland Articles Supplementary to the charter of the Company classifying and designating 97,000 shares of its authorized capital stock as shares of Series 1 Convertible Redeemable Preferred Stock ("Series 1"), par value $0.0001 per share.  The Regulation D 506(b) private placement to accredited investors was available for sale starting April 7, 2017.

On April 7, 2017, MVP REIT II, Inc. (the "Company") issued a convertible note to an unaffiliated accredited investor in the principal amount of $2,000,000 (the "Note").  The Note bears interest at the rate of 5.75% per annum and has a maturity date of April 7, 2018. Interest is payable quarterly on the last business day of each March, June, September and December, commencing June 2017, and on the maturity date.  At the holder's option, the Note may be converted, in whole or in part, into shares of the Company's Series 1 Convertible Redeemable Preferred Stock, par value $0.0001 per share (the "Series 1 Preferred Stock") at a conversion price of $1,000 per share.  The Company also will issue to the holder warrants (the "Warrants") to acquire 35 shares of the Company's common stock, par value $0.0001 per share, for each share of Series 1 Preferred Stock issued to the holder as a result of such conversion. On May 11, 2017, this Note was converted into $2.0 million worth of the Company's Series 1 Convertible Redeemable Preferred Stock.

On April 13, 2017, the Company and MVP REIT issued a promissory note to KeyBank for $12.7 million secured by a pool of properties, including MVP Denver Sherman, LLC, MVP Denver Sherman 1935, LLC, MVP Milwaukee Arena, LLC, MVP St. Louis Washington, LLC, MVP Louisville Station Broadway, LLC, and Cleveland Lincoln Garage Owners, LLC.  This note had a 10 year term, an interest rate of 4.9% per annum and required monthly interest only payment for the first two years.  After that the loan calls for monthly principal and interest payments of approximately $74,000, with a balloon payment at maturity.  This loan mature in April 2027.  These properties had been previously financed on the joint KeyBank line of credit and all loan proceeds were used to paydown the line.

On May 1, 2017, the Company and MVP REIT issued a promissory note to Cantor Commercial Real Estate Lending, L.P. ("CCRE") for $16.25 million secured by a pool of properties, including MVP Indianapolis Meridian Lot, LLC, MVP Louisville Station Broadway, LLC, White Front Garage Partners, LLC, MVP Houston Preston Lot, LLC, MVP Houston San Jacinto Lot, LLC, St. Louis Broadway Group, LLC, and St. Louis Seventh & Cerre, LLC.  This note had a 10 year term, an interest rate of 5.03% per annum and required monthly interest only payment over the 10 year with a balloon payment at maturity.  This loan matures in April 2027.  These properties had been previously financed on the joint KeyBank line of credit and all loan proceeds were used to paydown the line.

On May 1, 2017, MVP REIT, Inc. ("MVP I") and MVP REIT II, Inc. ("MVP II") jointly announced that, after reviewing strategic alternatives, a special committee of the board of directors of MVP I (the "MVP I Special Committee") has accepted a non-binding Letter of Intent ("LOI") from MVP II regarding a proposed merger of MVP I with MVP II.  If necessary approvals are received and other conditions are satisfied, the merger consideration payable by MVP II to each holder of common stock, $0.001 par value per share, of MVP I would be 0.365 shares of common stock, $0.0001 par value per share, of MVP II.  The LOI also provides, among other non-binding terms and conditions, that any definitive merger agreement agreed to by the parties will include go-shop and termination fee provisions. The proposed merger is subject to substantial conditions to consummation, including the entry by MVP I and MVP II into a definitive merger agreement, certain third party approvals and, if a definitive merger agreement is reached, any required stockholder approvals.  There can be no assurance that the proposed merger will be consummated.

ITEM 3.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not required for a smaller reporting company.

ITEM 4.  CONTROLS AND PROCEDURES

(a) Evaluation of Disclosure Controls and Procedures

In light of the restatement discussed in Note B to the unaudited condensed consolidated financial statements, the Company's Chief Executive Officer and Chief Financial Officer have reevaluated the Company's disclosure controls and procedures, as defined in Rules 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934, as of the end of the period covered by this report, and they have concluded that these controls and procedures were not effective in detecting the misstatement of our interest expense. Subsequent to the discovery, we have implemented additional internal controls including additional schedules relating to interest expense and deferred revenue along with review sign off at all levels for the quarterly review. We believe these additional procedures will be effective going forward.  We will continue to monitor these controls on an on-going bases to evaluate their effectiveness.

(b) Changes in Internal Control over Financial Reporting

There have been no changes in internal control over financial reporting during the first quarter of 2017, that have materially affected, or are reasonably likely to materially affect, the company's internal control over financial reporting.

PART II   OTHER INFORMATION

None.

ITEM 1.  LEGAL PROCEEDINGS

In the ordinary course of business, the Company may become subject to litigation or claims. There are no material legal proceedings pending or known to be contemplated against the Company.

ITEM 1A.  RISK FACTORS

There have been no material changes from the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2016.

ITEM 2.  UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

Recent Sales of Unregistered Securities

On May 26, 2015, the Company issued 8,000 shares of common stock at $25.00 per share to MVP Capital Partners II, LLC, the Sponsor, in exchange for $200,000 in cash.  The Company relied on Section 4(a)(2) of the Securities Act for the exemption from the registration requirements of the Securities Act of 1933, as amended.

The Series A preferred stock and warrants have not been registered under the Securities Act of 1933, as amended (the "Act") and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company is relying on the private placement exemption from registration provided by Section 4(a)(2) of the Securities Act and by Rule 506(c) of Regulation D promulgated thereunder by the Securities and Exchange Commission (the "SEC"). The Company has filed file a Form D with the SEC in accordance with the requirements of Regulation D.  This Offering closed on March 24, 2017.

Use of Offering Proceeds

On October 22, 2015, the Company's registration statement on Form S-11 registering a public offering (No. 333-205893) of up to $550,000,000 in shares of the Company's common stock was declared effective under the Securities Act of 1933, as amended, or the Securities Act, and the Company commenced the initial public offering. The Company offered up to 20,000,000 shares of its common stock to the public in the primary offering at $25.00 per share and continues to offer up to 2,000,000 shares of its common stock pursuant to the distribution reinvestment plan at $25.00 per share. The Company entered into selling agreements with MVP American Securities, LLC ("MVP AS") and other non-affiliated selling agents to distribute shares of the Company's common stock to its clients. . As of December 31, 2016, the Company ceased all selling efforts for the initial public offering but may accept additional subscriptions through March 31, 2017.

As of March 31, 2017, the Company had 2,521,088 shares of common stock issued and outstanding and 2,862 shares of preferred Series A stock for a total of approximately $63.6 Million, less offering costs.

The following is a table of summary of offering proceeds from inception through March 31, 2017:

Type	Number of Shares - Preferred	Number of Shares - Common	Value
Issuance of common stock	--	2,444,241	$61,106,000
DRIP shares	--	29,731	743,000
Issuance of preferred stock	2,862	--	2,556,000
Dividend shares	--	47,116	--
Distributions	--	--	(1,183,000)
Deferred offering costs	--	--	(1,086,000)
Contribution from Advisor	--		1,147,000

Total	2,862	2,521,088	$63,283,000

From October 22, 2015 through March 31, 2017, the Company incurred organization and offering costs in connection with the issuance and distribution of the registered securities of approximately $1.1 million, which were paid to unrelated parties by the Sponsor.  From October 22, 2015 through March 31, 2017, the net proceeds to the Company from its offerings, after deducting the total expenses and deferred offering costs incurred and paid by the Company as described above, were $63.3 million.  A majority of these proceeds were used to make investments in parking facilities, and our portion of the purchase price for these parking facilities was approximately $114  million. In addition, a portion of these proceeds were used to make cash distributions of approximately $435,000 to the Company's stockholders.  The ratio of the costs of raising capital to the capital raised is approximately 1.7%.

Share Repurchase Program

As of March 31, 2017, the Company has not redeemed shares through the share repurchase program.

ITEM 3.  DEFAULTS UPON SENIOR SECURITIES

None.

ITEM 4.  MINE SAFETY DISCLOSURES

None.

ITEM 5.  OTHER INFORMATION

During the first quarter of 2017, the Company is not aware of any information that was required to be disclosed in a report on Form 8-K that was not disclosed in a report on Form 8-K.

ITEM 6.  EXHIBITS

Exhibit No.	Description
3.1(1)	Articles of Amendment and Restatement of MVP REIT II, Inc.
3.2(2)	Bylaws of MVP REIT II, Inc.
3.3(7)	Articles Supplementary of MVP REIT II, Inc., designating 50,000 shares of Series A Convertible Redeemable Preferred Stock
4.1(3)	Form of Subscription Agreement
4.2(4)	Distribution Reinvestment Plan
4.3(5)	Amended and Restated Escrow Agreement, dated October 5, 2015, between MVP REIT II, Inc. and UMB Bank, N.A.
4.4(6)	Second Amended and Restated Escrow Agreement, dated November 30, 2015, by and among MVP REIT II, Inc., MVP American Securities, LLC, and UMB Bank, N.A.
4.5(7)	Form of warrants to acquire the Company's common stock
10.1(8)	Loan Agreement dated as of January 10, 2017 betwee MVP Detroit Center Garage, LLC and Bank of America, N.A.
31.1(*)	Certification of Chief Executive Officer pursuant to Rule 15d-14(a)(17 CFR 240.15d-14(a)) and Section 302 of the Sarbanes-Oxley Act of 2002.
31.2(*)	Certification of Chief Financial Officer pursuant to Rule 15d-14(a)(17 CFR 240.15d-14(a)) and Section 302 of the Sarbanes-Oxley Act of 2002.
32(*)	Certification of Chief Executive Officer and Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
101(*)
The following materials from the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 2017, formatted in XBRL (eXtensible Business Reporting Language (i) Balance Sheets; (ii) Statements of Operations; (iii) Statement of Stockholder's Equity; (iv) Statements of Cash Flows; and (v) Notes to Financial Statements.  As provided in Rule 406T of Regulation S-T, this information is furnished and not filed for purposes of Section 11 and 12 of the Securities Act of 1933 and Section 18 of the Securities Exchange Act of 1934.

*	Filed concurrently herewith.
(1)	Filed previously with Pre-Effective Amendment No. 2 to the Registration Statement on Form S-11 on September 24, 2015, and incorporated herein by reference.
(2)	Filed previously with the Registration Statement on Form S-11 on July 28, 2015, and incorporated herein by reference.
(3)	Filed previously as Exhibit A to Supplement No. 1 to the Registrant's prospectus filed December 3, 2015, and incorporated herein by reference.
(4)	Filed previously as Appendix D to the Registrant's prospectus filed October 23, 2015, and incorporated herein by reference.
(5)	Filed previously with Pre-Effective Amendment No. 3 to the Registration Statement on Form S-11 on October 6, 2015, and incorporated herein by reference.
(6)	Filed previously on Form 8-K on December 3, 2015, and incorporated herein by reference.

  (7) Filed previously on Form 8-K on October 27, 2016 and incorporated herein by reference.

  (8) Filed previously on Form 8-K on January 11, 2016 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MVP REIT II, Inc.

By:	/s/ Michael V. Shustek
Michael V. Shustek
Chief Executive Officer and President
Date:	May 17, 2017

By:	/s/ Ed Bentzen
Ed Bentzen
Chief Financial Officer
Date:	May 17, 2017

PART II
Information Not Required in the Prospectus

Item 31.	Other Expenses of Issuance and Distribution.
The following table itemizes the expenses incurred in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$63,910
FINRA filing fee	83,000
Printing costs	200,000
Legal fees and expenses	550,000
Accounting fees and expenses	500,000
Blue sky fees and expenses	115,000
Advertising and sales expenses	669,000
Due diligence	300,000
Marketing and travel expenses	65,520
Technology and administrative expenses	463,500

Total	$3,009,930

Item 32.	Sales to Special Parties.
None

Item 33.	Recent Sales of Unregistered Securities.
On May 26, 2015, we issued 8,000 shares of common stock at $25.00 per share to MVP Capital Partners II, LLC, our sponsor, in exchange for $200,000.00 in cash. On May 29, 2015, we issued 1,000 shares of our convertible stock at $1.00 per share to MVP Realty Advisors, LLC, our advisor. In each case, we relied on Section 4(2) of the Securities Act for the exemption from the registration requirements of the Securities Act of 1933, as amended. Our sponsor and our advisor, by virtue of their affiliation with us, had access to information concerning our proposed operations and the terms and conditions of this investment. On October 5, 2015, we repurchased all 1,000 shares of convertible stock from our advisor for a purchase price of $1.00 per share. As a result, no shares of our convertible stock are issued or outstanding.

Item 34.	Indemnification of Directors, Officers and Others.
Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.
Maryland law requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity.
Maryland law permits a Maryland corporation to indemnify its present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;
•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

Indemnification could reduce the legal remedies available to us and the stockholders against the indemnified individuals.
A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.
In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon receipt of (1) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and (2) a written undertaking by him or on his behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.
Our charter generally eliminates the liability of our directors and officers for monetary damages and requires us to indemnify and advance expenses to our directors, officers, advisor and affiliates for losses that they may incur by reason of their service in those capacities. However, we may not indemnify our directors, advisor or affiliates for any liability or loss suffered by them or hold our directors, advisor or affiliates harmless for any loss or liability suffered by us unless all of the following conditions are met:

•	the indemnified person has determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;

•	the indemnified person was acting on our behalf or performing services for us;

•	in the case of affiliated directors, our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•	in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the stockholders.
Indemnification does not reduce the stockholders' ability to obtain injunctive relief or other equitable remedies for a violation of a director's or an officer's duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.
We may not, however, indemnify our directors, our advisor and its affiliates or any person acting as a broker dealer for losses and liabilities arising from or out of alleged violations of federal or state securities laws unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the particular indemnitee;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

•
a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities of our company were offered or sold as to indemnification for violation of securities laws.

Our charter further provides that we may pay or reimburse reasonable legal expenses and other costs incurred by our directors, advisor and affiliates in advance of final disposition of a proceeding only if all of the following are satisfied: the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf; the person seeking indemnification provides the registrant with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his capacity as such, a court of competent jurisdiction approves such advancement; and the person seeking the indemnification undertakes to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that he or she is not entitled to indemnification.

We have agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement. As a result, we and our stockholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in the advisory agreement.
The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or, to the extent any such loss is not covered by insurance, our payment of indemnified loss. In addition, indemnification could reduce the legal remedies available to us and our stockholders against the officers and directors.
Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act of 1933, as amended (or the Securities Act), we have been informed that, in the opinion of the Securities and Exchange Commission, or the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 35.	Treatment of Proceeds from Shares Being Registered.
Not applicable.

Item 36.	Financial Statements and Exhibits.
(a) Financial Statements.
The following financial statements are incorporated into this registration statement by reference:

•	The consolidated financial statements of the Registrant included in the Registrant's Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 27, 2017.
(b) Exhibits.
See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this Registration Statement on Form S-11, which Exhibit Index is incorporated herein by reference.

Item 37.	Undertakings.
1. The undersigned registrant hereby undertakes:
(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(d) That all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed.
(e) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to the offering, other than a registration statement relying on Rule 430B or other than a prospectus filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(f) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;
(iii) the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and
(iv) any other communication that is an offer in the offering made by the registrant to the purchaser.
2. The registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

3. The registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the registrant.
4. The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each significant property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement will disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment will include or incorporate by reference audited financial statements meeting the requirements Rule 3-14 of Regulation S-X that have been filed or should have been filed on Form 8-K for all significant properties acquired during the distribution period.
5. The registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.
6. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions and otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on this 18th day of May, 2017.

MVP REIT II, INC.

By:	/s/ Michael V. Shustek
Michael V. Shustek
Chairman, President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates as indicated.

Name	Title	Date

/s/ Michael V. Shustek Michael V. Shustek	Chief Executive Officer, President, Secretary and Chairman of the Board (Principal Executive Officer)	May 18, 2017

/s/ Ed Bentzen Ed Bentzen	Chief Financial Officer and Treasurer (Principal Accounting Officer)	May 18, 2017

* David Chavez	Director	May 18, 2017

* John E. Dawson	Director	May 18, 2017

* Erik A. Hart	Director	May 18, 2017

* Allen Wolff	Director	May 18, 2017

*	/s/ Michael V. Shustek
Michael V. Shustek
Attorney-in-fact

EXHIBIT INDEX

Exhibit	Description

1.1
Amended and Restated Selling Agreement between MVP REIT II, Inc. and MVP American Securities, LLC (incorporated by reference to Exhibit 1.1 to Pre-Effective Amendment No. 3 to this Registration Statement filed October 6, 2015 ("Pre-Effective Amendment No. 3"))

3.1
Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.1 to Pre-Effective Amendment No. 2 to this Registration Statement filed September 24, 2015 ("Pre-Effective Amendment No. 2"))

3.2	Articles Supplementary of MVP REIT II, Inc.(filed previously on Form 8-K on October 28, 2016 and incorporated herein by reference)

3.3	Bylaws (incorporated by reference to Exhibit 3.2 to this Registration Statement filed July 28, 2015 ("Registration Statement"))

4.1	Distribution Reinvestment Plan, included as Appendix D to the prospectus and incorporated herein by reference

4.2	Amended and Restated Escrow Agreement between MVP REIT II, Inc. and UMB Bank, N.A. (incorporated by reference to Exhibit 4.3 to Pre-Effective Amendment No. 3)

4.3
Second Amended and Restated Escrow Agreement, dated November 30, 2015, by and among MVP REIT II, Inc., MVP American Securities, LLC, and UMB Bank, N.A. (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on December 3, 2015)

5.1	Opinion of Venable LLP regarding legality (incorporated by reference to Exhibit 5.1 to Pre-Effective Amendment No. 2)

8.1	Opinion of Alston & Bird LLP regarding tax matters (incorporated by reference to Exhibit 8.1 to Pre-Effective Amendment No. 2)

10.1	Amended and Restated Advisory Agreement between MVP REIT II, Inc. and MVP Realty Advisors, LLC (incorporated by reference to Exhibit 10.1 to Pre-Effective Amendment No. 3)

10.2
Amendment No. 1 to the Amended and Restated Advisory Agreement, dated November 30, 2015, between MVP REIT II, Inc., MVP REIT II Operating Partnership, LP, and MVP Realty Advisors, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on December 3, 2015)

10.3
Amended and Restated Selling Agreement, dated October 5, 2015, between MVP REIT II, Inc. and MVP American Securities, LLC (filed previously with Pre-Effective Amendment No. 3 to the Registration Statement on Form S-11 on October 6, 2015 and incorporated herein by reference)

10.4	Agreement of Limited Partnership of MVP REIT II Operating Partnership, LP (incorporated by reference to Exhibit 10.2 to Pre-Effective Amendment No. 2)

10.5	MVP REIT II, Inc. Long-Term Incentive Plan (incorporated by reference to Exhibit 10.3 to Pre-Effective Amendment No. 2)

10.6	MVP REIT II, Inc. Independent Directors Compensation Plan (incorporated by reference to Exhibit 10.4 to Pre-Effective Amendment No. 2)

10.7	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.5 to Pre-Effective Amendment No. 2)

10.8
Operating Agreement of MVP Minneapolis Orpheum Lots, LLC, dated January 4, 2016, by and between MVP REIT II, Inc. and MVP Real Estate Holdings, LLC (filed previously with Post-Effective Amendment No. 1 to the Registration Statement on Form S-11 on April 6, 2016 and incorporated herein by reference)

10.9
Membership Interest Purchase Agreement, dated December 4, 2015, by and between MVP Minneapolis Orpheum Lots, LLC and Minneapolis Parking Venture LLC (filed previously with Post-Effective Amendment No. 1 to the Registration Statement on Form S-11 on April 6, 2016 and incorporated herein by reference)

10.10
First Amendment to Membership Interest Purchase Agreement, dated December 29, 2015, by and between MVP Minneapolis Orpheum Lots, LLC and Minneapolis Parking Venture LLC (filed previously with Post-Effective Amendment No. 1 to the Registration Statement on Form S-11 on April 6, 2016 and incorporated herein by reference)

10.11
Operating Agreement of MVP Denver 1935 Sherman, LLC, dated February 25, 2016, by and between MVP REIT II Operating Partnership, LP, MVP Real Estate Holdings, LLC and MVP Denver 1935 Sherman, LLC (filed previously with Post-Effective Amendment No. 1 to the Registration Statement on Form S-11 on April 6, 2016 and incorporated herein by reference)

10.12
Agreement of Purchase and Sale, dated November 19, 2015, by and between MVP Denver 1935 Sherman, LLC, Robert A. Bruhn, Jr., Kristina B. Cleary, Lisa L. Westwood and Annah E. Palm, a protected person by Ronald W. Servis, Conservator  (filed previously with Post-Effective Amendment No. 1 to the Registration Statement on Form S-11 on April 6, 2016 and incorporated herein by reference)

10.13
First Amendment of Agreement of Purchase and Sale, dated January 20, 2016, by and between MVP Denver 1935 Sherman, LLC, Robert A. Bruhn, Jr., Kristina B. Cleary, Lisa L. Westwood and Annah E. Palm, a protected person by Ronald W. Servis, Conservator  (filed previously with Post-Effective Amendment No. 1 to the Registration Statement on Form S-11 on April 6, 2016 and incorporated herein by reference)

10.14
Second Amendment of Agreement of Purchase and Sale, dated February 1, 2016, by and between MVP Denver 1935 Sherman, LLC, Robert A. Bruhn, Jr., Kristina B. Cleary, Lisa L. Westwood and Annah E. Palm, a protected person by Ronald W. Servis, Conservator (filed previously with Post-Effective Amendment No. 1 to the Registration Statement on Form S-11 on April 6, 2016 and incorporated herein by reference)

10.15
Operating Agreement of MVP Bridgeport Fairfield Garage, LLC, dated February 22, 2016, by and between MVP REIT II Operating Partnership, LP, MVP Real Estate Holdings, LLC and MVP Bridgeport Fairfield Garage, LLC (filed previously with Post-Effective Amendment No. 1 to the Registration Statement on Form S-11 on April 6, 2016 and incorporated herein by reference)

10.16
Purchase and Sale Agreement, dated February 19, 2016, by and between MVP Bridgeport Fairfield Garage, LLC and Fairfield Avenue Parking Corporation  (filed previously with Post-Effective Amendment No. 1 to the Registration Statement on Form S-11 on April 6, 2016 and incorporated herein by reference)

10.17
First Amendment to Purchase and Sale Agreement, dated March 18, 2016, by and between MVP Bridgeport Fairfield Garage, LLC and Fairfield Avenue Parking Corporation  (filed previously with Post-Effective Amendment No. 1 to the Registration Statement on Form S-11 on April 6, 2016 and incorporated herein by reference)

10.18
Credit Agreement dated as of October 5, 2016 among MVP Real Estate Holding, LLC, MVP REIT II Operating Partnership, L.P., certain of their subsidiaries and KeyBank National Association (filed previously on Form 8-K on October 6, 2016 and incorporated herein by reference)

10.19	MVP Guaranty dated as of October 5, 2016, by and among MVP REIT, Inc. and MVP REIT II, Inc. (filed previously on Form 8-K on October 6, 2016 and incorporated herein by reference)

10.20
Pledge and Security Agreement dated as of October 5, 2016 among MVP Real Estate Holdings, LLC, MVP REIT II Operating Partnership, LP, certain of their Subsidiaries and KeyBank National Association (filed previously on Form 8-K on October 6, 2016 and incorporated herein by reference)

10.21
Promissory Note dated October 5, 2016 2016 among MVP Real Estate Holdings, LLC, MVP REIT II Operating Partnership, LP, certain of their Subsidiaries and KeyBank National Association (filed previously on Form 8-K on October 6, 2016 and incorporated herein by reference)

10.22	Form of Warrant to Purchase Common Stock (filed previously on Form 8-K on October 28, 2016 and incorporated herein by reference)

10.23	Form of Subscription Agreement For Shares of Series A Convertible Redeemable Preferred Stock (filed previously on Form 8-K on November 2, 2016 and incorporated herein by reference)

10.24
Lead Placement Agent Agreement, dated as of November 1, 2016, by and between MVP American Securities, LLC and MVP REIT II, Inc. (filed previously on Form 8-K on November 2, 2016 and incorporated herein by reference)

10.25
Form of MVP American Securities, LLC Selling Agent Agreement for the Private Place of Series A Convertible Redeemable Preferred Stock  of MVP REIT II, Inc. (filed previously on Form 8-K on November 2, 2016 and incorporated herein by reference)

10.26
Purchase and Sale Agreement, dated as of October 31, 2016, by and between Center Parking Associates Limited Partnership and MVP Detroit Center Garage, LLC (filed previously on Form 8-K on December 8, 2016 and incorporated herein by reference)

10.27
Loan Agreement, dated as of January 10, 2017, by and between MVP Detroit Center Garage, LLC and Bank of America, N.A. (filed previously on Form 8-K on January 1, 2017 and incorporated herein by reference)

21.1	Subsidiaries of the Company (incorporated by reference to Exhibit 21.1 to the Registration Statement)

23.1	Consent of Venable LLP and Alston & Bird LLP (included in Exhibits 5.1 and 8.1)

23.2*	Consent of RBSM LLP

24.1	Power of Attorney (incorporated by reference to the signature page to Pre-Effective Amendment No. 2)

*	Filed herewith.